   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 13, 1995
                                                        REGISTRATION NO. 33-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-4

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                                DC HOLDCO, INC.

            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ---------------

         DELAWARE                     7812                            95-4545390
(STATE OF INCORPORATION)   (PRIMARY STANDARD INDUSTRIAL   (I.R.S. EMPLOYER IDENTIFICATION NO.)
                            CLASSIFICATION CODE NUMBER)

                                ---------------

                         500 SOUTH BUENA VISTA STREET
                           BURBANK, CALIFORNIA 91521
                                 818-560-1000
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                            DAVID K. THOMPSON, ESQ.
              SENIOR VICE PRESIDENT -- ASSISTANT GENERAL COUNSEL
                         500 SOUTH BUENA VISTA STREET
                           BURBANK, CALIFORNIA 91521
                                 818-560-1000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:
   MORTON A. PIERCE, ESQ.                        SAMUEL C. BUTLER, ESQ.
    MARK R. BAKER, ESQ.                         CRAVATH, SWAINE & MOORE
     DEWEY BALLANTINE                               WORLDWIDE PLAZA
1301 AVENUE OF THE AMERICAS                        825 EIGHTH AVENUE
 NEW YORK, NEW YORK 10019                       NEW YORK, NEW YORK 10019

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: Upon consummation of the transactions described herein.
  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

                        CALCULATION OF REGISTRATION FEE

=======================================================================================
 TITLE OF EACH CLASS OF                PROPOSED MAXIMUM PROPOSED MAXIMUM    AMOUNT OF
    SECURITIES TO BE     AMOUNT TO BE   OFFERING PRICE     AGGREGATE       REGISTRATION
       REGISTERED        REGISTERED(1)   PER SHARE(2)   OFFERING PRICE(2)     FEE(3)
---------------------------------------------------------------------------------------
Common Stock, $.01 par
value(4)...............  694,244,639        $57.24      $39,740,965,998   $13,703,781.34
=======================================================================================

(1) Based upon the maximum number of shares expected to be issued in connection with the transactions described herein.
(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(f)(1). The proposed maximum aggregate offering price is based upon the sum of (a) the product of (i) $58 1/16 (the average of the high and low prices of Disney Common Stock on November 7, 1995 on the Consolidated Reporting System) times (ii) 540,044,409 (the sum of the number of shares of Disney Common Stock outstanding plus the number of shares of Disney Common Stock issuable prior to the Effective Time upon the exercise of options to purchase Disney Common Stock) and (b) the product of (i) $119 3/8 (the average of the high and low prices of Capital Cities Common Stock on November 7, 1995 on the Consolidated Reporting System) times (ii) 154,200,230 (the sum of the number of shares of Capital Cities Common Stock outstanding plus the number of shares of Capital Cities Common Stock issuable prior to the Effective Time upon the exercise of options to purchase Capital Cities Common Stock) less $10,023,014,950 to be paid to holders of Capital Cities Common Stock pursuant to Rule 457(f)(3). The proposed maximum offering price per share is based upon the proposed maximum aggregate offering price divided by the amount to be registered.
(3) Pursuant to Rule 457(b), includes the fee of $3,627,532.20 previously paid in connection with the filing with the Commission of the preliminary proxy materials relating to the transactions described herein on September 15, 1995.
(4) This Registration Statement also covers the associated preferred stock purchase rights (the "New Disney Rights") issued pursuant to a Rights Agreement dated as of November 8, 1995 between the Registrant and The Bank of New York, as rights agent. Until the occurrence of certain proscribed events, the New Disney Rights are not exercisable, are evidenced by the certificates for the New Disney Common Stock, and will be transferred along with and only with such securities. Thereafter, separate certificates will be issued representing one New Disney Right for each share of New Disney Common Stock, subject to adjustment for dilution.

                                ---------------

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                DC HOLDCO, INC.

                               ----------------

                     CROSS-REFERENCE SHEET BETWEEN ITEMS IN
                      FORM S-4 AND PROSPECTUS PURSUANT TO
                         ITEM 501(b) OF REGULATION S-K

   ITEM
   NO.          FORM S-4 CAPTION                 HEADING IN PROSPECTUS
   ----         ----------------                 ---------------------
 Item  1. Forepart of Registration
           Statement and Outside Front
           Cover Page of Prospectus...   Outside Front Cover Page

 Item  2. Inside Front and Outside
           Back Cover Pages of
           Prospectus.................   Inside Front Cover Page; Available
                                          Information; Incorporation of Certain
                                          Documents by Reference; Table of
                                          Contents

 Item  3. Risk Factors, Ratio of
           Earnings to Fixed Charges
           and Other Information......   Summary; The Acquisition; Comparative
                                          Per Share Market Price and Dividend
                                          Information; Selected Consolidated
                                          Historical Financial Information of
                                          Disney; Unaudited Pro Forma Combined
                                          Condensed Financial Statements

 Item  4. Terms of the Transaction....   Summary; The Acquisition; The
                                          Reorganization Agreement; Comparison
                                          of Stockholders' Rights; Description
                                          of New Disney Capital Stock

 Item  5. Pro Forma Financial
           Information................   Summary; Unaudited Pro Forma Combined
                                          Condensed Financial Statements; Notes
                                          to Unaudited Pro Forma Combined
                                          Condensed Financial Statements

 Item  6. Material Contracts with the
           Company Being Acquired.....   The Acquisition; The Reorganization
                                          Agreement; Business Relationships
                                          Between Disney and Capital Cities

 Item  7. Additional Information
           Required for Reoffering by
           Persons and Parties Deemed
           to be Underwriters.........   Not Applicable

 Item  8. Interests of Named Experts
           and Counsel................   Legal Matters; Experts

 Item  9. Disclosure of Commission
           Position on Indemnification
           for Securities Act
           Liabilities................   Not Applicable

 Item 10. Information With Respect to
           S-3 Registrants............   Incorporation of Certain Documents By
                                          Reference, Summary, Business of New
                                          Disney

 Item 11. Incorporation of Certain
           Information by Reference...   Incorporation of Certain Documents by
                                          Reference

 Item 12. Information With Respect to
           S-2 or S-3 Registrants.....   Not Applicable

 Item 13. Incorporation of Certain
           Information by Reference...   Not Applicable

   ITEM
   NO.           FORM S-4 CAPTION                  HEADING IN PROSPECTUS
   ----          ----------------                  ---------------------
 Item 14. Information With Respect to
           Registrants Other Than S-3 or
           S-2 Registrants..............   Not Applicable

 Item 15. Information With Respect to
           S-3 Companies................   Incorporation of Certain Documents by
                                            Reference; Business of Disney;
                                            Business of Capital Cities

 Item 16. Information With Respect to
           S-2 or S-3 Companies.........   Not Applicable

 Item 17. Information With Respect to
           Companies Other Than S-3 or
           S-2 Companies................   Not Applicable

 Item 18. Information if Proxies,
           Consents or Authorizations
           are to be Solicited..........   Incorporation of Certain Documents by
                                            Reference; The Special Meetings; The
                                            Acquisition; Management of New
                                            Disney; Security Ownership of New
                                            Disney

 Item 19. Information if Proxies,
           Consents or Authorizations
           are not to be Solicited or in
           an Exchange Offer............   Not Applicable

THE WALT DISNEY COMPANY                                CAPITAL CITIES/ABC, INC.

                             JOINT PROXY STATEMENT
                            FOR SPECIAL MEETINGS OF
                    STOCKHOLDERS OF THE WALT DISNEY COMPANY
                                      AND
                   SHAREHOLDERS OF CAPITAL CITIES/ABC, INC.
                          TO BE HELD JANUARY 4, 1996

                                ---------------

                                DC HOLDCO, INC.
   (TO BE RENAMED "THE WALT DISNEY COMPANY" UPON CONSUMMATION OF THE MERGERS
                               DESCRIBED HEREIN)

                                  PROSPECTUS

  This Joint Proxy Statement/Prospectus is being furnished to holders of common stock of The Walt Disney Company, a Delaware corporation ("Disney"), in connection with the solicitation of proxies by the Board of Directors of Disney (the "Disney Board") for use at the special meeting of stockholders of Disney to be held on January 4, 1996, or any adjournment or postponement thereof (the "Disney Meeting"), and to holders of common stock of Capital Cities/ABC, Inc., a New York corporation ("Capital Cities"), in connection with the solicitation of proxies by the Board of Directors of Capital Cities (the "Capital Cities Board") for use at the special meeting of shareholders of Capital Cities to be held on January 4, 1996, or any adjournment or postponement thereof (the "Capital Cities Meeting," and together with the Disney Meeting, the "Special Meetings").

  The Disney Meeting has been called to consider and vote upon a proposal (the "Disney Proposal") to approve and adopt (i) an Amended and Restated Agreement and Plan of Reorganization, dated as of July 31, 1995, between Disney and Capital Cities (the "Reorganization Agreement"), which provides, among other things, that DC Holdco, Inc., a Delaware corporation ("New Disney"), will be renamed "The Walt Disney Company" following the consummation of the transactions contemplated by the Reorganization Agreement, and (ii) an Agreement and Plan of Merger (the "Disney Merger Agreement"), among Disney, New Disney and DCA Merger Corp., a Delaware corporation and a wholly owned subsidiary of New Disney ("DCA Merger Corp."), which provides for the merger of DCA Merger Corp. with and into Disney (the "Disney Merger"). At the Disney Meeting, holders of common stock of Disney also will be asked to consider and approve the adoption of the 1995 Stock Incentive Plan and the rules relating thereto (the "1995 Plan"), and an amendment to the 1990 Stock Incentive Plan and the rules relating thereto (the "1990 Plan"), to conform the 1990 Plan (the "Amended 1990 Plan") to the proposed 1995 Plan (collectively, the "Disney Option Proposal"). See "DISNEY OPTION PLANS."

  The Capital Cities Meeting has been called to consider and vote upon a proposal (the "Capital Cities Proposal"), to approve and adopt (i) the Reorganization Agreement and (ii) an Agreement and Plan of Merger (the "Capital Cities Merger Agreement," and together with the Disney Merger Agreement, the "Merger Agreements"), among Capital Cities, New Disney and DCB Merger Corp., a New York corporation and a wholly owned subsidiary of New Disney ("DCB Merger Corp."), which provides for the merger of DCB Merger Corp. with and into Capital Cities (the "Capital Cities Merger," and together with the Disney Merger, the "Mergers").

  The reorganization of the business of Disney and Capital Cities contemplated by the Reorganization Agreement and the Merger Agreements is referred to herein as the "Acquisition." As a result of the Acquisition, each of Disney and Capital Cities will become a wholly owned subsidiary of New Disney.

  This Joint Proxy Statement/Prospectus also serves as a prospectus of New Disney with respect to up to 694,244,639 shares of common stock, par value $0.01 per share (the "New Disney Common Stock"), that will be issued to (i) holders of outstanding shares of Disney Common Stock, par value $0.025 per share (the "Disney Common Stock"), upon consummation of the Disney Merger, and
(ii) certain holders of outstanding shares of Capital Cities Common Stock, par value $0.10 per share (the "Capital Cities Common Stock"), upon consummation of the Capital Cities Merger. See "THE REORGANIZATION AGREEMENT--Conversion of Disney Common Stock" and "THE REORGANIZATION AGREEMENT--Capital Cities Merger Consideration." Each share of new Disney Common Stock issued in connection with the Mergers will be accompanied by one New Disney Right (a "New Disney Right") to purchase one one-hundredth of a share of New Disney Series R Preferred Stock pursuant to a Rights Agreement, dated as of November 8, 1995, between New Disney and The Bank of New York, as rights agent (the "New Disney Rights Agreement"). See "COMPARISON OF STOCKHOLDERS' RIGHTS--Comparison of Stockholders' Rights with Respect to New Disney and Disney--Rights Plan" and "DESCRIPTION OF NEW DISNEY CAPITAL STOCK--Preferred Stock Purchase Rights."

  This Joint Proxy Statement/Prospectus and accompanying form of proxy are first being mailed to the stockholders of Disney and the shareholders of Capital Cities on or about November 17, 1995.

  THE SECURITIES TO BE ISSUED PURSUANT TO THIS JOINT PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    The date of this Joint Proxy Statement/Prospectus is November 13, 1995.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
AVAILABLE INFORMATION.....................................................   3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................   4
SUMMARY...................................................................   5
 The Companies............................................................   5
 The Special Meetings.....................................................   5
 The Reorganization Agreement.............................................   6
 The Acquisition..........................................................  10
 Summary Historical and Unaudited Pro Forma Combined Condensed Financial
  Information.............................................................  13
 Comparative Per Share Data...............................................  16
 Comparative Market Prices and Dividends..................................  17
 Listing of New Disney Common Stock.......................................  17
 Certain Other Agreements.................................................  17
THE SPECIAL MEETINGS......................................................  19
 Times and Places; Purposes...............................................  19
 Voting Rights; Votes Required for Approval...............................  19
 Proxies..................................................................  20
THE ACQUISITION...........................................................  23
 Background...............................................................  23
 Recommendation of Disney Board; Disney's Reasons for the Acquisition.....  24
 Recommendation of Capital Cities Board; Capital Cities' Reasons for the
  Acquisition.............................................................  26
 Fairness Opinions........................................................  29
 Interests of Certain Persons in the Acquisition..........................  37
 Accounting Treatment.....................................................  42
 Certain Federal Income Tax Consequences..................................  42
 Regulatory Approvals.....................................................  46
 Certain Litigation.......................................................  50
 Stock Exchange Listing...................................................  50
 Federal Securities Laws Consequences.....................................  50
 Dissenters' Rights.......................................................  51
 Financing the Acquisition................................................  53
THE REORGANIZATION AGREEMENT..............................................  54
 The Mergers..............................................................  54
 Conversion of Disney Common Stock........................................  54
 Capital Cities Merger Consideration......................................  54
 Election Procedure.......................................................  56
 Certain Representations and Warranties...................................  57
 Certain Covenants........................................................  57
 Conditions to the Acquisition............................................  60
 Termination of the Reorganization Agreement..............................  61
 Termination Fee..........................................................  62
 Registration Rights Agreement............................................  62
 Stock Agreement..........................................................  63
 Programming Agreement....................................................  64
BUSINESS OF DISNEY........................................................  65
BUSINESS OF CAPITAL CITIES................................................  66
BUSINESS OF NEW DISNEY....................................................  66
COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION...............  67
CAPITALIZATION............................................................  68
UNAUDITED PRO FORMA COMBINED
 CONDENSED FINANCIAL STATEMENTS...........................................  69
COMPARISON OF STOCKHOLDERS' RIGHTS........................................  80
 Comparison of Stockholders' Rights with Respect to New Disney and
  Disney..................................................................  80
 Comparison of Stockholders' Rights with Respect to New Disney and Capital
  Cities..................................................................  81

                                                                           PAGE
                                                                           ----
DESCRIPTION OF NEW DISNEY CAPITAL STOCK..................................   89
 Authorized Capital Stock................................................   89
 Common Stock............................................................   89
 Preferred Stock.........................................................   89
 Preferred Stock Purchase Rights.........................................   90
 Transfer Agent and Registrar............................................   91
 Certain Antitakeover Effects of New Disney Certificate, New Disney By-
  laws and Delaware Law..................................................   92
MANAGEMENT OF NEW DISNEY.................................................   94
 Directors...............................................................   94
 Compensation of Directors...............................................   98
 Committees of the Board of Directors....................................   98
 Officers................................................................   99
 Compensation of Executive Officers......................................  100
SECURITY OWNERSHIP OF NEW DISNEY.........................................  101
SECURITY OWNERSHIP OF DISNEY.............................................  102
 Security Ownership of Certain Beneficial Owners.........................  102
 Security Ownership of Directors and Executive
  Officers...............................................................  103
SECURITY OWNERSHIP OF CAPITAL CITIES.....................................  104
 Security Owenership of Certain Beneficial Owners........................  104
 Security Ownership of Directors and Executive
  Officers...............................................................  105
BUSINESS RELATIONSHIPS BETWEEN DISNEY AND CAPITAL CITIES.................  106
DISNEY OPTION PLANS......................................................  106
 Description of the 1995 Plan and Amended 1990 Plan......................  107
 Administration..........................................................  109
 Certain Federal Income Tax Considerations...............................  110
SIGNIFICANT REGULATIONS APPLICABLE TO BROADCASTING SERVICES..............  111
 Alien Ownership.........................................................  111
 Renewal and Ownership...................................................  111
 Advanced Television.....................................................  112
 Prime Time Access Rule..................................................  112
 Financial Interest and Syndication Rules................................  113
 Legislative Reforms.....................................................  113
LEGAL MATTERS............................................................  114
EXPERTS..................................................................  114
FUTURE STOCKHOLDER PROPOSALS.............................................  115
Appendix A-1 - Amended and Restated Agreement and Plan of Reorganization,
 dated as of July 31, 1995, between The Walt Disney Company and Capital
 Cities/ABC, Inc.
Appendix A-2 - Form of Agreement and Plan of Merger among DC Holdco,
 Inc., The Walt Disney Company and DCA Merger Corp.
Appendix A-3 - Form of Agreement and Plan of Merger among DC Holdco,
 Inc., Capital Cities/ABC, Inc. and DCB Merger Corp.
Appendix B-1 - 1995 Stock Incentive Plan and the rules relating thereto
Appendix B-2 - 1990 Stock Incentive Plan and the rules relating thereto
Appendix C - Fairness Opinion of Bear, Stearns & Co. Inc.
Appendix D - Fairness Opinion of Allen & Company Incorporated
Appendix E - Section 623 of the New York Business Corporation Law

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE INTO THIS JOINT PROXY STATEMENT/PROSPECTUS AND, IF SO GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR THE SALE OF ANY SECURITIES HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF DISNEY OR CAPITAL CITIES SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             AVAILABLE INFORMATION

  Disney and Capital Cities are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the following Regional Offices of the Commission: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Disney Common Stock and Capital Cities Common Stock are listed on the New York Stock Exchange, Inc. (the "NYSE") and the Pacific Stock Exchange, Inc. (the "PSE") and such material may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005, and at the offices of the PSE, 115 Sansome Street, 2nd Floor, San Francisco, California 94104. After consummation of the Acquisition, Disney and Capital Cities may no longer file reports, proxy statements or other information with the Commission. Instead, such information would be provided, to the extent required, in filings made by New Disney.

  New Disney has filed with the Commission a registration statement on Form S-4 (together with all amendments, exhibits and schedules thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to shares of New Disney Common Stock that are proposed to be issued in connection with the Acquisition to holders of Disney Common Stock and to certain holders of Capital Cities Common Stock. See "THE REORGANIZATION AGREEMENT--Conversion of Disney Common Stock" and "THE REORGANIZATION AGREEMENT--Capital Cities Merger Consideration." This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement filed by New Disney with the Commission, certain portions of which are omitted in accordance with the rules and regulations of the Commission. Such additional information is available for inspection and copying at the offices of the Commission. Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated into this Joint Proxy Statement/Prospectus by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents previously filed by Disney with the Commission under the Exchange Act are incorporated herein by reference:

    (a) Disney's Annual Report on Form 10-K for the fiscal year ended September 30, 1994 (the "Disney Form 10-K");

    (b) Disney's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1994, March 31, 1995 and June 30, 1995 (the "Disney Form 10-Qs"); and

    (c) Disney's Current Reports on Form 8-K dated July 31, 1995 and October 6, 1995 (collectively with the Disney Form 10-K and the Disney Form 10-Qs, the "Disney Reports").

  The following documents previously filed by Capital Cities with the Commission under the Exchange Act are incorporated herein by reference:

    (a) Capital Cities' Annual Report on Form 10-K for the year ended December 31, 1994 (the "Capital Cities Form 10-K");

    (b) Capital Cities' Quarterly Reports on Form 10-Q for the quarters ended April 2, 1995 and July 2, 1995 (the "Capital Cities Form 10-Qs"); and

    (c) Capital Cities' Current Reports on Form 8-K dated July 31, 1995 and October 6, 1995 (collectively with the Capital Cities Form 10-K and the Capital Cities Form 10-Qs, the "Capital Cities Reports").

  All documents filed by Disney or Capital Cities pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Joint Proxy Statement/Prospectus and prior to the Election Deadline (as hereinafter defined) shall be deemed to be incorporated by reference into this Joint Proxy Statement/Prospectus and to be a part hereof from the date of filing of such documents.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is or is deemed to be incorporated by reference herein) modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

  All information contained or incorporated by reference in this Joint Proxy Statement/Prospectus relating to Disney has been supplied by Disney and all such information relating to Capital Cities has been supplied by Capital Cities.

  THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE, WITHOUT CHARGE, UPON ORAL OR WRITTEN REQUEST BY ANY PERSON TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS HAS BEEN DELIVERED, IN THE CASE OF DOCUMENTS RELATING TO DISNEY, FROM THE WALT DISNEY COMPANY, 500 SOUTH BUENA VISTA STREET, BURBANK, CALIFORNIA 91521,
ATTENTION: SHAREHOLDER SERVICES; TELEPHONE NUMBER (818) 505-7040, AND IN THE CASE OF DOCUMENTS RELATING TO CAPITAL CITIES, FROM CAPITAL CITIES/ABC, INC., 77 WEST 66TH STREET, NEW YORK, NEW YORK 10023, ATTENTION: PHILIP R. FARNSWORTH, SECRETARY; TELEPHONE NUMBER (212) 456-7213. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETINGS, ANY SUCH REQUEST SHOULD BE MADE BY DECEMBER 27, 1995. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE ELECTION DEADLINE (AS DEFINED BELOW), ANY SUCH REQUEST SHOULD BE MADE AT LEAST FIVE BUSINESS DAYS PRIOR TO THE ELECTION DEADLINE.

                                    SUMMARY

  The following summary is intended only to highlight certain information contained elsewhere in this Joint Proxy Statement/Prospectus. This summary is not intended to be complete and is qualified in its entirety by the more detailed information contained elsewhere in this Joint Proxy Statement/Prospectus, the Appendices hereto and the documents incorporated by reference or otherwise referred to herein. Stockholders of Disney and shareholders of Capital Cities are urged to review this entire Joint Proxy Statement/Prospectus carefully, including the Appendices hereto and such other documents.

THE COMPANIES

  Disney. Disney, together with its subsidiaries, is a diversified international entertainment company with operations in three business segments:
Filmed Entertainment, Theme Parks and Resorts, and Consumer Products. The mailing address of Disney's principal executive offices is 500 South Buena Vista Street, Burbank, California 91521; its telephone number is (818) 560-1000. See "BUSINESS OF DISNEY."

  Capital Cities. Capital Cities, directly or through its subsidiaries, operates the ABC Television Network, ten television stations, the ABC Radio Networks and 21 radio stations, and provides programming for cable television. Capital Cities, through joint ventures, is engaged in international broadcast/cable services and television production and distribution. Capital Cities also publishes daily and weekly newspapers, shopping guides, various specialized and business periodicals and books, provides research services, and distributes information from databases. The mailing address of Capital Cities' principal executive offices is 77 West 66th Street, New York, New York 10023; its telephone number is (212) 456-7777. See "BUSINESS OF CAPITAL CITIES."

  New Disney. New Disney, a Delaware corporation, is a wholly owned subsidiary of Disney incorporated in 1995 that has not conducted any substantial business activities to date. As a result of the Acquisition, Disney and Capital Cities will become wholly owned subsidiaries of New Disney. Accordingly, the business of New Disney will be the business currently conducted by Disney and Capital Cities. The mailing address of New Disney's principal executive offices will be 500 South Buena Vista Street, Burbank, California 91521; its telephone number will be (818) 560-1000. See "BUSINESS OF NEW DISNEY."

THE SPECIAL MEETINGS

  Disney. The Disney Meeting will be held at The Waldorf-Astoria Hotel, 301 Park Avenue, New York, New York on January 4, 1996, starting at 10:00 a.m., local time. See "THE SPECIAL MEETINGS." At the Disney Meeting, holders of Disney Common Stock will be asked to approve and adopt the Disney Proposal. The Reorganization Agreement and the Disney Merger Agreement are attached hereto as Appendices A-1 and A-2, respectively. See "THE ACQUISITION" and "THE REORGANIZATION AGREEMENT." At the Disney Meeting, holders of Disney Common Stock also will be asked to consider and approve the Disney Option Proposal. The 1995 Plan and the Amended 1990 Plan (which are the subject of the Disney Option Proposal) are attached hereto as Appendices B-1 and B-2, respectively. The Disney Proposal and the Disney Option Proposal are not conditioned upon one another. See "DISNEY OPTION PLANS."

  Holders of record of Disney Common Stock at the close of business on November 10, 1995 (the "Disney Record Date") have the right to receive notice of and to vote at the Disney Meeting. On November 7, 1995, there were 524,378,016 shares of Disney Common Stock outstanding and entitled to vote. Each share of Disney Common Stock is entitled to one vote on each matter that is properly presented to stockholders for a vote at the Disney Meeting. Under Disney's Bylaws (the "Disney Bylaws") and the Delaware General Corporation Law (the "DGCL"), the affirmative vote of the holders of a majority of the outstanding shares of Disney Common Stock is required to approve and adopt the Disney Proposal and the affirmative vote of a majority of the shares of Disney Common Stock represented in person or by proxy and entitled to vote on the Disney Option Proposal is required to approve the Disney Option Proposal.

  As of September 1, 1995, directors and executive officers of Disney as a group beneficially owned 18,794,642 shares of Disney Common Stock, or approximately 3.6% of those shares outstanding as of such date.

  Capital Cities. The Capital Cities Meeting will be held in Studio TV-1 at 7 West 66th Street, New York, New York on January 4, 1996, starting at 10:00 a.m., local time. See "THE SPECIAL MEETINGS." At the Capital Cities Meeting, holders of Capital Cities Common Stock will be asked to approve and adopt the Capital Cities Proposal. The Reorganization Agreement and the Capital Cities Merger Agreement are attached hereto as Appendices A-l and A-3, respectively. See "THE ACQUISITION" and "THE REORGANIZATION AGREEMENT."

  Holders of record of Capital Cities Common Stock at the close of business on November 15, 1995 (the "Capital Cities Record Date") have the right to receive notice of and to vote at the Capital Cities Meeting. On November 7, 1995, there were 153,903,230 shares of Capital Cities Common Stock outstanding and entitled to vote. Each share of Capital Cities Common Stock is entitled to one vote on each matter that is properly presented to shareholders for a vote at the Capital Cities Meeting. Under the New York Business Corporation Law (the "NYBCL"), the affirmative vote of the holders of two-thirds of the outstanding shares of Capital Cities Common Stock is required to approve and adopt the Capital Cities Proposal. Certain subsidiaries of Berkshire Hathaway Inc. ("Berkshire Hathaway") own, either beneficially or of record, 20,000,000 shares, or approximately 13% of the outstanding shares of Capital Cities Common Stock (such subsidiaries, the "Berkshire Shareholders"). Pursuant to the terms of a Stock Agreement (defined below), Berkshire Hathaway has agreed to cause each Berkshire Shareholder to vote all its shares in favor of the Capital Cities Proposal. See "THE REORGANIZATION AGREEMENT--Stock Agreement."

  As of October 31, 1995, directors and executive officers of Capital Cities as a group beneficially owned 21,935,507 shares of Capital Cities Common Stock (including the shares beneficially owned by the Berkshire Shareholders), or approximately 14.25% of those shares outstanding as of the Capital Cities Record Date.

THE REORGANIZATION AGREEMENT

  General. The Reorganization Agreement provides, among other things, for: (a) the merger of DCA Merger Corp. with and into Disney pursuant to the Disney Merger Agreement, which will result in Disney, as the surviving corporation of the Disney Merger, becoming a wholly owned subsidiary of New Disney, and (b) the merger of DCB Merger Corp. with and into Capital Cities pursuant to the Capital Cities Merger Agreement, which will result in Capital Cities, as the surviving corporation of the Capital Cities Merger, becoming a wholly owned subsidiary of New Disney.

  Conversion of Disney Common Stock. Upon consummation of the Disney Merger, each outstanding share of Disney Common Stock will be converted into one share of New Disney Common Stock. Each share of Disney Common Stock which is held in the treasury of Disney ("Disney Treasury Stock") will be canceled and cease to exist. See "THE REORGANIZATION AGREEMENT--Conversion of Disney Common Stock." For a description of the New Disney Common Stock, see "DESCRIPTION OF NEW DISNEY CAPITAL STOCK." For a summary of the principal differences between the rights of holders of New Disney Common Stock and Disney Common Stock, see "COMPARISON OF STOCKHOLDERS' RIGHTS--Comparison of Stockholders' Rights with Respect to New Disney and Disney."

  AT THE EFFECTIVE TIME, EACH CERTIFICATE REPRESENTING SHARES OF DISNEY COMMON STOCK SHALL, WITHOUT ANY ACTION ON THE PART OF THE HOLDER THEREOF, BE DEEMED TO REPRESENT AN EQUIVALENT NUMBER OF SHARES OF NEW DISNEY COMMON STOCK. HOLDERS OF DISNEY COMMON STOCK SHOULD NOT SEND ANY CERTIFICATES REPRESENTING DISNEY COMMON STOCK WITH THE ENCLOSED PROXY CARD.

  Consideration to be Received by Capital Cities Shareholders. Upon consummation of the Capital Cities Merger, each Outstanding Capital Cities Share (as defined below), will be converted into the right to receive cash, shares of New Disney Common Stock or a combination of both cash and New Disney Common Stock. See "THE REORGANIZATION AGREEMENT--Capital Cities Merger Consideration." Each Capital Cities shareholder will have the opportunity to indicate, on a form of election (the "Election Form"), whether such shareholder wishes to make a Standard Election, a Stock Election or a Cash Election (as such terms are defined below) for each share of Capital Cities Common Stock held by such shareholder. The allocation of cash and/or shares of New Disney Common Stock that a shareholder of Capital Cities may receive will depend on
(i) the stated preferences of the Capital Cities shareholders on the Election Forms and (ii) the proration procedures to be applied if the Requested Stock Amount exceeds the Stock Component or the Requested Cash Amount exceeds the Cash Component (as such terms are defined below).

  Shareholders of Capital Cities who make an effective "Standard Election" will receive, for each share of Capital Cities Common Stock for which such election is made, one share of New Disney Common Stock plus $65 in cash (collectively, the "Standard Consideration"). The number of shares of New Disney Common Stock and the amount of cash to be distributed to Capital Cities shareholders who make an effective Standard Election will not be affected in any way by the proration procedures described below. Shareholders of Capital Cities who make an effective "Stock Election" will receive (subject to the proration procedures described below), for each share of Capital Cities Common Stock for which such election is made, (i) one share of New Disney Common Stock plus (ii) a number of shares of New Disney Common Stock equal to a fraction, the numerator of which is $65 and the denominator of which is the Disney Common Stock Price (collectively, the "Stock Consideration"). The "Disney Common Stock Price" is an amount equal to the average of the closing sales prices of Disney Common Stock on the NYSE Composite Tape on each of the ten consecutive trading days immediately preceding the second trading day prior to the Effective Time. "Effective Time" means the time and date which is the later of (a) the date and time of the filing of the certificate of merger relating to the Disney Merger with the Secretary of State of the State of Delaware (or such other date and time as may be specified in such certificate as permitted by Delaware law) and
(b) the date and time of the filing of a certificate of merger by the Department of State of the State of New York with respect to the Capital Cities Merger (or such other date and time as may be specified in such certificate as permitted by New York law). Shareholders of Capital Cities who make an effective "Cash Election" will receive (subject to the proration procedures described below) for each share of Capital Cities Common Stock for which such election is made, in cash, an amount equal to $65 plus the Disney Common Stock Price (collectively, the "Cash Consideration"). If a holder of Capital Cities Common Stock does not make a Standard Election, a Cash Election or a Stock Election, or properly revokes an effective, properly completed Election Form without timely submitting a revised, properly completed Election Form, such Capital Cities shareholder will be deemed to have made a Cash Election. See "THE REORGANIZATION AGREEMENT--Capital Cities Merger Consideration" and "THE REORGANIZATION AGREEMENT--Election Procedure."

  In the event that the aggregate number of shares of New Disney Common Stock requested by shareholders of Capital Cities pursuant to effective Stock Elections (the "Requested Stock Amount") exceeds the Stock Component, each holder making an effective Stock Election will receive, for each share of Capital Cities Common Stock for which a Stock Election has been made, (x) a number of shares of New Disney Common Stock equal to the product of the Stock Consideration and a fraction, the numerator of which is the Stock Component and the denominator of which is the Requested Stock Amount (such product, the "Prorated Stock Amount") and (y) cash in an amount equal to the product of (A) the Stock Consideration minus the Prorated Stock Amount and (B) the Disney Common Stock Price. The "Stock Component" is the number of shares of Outstanding Capital Cities Shares minus the aggregate number of shares of Outstanding Capital Cities Shares with respect to which effective Standard Elections have been received by the Exchange Agent. The "Outstanding Capital Cities Shares" consist of the number of shares of Capital Cities Common Stock outstanding immediately prior to the Effective Time (which is exclusive of shares of Capital Cities Common Stock held in the Capital Cities treasury) minus the number of shares of Capital Cities Common Stock with respect to which dissenters' rights have been perfected pursuant to Section 623 of the NYBCL ("Dissenting Shares"). The Exchange Agent will be a bank or trust company designated by Disney and reasonably acceptable to Capital Cities.

  In the event that the aggregate amount of cash requested by shareholders of Capital Cities pursuant to effective or deemed Cash Elections (the "Requested Cash Amount") exceeds the Cash Component, each such holder will receive, for each share of Capital Cities Common Stock for which a Cash Election has been made or deemed to be made, (x) cash in an amount equal to the product of the Cash Consideration and a fraction, the numerator of which is the Cash Component and the denominator of which is the Requested Cash Amount (such product, the "Prorated Cash Amount") and (y) a number of shares of New Disney Common Stock equal to a fraction, the numerator of which is equal to the Cash Consideration minus the Prorated Cash Amount and the denominator of which is the Disney Common Stock Price. The "Maximum Cash Amount" is equal to the product of the number of Outstanding Capital Cities Shares and $65, provided, however, that the Maximum Cash Amount may be increased in Disney's sole discretion at any time prior to the fifth business day after the deadline (the "Election Deadline") for Capital Cities shareholders to submit to the Exchange Agent appointed pursuant to the Reorganization Agreement (the "Exchange Agent") their completed Election Forms. The Election Deadline will be no later than the 20th business day after the Effective Time. The "Cash Component" is equal to the Maximum Cash Amount minus the product of (i) the number of shares of Capital Cities Common Stock for which effective Standard Elections have been made and
(ii) $65.

  Ability of Disney to Increase the Maximum Cash Amount After the Election Deadline. As described above, the Maximum Cash Amount may be increased in Disney's sole discretion at any time prior to the fifth business day after the Election Deadline. The ability of Disney to increase the Maximum Cash Amount is a factor that shareholders of Capital Cities may wish to consider in making an election decision. As of the date of this Proxy Statement/Prospectus, Disney has made no decisions regarding whether it will increase the Maximum Cash Amount. It is anticipated that such decision will be made following the Election Deadline based upon, among other things, the elections made by Capital Cities shareholders, the Disney Common Stock Price, the impact, if any, on New Disney's credit rating and borrowing costs of an increase in the amount of cash consideration to be paid and interest rates and other conditions prevailing in the financial markets at the time the decision is made. To the extent that the Requested Cash Amount exceeds the Cash Component and Disney increases the Maximum Cash Amount, (i) Capital Cities shareholders making a Cash Election will receive a greater portion of the merger consideration in cash than would otherwise have been received by such shareholders and (ii) the form of merger consideration to be received by Capital Cities shareholders making a Stock Election or a Standard Election will not be affected. If the Maximum Cash Amount is increased, the Prorated Cash Amount will increase and, therefore, the amount of merger consideration to be paid in the form of New Disney Common Stock to shareholders making a Cash Election will be proportionately decreased. If the number of shares of New Disney Common Stock issued in the Capital Cities Merger is less than the number of Outstanding Capital Cities Shares, the percentage of new Disney Common Stock owned by the former shareholders of Capital Cities following the Mergers will decrease relative to the percentage of New Disney Common Stock owned by the former stockholders of Disney following the Mergers. See "THE REORGANIZATION AGREEMENT--Capital Cities Merger Consideration" and "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS."

  No fractional shares of New Disney Common Stock will be issued pursuant to the Capital Cities Merger. In lieu of the issuance of any fractional shares of New Disney Common Stock, cash equal to the product of such fractional share amount and the Disney Common Stock Price will be paid to holders in respect of any fractional share of New Disney Common Stock that would otherwise be issuable.

  Promptly after the Effective Time, a letter of transmittal, an Election Form and a Joint Proxy Statement/Prospectus will be mailed to each person who was a holder of Outstanding Capital Cities Shares immediately prior to the Effective Time. Each such holder shall have the right to submit an Election Form specifying the number of shares of Capital Cities Common Stock that such person desires to have converted into Standard Consideration pursuant to a Standard Election, the number of shares of Capital Cities Common Stock that such person desires to have converted, subject to the proration procedures described above, into the Stock Consideration pursuant to a Stock Election and the number of shares of Capital Cities Common Stock that such person desires to have converted, subject to the proration procedures described above, into the Cash Consideration pursuant to an effective or deemed Cash Election. See "THE REORGANIZATION AGREEMENT--Election Procedure."

  HOLDERS OF CAPITAL CITIES COMMON STOCK SHOULD NOT SEND ANY CERTIFICATES REPRESENTING CAPITAL CITIES COMMON STOCK WITH THE ENCLOSED PROXY CARD. IF THE TRANSACTION IS APPROVED, A LETTER OF TRANSMITTAL AND AN ELECTION FORM WILL BE MAILED AFTER THE EFFECTIVE TIME TO EACH PERSON WHO WAS A HOLDER OF OUTSTANDING CAPITAL CITIES SHARES IMMEDIATELY PRIOR TO THE EFFECTIVE TIME. CAPITAL CITIES SHAREHOLDERS SHOULD SEND CERTIFICATES REPRESENTING CAPITAL CITIES COMMON STOCK TO THE EXCHANGE AGENT ONLY AFTER THEY RECEIVE, AND IN ACCORDANCE WITH, THE INSTRUCTIONS CONTAINED IN THE LETTER OF TRANSMITTAL AND THE ELECTION FORM.

  Federal Income Tax Considerations in Choosing an Election. A shareholder of Capital Cities who makes an effective Standard Election for all of such shareholder's Capital Cities Common Stock generally will recognize taxable gain (but will not recognize taxable loss) for Federal income tax purposes, calculated separately for each block of Capital Cities Common Stock surrendered, in an amount equal to the lesser of (i) the excess of the sum of the cash and the fair market value of New Disney Common Stock allocable to each block of Capital Cities Common Stock surrendered over the shareholder's tax basis in such block and (ii) the amount of cash received that is allocable to such block. A shareholder of Capital Cities who makes an effective Stock Election for all of such shareholder's Capital Cities Common Stock generally will not recognize taxable gain or loss for Federal income tax purposes, unless such shareholder receives cash as a result of the proration procedures described above. If cash is received as a result of proration, the Federal income tax consequences will be those described in the first sentence of this paragraph for a shareholder who makes an effective Standard Election. A shareholder of Capital Cities who makes (or is deemed to make) an effective Cash Election for all of such shareholder's Capital Cities Common Stock generally will recognize capital gain or loss equal to the difference between the shareholder's tax basis in the shares of Capital Cities Common Stock surrendered and the amount of cash received, unless such shareholder receives New Disney Common Stock as a result of the proration procedures described above. If New Disney Common Stock is received as a result of proration, the tax consequences will be those described in the first sentence of this paragraph for a shareholder who makes an effective Standard Election. See "THE ACQUISITION--Certain Federal Income Tax Consequences" for a more detailed description of the above matters and information with respect to the applicability of the foregoing to certain taxpayers subject to special treatment. The actual Federal income tax consequences to each Capital Cities shareholder of making a Cash Election or Stock Election will not be ascertainable at the time the election is made because shareholders of Capital Cities will not know at such time if, or to what extent, the proration procedures and Disney's ability to increase the Maximum Cash Amount described above will apply.

  Conditions to the Acquisition. The obligations of Disney and Capital Cities to consummate the Acquisition are subject to the fulfillment of various conditions, including, among others: (i) the effectiveness of the Registration Statement and the absence of any stop order suspending the effectiveness thereof and no proceeding for that purpose having been initiated by the Commission; (ii) approval by the stockholders of Disney and the shareholders of Capital Cities; (iii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (iv) receipt of all requisite orders and approvals of the Federal Communications Commission ("FCC"); and (v) listing of the New Disney Common Stock on the NYSE, subject only to official notice of issuance. See "THE REORGANIZATION AGREEMENT--Conditions to the Acquisition."

  Termination of the Reorganization Agreement. The Reorganization Agreement is subject to termination at the option of either Disney or Capital Cities if the Mergers are not consummated on or before October 1, 1996, and prior to such time by the mutual consent of Disney and Capital Cities, or upon the occurrence of certain events. The Reorganization Agreement may be terminated by Capital Cities, at any time prior to the Effective Time, if: (i) in the exercise of its fiduciary duties to its shareholders, the Capital Cities Board determines that such termination is required by reason of a proposal with respect to a merger, acquisition or similar transaction involving the purchase of a significant portion of the stock or assets of Capital Cities (an "Alternative Proposal") being made; (ii) there has been a breach by Disney of any representation or warranty in the Reorganization Agreement which would have, or which would be reasonably likely to have, a material adverse effect on Disney; (iii) there has been a material breach by Disney of any of the covenants or agreements in the Reorganization Agreement which is not curable or not cured within 30 days after written notice of the breach; or (iv) the Disney Board shall have withdrawn or modified, in a manner materially adverse to Capital Cities, its approval or recommendation of the Reorganization Agreement or the Mergers. Disney may terminate the Reorganization Agreement, at any time prior to the Effective Time, if: (i) the Capital Cities Board shall have withdrawn or modified in a manner materially adverse to Disney its approval or recommendation of the Reorganization Agreement or the Mergers or shall have recommended an Alternative Proposal to the Capital Cities shareholders; (ii) there has been a breach by Capital Cities of any representation or warranty in the Reorganization Agreement which would have, or which would be reasonably likely to have, a material adverse effect on Capital Cities; or (iii) there has been a material breach by Capital Cities of any of the covenants or agreements in the Reorganization Agreement which is not curable or not cured within 30 days of written notice of the breach. See "THE REORGANIZATION AGREEMENT--Termination of the Reorganization Agreement."

  Termination Fee. If an Alternative Proposal is made for Capital Cities and thereafter (i) the Reorganization Agreement is terminated (A) by action of the Capital Cities Board in the exercise of its fiduciary duties by reason of such Alternative Proposal or (B) by action of the Disney Board if (a) the Capital Cities Board has withdrawn or modified in a manner materially adverse to Disney its approval or recommendation of the Reorganization Agreement or the Mergers or has recommended an Alternative Proposal to the Capital Cities shareholders, or (b) there has been a breach by Capital Cities of any representation or warranty in the Reorganization Agreement which would have, or which would be reasonably likely to have, a material adverse effect on Capital Cities, or (c) there has been a material breach by Capital Cities of any of the covenants or agreements in the Reorganization Agreement which breach is not curable or not cured within 30 days after written notice of the breach given by Disney to Capital Cities or (ii) the Reorganization Agreement is terminated for any reason (A) other than as a result of a breach of the Reorganization Agreement by Disney and (B) other than as a result of the failure by the stockholders of Disney to approve the Disney Proposal and, in the case of clause (ii) only, a definitive agreement with respect to an Alternative Proposal is executed within one year after such termination, then Capital Cities must pay Disney a termination fee of $400 million. See "THE REORGANIZATION AGREEMENT--Termination Fee."

THE ACQUISITION

  Ownership of New Disney After the Acquisition. Immediately following the Acquisition, assuming the Requested Stock Amount is equal to or in excess of the Stock Component, (i) the former holders of Disney Common Stock will collectively hold approximately 77.8% of the issued and outstanding shares of New Disney Common Stock and (ii) the former holders of Capital Cities Common Stock will collectively hold approximately 22.2% of the issued and outstanding shares of New Disney Common Stock.

  Recommendation of Disney Board; Disney's Reasons for the Acquisition. The Disney Board, by unanimous vote, has determined that the Acquisition is in the best interests of the holders of Disney Common Stock and recommends that holders of Disney Common Stock vote in favor of the Disney Proposal. The decision of the Disney Board to enter into the Reorganization Agreement and to recommend that stockholders vote in favor of the Disney Proposal is based upon its evaluation of a number of factors including, among others, the oral opinion (subsequently confirmed in a written opinion dated as of July 30, 1995 of Bear, Stearns & Co. Inc. ("Bear Stearns"), Disney's investment banker in connection with the Acquisition, that based upon and subject to the matters set forth in its written opinion, as of such date, the Acquisition is fair from a financial point of view to the stockholders of Disney. Bear Stearns subsequently confirmed such opinion by delivery of its written opinion dated as of the date of this Joint Proxy Statement/Prospectus. See "THE ACQUISITION--Recommendation of Disney Board; Disney's Reasons for the Acquisition" and "THE ACQUISITION--Fairness Opinions--Opinion of Disney's Investment Banker."

  Recommendation of Capital Cities Board; Capital Cities' Reasons for the Acquisition. The Capital Cities Board, by unanimous vote, has determined that the Acquisition is in the best interests of the holders of Capital Cities Common Stock and recommends that holders of Capital Cities Common Stock vote in favor of the Capital Cities Proposal. The decision of the Capital Cities Board to enter into the Reorganization Agreement and to recommend that shareholders vote in favor of the Capital Cities Proposal is based upon its evaluation of a number of factors including, among others, the oral opinion (subsequently confirmed in writing) of Allen & Company Incorporated ("Allen & Company"), Capital Cities' investment banker in connection with the Acquisition, that the consideration to be received by the holders of Capital Cities Common Stock in the Capital Cities Merger is fair from a financial point of view. See "THE ACQUISITION--Recommendation of Capital Cities Board; Capital Cities' Reasons for the Acquisition" and "THE ACQUISITION--Fairness Opinions--Opinion of Capital Cities' Investment Banker."

  Interest of Certain Persons in the Acquisition; Management of New Disney After the Acquisition. Certain members of the management of Disney and Capital Cities and the Disney Board and Capital Cities Board have certain interests in the Acquisition that are different from, or in addition to, the interests of stockholders of Disney and shareholders of Capital Cities generally. Pursuant to the Reorganization Agreement, Disney will designate the directors and officers of New Disney. It is anticipated that all of the current directors of Disney, as well as Michael Ovitz, President of Disney, and Thomas S. Murphy, Chairman of the Board and Chief Executive Officer of Capital Cities, will become directors of New Disney. Certain executive officers of Disney will become executive officers of New Disney. See "THE ACQUISITION--Interests of Certain Persons in the Acquisition." As a condition to Capital Cities' obligation to effect the Merger, New Disney is required to execute a Registration Rights Agreement (the "Registration Rights Agreement") with "affiliates" (within the meaning of Rule 145 of the rules and regulations promulgated under the Act) of Capital Cities as of the Capital Cities Record Date, identified by Capital Cities ("Capital Cities Affiliates"), which provides that Capital Cities Affiliates will have, subject to certain conditions, both "demand" and "piggyback" registration rights to require New Disney to register all or any portion of New Disney Common Stock then owned by them. See "THE REORGANIZATION AGREEMENT--Registration Rights Agreement."

  Regulatory Approvals. The Acquisition is subject to the requirements of the HSR Act, and the rules and regulations thereunder, which provide that certain transactions may not be consummated until required information and materials are furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and the requisite waiting period has expired or is terminated. Disney and Capital Cities filed the required information and materials with the Antitrust Division and the FTC effective August 10, 1995. In early September 1995, the Antitrust Division requested additional information and materials relating to the Acquisition. See "THE ACQUISITION--Regulatory Approvals--Antitrust."

  The Acquisition is also subject to the requirements of the Communications Act of 1934 (the "Communications Act"), and the rules and regulations thereunder, which provide that the transfer of control of an entity that holds radio broadcast, television and certain other communications licenses, requires the prior approval of the FCC. Disney and Capital Cities filed the required applications for transfer of control with the FCC on August 23, 1995. The principal application for transfer of control also includes requests for certain waivers of the FCC's multiple ownership rules or reaffirmations of waivers previously granted to Capital Cities. See "THE ACQUISITION--Regulatory Approvals."

  Accounting Treatment. The Capital Cities Merger will be accounted for under the "purchase" method of accounting, in accordance with generally accepted accounting principles. The conversion of Disney Common Stock into New Disney Common Stock will be treated as a reorganization with no change in the recorded amount of Disney's assets and liabilities. See "THE ACQUISITION--Accounting Treatment."

  Opinions of Investment Bankers. On July 30, 1995, Bear Stearns rendered to the Disney Board its oral opinion (subsequently confirmed in writing in an opinion dated as of July 30, 1995) to the effect that, based upon and subject to the matters set forth in its written opinion, as of such date, the Acquisition is fair to the holders of Disney Common Stock from a financial point of view. Bear Stearns subsequently confirmed such opinion by delivery of its written opinion dated as of the date of this Joint Proxy Statement/Prospectus. The full text of the written opinion of Bear Stearns, dated as of the date of this Joint Proxy Statement/Prospectus, which sets forth assumptions made, factors considered and limitations on the review undertaken by Bear Stearns, is included as Appendix C to this Joint Proxy Statement/Prospectus. Disney stockholders are urged to read such opinion carefully in its entirety. See "THE ACQUISITION--Fairness Opinions--Opinion of Disney's Investment Banker."

  Disney also retained James D. Wolfensohn Incorporated to act as an advisor. James D. Wolfensohn Incorporated was not requested to, and did not, provide a fairness opinion to the Disney Board.

  On July 30, 1995, Allen & Company rendered to the Capital Cities Board its oral opinion (subsequently confirmed in writing) to the effect that, as of such date, the consideration to be received by the holders of the Capital Cities Common Stock in the Capital Cities Merger is fair to such holders from a financial point of view. The full text of the written opinion of Allen & Company, dated as of July 31, 1995, which sets forth assumptions made, factors considered and limitations on the review undertaken by Allen & Company, is included as Appendix D to this Joint Proxy Statement/Prospectus. Capital Cities shareholders are urged to read such opinion carefully in its entirety. See "THE ACQUISITION--Fairness Opinions--Opinion of Capital Cities' Investment Banker."

  Certain Federal Income Tax Consequences. It is a condition to the consummation of the Disney Merger that Disney receive an opinion from Dewey Ballantine, special counsel to Disney, based upon reasonably requested representation letters, that the Disney Merger will be treated as a reorganization described in Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and/or a transfer of property governed by
Section 351 of the Code. It is a condition to the consummation of the Capital Cities Merger that Capital Cities receive an opinion from Cravath, Swaine & Moore, special counsel to Capital Cities, based upon reasonably requested representation letters, that the Capital Cities Merger will be treated as a transfer of property under Section 351 of the Code.

  In accordance with those opinions, no gain will be recognized by a holder of Disney Common Stock who exchanges such stock for New Disney Common Stock pursuant to the Disney Merger. Similarly, no gain or loss generally will be recognized by a holder of Capital Cities Common Stock who exchanges such stock solely for New Disney Common Stock pursuant to the Capital Cities Merger. Holders of Capital Cities Common Stock who receive solely cash in exchange for such shares will recognize gain or loss on such exchange. Holders of Capital Cities Common Stock who receive a combination of New Disney Common Stock and cash in exchange for their shares will recognize gain, but will not recognize any loss, on such exchange. Holders of Capital Cities Common Stock may also recognize gain or loss by reason of cash received in lieu of fractional shares. See "THE ACQUISITION--Certain Federal Income Tax Consequences" for a more detailed description of the above matters and information with respect to the applicability of the foregoing to certain taxpayers subject to special treatment. For a description of certain considerations relevant to each Capital Cities shareholder's decision as to whether to make a Standard Election, a Stock Election or a Cash Election, see "--The Reorganization Agreement--Federal Income Tax Considerations in Choosing an Election" above.

  Dissenters' Rights. Holders of Disney Common Stock are not entitled to dissenters' or appraisal rights in connection with the Disney Merger. Holders of Capital Cities Common Stock who do not vote in favor of the Capital Cities Proposal, who file a written objection to the Capital Cities Proposal with Capital Cities prior to the Capital Cities Meeting or at such meeting but before the vote is taken on the Capital Cities Proposal and who have otherwise properly complied with Section 623 of the NYBCL, will be entitled to dissenters' rights. See "THE ACQUISITION--Dissenters' Rights."

                   SUMMARY HISTORICAL AND UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL INFORMATION

 Disney Historical Consolidated Financial Information

  The following table sets forth summary historical consolidated financial information of Disney and has been derived from and should be read in conjunction with Disney's audited consolidated financial statements and unaudited interim consolidated financial statements, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus. Unaudited interim data reflects, in the opinion of Disney's management, all adjustments (consisting only of normal recurring adjustments, except for the $52.8 million charge recorded during the nine months ended June 30, 1994 to reflect Disney's participation in the Euro Disney financial restructuring) considered necessary for a fair presentation of results for such interim periods. Results of operations for unaudited interim periods are not necessarily indicative of results which may be expected for any other interim or annual period.

                          NINE MONTHS ENDED OR AS OF         YEAR ENDED OR AS OF SEPTEMBER 30,
                          --------------------------- -----------------------------------------------
                            JUNE 30,      JUNE 30,
                              1995          1994        1994      1993      1992      1991     1990
                          ------------- ------------- --------- --------- --------- -------- --------
                                             (IN MILLIONS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Revenues................    $ 8,988.5     $ 7,356.7   $10,055.1 $ 8,529.2 $ 7,504.0 $6,112.0 $5,757.3
Operating Income........      1,959.7       1,527.1     1,965.7   1,724.5   1,435.3  1,094.5  1,339.1
Income Before Cumulative
 Effect of Accounting
 Changes(a).............      1,116.1         884.5     1,110.4     671.3     816.7    636.6    824.0
Earnings Per Share
 Before Cumulative
 Effect of Accounting
 Changes(b).............         2.11          1.62        2.04      1.23      1.52     1.20     1.50
Cash Dividends Per
 Share(b)...............          .26           .21         .29       .24       .20      .17      .14
BALANCE SHEET DATA:
Total Assets............    $14,381.3     $12,659.9   $12,826.3 $11,751.1 $10,861.7 $9,428.5 $8,022.3
Borrowings..............      3,362.2       2,550.9     2,936.9   2,385.8   2,222.4  2,213.8  1,584.6
Stockholders' Equity....      6,374.1       5,814.2     5,508.3   5,030.5   4,704.6  3,871.3  3,488.6
Book Value Per
 Share(b)...............        12.20         10.85       10.51      9.39      8.97     7.43     6.62

--------
(a) 1993 includes a $350.0 million charge relating to Disney's investment in Euro Disney.
(b) Amounts reflect the four-for-one split of Disney Common Stock, effective April 1992.

 Capital Cities Historical Consolidated Financial Information

  The following table sets forth summary historical consolidated financial information of Capital Cities and has been derived from and should be read in conjunction with Capital Cities' audited consolidated financial statements and unaudited interim consolidated financial statements, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus. Unaudited interim data reflects, in the opinion of Capital Cities' management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of results for such interim periods. Results of operations for unaudited interim periods are not necessarily indicative of results which may be expected for any other interim or annual period.

                         SIX MONTHS ENDED OR AS OF       YEAR ENDED OR AS OF DECEMBER 31,
                         ------------------------- --------------------------------------------
                           JULY 2,      JULY 3,
                             1995         1994       1994     1993     1992     1991     1990
                         ------------ ------------ -------- -------- -------- -------- --------
                                          (IN MILLIONS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Net Revenues............   $3,255.5     $2,943.0   $6,379.2 $5,673.7 $5,344.1 $5,382.0 $5,385.6
Operating Income........      637.1        556.1    1,238.8    862.1    721.8    761.2    923.2
Income Before
 Extraordinary Charges
 and Cumulative Effect
 of Accounting Changes..      366.6        305.6      679.8    467.4    389.3    374.7    477.8
Income Per Share Before
 Extraordinary Charges
 and Cumulative Effect
 of Accounting
 Changes(a).............       2.38         1.99       4.42     2.85     2.34     2.23     2.77
Cash Dividends Per
 Share(a)...............        .10          .06        .16      .02      .02      .02      .02
BALANCE SHEET DATA:
Total Assets............   $6,997.4     $6,072.7   $6,768.2 $5,792.6 $6,522.2 $6,695.7 $6,696.2
Long-Term Debt..........      612.9        616.4      614.8    622.0  1,116.0  1,602.3  1,947.4
Shareholders' Equity....    4,603.9      3,919.3    4,288.6  3,572.1  3,805.7  3,654.8  3,367.9
Book Value Per
 Share(a)...............      29.91        25.45      27.83    23.23    23.15    21.96    20.09

--------
(a) Amounts reflect the ten-for-one split of Capital Cities Common Stock, effective June 1994.

 New Disney Unaudited Pro Forma Combined Condensed Financial Information

  The summary unaudited pro forma combined condensed financial information of New Disney has been derived from, or prepared on a basis consistent with, the unaudited pro forma combined condensed financial statements included elsewhere in this Joint Proxy Statement/Prospectus. This data is presented for illustrative purposes only and is not necessarily indicative of the combined results of operations or financial position that would have occurred if the Acquisition had occurred at the beginning of each period presented or on the dates indicated, nor is it necessarily indicative of future operating results or financial position of New Disney.

                          SCENARIO 1--MAXIMUM STOCK (a)   SCENARIO 2--MAXIMUM CASH (a)
                         ------------------------------- -------------------------------
                            NINE MONTHS     YEAR ENDED      NINE MONTHS     YEAR ENDED
                               ENDED         OR AS OF          ENDED         OR AS OF
                         OR AS OF JUNE 30, SEPTEMBER 30, OR AS OF JUNE 30, SEPTEMBER 30,
                             1995 (b)        1994 (b)        1995 (b)        1994 (b)
                         ----------------- ------------- ----------------- -------------
                                      (IN MILLIONS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Revenues................     $14,218.3       $16,215.2       $14,218.3       $16,215.2
Operating Income........       2,811.1         2,759.0         2,811.1         2,759.0
Net Income..............       1,178.0           957.9           915.5           607.9
Earnings Per Share......          1.72            1.37            1.73            1.12
Cash Dividends Per
 Share(c)...............           .26             .29             .26             .29

BALANCE SHEET DATA:
Total Assets............     $33,224.6       $32,937.0       $33,224.6       $32,937.0
Borrowings..............      11,940.2        12,925.4        20,769.5        21,760.4
Stockholders' Equity....      15,203.4        14,343.3         6,374.1         5,508.3
Book Value Per Share....         22.44           21.12           12.20           10.51

--------
(a) Upon consummation of the Capital Cities Merger, each outstanding share of Capital Cities Common Stock will be converted into the right to receive cash, shares of New Disney Common Stock or a combination of both cash and New Disney Common Stock. The exact amount of cash and/or shares of New Disney Common Stock to be received by each shareholder of Capital Cities pursuant to the Capital Cities Merger is dependent upon, among other things, (i) the stated preferences of the Capital Cities shareholders on the Election Forms, (ii) the proration procedures to be applied if the Requested Stock Amount exceeds the Stock Component or the Requested Cash Amount exceeds the Cash Component, and (iii) the level of the Maximum Cash Amount, including any increase of the Maximum Cash Amount by Disney, in its sole discretion. Accordingly, two alternative scenarios of unaudited pro forma combined condensed financial statements are presented, which give effect to the range of possible amounts of New Disney Common Stock and/or cash to be received by Capital Cities shareholders upon consummation of the Capital Cities Merger. Scenario 1 assumes that all Capital Cities shareholders receive one share of New Disney Common Stock and $65 in cash (Standard Consideration) for each outstanding share of Capital Cities Common Stock, reflecting the maximum number of shares of New Disney Common Stock which could be issued in connection with the Acquisition. Scenario 2 assumes that all Capital Cities shareholders receive solely cash (Cash Consideration) for each outstanding share of Capital Cities Common Stock, without regard to the Cash Component. See "THE REORGANIZATION AGREEMENT-- Capital Cities Merger Consideration."
(b) The unaudited pro forma combined condensed statements of income for the nine months ended June 30, 1995 were prepared based upon the consolidated statements of income of Disney for the nine months ended June 30, 1995 and of Capital Cities for the six months ended July 2, 1995 and the three months ended December 31, 1994. The unaudited pro forma combined condensed statements of income for the year ended September 30, 1994 were prepared based upon the consolidated statements of income of Disney for the year ended September 30, 1994 and of Capital Cities for the nine months ended October 2, 1994 and the three months ended December 31, 1993. The unaudited pro forma combined condensed balance sheets were prepared based upon the consolidated balance sheets of Disney as of June 30, 1995 and of Capital Cities as of July 2, 1995.
(c) Pro forma cash dividends per share are assumed to be the same as historically declared by Disney. However, any decision to increase or decrease the cash dividend per share is at the discretion of New Disney's Board of Directors, subject to restrictions that may be imposed by law or contract.

                           COMPARATIVE PER SHARE DATA

  Set forth below are historical earnings per share, cash dividends per share and book value per share data of Disney and Capital Cities, unaudited pro forma combined per share data of New Disney and pro forma equivalent per share data of Capital Cities. The data set forth below should be read in conjunction with the Disney and Capital Cities audited consolidated financial statements and unaudited interim consolidated financial statements, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus. The data should also be read in conjunction with the unaudited pro forma combined condensed financial statements, including the notes thereto, included elsewhere in this Joint Proxy Statement/Prospectus.

                                      DISNEY                      CAPITAL CITIES
                          ------------------------------- -------------------------------
                             NINE MONTHS     YEAR ENDED      SIX MONTHS      YEAR ENDED
                                ENDED         OR AS OF          ENDED         OR AS OF
                          OR AS OF JUNE 30, SEPTEMBER 30, OR AS OF JULY 2,  DECEMBER 31,
                                1995            1994            1995            1994
                          ----------------- ------------- ----------------- -------------
HISTORICAL:
  Earnings Per Share....       $ 2.11          $ 2.04          $ 2.38          $ 4.42
  Cash Dividends Per
   Share................          .26             .29             .10             .16
  Book Value Per Share..        12.20           10.51           29.91           27.83
                           SCENARIO 1--MAXIMUM STOCK (a)   SCENARIO 2--MAXIMUM CASH (a)
                          ------------------------------- -------------------------------
                             NINE MONTHS     YEAR ENDED      NINE MONTHS     YEAR ENDED
                                ENDED         OR AS OF          ENDED         OR AS OF
                          OR AS OF JUNE 30, SEPTEMBER 30, OR AS OF JUNE 30, SEPTEMBER 30,
                                1995            1994            1995            1994
                          ----------------- ------------- ----------------- -------------
PRO FORMA COMBINED(b):
  Earnings Per Share....       $ 1.72          $ 1.37          $ 1.73          $ 1.12
  Cash Dividends Per
   Share(c).............          .26             .29             .26             .29
  Book Value Per Share..        22.44           21.12           12.20           10.51

CAPITAL CITIES PRO FORMA
 EQUIVALENTS(d):
  Earnings Per Share....       $ 1.72          $ 1.37              NA              NA
  Cash Dividends Per
   Share................          .26             .29              NA              NA
  Book Value Per Share..        22.44           21.12              NA              NA

--------
(a) Upon consummation of the Capital Cities Merger, each outstanding share of Capital Cities Common Stock will be converted into the right to receive cash, shares of New Disney Common Stock or a combination of both cash and New Disney Common Stock. The exact amount of cash and/or shares of New Disney Common Stock to be received by each shareholder of Capital Cities pursuant to the Capital Cities Merger is dependent upon, among other things, (i) the stated preferences of the Capital Cities shareholders on the Election Forms, (ii) the proration procedures to be applied if the Requested Stock Amount exceeds the Stock Component or the Requested Cash Amount exceeds the Cash Component pursuant to effective Stock Elections or Cash Elections and (iii) the level of the Maximum Cash Amount, including any increase of the Maximum Cash Amount by Disney, in its sole discretion. Accordingly, two alternative scenarios of unaudited pro forma combined condensed financial statements are presented, which give effect to the range of possible amounts of New Disney Common Stock and/or cash to be received by Capital Cities shareholders upon consummation of the Capital Cities Merger. Scenario 1 assumes that all Capital Cities shareholders receive one share of New Disney Common Stock and $65 in cash (Standard Consideration) for each outstanding share of Capital Cities Common Stock, reflecting the maximum number of shares of New Disney Common Stock which could be issued in connection with the Acquisition. Scenario 2 assumes that all Capital Cities shareholders receive solely cash (Cash Consideration) for each outstanding share of Capital Cities Common Stock, without regard to the Cash Component. See "THE REORGANIZATION AGREEMENT--Capital Cities Merger Consideration."
(b) The unaudited pro forma combined condensed statements of income for the nine months ended June 30, 1995 were prepared based upon the consolidated statements of income of Disney for the nine months ended

    June 30, 1995 and of Capital Cities for the six months ended July 2, 1995 and the three months ended December 31, 1994. The unaudited pro forma combined condensed statements of income for the year ended September 30, 1994 were prepared based upon the consolidated statements of income of Disney for the year ended September 30, 1994 and of Capital Cities for the nine months ended October 2, 1994 and the three months ended December 31, 1993. The unaudited pro forma combined condensed balance sheets were prepared based upon the consolidated balance sheets of Disney as of June 30, 1995 and of Capital Cities as of July 2, 1995.
(c) Pro forma cash dividends per share are assumed to be the same as historically declared by Disney. However, any decision to increase or decrease the cash dividend per share is at the discretion of New Disney's Board of Directors, subject to restrictions that may be imposed by law or contract.
(d) Capital Cities pro forma equivalents represent the unaudited pro forma combined earnings per share, cash dividends per share, and book value per share calculated on the basis of a 1 to 1 exchange ratio.

COMPARATIVE MARKET PRICES AND DIVIDENDS

  Disney Common Stock is listed on the NYSE, the PSE, the Swiss Stock Exchange and the Tokyo Stock Exchange under the symbol DIS. Capital Cities Common Stock is listed on the NYSE and the PSE under the symbol CCB.

  On July 28, 1995, the last full trading day preceding public announcement of the proposed Acquisition, the closing price per share of Disney Common Stock on the NYSE Composite Tape was $57 3/8 and the closing price per share of Capital Cities Common Stock on the NYSE Composite Tape was $96 3/8. On November 10, 1995, the most recent practicable date prior to the printing of this Joint Proxy Statement/Prospectus, the closing price per share of Disney Common Stock on the NYSE Composite Tape was $59 3/8 and the closing price per share of Capital Cities Common Stock on the NYSE Composite Tape was $121 1/8. See "COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION."

  Holders of Disney Common Stock and Capital Cities Common Stock are urged to obtain current market quotations prior to making any decision with respect to the Acquisition.

  The payment of future dividends on New Disney Common Stock will be a business decision to be made by the Board of Directors of New Disney from time to time based upon the results of operations and financial condition of New Disney and such other factors as the New Disney Board of Directors considers relevant. See "COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION."

LISTING OF NEW DISNEY COMMON STOCK

  New Disney expects to apply for the listing of New Disney Common Stock on the NYSE and the PSE, and it is anticipated that such shares will trade on such exchanges upon official notice of issuance under the symbol DIS. It is a condition to consummation of the Acquisition that the shares of New Disney Common Stock to be issued to Capital Cities shareholders in connection with the Capital Cities Merger shall have been approved for listing on the NYSE subject only to official notice of issuance. See "THE ACQUISITION--Stock Exchange Listing."

CERTAIN OTHER AGREEMENTS

  Stock Agreement. Concurrently with the execution by Disney and Capital Cities of the Reorganization Agreement, Disney, Berkshire Hathaway and Thomas
S. Murphy, Chairman and Chief Executive Officer of Capital Cities, entered into an agreement (the "Stock Agreement") relating to the 20,000,000 shares of Capital Cities Common Stock beneficially owned by the Berkshire Shareholders, representing approximately 13% of the outstanding shares. Under the Stock Agreement, Berkshire Hathaway has agreed, among other things, to cause each Berkshire Shareholder to vote its shares in favor of adoption of the Capital Cities Proposal, against any Alternative Proposal and in favor of any other matter necessary to consummate the transactions contemplated by the Reorganization Agreement. Berkshire Hathaway has also agreed, among other things, to prevent each Berkshire Shareholder from: (i) selling, pledging or otherwise disposing of any of its shares; (ii) granting a proxy or entering into any voting trust, agreement or arrangement with respect to its shares; or
(iii) entering into any contract, option or other arrangement with respect to the direct acquisition or sale or other disposition of any Capital Cities Common Stock, in each case until after the Capital Cities Meeting. See "THE REORGANIZATION AGREEMENT--Stock Agreement."

  Programming Agreement. Capital Cities and Disney entered into a Programming Agreement (the "Programming Agreement") concurrently with the execution of the Reorganization Agreement. The Programming Agreement provides that, during each of the three Capital Cities programming seasons commencing with the Fall 1996 Season, Disney has agreed to provide to Capital Cities, and Capital Cities has agreed to present, subject to pre-existing Capital Cities commitments: (i) a full slate of Saturday morning programming designed for children consisting of Disney-produced programs, including animation, and programming acquired by Disney from third parties (at Disney's option, these programs may not be provided to Capital Cities until the Fall 1997 Season); (ii) a weekly one hour Disney-themed program to run in a prime-time slot (the time slot for which is to be determined by Capital Cities after consultation with Disney); and (iii) three prime-time specials, each at least 60 minutes in length (the time slot for which is to be determined by Capital Cities after consultation with Disney), featuring Disney-themed materials. See "THE REORGANIZATION AGREEMENT-- Programming Agreement."

  Registration Rights Agreement. As a condition to Capital Cities' obligation to effect the Mergers, New Disney is required to execute the Registration Rights Agreement with each of the Capital Cities Affiliates. The Registration Rights Agreement provides that Capital Cities Affiliates will have, subject to certain conditions, both "demand" and "piggyback" registration rights to require New Disney to register all or any portion of New Disney Common Stock then owned by them. See "THE REORGANIZATION AGREEMENT--Registration Rights Agreement."

                             THE SPECIAL MEETINGS

  This Joint Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies (i) from the holders of Disney Common Stock by the Disney Board for use at the Disney Meeting and (ii) from the holders of Capital Cities Common Stock by the Capital Cities Board for use at the Capital Cities Meeting.

TIMES AND PLACES; PURPOSES

  Disney. The Disney Meeting will be held at The Waldorf-Astoria Hotel, 301 Park Avenue, New York, New York on January 4, 1996, starting at 10:00 a.m., local time. At the Disney Meeting, the stockholders of Disney will be asked to consider and vote upon the Disney Proposal, the Disney Option Proposal and such other matters as may properly come before the Disney Meeting. Copies of the Reorganization Agreement and the Disney Merger Agreement are included as Appendix A-1 and Appendix A-2, respectively, to this Joint Proxy Statement/Prospectus. Copies of the 1995 Plan and the Amended 1990 Plan are included as Appendix B-1 and Appendix B-2, respectively, to this Joint Proxy Statement/Prospectus.

  Capital Cities. The Capital Cities Meeting will be held in Studio TV-1 at 7 West 66th Street, New York, New York on January 4, 1996, starting at 10:00 a.m., local time. At the Capital Cities Meeting, the shareholders of Capital Cities will be asked to consider and vote upon the Capital Cities Proposal and such other matters as may properly come before the Capital Cities Meeting. Copies of the Reorganization Agreement and the Capital Cities Merger Agreement are included as Appendix A-1 and Appendix A-3, respectively, to this Joint Proxy Statement/Prospectus.

VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL

  Disney. The Disney Board has fixed the close of business on November 10, 1995, as the Disney Record Date. Only holders of record of shares of Disney Common Stock on the Disney Record Date are entitled to notice of and to vote at the Disney Meeting. As of November 7, 1995, there were 524,378,016 shares of Disney Common Stock outstanding and entitled to vote held by approximately 513,917 stockholders of record.

  Each holder of record, as of the Disney Record Date, of Disney Common Stock is entitled to cast one vote per share. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Disney Common Stock entitled to vote is necessary to constitute a quorum at the Disney Meeting.

  Under the DGCL, the affirmative vote, in person or by proxy, of the holders of a majority of the shares of Disney Common Stock outstanding on the Disney Record Date is required to approve and adopt the Disney Proposal.

  Under Disney's Bylaws, as amended, and the DGCL, the affirmative vote of a majority of the shares of Disney Common Stock represented in person or by proxy and entitled to vote on the Disney Option Proposal is required to approve the Disney Option Proposal.

  The Disney Proposal and the Disney Option Proposal are not conditioned upon one another.

  As of September 1, 1995, directors and executive officers of Disney as a group beneficially owned 18,794,642 shares of Disney Common Stock, or approximately 3.6% of those shares of Disney Common Stock outstanding as of such date.

  Capital Cities. The Capital Cities Board has fixed the close of business on November 15, 1995, as the Capital Cities Record Date. Only holders of record of shares of Capital Cities Common Stock on the Capital Cities Record Date are entitled to notice of and to vote at the Capital Cities Meeting. On November 7, 1995, there were 153,903,230 shares of Capital Cities Common Stock outstanding and entitled to vote at the Capital Cities Meeting held by approximately 11,500 shareholders of record.

  Each holder of record, as of the Capital Cities Record Date, of Capital Cities Common Stock is entitled to cast one vote per share. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Capital Cities Common Stock entitled to vote is necessary to constitute a quorum at the Capital Cities Meeting.

  Under the NYBCL, the affirmative vote, in person or by proxy, of the holders of two-thirds of the shares of Capital Cities Common Stock outstanding on the Capital Cities Record Date and entitled to vote on the Capital Cities Proposal is required to approve and adopt the Capital Cities Proposal. The Berkshire Shareholders beneficially own 20,000,000 shares, or approximately 13% of the outstanding shares of Capital Cities Common Stock. Pursuant to the terms of the Stock Agreement, Berkshire Hathaway has agreed to cause each Berkshire Shareholder to vote all its shares in favor of the Capital Cities Proposal. See "THE REORGANIZATION AGREEMENT--Stock Agreement."

  As of October 31, 1995, directors and executive officers of Capital Cities as a group beneficially owned approximately 21,935,507 shares of Capital Cities Common Stock (including the 20,000,000 shares beneficially owned by the Berkshire Shareholders which are subject to the Stock Agreement), or approximately 14.25% of those shares of Capital Cities Common Stock outstanding as of the Capital Cities Record Date. See "THE REORGANIZATION AGREEMENT--Stock Agreement."

  If fewer shares of Disney Common Stock are voted in favor of the Disney Proposal than the number required for approval, it is expected that the Disney Meeting will be postponed or adjourned for the purpose of allowing additional time for soliciting and obtaining additional proxies or votes, and, at any subsequent reconvening of the Disney Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Disney Meeting, except for any proxies that have theretofore effectively been revoked or withdrawn. If fewer shares of Capital Cities Common Stock are voted in favor of the Capital Cities Proposal than the number required for approval, it is expected that the Capital Cities Meeting will be postponed or adjourned for the purpose of allowing additional time for soliciting and obtaining additional proxies or votes, and, at any subsequent reconvening of the Capital Cities Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Capital Cities Meeting, except for any proxies that have theretofore effectively been revoked or withdrawn.

PROXIES

  Disney. All shares of Disney Common Stock represented by properly executed proxies received prior to or at the Disney Meeting and not revoked, will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated on a properly executed returned proxy, such proxy will be voted FOR the Disney Proposal and FOR the Disney Option Proposal. A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum, will not be voted. Accordingly, since the affirmative vote of a majority of the shares of Disney Common Stock outstanding on the Disney Record Date is required for approval of the Disney Proposal and the affirmative vote of the majority of the shares of Disney Common Stock represented in person or by proxy and entitled to vote is required for approval of the Disney Option Proposal, a proxy marked "ABSTAIN" will have the effect of a vote against the Disney Proposal and against the Disney Option Proposal. In accordance with NYSE rules, brokers and nominees are precluded from exercising their voting discretion on the Disney Proposal and the Disney Option Proposal and thus, absent specific instructions from the beneficial owner of such shares, are not empowered to vote such shares with respect to the Disney Proposal or the Disney Option Proposal. Therefore, because the affirmative vote of a majority of the shares of Disney Common Stock outstanding on the Disney Record Date is required for approval of the Disney Proposal and the affirmative vote of a majority of the shares of Disney Common Stock represented in person or by proxy and entitled to vote on the Disney Option Proposal is required to approve the Disney Option Proposal, a broker non-vote (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) with respect to the Disney Proposal will have the effect of a vote against the Disney Proposal but will not be counted with respect to the Disney Option Proposal. Shares represented by broker non-votes will, however, be counted for purposes of determining whether there is a quorum at the Disney Meeting.

  A separate proxy/voting instruction card serves as voting instructions to Fidelity Management Trust Company, as Trustee under the Disney Salaried Savings and Investment Plan (the "Disney 401(k) Plan"), for voting the shares of Disney Common Stock equivalent to the value of the interest credited to the account of each participant in the Disney 401(k) Plan as of the Disney Record Date. The Trustee will vote the number of equivalent shares credited to each participant's account as instructed by each participant who returns an executed proxy/voting instruction card in a timely manner (by December 29, 1995). If a Disney 401(k) Plan participant's executed proxy/voting instruction is not timely received, the number of equivalent shares credited to the participant's account will be voted by a designated fiduciary independent of Disney and Capital Cities acting in accordance with the fiduciary duties imposed under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Any Disney 401(k) Plan participant may revoke his voting instructions by December 29, 1995 by timely filing with the Trustee a written notice to that effect or a duly executed proxy/voting instruction card bearing a date later than his previously executed proxy/voting instruction card.

  Capital Cities. All shares of Capital Cities Common Stock represented by properly executed proxies received prior to or at the Capital Cities Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated on a properly executed returned proxy, such proxy will be voted FOR the Capital Cities Proposal. A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum, will not be voted. Accordingly, since the affirmative vote of two-thirds of the shares of Capital Cities Common Stock outstanding on the Capital Cities Record Date is required for approval of the Capital Cities Proposal, a proxy marked "ABSTAIN" will have the effect of a vote against the Capital Cities Proposal. In accordance with NYSE rules, brokers and nominees are precluded from exercising their voting discretion on the Capital Cities Proposal and thus, absent specific instructions from the beneficial owner of such shares, are not empowered to vote such shares on the Capital Cities Proposal. Therefore, because the affirmative vote of two-thirds of the shares of Capital Cities Common Stock outstanding on the Capital Cities Record Date is required for approval of the Capital Cities Proposal, a broker non-vote with respect to the Capital Cities Proposal will have the effect of a vote against the Capital Cities Proposal. Shares represented by broker non-votes will, however, be counted for purposes of determining whether there is a quorum at the Capital Cities Meeting.

  The enclosed proxy/voting instruction card serves as voting instructions to Fidelity Management Trust Company, as Trustee under the Capital Cities/ABC, Inc. Savings & Investment Plan ("Capital Cities SIP"), for voting the shares of Capital Cities Common Stock equivalent to the value of the interest credited to the account of each member in the Capital Cities SIP as of the Capital Cities Record Date. The Trustee will vote the number of equivalent shares credited to each member's account as instructed by each member who returns an executed proxy/voting instruction card in a timely manner (by December 29, 1995). If a Capital Cities SIP member's executed proxy/voting instruction is not timely received, the number of equivalent shares credited to the member's account will be voted by a designated fiduciary independent of Capital Cities and Disney acting in accordance with the fiduciary duties imposed under ERISA. Any Capital Cities SIP member may revoke his voting instructions by December 29, 1995 by timely filing with the Trustee a written notice to that effect or a duly executed proxy/voting instruction card bearing a date later than his previously executed proxy/voting instruction card.

  It is not expected that any matter not referred to herein will be presented for action at the Disney Meeting or the Capital Cities Meeting, respectively. If any other matters are properly brought before the Disney Meeting or the Capital Cities Meeting, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment. However, shares represented by proxies that have been voted "AGAINST" the Disney Proposal or the Capital Cities Proposal, as the case may be, will not be used to vote "FOR" postponement or adjournment of the Disney Meeting or the Capital Cities Meeting, as the case may be, for the purpose of allowing additional time for soliciting additional votes "FOR" the Disney Proposal or the Capital Cities Proposal, as the case may be. The grant of a proxy will also confer discretionary authority on the persons named in the proxy as proxy appointees to vote in accordance with their best judgment on matters incident to the conduct of the Special Meetings, including (except as stated in the preceding sentence) adjournment for the purpose of soliciting additional votes.

  General. A stockholder of Disney or a shareholder of Capital Cities may revoke his or her proxy at any time prior to its use by delivering to the Secretary of Disney or Capital Cities, as the case may be, a signed notice of revocation or a later dated signed proxy or by attending the Disney Meeting or the Capital Cities

Meeting and voting in person. Attendance at the Disney Meeting or the Capital Cities Meeting will not in itself constitute the revocation of a proxy.

  The cost of solicitation of proxies will be paid by Disney for the Disney proxies and by Capital Cities for the Capital Cities proxies. In addition to solicitation by mail, proxies may be solicited in person by directors, officers and employees of Disney or Capital Cities, as the case may be, without additional compensation, and by telephone, telegram, teletype, facsimile or similar method. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners; and Disney or Capital Cities, as the case may be, will, upon request, reimburse them for their reasonable expenses in so doing. Disney has retained Georgeson & Co. to aid in the solicitation of proxies at a fee of $25,000 plus expenses. Capital Cities has retained D.F. King & Co., Inc. to aid in the solicitation of proxies at a fee of $15,000 plus expenses. To the extent necessary in order to ensure sufficient representation at the Disney Meeting or the Capital Cities Meeting, Disney or Capital Cities, as the case may be, may request by telephone or telegram the return of proxies. The extent to which this will be necessary depends entirely upon how promptly proxies are returned.

  HOLDERS OF CAPITAL CITIES COMMON STOCK SHOULD NOT SEND ANY CERTIFICATES REPRESENTING CAPITAL CITIES COMMON STOCK WITH THE ENCLOSED PROXY CARD. IF THE TRANSACTION IS APPROVED, A LETTER OF TRANSMITTAL AND AN ELECTION FORM WILL BE MAILED AFTER THE EFFECTIVE TIME TO EACH PERSON WHO WAS A HOLDER OF OUTSTANDING CAPITAL CITIES SHARES IMMEDIATELY PRIOR TO THE EFFECTIVE TIME. CAPITAL CITIES SHAREHOLDERS SHOULD SEND CERTIFICATES REPRESENTING CAPITAL CITIES COMMON STOCK TO THE EXCHANGE AGENT ONLY AFTER THEY RECEIVE, AND IN ACCORDANCE WITH, THE INSTRUCTIONS CONTAINED IN THE LETTER OF TRANSMITTAL AND THE ELECTION FORM.

                                THE ACQUISITION

BACKGROUND

  In the fall of 1993, Michael D. Eisner, Chairman of the Board and Chief Executive Officer of Disney, and Sid R. Bass, a Disney stockholder, and members of Disney's senior management met with Daniel B. Burke, then President and Chief Executive Officer and currently a director of Capital Cities, Thomas
S. Murphy, currently the Chairman of the Board and Chief Executive Officer of Capital Cities, and Warren E. Buffett, a director of Capital Cities, to discuss a potential business combination. These discussions did not give rise to a proposal with respect to a transaction.

  In March 1995, Mr. Eisner and Mr. Murphy met to again discuss the possibility of a business combination involving Disney and Capital Cities. At this meeting, Mr. Murphy suggested that Capital Cities might consider a stock-for-stock transaction in which Capital Cities shareholders would receive Disney Common Stock in exchange for their shares of Capital Cities Common Stock. Mr. Eisner indicated that Disney would not be interested in an all-stock transaction, but instead suggested other alternatives, including the possibility of an all-cash transaction. This meeting did not result in an agreement or give rise to further discussions.

  While attending an industry conference, Mr. Eisner met on July 14, 1995 with Mr. Buffett and Mr. Murphy and recommenced discussions of a business combination involving Disney and Capital Cities. At this meeting, Mr. Murphy stated that Capital Cities would only be interested in a stock transaction that would permit Capital Cities shareholders to have a substantial equity interest in the combined company. In response, Mr. Eisner indicated that Disney would not be interested in an all-stock transaction. Messrs. Eisner and Murphy agreed to meet the following week to continue the discussion.

  On July 21, 1995, Mr. Eisner and Stephen F. Bollenbach, Senior Executive Vice President and Chief Financial Officer of Disney, met in New York with Mr. Murphy and Mr. Burke. At the July 21 meeting, Mr. Eisner asked whether Capital Cities would consider an all-cash transaction. Mr. Murphy reiterated that Capital Cities would only be interested in a stock transaction. Mr. Eisner then suggested that the two companies instead consider a strategic alliance involving, among other things, the provision by Disney for the ABC Television Network of Saturday morning programming and certain other programs. Mr. Murphy indicated that he would consider the strategic alliance proposal.

  On July 25, 1995, Mr. Murphy called Mr. Eisner and suggested that, in lieu of the strategic alliance, Disney and Capital Cities enter into a merger transaction in which Capital Cities shareholders would receive, for each share of Capital Cities Common Stock, one share of Disney Common Stock and $65 in cash. Over the next two days, Mr. Eisner and Mr. Murphy discussed several possible variations on this structure, including variations proposed by Mr. Eisner that would have involved the issuance by Disney of one-half of a share of Disney Common Stock and more cash. In addition, Mr. Eisner had telephone conferences with each member of the Disney Board and with Mr. Bass to discuss the principal issues of the proposed business combination, including the general terms of the Programming Agreement and the Stock Agreement. On July 27, 1995, the parties determined that discussions relating to a proposed business combination had advanced to a point where the parties should meet to negotiate definitive documentation.

  From July 28 through July 31, members of the senior management of Capital Cities and Disney, together with their legal advisors, negotiated the terms of the Reorganization Agreement. During this period, Mr. Buffett, the Chairman and Chief Executive Officer of Berkshire Hathaway, and representatives of Disney negotiated the terms of the Stock Agreement, pursuant to which, among other things, Berkshire Hathaway agreed to cause each of the Berkshire Shareholders to vote its shares of Capital Cities Common Stock in favor of the Capital Cities Proposal. In addition, representatives of Disney and representatives of Capital Cities negotiated the Programming Agreement, pursuant to which Disney and Capital Cities established a strategic alliance for the production of certain programming for the ABC Television Network under certain circumstances. Mr. Bass participated in certain of these discussions. During this time, the parties also exchanged financial and legal due diligence materials, conducted additional due diligence, and executed a Confidentiality Agreement, dated as of July 30, 1995, which provides for the exchange of confidential information and includes certain standstill provisions with respect to Disney's acquisition of Capital Cities Common Stock and the solicitation of Capital Cities shareholders.

  The Disney Board held a special meeting on July 30, 1995 to consider the proposed Reorganization Agreement and the transactions contemplated thereby, including the proposed consideration to be paid to Capital Cities shareholders. At this meeting, members of Disney's senior management, together with Dewey Ballantine, its legal advisor, and Bear Stearns, its investment banker, reviewed with the Disney Board, among other things, the background of the proposed Acquisition, Disney's strategic alternatives, financial and valuation analyses of the transaction and the terms of the Reorganization Agreement, the Programming Agreement, the Stock Agreement and the Registration Rights Agreement. Representatives of Dewey Ballantine and Bear Stearns made presentations to the Disney Board and discussed with the Disney Board their views and analyses of various aspects of the proposed Acquisition. In addition, at the July 30, 1995 meeting, Bear Stearns delivered its oral opinion (subsequently confirmed in a written opinion dated as of July 30, 1995) to the Disney Board that, based upon the matters presented to the Disney Board and subject to the matters set forth in its written opinion, as of such date, the Acquisition is fair to the holders of Disney Common Stock from a financial point of view. Bear Stearns subsequently confirmed such opinion by delivery of its written opinion dated as of the date of this Joint Proxy Statement/Prospectus. After extensive discussion and consideration, the Disney Board unanimously approved the Reorganization Agreement and the transactions contemplated thereby and authorized the execution of the Reorganization Agreement, the Programming Agreement and the Stock Agreement.

  On July 30, 1995, the Capital Cities Board met to consider the Reorganization Agreement and the transactions contemplated thereby, including the proposed consideration to be paid to Capital Cities shareholders. Mr. Murphy and other members of Capital Cities' senior management and representatives of Cravath, Swaine & Moore, Capital Cities' legal advisor, and Allen & Company, Capital Cities' investment banker, made presentations to the Capital Cities Board and discussed with the Capital Cities Board their views and analyses of various aspects of the proposed transaction. The Capital Cities Board reviewed and considered, among other things, the background of the proposed transaction, Capital Cities' strategic alternatives, financial and valuation analyses of the transaction, the terms of the Reorganization Agreement, the Programming Agreement, the Stock Agreement and the Registration Rights Agreement and the other matters described below under "--Recommendation of the Capital Cities Board; Capital Cities' Reasons for the Acquisition." Allen & Company delivered its oral opinion (subsequently confirmed in writing) that, based upon the matters presented to the Capital Cities Board and as set forth in its opinion, as of such date, the consideration to be received by holders of Capital Cities Common Stock pursuant to the Reorganization Agreement was fair to the holders of Capital Cities Common Stock from a financial point of view.

  On July 31, 1995, the meeting of the Capital Cities Board reconvened and, after further deliberation, the Capital Cities Board unanimously approved the Reorganization Agreement and authorized the execution of the Reorganization Agreement and the Programming Agreement.

RECOMMENDATION OF DISNEY BOARD; DISNEY'S REASONS FOR THE ACQUISITION

  THE DISNEY BOARD UNANIMOUSLY RECOMMENDS THAT HOLDERS OF DISNEY COMMON STOCK VOTE FOR THE DISNEY PROPOSAL.

  The Disney Board believes that the terms of the Reorganization Agreement and the transactions contemplated thereby are in the best interests of Disney and its stockholders. Accordingly, the Disney Board has approved the Reorganization Agreement and recommends approval thereof by the stockholders of Disney.

  In view of the variety of factors considered in connection with its evaluation of the Acquisition, the Disney Board did not quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

  In reaching its determination to recommend approval of the Reorganization Agreement, the Disney Board consulted with Disney management, as well as its legal counsel and investment banker, and considered a number of factors. The Disney Board considered the nature and scope of the business of Capital Cities, and quality and breadth of its assets, its financial condition, competitive position and prospects for further development. The Board considered, among other things, the strong recent performance of the ABC Television Network, as well as the strong performance of the television stations owned by Capital Cities, covering 25% of the U.S. market. In addition, the Disney Board reviewed the operations of the cable program services in which Capital Cities has an interest, including Capital Cities' 80% interest in ESPN, the leading cable sports network in the United States, the 80% ownership interest in ESPN2 and the strategic investments in Lifetime Television and A&E Television Network. The Disney Board also considered Capital Cities' international television presence, including its minority investment in European and Japanese cable channels and production companies and Capital Cities' radio and publishing businesses.

  In reviewing these assets and operations, the Disney Board took into account the quality and breadth of Capital Cities management. It also reviewed the complementary nature of the businesses of the two companies, which have little overlap and which present opportunities for cross-utilization and cross-promotion of assets of each company in the businesses operated by the other. The Disney Board considered that the quality of Capital Cities management and the complementary nature of the two companies' businesses create significant opportunities for development of the companies on a combined basis without the need for significant restructuring, redirection or asset dispositions. In addition, the Disney Board considered the significant potential synergies between the companies that are expected to result in earnings in excess of the individual financial performances of the two companies. The Disney Board also reviewed the potential benefits of the evolving regulatory environment on opportunities for future development, noting that recent regulatory changes will enable New Disney to explore new areas of growth opportunities. One of the most significant regulatory changes was the FCC's tentative decision to repeal its financial interest and syndication rules ("fin-syn rules") as of November 1995. The fin-syn rules precluded the ABC Television Network from, among other things, engaging in active first-run or "off-network" syndication of programs to television stations in the United States and constrained their discretion to determine when programs owned by them would be made available for syndication. Given Disney's syndication activities, the fin-syn rules would have hampered New Disney's syndication and related businesses. (The fin-syn rules were repealed pursuant to action taken by the FCC on September 6, 1995. See "SIGNIFICANT REGULATIONS APPLICABLE TO BROADCASTING SERVICES-- Financial Interest and Syndication Rules.") Additionally, the FCC's repeal of its prime time access rule effective on August 30, 1996 will remove a regulatory obstacle that would have prevented New Disney from supplying any entertainment programming to ABC Television Network affiliates in the top 50 markets to be broadcast during one hour of the four-hour prime time period. See "SIGNIFICANT REGULATIONS APPLICABLE TO BROADCASTING SERVICES--Prime Time Access Rule."

  The Disney Board also reviewed recent comparable transactions in the entertainment industry in considering the strategic and financial rationale for this transaction. The Disney Board considered, among other factors, the acquisition price and its relation to earnings in each comparable transaction. In addition, the Disney Board reviewed a financial comparison of Disney and Capital Cities and studied the potential impacts of the Acquisition on the balance sheet of the new combined company. The Disney Board studied the potential effect on the earnings per share of the new combined company as a result of the Acquisition. The Disney Board also took into account the five-year performance of the common stock of each of Disney and Capital Cities, as well as the price-to-earnings multiples of the two companies over the past five years.

  In its review of the quality and breadth of the assets of Capital Cities, the Disney Board considered the favorable financial performance and growth of the major assets in each of Capital Cities' television, radio and publishing lines of business. The Disney Board also considered the successful programming on the ABC television network, the heavily populated markets and competitive positions of the television and radio stations owned and operated by Capital Cities and the broad spectrum of publications owned by Capital Cities.

  The Disney Board of Directors considered the terms and conditions of the Reorganization Agreement, including the amount and form of consideration to be received by the shareholders of Capital Cities. The Board considered the fact that, pursuant to the Reorganization Agreement, Disney may, in its sole discretion, increase the Maximum Cash Amount, thereby giving Disney the flexibility to increase the portion of cash consideration. Such increase could, through the resulting increase in the Prorated Cash Amount, assuming the Requested Cash Amount exceeds the Cash Component, possibly decrease the portion of consideration consisting of shares of New Disney Common Stock, paid to Capital Cities shareholders in the Acquisition.

  The Disney Board considered the provisions of the Reorganization Agreement which prohibit Capital Cities and its subsidiaries, and their respective directors, officers, employees and representatives from soliciting or encouraging any Alternative Proposals or, subject to the fiduciary duties of the Capital Cities Board, from negotiating with any third parties with respect to an Alternative Proposal. The Disney Board further considered the provisions of the Reorganization Agreement which require Capital Cities to pay to Disney a fee of $400 million if the Reorganization Agreement is terminated (i) by the Capital Cities Board in the exercise of its fiduciary duties or (ii) by Disney, pursuant to the termination provisions of the Reorganization Agreement, following receipt by Capital Cities of an Alternative Proposal.

  The Board of Directors of Disney considered the oral opinion of Bear Stearns, rendered on July 30, 1995 (and subsequently confirmed in a written opinion dated as of July 30, 1995 and in a written opinion dated as of the date of this Joint Proxy Statement/Prospectus), that the Acquisition is fair to the holders of Disney Common Stock from a financial point of view. A copy of Bear Stearns' written opinion to the Disney Board dated as of the date of this Joint Proxy Statement/Prospectus is attached hereto as Appendix C and is incorporated herein by reference. See "--Fairness Opinions--Opinion of Disney's Investment Banker." In addition, the Disney Board considered the presentation of Bear Stearns made at the Board of Directors meeting held on July 30, 1995.

  The Disney Board considered the terms of the Stock Agreement, pursuant to which, among other things, Berkshire Hathaway, which beneficially owns approximately 13% of the outstanding shares of Capital Cities Common Stock, agreed to cause the Berkshire Shareholders to vote such shares in favor of the transactions contemplated by the Reorganization Agreement and agreed not to solicit, encourage or engage in any negotiations concerning any Alternative Proposals.

  The Disney Board considered the terms of the Programming Agreement, including Capital Cities' agreement, except under certain circumstances, to present, for three programming seasons commencing with the Fall 1996 Season, subject to pre-existing commitments, (i) a full slate of Saturday morning programming designed for children consisting of Disney-produced programs, (ii) a weekly one hour Disney-themed prime-time program and (iii) three prime-time specials.

RECOMMENDATION OF CAPITAL CITIES BOARD; CAPITAL CITIES' REASONS FOR THE ACQUISITION

  THE CAPITAL CITIES BOARD UNANIMOUSLY RECOMMENDS THAT HOLDERS OF CAPITAL CITIES COMMON STOCK VOTE FOR THE CAPITAL CITIES PROPOSAL.

  On July 30 and 31, 1995, the Capital Cities Board received and considered the presentations of the management of Capital Cities and its investment banker and legal advisor regarding the Acquisition. On July 31, 1995, the Capital Cities Board unanimously approved the Reorganization Agreement. The Capital Cities Board has determined that the Acquisition is in the best interests of Capital Cities and its shareholders and unanimously recommends that the shareholders of Capital Cities vote for the approval and adoption of the Reorganization Agreement.

  In reaching its determination to approve the Reorganization Agreement, the Capital Cities Board considered a number of factors, including, without limitation, the factors listed below. In view of the wide variety of factors considered in connection with its evaluation of the Acquisition, the Capital Cities Board did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination.

    (i) Management's Recommendation. The Capital Cities Board reviewed presentations from, and discussed the terms and conditions of the Reorganization Agreement and the Acquisition with, senior executive officers of Capital Cities, representatives of its legal counsel and representatives of Allen & Company, its investment banker. The Capital Cities Board considered management's view of recent trends in the entertainment and media industries. The Capital Cities Board considered management's view that a combination of Disney, a leading "content provider" in the entertainment industry and an entertainment company with a strong brand identity (the Disney name), with Capital Cities, a leading distributor of programming, would create an even stronger global competitor in the entertainment and media industries. Capital Cities' management noted that Disney has been uniquely successful over the years in cross-promoting and cross-marketing its film, television, theme park and retail/merchandise licensing businesses. For example, the Disney theme parks are used to promote the Disney films and videos in current release and the Disney films provide characters for the theme park attractions and the retail/merchandise licensing business. Capital Cities' management expressed the view that the combination of the Capital Cities businesses with the Disney businesses would greatly increase the opportunities for this type of cross-segment revenue generation. In making its determination, the Capital Cities Board considered the view expressed by Capital Cities' management and Allen & Company that the Acquisition would benefit the shareholders of Capital Cities because they would participate in the value generated through this type of cross-segment revenue generation through their continued equity participation in New Disney. The Capital Cities Board also considered the fact that preliminary conversations about the possibility of a combination of Capital Cities and Disney had taken place between senior executive officers of the two companies on a number of occasions in the last two years and that Capital Cities' management was convinced that a combination between Capital Cities and Disney would yield greater benefits to Capital Cities and its shareholders than a combination of Capital Cities with any other company. In addition, the Capital Cities Board considered management's view that, if Capital Cities were not to enter into the Acquisition, Disney might well enter into a combination transaction with one of the other television networks--an event that might result in gains that Capital Cities anticipated from the Acquisition being realized by another television network.

    (ii) Capital Cities' Business, Condition and Prospects. In evaluating the terms of the Acquisition, the Capital Cities Board considered, among other things, information with respect to the financial condition, results of operations and businesses of Capital Cities, on both a historical and prospective basis, and current industry, economic and market conditions. The members of the Capital Cities Board were generally familiar with and knowledgeable about Capital Cities' affairs and further reviewed these matters in the course of their deliberations. In evaluating Capital Cities' prospects, the Capital Cities Board considered, among other things, the strengths of Capital Cities' broadcasting business, including its ratings leadership, its strong programming line-up and the recent strength of the advertising market, as well as the challenges facing that business, including higher programming costs, competition from its traditional full service competitors (CBS and NBC), increased competition from the Fox Network as well as newly formed part-time networks (such as the WB Network and the United Paramount Network), cable and other media and the difficulty of maintaining historical earnings growth rates on a stand-alone basis in an increasingly competitive environment.

    (iii) Historical and Recent Market Prices Compared to the Consideration to be Received by the Holders of Capital Cities Common Stock pursuant to the Acquisition. The Capital Cities Board reviewed the historical market prices and recent trading activity of Capital Cities Common Stock. The Capital Cities Board considered as favorable to its determination the fact that the value to be received per share of Capital Cities Common Stock (which, as of July 30, 1995, was $122 3/8 per share, based on the closing price of
  Disney Common Stock on July 28, 1995, the last trading day prior to the execution of the Reorganization Agreement) represented a premium of more than 27% over the closing sale price of $96 1/8 for Capital Cities Common Stock on July 28, 1995. The Capital Cities Board took into account Allen & Company's analysis that the value to be received by holders of Capital Cities Common Stock pursuant to the Acquisition (considered as a multiple of sales, earnings before interest, taxes, depreciation and amortization ("EBITDA") or net income) was within the range of multiples paid in selected acquisitions of comparable companies. The Capital Cities Board also considered Allen & Company's view that the value to be received pursuant to the Acquisition was within the range of pre-tax values that could hypothetically be realized if Capital Cities' assets were sold separately (i.e., Capital Cities' "break-up value").

    The Capital Cities Board considered the fact that the Reorganization Agreement did not provide a "collar" limiting the effect of changes in the price of Disney Common Stock on the value of the consideration to be received by the holders of Capital Cities Common Stock in the Acquisition and that, accordingly, the value of such consideration could fluctuate depending upon the performance of Disney Common Stock between the signing of the Reorganization Agreement and the closing. While recognizing that the absence of a collar exposed the Capital Cities shareholders to some market risk, the Capital Cities Board considered this risk to be offset by the following facts: (i) more than 50% of the transaction value (based on the closing price of Disney Common Stock on July 28, 1995) is represented by the $65 per share cash component--which is fixed, (ii) Capital Cities shareholders would be able to participate in any appreciation in the value of Disney Common Stock between the announcement of the transaction and the Closing Date as defined below--including appreciation related to favorable market perception of the transaction and of the prospects for New Disney and (iii) while collar arrangements provide limited protection against declines in the share price of the security to be received, they also limit the benefits from any appreciation in that price.

    (iv) Disney's Business, Condition and Prospects. The Capital Cities Board considered, among other things, information provided by management and Allen & Company with respect to the financial condition, results of operations and businesses of Disney. The Capital Cities Board considered, among other things, Disney's status as a leading provider of programming, its unique consumer franchise and the fact that it is the largest (measured by market capitalization) publicly traded diversified entertainment company and the second largest such company (behind Time Warner) measured by revenues. In reviewing the three segments in which Disney operates--filmed entertainment, theme parks and resorts, and consumer products--the Capital Cities Board noted that Disney's filmed entertainment business has achieved unparalleled success in animated film production and distribution and is also a major producer of live action films, successful network television shows (including Home Improvement for ABC), first-run syndicated programming (including Live With Regis & Kathy Lee and Siskel & Ebert) and cable programming (The Disney Channel). The Capital Cities Board reviewed the operations of Disney's theme parks and resorts segment, noting the plans for future growth at Walt Disney World, the apparently successful restructuring of Euro Disney and Disney's entry into the sports business. The Capital Cities Board also reviewed Disney's rapidly growing consumer products segment, which includes merchandise licensing of branded characters, retail stores and book publishing operations. The Capital Cities Board noted Disney's strong growth prospects, particularly with respect to animated film production, merchandising and consumer products and international expansion, as well as the challenges it faces, including improving the profitability of its live-action film business and Euro Disney. The Capital Cities Board also considered the concerns that had been raised regarding recent management turnover at Disney but concluded that Disney's management depth and strong corporate culture should enable it to avoid disruption.

    (v) Alternative Transactions. The Capital Cities Board determined, taking into account, among other things, applicable regulatory, legal and financial considerations, that it was unlikely that a combination transaction with any other corporation could be structured that would offer comparable value to Capital Cities' shareholders. The Capital Cities Board considered the fact that U.S. government regulations currently preclude non-U.S. corporations from acquiring a controlling interest in Capital Cities and concurred with the judgment of Allen & Company that it was unlikely that any other U.S. corporation with interests in the media or entertainment industries and no regulatory constraints had the available financial resources to effect a transaction that would offer greater value to the holders of Capital Cities Common Stock than the Acquisition.

    (vi) Termination Provisions and Termination Fee. The Capital Cities Board considered the provisions of the Reorganization Agreement that permit, if an Alternative Proposal is received, the Capital Cities Board, in the exercise of its fiduciary duties, to terminate the Reorganization Agreement upon the payment to Disney of a fee of $400 million (approximately 2% of the transaction value). The Capital Cities

  Board found reasonable the views of its legal advisors and Allen & Company that a 2% termination fee was within the range of fees payable in comparable transactions and that--at less than $3 per share--the fee would not in and of itself preclude an Alternative Proposal.

    (vii) Opinion of Allen & Company. The Capital Cities Board considered as favorable to its determination the oral opinion delivered by Allen & Company, subsequently confirmed in writing, that, as of July 31, 1995, the consideration to be received by the holders of shares of Capital Cities Common Stock pursuant to the Acquisition was fair to such holders from a financial point of view. The Capital Cities Board also considered the oral and written presentations made to it by Allen & Company. See "--Fairness Opinions--Opinion of Capital Cities' Investment Banker." A copy of Allen & Company's written opinion to the Capital Cities Board, dated as of July 31, 1995, is attached as Appendix D to this Joint Proxy Statement/Prospectus and is incorporated herein by reference.

    (viii) Ability of the Shareholders of Capital Cities to Obtain a Continuing Equity Interest in New Disney. The Capital Cities Board regarded as particularly favorable to its determination the fact that the terms of the Acquisition permit holders of Capital Cities Common Stock who wish to do so to continue to hold an equity interest in New Disney following the Acquisition, thus enabling Capital Cities shareholders to participate in the synergies expected to result from the combination of the two companies while realizing an immediate premium for their Capital Cities shares and while obtaining tax-free treatment to the extent that they receive stock. In this context, the Capital Cities Board noted that a prior all-cash proposal made by Disney was rejected because it did not permit the Capital Cities shareholders to benefit from the prospects of New Disney.

    (ix) Ability of the Shareholders of Capital Cities to Elect to Receive Either Cash Consideration, Stock Consideration or Cash and Stock Consideration. The Capital Cities Board considered, among other things, information provided by Capital Cities' legal counsel with respect to the Federal income tax consequences of the Acquisition to shareholders of Capital Cities. The Capital Cities Board was advised that, for Federal income tax purposes, shareholders who exchange Capital Cities Common Stock solely for New Disney Common Stock generally would not recognize taxable gain or loss on the exchange, that shareholders who exchange Capital Cities Common Stock solely for cash would be taxed on the difference between their tax basis in the Capital Cities Common Stock exchanged and the cash received, and that shareholders who exchange Capital Cities Common Stock for a combination of cash and New Disney Common Stock generally would recognize taxable gain in an amount equal to the lesser of (i) the excess of the sum of the cash and the fair market value of the New Disney Common Stock received over the tax basis in the Capital Cities Common Stock exchanged and (ii) the amount of cash received. The Capital Cities Board was also advised that shareholders of Capital Cities who elect to receive all cash or all stock could not ascertain their tax consequences at the time of making an election due to the possible applicability of proration. The Capital Cities Board viewed as favorable to its determination the fact that the terms of the Acquisition will permit the shareholders of Capital Cities to elect to receive the consideration to be issued to them pursuant to the Acquisition in the form of cash or Disney Common Stock (subject to proration in each case), or a combination thereof, thereby generally permitting shareholders to influence the tax consequences to them of the Acquisition. In addition, the Board viewed as favorable the fact that the Acquisition will enable shareholders who prefer cash to avoid the necessity of selling any New Disney Common Stock they otherwise would have received.

FAIRNESS OPINIONS

 Opinion of Disney's Investment Banker

  Disney retained Bear Stearns on July 27, 1995 as its investment banker in connection with the transactions contemplated by the Reorganization Agreement. Bear Stearns was selected by Disney because of its familiarity with each of Disney and Capital Cities and their respective component businesses and Bear Stearns' qualifications and expertise in providing advice to companies in the entertainment and media industries, as well as its reputation as an internationally recognized investment banking firm.

  At the request of Disney, on July 30, 1995, Bear Stearns delivered an oral opinion to the Disney Board, which was subsequently confirmed in a written opinion dated as of July 30, 1995 that, based upon and subject to the matters set forth in its written opinion, as of such date, the Acquisition was fair, from a financial point of view, to the stockholders of Disney. Bear Stearns has confirmed such opinion by delivery of a written opinion dated as of the date of this Joint Proxy Statement/Prospectus. In connection with its opinion dated the date of this Joint Proxy Statement/Prospectus, Bear Stearns performed certain procedures to update certain of its analyses and reviewed the assumptions on which such analyses were based and the factors considered in connection therewith. The full text of the written opinion of Bear Stearns, dated as of the date of this Joint Proxy Statement/Prospectus, is set forth as Appendix C to this Joint Proxy Statement/Prospectus and describes the assumptions made, matters considered and limits on the review undertaken. Disney stockholders are urged to read the opinion in its entirety.

  Bear Stearns' opinion addresses only the fairness of the Acquisition from a financial point of view to the stockholders of Disney and does not constitute a recommendation to any stockholder of Disney as to how such stockholder should vote with respect to the approval of the Disney Proposal. Although Bear Stearns evaluated the financial terms of the Acquisition, Bear Stearns did not recommend the specific consideration to be paid in the Acquisition. The consideration to be received by Capital Cities' shareholders as a result of the Acquisition was determined by negotiation between Capital Cities and Disney.

  In connection with rendering its opinion dated as of July 30, 1995, Bear
Stearns: (i) reviewed the Reorganization Agreement in substantially final form; (ii) reviewed the Annual Reports to Shareholders and Annual Reports on Form 10-K of Capital Cities for the fiscal years ended December 31, 1992 through 1994, and its Quarterly Reports on Form 10-Q for the periods ended April 2 and July 2, 1995; (iii) reviewed certain historical financial statements and 1995 budget financial statements by business segment of Capital Cities, provided to Bear Stearns by Capital Cities management; (iv) reviewed the Annual Reports to Stockholders and Annual Reports on Form 10-K of Disney for the fiscal years ended September 30, 1992 through 1994, and its Quarterly Reports on Form 10-Q for the periods ended December 31, 1994, and March 31 and June 30, 1995; (v) reviewed certain operating and financial information, provided to Bear Stearns by Disney management relating to Disney's and Capital Cities' business and prospects, including financial forecasts of Disney and Capital Cities, respectively, prepared by Disney management; (vi) met with the Chief Financial Officer of Capital Cities to discuss Capital Cities' historical and 1995 budget financial statements by business segment; (vii) met with certain members of Disney's senior management to discuss its operations, historical financial statements and future business prospects; (viii) reviewed the pro forma financial impact of the Acquisition on the stockholders of Disney; (ix) reviewed the historical prices and trading volumes of the Disney Common Stock and the Capital Cities Common Stock; (x) reviewed certain publicly available financial data and stock market performance data of companies which Bear Stearns deemed generally comparable to Disney and/or Capital Cities; (xi) reviewed the terms of certain other recent acquisitions of companies and businesses which Bear Stearns deemed generally comparable to Capital Cities and its component businesses; and (xii) conducted such other studies, analyses, inquiries and investigations as Bear Stearns deemed appropriate.

  In the course of its review, Bear Stearns relied upon and assumed without independent verification the accuracy and completeness of the financial and other information provided to it by Capital Cities and Disney, as well as the Commission filings of Capital Cities and Disney, respectively. With respect to the financial forecasts provided to Bear Stearns by Capital Cities and Disney, Bear Stearns assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Capital Cities and Disney as to the expected future performance of Capital Cities and Disney, respectively. Bear Stearns did not assume any responsibility for the information or financial forecasts provided to it and relied upon the assurances of management of Capital Cities and Disney that they were unaware of any facts that would make the information or financial forecasts provided by them to Bear Stearns incomplete or misleading. In addition, Bear Stearns did not perform or obtain appraisals of the assets of Capital Cities or Disney, and except as described in clauses (iii), (v) and
(vi) of the preceding paragraph, Bear Stearns did not have discussions with management or employees of Capital Cities regarding Capital Cities' operations, historical financial statements and future prospects or have access to financial forecasts of Capital Cities prepared by Capital Cities. Bear Stearns' opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion.

  The following is a summary of the analyses performed by Bear Stearns in connection with its presentation to the Disney Board on July 30, 1995.

  Transaction Analysis. Assuming a value per share of New Disney Common Stock issued in the Acquisition of $57 3/8 (the July 28, 1995 closing price of Disney Common Stock), Bear Stearns noted that (i) the aggregate consideration payable to Capital Cities shareholders pursuant to the Acquisition represented 21.9x estimated 1995 net income of Capital Cities and 7.8x tangible book equity of Capital Cities, (ii) the Enterprise Value (defined as the aggregate consideration payable pursuant to the Acquisition plus debt, preferred stock and minority interest, less available cash) of Capital Cities represented 2.98x estimated 1996 revenues, 10.4x estimated 1996 operating cash flow and 11.2x estimated 1996 operating income of Capital Cities and (iii) the per share consideration payable to Capital Cities shareholders pursuant to the Acquisition represented a premium of 27.3% over the closing price of the Capital Cities Common Stock on the NYSE on July 28, 1995, the last full trading day prior to the execution of the Reorganization Agreement, a premium of 25.4% over the closing price of the Capital Cities Common Stock on the NYSE on July 21, 1995, and a premium of 13.3% over the closing price of the Capital Cities Common Stock on the NYSE on June 30, 1995.

  Comparable Transactions Analysis. Bear Stearns compared the consideration payable to Capital Cities shareholders pursuant to the Acquisition to the consideration received by stockholders in several merger and acquisition transactions in the diversified media industry, the publishing industry, the television broadcasting industry, the radio broadcasting industry and the cable programming industry since 1993. The transactions reviewed were: Viacom Inc.'s acquisition of Paramount Communications, Inc.; Gannett Co., Inc.'s acquisition of Multimedia, Inc.; Park Acquisition Corp.'s acquisition of Park Communications, Inc.; Seagram Company Ltd.'s acquisition of MCA Inc.; Westinghouse Electric Corp.'s rumored acquisition of CBS Inc.; New York Times Co.'s acquisition of Affiliated Publications Inc.; NV Vereinigd Bezit VNU's acquisition of BPI Communications, L.P.; United Advertising's acquisition of Harmon Publishing Co.; Gruner & Jahr USA Publishing's acquisition of the Women's Magazines Division of New York Times Co.; Forstmann Little & Co.'s acquisition of Ziff-Davis Publishing Co.; Hearst Corporation's acquisition of the Houston Post; McClatchy Newspapers, Inc.'s acquisition of News & Observer Publishing Co.; the acquisition of Madison Square Garden Corporation by a joint venture of ITT Corp. and Cablevision Systems Corp.; Tele-Communications, Inc.'s acquisition of Prime Ticket; the acquisition of Lifetime Television by a joint venture of Capital Cities/ABC, Inc. and Hearst Corporation; the acquisition of American Movie Classics by Rainbow Programming Holdings, Inc.; and approximately 80 acquisitions of television broadcasting stations and radio broadcasting stations. The analysis showed (a) the following ranges of enterprise value to latest 12 months ("LTM") revenues multiples: (i) for diversified media companies: 1.48x to 3.64x with a harmonic mean of 2.16x; and
(ii) for publishing companies: 1.43x to 3.49x with a harmonic mean of 2.18x; and (b) the following ranges of enterprise value to LTM operating cash flow multiples: (i) for diversified media companies: 8.9x to 18.3x with a harmonic mean of 12.2x; (ii) for publishing companies: 8.9x to 15.1x with a harmonic mean of 11.2x; (iii) for television broadcasting companies: 7.4x to 15.0x with a harmonic mean of 9.6x; (iv) for radio broadcasting companies: 8.0x to 10.5x with a harmonic mean of 9.0x; and (v) for cable programming companies: 13.0x to 42.7x with a harmonic mean of 19.7x.

  Comparable Companies Analysis. Bear Stearns performed an analysis of the enterprise value to LTM Broadcast Cash Flow (defined as revenues less operating expenses before corporate overhead plus program amortization expense less cash payments for broadcasting) multiples for eight radio broadcasting companies, consisting of Clear Channel Communications, Inc., Evergreen Media Corp., EZ Communications, Inc. Heritage Media Corporation, Infinity Broadcasting Corp., Jacor Communications, Inc., Saga Communications, Inc. and SFX Broadcasting, Inc. (the "Radio Broadcast Companies"), and eight television broadcasting companies, consisting of CBS Inc., Clear Channel Communications, Inc., Granite Broadcasting Corp., LIN Broadcasting Corp., Outlet Communications, Inc., Renaissance Communications Corp., United Television, Inc. and Young Broadcasting Inc. (the "Television Broadcast Companies"), and the enterprise value to LTM EBITDA (defined as earnings before interest, taxes, depreciation and amortization) multiples and stock price to earnings per share multiples relative to seven diversified media companies, consisting of The News Corporation Limited, Polygram NV, Grupo Televisa, S.A. de C.V., Time Warner Entertainment L.P., Time Warner Inc., Turner Broadcasting

System, Inc. and Viacom Inc. (the "Diversified Media Companies"), the Television Broadcast Companies, the Radio Broadcasting Companies, nine diversified newspaper companies, consisting of Dow Jones & Co., Inc., Gannnett Co., Inc., Knight-Ridder, Inc., New York Times Co., Pulitzer Publishing Co., E.W. Scripps Co., Times Mirror Co., Tribune Co. and Washington Post Co. (the "Diversified Newspaper Companies"), and four magazine publishing companies, consisting of American Media Operations, Meredith Corp., Playboy Enterprises, Inc. and Reader's Digest Association, Inc. (the "Magazine Companies"). This analysis indicated that (i) the enterprise value of the Television Broadcast Companies and the Radio Broadcast Companies as a multiple of LTM Broadcast Cash Flow ranged from 8.4x to 16.7x with a harmonic mean of 10.9x, and 9.6x to 16.9x with a harmonic mean of 11.5x, respectively; (ii) the enterprise value as a multiple of LTM EBITDA ranged from, for the Diversified Media Companies, 10.7x to 21.0x with a harmonic mean of 13.8x, for the Television Broadcast Companies, 7.3x to 17.7x with a harmonic mean of 11.5x, for the Radio Broadcast Companies, 9.9x to 17.6x with a harmonic mean of 12.8x, for the Diversified Newspaper Companies, 6.4x to 9.2x with a harmonic mean of 7.5x and for the Magazine Companies, 7.2x to 11.1x with a harmonic mean of 8.9x; and
(iii) the public trading market price as a multiple of current fiscal year earnings per share and next fiscal year earnings per share ranged from, for the Diversified Media Companies, 16.9x to 64.9x with a harmonic mean of 25.8x, and 14.4x to 36.4x with a harmonic mean of 21.3x, respectively, for the Television Broadcast Companies, 11.2x to 39.6x with a harmonic mean of 21.2x, and 7.9x to 29.1x with a harmonic mean of 17.6x, respectively, for the Radio Broadcast Companies, 18.3x to 55.7x with a harmonic mean of 35.0x, and 18.1x to 180.3x with a harmonic mean of 30.3x, respectively, for the Diversified Newspaper Companies, 15.6x to 37.2x with a harmonic mean of 18.6x, and 14.7x to 24.8x with a harmonic mean of 16.6x, respectively, and for the Magazine Companies, 17.2x to 22.9x with a harmonic mean of 19.4x, and 10.6x to 55.8x with a harmonic mean of 18.2x, respectively.

  Pro Forma Merger Analysis. Bear Stearns analyzed the pro forma impact of the consummation of the Acquisition on the earnings per share of Disney and compared such pro forma results with the forecasted earnings per share of Disney on a stand-alone basis. Assuming solely for purposes of such pro forma analysis, (w) that the closing of the Acquisition would occur on September 30, 1995 (and the inclusion of Capital Cities in Disney's results of operations for the entire 1996 fiscal year), (x) a value per share of New Disney Common Stock issued in the Acquisition of $57 3/8 (the July 28, 1995 closing price of Disney Common Stock), (y) that the consideration payable pursuant to the Acquisition in respect of each share of Capital Cities Common Stock will consist of one share of New Disney Common Stock and $65.00 in cash, and (z) the achievement of certain synergies as a result of the Acquisition, derived from information furnished to Bear Stearns, Bear Stearns estimated that holders of Disney Common Stock would incur dilution of forecasted earnings per share of $0.49 (15.6%) in fiscal year 1996, $0.49 (12.6%) in fiscal year 1997,
$0.45 (10.1%) in fiscal year 1998, $0.45 (8.2%) in fiscal year 1999 and $0.36
(5.9%) in fiscal year 2000. Bear Stearns noted that the dilution of forecasted earnings per share was primarily attributable to amortization of goodwill resulting from the Acquisition.

  Bear Stearns also performed a pro forma merger analysis assuming that the closing of the Acquisition would occur on March 31, 1996. The results of such pro forma merger analysis were substantially similar to the analysis described in the preceding paragraph, except that such analysis reflects the inclusion of Capital Cities in Disney's results of operations for only six months of Disney's 1996 fiscal year and, accordingly, holders of Disney Common Stock would incur dilution of forecasted earnings per share of $0.26 (8.3%) in fiscal year 1996 (compared with $0.49 assuming a closing on September 30, 1995).

  Bear Stearns' pro forma merger analysis also indicated that, assuming that the closing of the Acquisition would occur on September 30, 1995, consolidated net debt (i.e., debt minus cash) of New Disney as of the closing would represent 37.8% of total capitalization of New Disney (36.8% assuming that the closing would occur on March 31, 1996) and that, based upon such forecasted pro forma capitalization, New Disney would have additional debt capacity.

  Hypothetical Break-up Analysis. Bear Stearns performed an analysis of the hypothetical, pre-tax break-up value per share of Capital Cities Common Stock by valuing each of Capital Cities' business segments at multiples it deemed appropriate, using Capital Cities' 1995 estimated Broadcast Cash Flow for each business segment. This resulted in a pre-tax value per share ranging from $113.49 to $135.30. Bear Stearns noted that this valuation was before taking into account the impact of taxes on any asset sales.

  The foregoing is a summary of the financial analyses used by Bear Stearns in connection with rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Bear Stearns' opinion. In arriving at its opinion, Bear Stearns considered the results of all such analyses. The analyses were prepared solely for the purposes of Bear Stearns providing its opinion as to the fairness of the Acquisition, from a financial point of view, to the stockholders of Disney and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. No company used in the comparable company analyses summarized above is identical to Capital Cities or Disney and no transaction used in the comparable transaction analysis summarized above is identical to the Acquisition. Any analysis of the fairness of the Acquisition, from a financial point of view, to the stockholders of Disney involves complex considerations and judgments concerning differences in the potential financial and operating characteristics of the comparable companies and transactions and other factors in relation to the trading and acquisition values of the comparable companies. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such analyses. As described above, Bear Stearns' opinion and the related presentation to the Disney Board on July 30, 1995 was one of many factors taken into consideration by the Disney Board in making its determination to approve the Reorganization Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Bear Stearns.

  In the ordinary course of its business, Bear Stearns may actively trade the securities of Disney and Capital Cities for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

  Pursuant to a letter agreement, dated July 30, 1995, Disney agreed to pay Bear Stearns a fee of $2,000,000 for rendering its financial advisory services, including its opinion. Disney has also agreed to reimburse Bear Stearns for its out-of-pocket expenses, including the reasonable fees and disbursements of counsel, and to indemnify Bear Stearns and certain related persons against certain liabilities in connection with the engagement of Bear Stearns, including certain liabilities under the Federal securities laws.

  Disney also retained James D. Wolfensohn Incorporated to act as an advisor. James D. Wolfensohn Incorporated was not requested to, and did not, provide a fairness opinion to the Disney Board.

 Opinion of Capital Cities' Investment Banker

  At the meeting of the Capital Cities Board on July 30, 1995, Allen & Company delivered its oral opinion (subsequently confirmed in writing) to the effect that, as of such date, the consideration to be received by the holders of Capital Cities Common Stock in connection with the Acquisition was fair to such holders from a financial point of view. No limitations were imposed by the Capital Cities Board upon Allen & Company with respect to the investigations made or the procedures followed by Allen & Company in rendering its opinion. Allen & Company was not requested by the Capital Cities Board to make any recommendation as to the form or amount of consideration to be paid by Disney pursuant to the Reorganization Agreement, which issues were resolved in arm's-length negotiations between Disney and Capital Cities.

  The full text of the written opinion of Allen & Company, dated July 31, 1995, is set forth as Appendix D to this Joint Proxy Statement/Prospectus and describes the assumptions made, matters considered and limits on the review undertaken. Capital Cities shareholders are urged to read the opinion in its entirety. Allen & Company's opinion is directed only to the fairness, from a financial point of view, of the consideration which the holders of Capital Cities Common Stock would receive in the Acquisition and does not constitute a recommendation of the Acquisition over other courses of action that may be available to Capital Cities or constitute a recommendation to any holder of Capital Cities Common Stock concerning how such holder should vote with respect to the Capital Cities Proposal. The summary of the opinion of Allen & Company set forth in this Joint Proxy

Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion. However, such summary sets forth all material aspects of such opinion.

  Allen & Company is a nationally recognized investment banking firm that is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Capital Cities retained Allen & Company based on Allen & Company's expertise in the valuation of media and entertainment companies as well as its familiarity with Capital Cities and Disney.

  Pursuant to an engagement letter dated July 30, 1995, Capital Cities agreed to pay Allen & Company for its services a fee to be mutually agreed upon. Subsequent to such date, the parties agreed to a fee of $2,000,000. Capital Cities also agreed to indemnify Allen & Company and certain related persons against certain liabilities, including liabilities under the Federal securities laws, relating to or arising out of its engagement.

  In arriving at its opinion, Allen & Company (i) reviewed the terms and conditions of the Reorganization Agreement; (ii) analyzed publicly available historical business and financial information relating to Capital Cities, as presented in documents filed with the Commission, including Capital Cities' Annual Report to Shareholders and Annual Report on Form 10-K for its fiscal year ended December 31, 1994 and Capital Cities' Quarterly Report on Form 10-Q for its quarterly period ended April 2, 1995; (iii) analyzed publicly available historical business and financial information relating to Disney as presented in documents filed with the Commission, including Disney's Annual Report to Stockholders and Annual Report on Form 10-K for its fiscal year ended September 30, 1994 and Disney's Quarterly Report on Form 10-Q for its quarter ended March 31, 1995; (iv) reviewed drafts of Capital Cities' and Disney's Quarterly Reports on Form 10-Q for their respective fiscal quarters ended July 2, 1995 and June 30, 1995; (v) reviewed certain financial forecasts and other data provided to it by Capital Cities and Disney relating to their respective businesses for their fiscal years ending December 31, 1995 and September 30, 1995, respectively; (vi) conducted discussions with certain members of the senior management of Capital Cities and Disney with respect to the financial condition, business, operations, strategic objectives and prospects of Capital Cities and Disney, respectively; (vii) reviewed and analyzed public information, including certain stock market data and financial information relating to selected public companies that it deemed generally comparable to Capital Cities and Disney; (viii) reviewed the trading history of Capital Cities Common Stock and Disney Common Stock, including each company's respective performance in comparison to market indices and to selected companies in comparable businesses; (ix) reviewed public financial and transaction information relating to merger and acquisition transactions it deemed to be comparable to the Acquisition; and (x) conducted such other financial analyses and investigations as it deemed necessary or appropriate for the purposes of its opinion.

  In connection with its review, Allen & Company assumed and relied on the accuracy and completeness of the information it reviewed for the purpose of its opinion and did not assume any responsibility for independent verification of such information or for any independent evaluation or appraisal of the assets of Capital Cities or Disney. With respect to Capital Cities' and Disney's financial forecasts, Allen & Company assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Capital Cities or Disney, as the case may be, and Allen & Company expressed no opinion with respect to such forecasts or the assumptions on which they were based. Allen & Company's opinion was necessarily based upon business, market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion. Allen & Company was not requested to, and did not, solicit third-party offers to acquire all or any part of Capital Cities. Allen & Company's opinion does not imply any conclusion as to the likely trading range of New Disney Common Stock following the consummation of the Acquisition, which may vary depending on, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities.

  Allen & Company's opinion does not constitute a recommendation with respect to whether any shareholder of Capital Cities should elect to receive cash or Disney Common Stock pursuant to the Reorganization

Agreement. Allen & Company did not specifically analyze the impact on any individual Capital Cities shareholder of exercising the election contemplated by the Reorganization Agreement to receive either form of consideration because it believed that Capital Cities shareholders would make such election only after appropriate consultation with their respective tax planning advisors with respect to a detailed analysis of specific tax consequences of electing any blend of consideration made available by the Reorganization Agreement.

  The following is a summary of the presentation made by Allen & Company to the Capital Cities Board in connection with the rendering of Allen & Company's fairness opinion:

    (i) Transaction Overview. Allen & Company presented an overview of the proposed transaction, noting the strategic fit of combining a leading content provider with a leading distribution company and the assets that would be held by New Disney. Allen & Company reviewed the projected pro forma financial statements for New Disney, based on the 1995 fiscal year forecasts provided by Capital Cities and Disney, noting in particular the 1995 pro forma operating cash flow of $4.4 billion and net income per share of $2.08 for New Disney. In addition, on the basis of a review of New Disney's projected 1995 fiscal year pro forma revenue and operating income by segment, Allen & Company noted that the filmed entertainment segment would represent 31% of New Disney's revenues and 27% of New Disney's operating income and that the broadcasting segment would represent 30% of New Disney's revenues and 34% of New Disney's operating income. Allen & Company also reviewed New Disney's 1995 fiscal year pro forma debt levels and coverage ratios, noting particularly that on the basis of a pro forma operating cash flow to interest expense ratio of 5.0x and net debt to net book capitalization ratio of 41.3%, New Disney would have excess debt capacity and that its leverage would not significantly restrict its financial flexibility.

    Allen & Company also analyzed the value of the consideration payable to holders of Capital Cities Common Stock pursuant to the Acquisition, reflecting the July 28, 1995 Disney Common Stock price of $57 3/8, as multiples of New Disney's projected 1995 pro forma EBITDA (11.4x) and net income (27.6x), and compared such multiples to multiples of operating cash flow and net income derived from recent trading prices of other (i) diversified entertainment companies (which ranged from 8.3x to 14.4x for operating cash flow and from 16.8x to 46.7x for net income); (ii) television networks (which ranged from 10.3x to 12.0x for operating cash flow and 16.8x to 24.5x for net income); and (iii) television broadcasters (which ranged from 8.9x to 21.5x for operating cash flow and from 11.2x to 39.6x for net income). Allen & Company observed that, at the Disney Common Stock closing price of $57 3/8 on July 28, 1995, the pro forma multiples of operating cash flow and net income for New Disney would fall well within the range of multiples of comparable companies.

    (ii) Overview of Disney. Allen & Company presented an overview of Disney including a description of the three segments in which Disney operates: filmed entertainment, theme parks and resorts and consumer products. In its review of the filmed entertainment segment, Allen & Company noted Disney's leadership position in animated film production and distribution as well as the difficult environment in which its live action film operation competes. Allen & Company described the challenging conditions currently prevailing in the television production business but noted Disney's successful record in producing network shows (with nine shows scheduled for network television this year) as well as programming for the off-network syndication market. Allen & Company noted that Disney's theme park operations have performed well, that the potential for continued growth exists (primarily through expansion of Florida's Walt Disney World ) and that the Euro Disney restructuring appears to have been successful. Finally, Allen & Company described Disney's consumer product segment, noting its high growth and profit potential.

    Allen & Company reviewed Disney's historical and 1995 projected operating results, noting particularly that Disney's net income per share has increased at a compound annual growth rate of over 20% over the last ten years. Allen & Company also reviewed Disney's forecast 1995 operating results by segment, its historical operating results by segment and its historical balance sheet at June 30, 1995.

    Allen & Company also reviewed stock price and trading volume data for Disney Common Stock, noting that its general trading patterns were in line with the S&P Entertainment Index over the period from

  January 1985 through June 1995. Allen & Company also compared selected multiples derived from the recent price of Disney Common Stock to multiples derived from recent trading prices of selected comparable diversified entertainment companies (The News Corporation Limited, Time Warner Inc., Turner Broadcasting System, Inc. and Viacom Inc.), recreational service companies (Cedar Fair, L.P., Discovery Zone, Inc., Euro Disney S.C.A. and Mountasia Entertainment International, Inc.), specialty retailers (Barnes & Noble, Inc., The Gap, Inc., The Home Depot, Inc., Toys 'R' Us, Inc., and Wal-Mart Stores, Inc.) and cable programmers (BET Holdings, Inc., Gaylord Entertainment Company, Home Shopping Network, Inc., International Family Entertainment, Inc. and Turner Broadcasting System, Inc.). The multiples compared included total market capitalization (long term debt plus the recent market value of all equity securities) to LTM operating cash flow (which was 12.1x for Disney compared to a mean of 11.4x for the diversified entertainment companies, 11.6x for the recreational services companies, 11.5x for the specialty retailers and 16.3x for the cable programmers) and price to 1995 estimated earnings (which was 22.1x for Disney compared to a mean of 31.8x for the diversified entertainment companies, 13.7x for the recreational services companies, 22.0x for the specialty retailers and 30.7x for the cable programmers). These analyses indicated that the closing price of Disney Common Stock at July 28, 1995 ($57 3/8) represented multiples of sales, operating cash flow, earnings before interest and taxes and earnings per share that were within the ranges found for comparable companies and that the Disney price earnings multiple was within the historical range of multiples for Disney Common Stock over the past ten years.

    (iii) Overview of Capital Cities. Allen & Company presented an overview of Capital Cities, noting particularly the opportunities represented by Capital Cities' ratings leadership and strong programming line-up and the recent strength of the advertising market, as well as the challenges represented by increases in programming costs, the increased competition for viewers and programming generated by the launch of the WB Network and the United Paramount Network and the changing profile of the media and entertainment industries.

    Allen & Company reviewed stock price and trading volume data for Capital Cities Common Stock, noting that its general trading patterns were in line with the S&P 500 and the S&P Broadcasting indices from January 1985 through June 1995. Allen & Company also compared selected multiples derived from the recent trading price of Capital Cities Common Stock to multiples derived from the recent trading prices of selected publicly traded television networks (CBS Inc. and The News Corporation Limited), selected publicly traded television broadcasters (Clear Channel Communications, Inc., LIN Broadcasting Corporation, Granite Broadcasting Corporation, Price Communications Corporation, Renaissance Communications Corp., Silver King Communications, Inc., Sinclair Broadcasting Group, Inc. and Young Broadcasting Inc.), selected publicly traded radio broadcasters (Emmis Broadcasting Corporation, Evergreen Media Corporation, EZ Communications, Inc., Infinity Broadcasting Corporation, Jacor Communications, Inc., SFX Broadcasting, Inc. and Westwood One, Inc.), selected publicly traded cable programmers (BET Holdings, Inc., Gaylord Entertainment Company, International Family Entertainment, Inc., Home Shopping Network, Inc. and Turner Broadcasting System, Inc.) and fourteen selected publicly-traded newspaper publishers. The multiples compared included total market capitalization to LTM operating cash flow (which was 9.6x for Capital Cities compared to a mean of 11.1x for the television networks, 14.3x for the television broadcasters, 14.0x for the radio broadcasters, 16.3x for the cable programmers and 7.9x for the newspaper publishers) and price to 1995 estimated earnings (which was 18.5x for Capital Cities compared to a mean of 20.6x for the television networks, 28.6x for the television broadcasters, 45.4x for the radio broadcasters, 30.7x for the cable programmers and 18.4x for the newspaper publishers). These analyses indicated that the closing price of Capital Cities Common Stock at July 28, 1995 ($96 1/8) represented multiples of sales, operating cash flow, earnings before interest and taxes and earnings per share that were within the ranges found for comparable companies and that the Capital Cities price earnings multiple was within the historical range of multiples for Capital Cities Common Stock over the past ten years.

    (iv) Transaction Analysis. Allen & Company noted that the per share value of the consideration payable to the holders of Capital Cities Common Stock pursuant to the Acquisition (based on the closing price of Disney Common Stock on July 28, 1995) was $122 3/8, representing a premium of approximately 27% over the closing price of Capital Cities Common Stock on July 28, 1995. Allen & Company compared this premium to premiums paid in selected other large media and entertainment transactions, noting that premiums in the cash and stock transactions considered ranged from 8.1% to 94.5%, as compared to trading prices on the day prior to the announcement.

    Allen & Company also analyzed the value to be received by Capital Cities shareholders in the Acquisition as multiples of New Disney's projected 1995 pro forma sales (3.4x), EBITDA (11.4x) and net income (27.6x), and compared such multiples to multiples of EBITDA and, in certain cases, sales and net income, paid in (i) selected acquisitions of television network and station groups consummated during the last ten years (which ranged from 0.8x to 6.2x for sales, from 8.9x to 13.8x for EBITDA and from 18.5x to 33.3x for net income); (ii) selected acquisitions of television broadcasting groups consummated within the last two years (which ranged from 7.4x to 15.0x for EBITDA); (iii) selected acquisitions of radio broadcasting groups consummated within the last two years (which ranged from 8.5x to 13.0x for EBITDA); (iv) selected acquisitions of interests in cable programmers consummated within the last ten years (which ranged from 5.7x to 30.0x for EBITDA); and (v) selected acquisitions of newspaper publishers consummated within the last five years (which ranged from 0.6x to 4.7x for sales and from 5.1x to 13.9x for EBITDA).

    No company used in the comparable company analyses summarized above is identical to Capital Cities or Disney and no transaction used in the comparable transaction analysis summarized above is identical to the Acquisition. Accordingly, any such analysis of the value of the consideration to be received by the holders of Capital Cities Common Stock pursuant to the Acquisition involves complex considerations and judgments concerning differences in the potential financial and operating characteristics of the comparable companies and transactions and other factors in relation to the trading and acquisition values of the comparable companies.

    The preparation of a fairness opinion is not susceptible to partial analysis or summary description. Allen & Company believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the processes underlying the analysis set forth in its opinion. Allen & Company has not indicated that any of the analyses which it performed had a greater significance than any other.

    In performing its analyses, Allen & Company made numerous assumptions with respect to industry performance, general business, financial, market and economic conditions and other matters, many of which are beyond the control of Capital Cities or Disney. The analyses which Allen & Company performed are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Allen & Company's analysis of the fairness, from a financial point of view, of the consideration which the holders of Capital Cities Common Stock would receive pursuant to the Acquisition. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future.

INTERESTS OF CERTAIN PERSONS IN THE ACQUISITION

  In considering the respective recommendations of the Disney Board and the Capital Cities Board with respect to the Reorganization Agreement and the transactions contemplated thereby, stockholders of Disney and shareholders of Capital Cities should be aware that certain members of the management of Disney and Capital Cities and the Disney Board and the Capital Cities Board have certain interests in the Acquisition that are different from, or in addition to, the interests of stockholders of Disney and shareholders of Capital Cities generally.

 Disney

  Directors and Officers of New Disney. All of the current directors of Disney, as well as Michael Ovitz, President of Disney, will become directors of New Disney. See "MANAGEMENT OF NEW DISNEY--

Directors." In addition, certain executive officers of Disney, including Messrs. Eisner, Ovitz, Disney, Litvack, Bollenbach, Cooke, Murphy and Garand, will become executive officers of New Disney. See "MANAGEMENT OF NEW DISNEY-- Officers."

  Employee/Non-Employee Director Stock Option Programs. At the Effective Time, each outstanding option or right to purchase shares of Disney Common Stock (a "Disney Option"), if agreed to by the holder of any such Disney Option, shall be assumed by New Disney in such manner that it is converted into an option to purchase the same number of shares of New Disney Common Stock at the same exercise price. Each Disney Option assumed by New Disney will have the same terms and conditions as then are applicable to such Disney Option. As of September 1, 1995, directors and executive officers of Disney held outstanding Disney Options to purchase 11,266,000 shares of Disney Common Stock at exercise prices ranging from $15.81 to $57.44 per share. In addition, on October 16, 1995, Mr. Ovitz was granted stock options to purchase 5,000,000 shares of Disney Common Stock at the exercise price of $57.00 under the Amended 1990 Plan. See "DISNEY OPTION PLANS--Description of the 1995 Plan and Amended 1990 Plan."

 Capital Cities

  Directors and Officers of New Disney. Following the Acquisition, Thomas S. Murphy, Chairman and Chief Executive Officer of Capital Cities, is expected to relinquish that position and become a member of the New Disney Board of Directors. See "MANAGEMENT OF NEW DISNEY--Directors." Robert A. Iger, President and Chief Operating Officer of Capital Cities, has entered into an employment contract with Disney and will continue in that capacity. See "-- Employment Agreement."

  Employee Stock Option Programs. The Reorganization Agreement provides that, at the Effective Time, each outstanding option or right to purchase shares of Capital Cities Common Stock (a "Capital Cities Option") will, if agreed by the holder thereof, be assumed by New Disney in such manner that it is converted into an option to purchase shares of New Disney Common Stock, as provided below. Following the Effective Time, each such Capital Cities Option will be exercisable upon the same terms and conditions as are in effect for such Capital Cities Option at the Effective Time, except that (i) each such Capital Cities Option will be exercisable for that number of shares of New Disney Common Stock equal to the product of (x) the number of shares of Capital Cities Common Stock for which such Capital Cities Option was exercisable and
(y) the Stock Consideration (before any adjustment relating to proration) and
(ii) the exercise price of such Capital Cities Option will be equal to the exercise price of such option as of the date of the Reorganization Agreement divided by the Stock Consideration (before any adjustment relating to proration). The Reorganization Agreement provides that Capital Cities and the holder of any Capital Cities Option may amend such Capital Cities Option so that the holder of such Capital Cities Option (if it is outstanding at the Effective Time) may elect to receive, in settlement thereof, for each share of Capital Cities Common Stock subject to a Capital Cities Option an amount (subject to any applicable withholding tax) in cash equal to the Cash Consideration (before any adjustment relating to proration) minus the per share exercise or purchase price of such Capital Cities Option as of the date of the Reorganization Agreement (the "Cash Settlement").

  Pursuant to the terms of Capital Cities' 1991 Stock Option Plan (the "1991 Plan"), the approval and adoption of the Reorganization Agreement by the shareholders of Capital Cities at the Capital Cities Meeting will constitute an "Accelerating Event" resulting in all Capital Cities Options under the 1991 Plan becoming exercisable in full. As of October 31, 1995, directors and executive officers of Capital Cities held outstanding Capital Cities Options to purchase 416,000 shares of Capital Cities Common Stock under the 1991 Plan at exercise prices ranging from $49.20 to $97.13 per share. In addition, as of October 31, 1995, directors and executive officers of Capital Cities held outstanding Capital Cities Options to purchase 9,000 shares of Capital Cities Common Stock under the Employee Stock Option Plan of Capital Cities/ABC, Inc. (the "1981 Plan") at an exercise price of $38.19 per share. All the Capital Cities Options outstanding under the 1981 Plan were fully exercisable prior to the execution of the Reorganization Agreement. The following table sets forth information with respect to the number of vested Capital Cities Options, and the acceleration of exercisability of Capital Cities Options, held by the persons set forth below.

                                                   NUMBER OF UNVESTED       WEIGHTED
                                                 CAPITAL CITIES OPTIONS AVERAGE EXERCISE   NET PROCEEDS FROM
                                                  AT OCTOBER 31, 1995   PRICE PER SHARE  CAPITAL CITIES OPTIONS
                             NUMBER OF VESTED          TO BECOME         OF VESTED AND      IF HOLDER ELECTS
                          CAPITAL CITIES OPTIONS    EXERCISABLE UPON    UNVESTED CAPITAL       TO RECEIVE
      NAME & TITLE         AT OCTOBER 31, 1995     ACCELERATING EVENT    CITIES OPTIONS   CASH SETTLEMENT (1)
      ------------        ---------------------- ---------------------- ---------------- ----------------------
Thomas S. Murphy........             --                 100,000              $83.00            $3,937,500
 Chairman of the Board
 and Chief Executive
 Officer
Daniel B. Burke.........          50,000                 50,000              $49.20            $7,317,500
 Former President, Chief
 Executive Officer and
 Chief Operating Officer
Robert A. Iger..........          20,000                 60,000              $71.93            $4,035,600
 President and Chief
 Operating Officer
Ronald J. Doerfler......           6,250                 18,750              $63.48            $1,472,375
 Senior Vice President
 and Chief Financial
 Officer
Herbert A. Granath......           4,000                  1,000              $44.51            $  389,325
 Senior Vice President;
 President, Cable and
 International Broadcast
 Group
Michael P. Mallardi.....           5,000                 15,000              $63.48            $1,177,900
 Senior Vice President;
 President; Broadcast
 Group
Phillip J. Meek.........           5,000                 15,000              $63.48            $1,177,900
 Senior Vice President;
 President, Publishing
 Group
Stephen A. Weiswasser...           5,000                 15,000              $63.48            $1,177,900
 Senior Vice President;
 President, Multimedia
 Group
David Westin............          11,250                 33,750              $70.99            $2,312,325
 Senior Vice President;
 President, ABC
 Television Network
 Group
Allan J. Edelson........           4,000                  1,000              $44.51            $  389,325
 Vice President and
 Controller
David J. Vondrak........           4,000                  1,000              $44.51            $  389,325
 Vice President and
 Treasurer

--------
(1) Based upon an assumed value of the Cash Consideration of $122 3/8. As described above, Capital Cities Options may also be assumed by New Disney and converted into options to purchase New Disney Common Stock.

  Incentive Compensation Plan. Under the Incentive Compensation Plan of Capital Cities/ABC, Inc. (the "Incentive Compensation Plan") selected key employees of Capital Cities have been granted a number of "shadow stock" units (the "Units") that relate to appreciation in the price of the shares of Capital Cities Common Stock. Each Unit bears a value equal to the excess of the market price of one share of Capital Cities Common Stock (as determined by a formula set forth in the Incentive Compensation Plan (the "Market Price")) over a specified dollar floor on the "determination date," which is the earlier of the date of the participant's termination of employment or the fifth anniversary of the date of grant of the Unit. Each participant's Units are credited with 6% interest each December 31 based on the fair market value (as defined in the Incentive Compensation Plan) of Capital Cities Common Stock in excess of the specified dollar floor at that date. A participant gains vested rights in the Units on a graduated basis over the five-year period following the grant of the Units. The approval and adoption of the Reorganization Agreement by the shareholders of Capital Cities at the Capital Cities Meeting will constitute an "Accelerating Event" under the Incentive Compensation Plan resulting in the vesting of all accrued benefits (including interest accruals) and the requirement that a full distribution of benefits be made. Units that have previously reached their determination date at the time of the Accelerating Event are valued based on the excess of the Market Price on the determination date over the applicable dollar floor. Units that will reach their determination date as a result of the Accelerating Event are valued based on the higher of (x) the highest reported sales price of Capital Cities Common Stock during the 60 day period prior to the Accelerating Event and (y) the highest price paid in the transaction resulting in the Accelerating Event (the "Accelerating Event Fair Market Value"). All vested benefits (which includes all benefits which will become fully vested as a result of such Accelerating Event, all benefits which are already fully vested and all benefits the payment of which has been deferred in whole or in part) will be distributed immediately prior to the Effective Time. As of October 31, 1995, an aggregate of 12,903,900 Units have been granted under the Incentive Compensation Plan, including grants of 2,348,000 Units to directors and executive officers of Capital Cities. Assuming that the Accelerating Event Fair Market Value, calculated as of the date of the Capital Cities Meeting, is $122 3/8, the aggregate value of the Units held by Messrs. Iger, Doerfler, Granath, Mallardi, Meek, Weiswasser, Westin, Braverman, Edelson and Vondrak would be $12,301,905, $9,709,650, $7,928,812, $10,666,618,
$8,103,293, $7,099,146, $5,163,501, $1,408,732, $4,356,131 and $2,242,813,
respectively.

  Benefit Equalization Plan. The approval and adoption of the Reorganization Agreement by the holders of Capital Cities Common Stock at the Capital Cities Meeting will constitute an "Accelerating Event" under the Benefit Equalization Plan of Capital Cities/ABC, Inc. (the "BEP") (which provides supplemental benefits for participants under the Capital Cities/ABC, Inc. Retirement Plan, the Capital Cities/ABC, Inc. Savings & Investment Plan and the Capital Cities/ABC, Inc. Supplemental Pension Plan to the extent necessary to make up for benefits lost by reason of the limitations imposed by Sections 415 and 401(a)(17) of the Code) resulting in the vesting of all benefits and the requirement to make a lump-sum payment of all accrued benefits. All vested benefits will be payable immediately prior to the Effective Time. Benefits will continue to accrue after such Accelerating Event and will vest and be paid in accordance with the terms of the BEP as though such Accelerating Event had never occurred. The accrued benefits that would be payable as of December 31, 1995, under this plan to Messrs. Murphy, Burke, Iger, Granath, Mallardi, Meek, Westin, Braverman and Vondrak would be $1,373,900, $982,400, $951,900, $2,563,800, $1,944,800, $191,000, $135,100, $50,400 and $110,200, respectively.

  Supplemental Profit Sharing Plan. The approval and adoption of the Reorganization Agreement by the holders of Capital Cities Common Stock at the Capital Cities Meeting will constitute an "Accelerating Event" under the Supplemental Profit Sharing Plan of Capital Cities/ABC, Inc. (which provides supplemental benefits for participants under the Employee Profit Sharing Plan of Capital Cities/ABC, Inc. to the extent necessary to make up for benefits lost by reason of the limitations imposed by Sections 415 and 401(a)(17) of the
Code). All benefits accrued under the Supplemental Profit Sharing Plan are fully vested. The occurrence of an "Accelerating Event" will require a lump-sum payment from this plan of all benefits accrued to the date of the Capital Cities Meeting. All vested benefits will be payable immediately prior to the Effective Time. Benefits will continue to accrue after such Accelerating Event and will be paid in accordance with the terms of the Supplemental Profit

Sharing Plan as though such Accelerating Event had never occurred. The accrued benefits that would be payable as of December 31, 1995, under this plan to Messrs. Murphy, Burke, Doerfler, Meek, Weiswasser and Edelson would be $1,734,000, $1,646,700, $1,241,900, $943,700, $737,715 and $221,700,
respectively.

  Retirement Plan for Nonemployee Directors. The Capital Cities/ABC, Inc. Retirement Plan for Nonemployee Directors provides for the payment of an annual retirement benefit to nonemployee directors who retire with at least five years of service on the Capital Cities Board. The amount of the yearly retirement benefit is equal to the cash amount of the annual retainer payable to Capital Cities directors ($30,000). Payments are made for a period of years equal to the number of years of Capital Cities Board service (including service on the Board of American Broadcasting Companies, Inc.). Such benefits would become payable upon the consummation of the Acquisition. Nonemployee directors who retire with fewer than five years of service may receive a retirement benefit at the Capital Cities Board's discretion. In connection with the Acquisition, the Capital Cities Board has determined (i) to award an annual retirement benefit to each nonemployee director with fewer than five years' service in an amount equal to the annual retainer payable for a period of years equal to the number of years of Capital Cities Board service accrued by such director as of the Effective Time and (ii) to pay to each director (including directors with fewer than five years' service) all the retirement benefits to which he or she would be entitled under the plan, at the election of each director, either (a) in a single lump-sum payment upon the closing of the Acquisition, in which event the benefits payable would be discounted to their net present value or (b) over the period of time such benefits would otherwise be payable in accordance with the plan.

  Employee Benefit Plans. The Reorganization Agreement provides that Disney will cause to remain in effect for the benefit of Capital Cities' employees for a period of at least two years after the Effective Time all employee benefit plans of Capital Cities and its subsidiaries (including Capital Cities' existing severance policies and programs but excluding stock and incentive compensation plans and those plans that are the subject of collective bargaining) in effect on the date of the Reorganization Agreement and, with respect to employees who are subject to collective bargaining, all benefits that are required to be provided in accordance with the applicable collective bargaining agreement; provided, however, that no severance payments will be required to be made to any employee of Capital Cities or any subsidiary who is not terminated by Capital Cities or any subsidiary. The Reorganization Agreement provides that no amendment may be made to any such plan that materially adversely affects the rights or interests of the plan participants or beneficiaries except to the extent required by applicable law or to maintain tax qualification. In the event that any employee of Capital Cities or its subsidiaries is at any time after the Effective Time transferred to Disney or any affiliate of Disney or becomes a participant in an employee benefit plan, program or arrangement maintained by or contributed by Disney or its affiliates, Disney will cause such plan, program or arrangement to treat the prior service of such employee with Capital Cities or its subsidiaries, to the extent such prior service is recognized under the comparable plan, program or arrangement of Capital Cities, as service rendered to Disney or its affiliates, as the case may be; provided, however, that in administering such plans, programs or arrangements of Disney or its affiliates, Disney may cause a reduction of benefits under any such plans, programs or arrangements to the extent necessary to avoid duplication of benefits with respect to the same covered matter or years of service.

  Indemnification. The Reorganization Agreement provides that, from and after the Effective Time, New Disney will indemnify, defend and hold harmless, to the fullest extent that Capital Cities would have been permitted under applicable law, each person who is, at the date of the Reorganization Agreement, or has been at any time prior to such date, an officer or director of Capital Cities (individually, an "Indemnified Party" and collectively, the "Indemnified Parties"), against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such occurring at or prior to the Effective Time. The Reorganization Agreement also requires that the provisions of Capital Cities' Certificate and Capital Cities Bylaws (as defined below) providing for exculpation of director and officer liability and for indemnification of the Indemnified Parties be maintained.

  Directors' and Officers' Liability Insurance. The Reorganization Agreement provides that, for a period of three years after the Effective Time, directors' and officers' liability insurance will be maintained covering the Indemnified Parties who are currently covered, in their capacities as directors and officers, by Capital Cities' existing directors' and officers' liability insurance policies on terms substantially no less advantageous to the Indemnified Parties than such existing insurance to the extent such coverage can be maintained or procured by the payment of an annual premium not exceeding one and one-half times the current annual premium paid by Capital Cities for its existing coverage (which current annual premium is approximately $300,000).

  Registration Rights Agreement. As a condition to Capital Cities' obligation to effect the Mergers, New Disney is required to execute the Registration Rights Agreement with Capital Cities Affiliates which provides that Capital Cities Affiliates will have, subject to certain conditions, both "demand" and "piggyback" registration rights to require New Disney to register all or any portion of New Disney Common Stock then owned by them. See "THE REORGANIZATION AGREEMENT--Registration Rights Agreement."

  Employment Agreement.

  Robert A. Iger will serve as President of Capital Cities after the Effective Date pursuant to an employment agreement dated as of July 31, 1995, which provides for his employment as President of Capital Cities for a period of five years. Mr. Iger's base salary will be $1 million per year. In addition, his agreement provides for a discretionary annual bonus with a target of $1 million per year. The annual bonus has been predetermined for the first year of Mr. Iger's employment to be $2 million. Mr. Iger's employment agreement also entitles him to a stock option grant pursuant to a stock option plan of New Disney to purchase 700,000 shares of New Disney Common Stock. The exercise price for the stock option will be $57.1875 or the market price of New Disney Common Stock on the date of grant, whichever is greater. The stock option will vest over a seven-year period. In the event that the market price of the New Disney Common Stock on the Effective Date exceeds $57.1875, Mr. Iger shall receive an additional bonus in an amount equal to the difference between the market price and $57.1875 multiplied by 100,000 on each of his first seven annual bonus payment dates. The employment agreement is terminable by either party to the agreement in certain circumstances, including Mr. Iger's right to terminate employment voluntarily after two and one-half years of service. Mr. Iger is entitled to termination payments and acceleration of unvested options as a result of termination under certain circumstances.

ACCOUNTING TREATMENT

  The Capital Cities Merger will be accounted for under the purchase method of accounting, in accordance with generally accepted accounting principles. Under the purchase method of accounting, the purchase price of Capital Cities, including direct costs of the Acquisition, will be allocated to the assets acquired and liabilities assumed based upon their estimated relative fair values, with the excess purchase consideration allocated to goodwill. The conversion of Disney's Common Stock into New Disney Common Stock will be treated as a reorganization with no change in the recorded amount of Disney's assets and liabilities. The financial statements of Disney will become the financial statements of New Disney. The results of New Disney's operations will include the results of operations of Capital Cities commencing at the Effective Time.

  The Unaudited Pro Forma Combined Condensed Financial Statements appearing elsewhere in this Joint Proxy Statement/Prospectus are based upon certain assumptions and allocate the purchase price to assets and liabilities based upon preliminary estimates of their respective fair values. The unaudited pro forma adjustments and combined amounts are included for informational purposes only. If the Acquisition is consummated, then New Disney's financial statements will reflect effects of acquisition adjustments only from the Effective Time. The actual allocation of the purchase price may differ significantly from the allocation reflected in the Unaudited Pro Forma Combined Condensed Financial Statements.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of certain Federal income tax consequences applicable to holders of Disney Common Stock and Capital Cities Common Stock. This summary is based upon the provisions of the Code, applicable Treasury Regulations thereunder, judicial decisions, and current administrative rulings.

  Dewey Ballantine, counsel for Disney, has delivered an opinion to the effect that the description of the Federal income tax consequences to holders of Disney Common Stock contained under the heading "--Treatment of Holders of Disney Common Stock" (and the subheading thereof) below and under the heading "--Reporting Requirements" below correctly sets forth the material Federal income tax consequences for such holders. Cravath, Swaine & Moore, counsel for Capital Cities, has delivered an opinion to the effect that the description of the Federal income tax consequences to holders of Capital Cities Common Stock contained under the heading "--Treatment of Holders of Capital Cities Common Stock" (and the subheadings thereof) below and under the heading "--Reporting Requirements" below correctly sets forth the material Federal income tax consequences for such holders. Those opinions are based upon, among other things, representation letters provided by Disney and Capital Cities to counsel containing customary statements relating to planned dispositions of shares of New Disney Common Stock by the holders of Disney Common Stock and Capital Cities Common Stock, plans on the part of New Disney to undertake or cause Disney to undertake transactions outside the ordinary course of business, and certain other technical requirements under the Code.

  Based upon such representation letters, which will be confirmed by Disney and Capital Cities prior to the closing of the Disney Merger and the Capital Cities Merger, (i) it is the opinion of Dewey Ballantine that the Disney Merger will be treated for Federal income tax purposes as a reorganization described in Section 368(a) of the Code and/or a transfer of property to New Disney by the holders of Disney Common Stock governed by Section 351 of the Code and (ii) it is the opinion of Cravath, Swaine & Moore that the Capital Cities Merger will be treated as a transfer of property to New Disney by the holders of Capital Cities Common Stock governed by Section 351(a) or Section 351(b) of the Code. It is a condition to the obligation of Disney and Capital Cities to consummate the Disney Merger and the Capital Cities Merger, respectively, that each shall have received confirmation, dated the closing date, of the opinion of its respective counsel contained in this paragraph.

  No rulings have been or will be requested from the Internal Revenue Service (the "IRS") with respect to any of the matters discussed herein, and the opinions of counsel described above are not binding on the IRS. There can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements contained herein.

 Treatment of Holders of Disney Common Stock

  The following discussion does not address all aspects of Federal income taxation that may be important to particular taxpayers in light of their personal investment circumstances or to taxpayers subject to special treatment under the Federal income tax laws (including life insurance companies, foreign persons, tax-exempt entities, and holders who acquired their Disney Common Stock pursuant to the exercise of employee stock options or otherwise as compensation) and does not address any aspect of state, local or foreign taxation. This summary also assumes that the Disney Common Stock will be held as capital assets at the Effective Time.

  Exchange of Disney Common Stock for New Disney Common Stock. A holder of Disney Common Stock who, pursuant to the Disney Merger, exchanges Disney Common Stock for New Disney Common Stock will not recognize gain or loss upon such exchange. The tax basis of the New Disney Common Stock received by such holder will be equal to the tax basis of the Disney Common Stock surrendered and the holding period of the New Disney Common Stock will include the holding period of the Disney Common Stock surrendered.

 Treatment of Holders of Capital Cities Common Stock

  The following discussion does not address all aspects of Federal income taxation that may be important to particular taxpayers in light of their personal investment circumstances or to taxpayers subject to special treatment under the Federal income tax laws (including life insurance companies, foreign persons, tax-exempt entities, and holders who acquired their Capital Cities Common Stock pursuant to the exercise of employee stock options or otherwise as compensation) and does not address any aspect of state, local or foreign taxation. This summary also assumes that the Capital Cities Common Stock will be held as capital assets at the Effective Time. The tax consequences of the Capital Cities Merger to holders of Capital Cities Common Stock could be different from those described below if persons who own 50% or more of the outstanding Capital Cities Common Stock immediately before the Acquisition own 50% or more of the outstanding New Disney Common Stock immediately after the Acquisition. Based upon the terms of the Reorganization Agreement and the number of shares of Disney Common Stock and Capital Cities Common Stock expected to be outstanding immediately prior to the Effective Time, it would be necessary for the holders of Capital Cities Common Stock to own more than 25% of the New Disney Common Stock, in addition to the stock to be received in exchange for Capital Cities Common Stock, for such overlapping ownership to occur. In that event, cash received by a holder of Capital Cities Common Stock pursuant to the Acquisition might be treated as a dividend rather than capital gain. The IRS has indicated, however, that, in the case of a minority stockholder in a publicly held corporation whose relative stock interest is minimal and who exercises no control over the corporation's affairs, a minimal reduction in the percentage of stock owned by such stockholder will avoid dividend treatment. Accordingly, cash received by such a holder of Capital Cities Common Stock whose percentage interest in New Disney Common Stock is less than the holder's percentage interest in Capital Cities Common Stock prior to the Acquisition should not be treated as constituting a dividend. For purposes of determining such percentages, stock owned by certain persons related to the holder or which the holder can acquire pursuant to the exercise of options would be treated as owned by the holder. The discussion below is based upon the understanding that no such overlapping ownership will occur.

  Exchange of Capital Cities Common Stock Solely for New Disney Common
Stock. Except as discussed below under "--Cash in Lieu of Fractional Shares," and "--Transfer Taxes," a holder of Capital Cities Common Stock who receives solely New Disney Common Stock in exchange for Capital Cities Common Stock will not recognize gain or loss upon such exchange. The aggregate tax basis of the New Disney Common Stock received by such holder will be equal to the aggregate tax basis of the Capital Cities Common Stock surrendered (excluding any portion of the holder's basis allocated to fractional shares) and the holding period of the New Disney Common Stock will include the holding period of the Capital Cities Common Stock surrendered. A holder of Capital Cities Common Stock who is considering making a Stock Election should note that there can be no assurance that such holder will receive only New Disney Common Stock (because of the possibility of proration) and, therefore, there can be no assurance that a holder who makes a Stock Election will recognize no taxable gain upon such holder's exchange of Capital Cities Common Stock.

  Exchange of Capital Cities Common Stock Solely for Cash. A holder of Capital Cities Common Stock who receives solely cash in exchange for Capital Cities Common Stock in the Capital Cities Merger or pursuant to the exercise of appraisal rights under the NYBCL will recognize capital gain or loss equal to the difference between the tax basis of the Capital Cities Common Stock surrendered and the amount of cash received therefor. Such capital gain or loss will constitute long-term capital gain or loss if the Capital Cities Common Stock has been held by the holder for more than one year at the Effective Time. Gain or loss must be calculated separately for each block of Capital Cities Common Stock (i.e., shares of Capital Cities Common Stock acquired at the same time in a single transaction). See "--Transfer Taxes" below.

  Exchange of Capital Cities Common Stock for a Combination of New Disney Common Stock and Cash. Except as discussed below under "--Cash in Lieu of Fractional Shares," and "--Transfer Taxes," a holder of Capital Cities Common Stock who receives a combination of New Disney Common Stock and cash in exchange for Capital Cities Common Stock (by reason of an effective Standard Election or the application of proration to an effective Stock Election or an effective Cash Election, including a deemed Cash Election) will recognize any capital gain realized in the transaction but will not recognize any loss realized in the transaction. The amount of capital gain that is recognized will be calculated separately for each block of Capital Cities Common Stock surrendered, in an amount equal to the lesser of (i) the amount of gain realized in respect of such block (i.e., the excess of (a) the sum of the amount of cash and the fair market value of New Disney Common Stock received that is allocable to such block of Capital Cities Common Stock over (b) the tax basis of such block) and (ii) the amount of cash received that is allocable to such block. Such capital gain will constitute long-term capital gain if such block of Capital Cities Common Stock has been held for more than one year at the Effective Time. For this purpose, all of the cash and New Disney Common Stock received by a holder will be allocated proportionately among the blocks of Capital Cities Common Stock surrendered by such holder. The tax basis of the New Disney Common Stock received in exchange for a block of Capital Cities Common Stock will be equal to the tax basis of such surrendered block of Capital Cities Common Stock, decreased by the amount of cash received in respect of such block and increased by the amount of gain recognized in respect of such block. The holding period of the New Disney Common Stock will include the holding period of such block of Capital Cities Common Stock surrendered.

  Federal Income Tax Considerations in Choosing an Election. If a shareholder of Capital Cities who makes an effective Stock Election for all of such shareholder's Capital Cities Common Stock receives cash as a result of the proration procedures, the Federal income tax consequences will be those described in the preceding paragraph for a shareholder who makes an effective Standard Election. If a shareholder of Capital Cities who makes (or is deemed to make) an effective Cash Election for all of such shareholder's Capital Cities Common Stock receives New Disney Common Stock as a result of the proration procedures, the tax consequences will be those described in the preceding paragraph for a shareholder who makes an effective Standard Election. The actual Federal income tax consequences to each Capital Cities shareholder of making a Cash Election or Stock Election will not be ascertainable at the time the election is made because shareholders of Capital Cities will not know at such time if, or to what extent, the proration procedures and Disney's ability to increase the Maximum Cash Amount described under the caption "THE REORGANIZATION AGREEMENT--Capital Cities Merger Consideration" will apply.

  Cash in Lieu of Fractional Shares. A holder of Capital Cities Common Stock who receives cash in lieu of fractional shares of New Disney Common Stock will be treated as having received such fractional shares pursuant to the Capital Cities Merger and then as having exchanged such fractional shares for cash in a redemption by New Disney. Any gain or loss attributable to fractional shares generally will be capital gain or loss. The amount of such gain or loss will be equal to the difference between the ratable portion of the tax basis of the Capital Cities Common Stock surrendered in the Capital Cities Merger that is allocated to such fractional shares and the cash received in lieu thereof. Any such capital gain or loss will constitute long-term capital gain or loss if the Capital Cities Common Stock has been held by the holder for more than one year at the Effective Time.

  Transfer Taxes. Pursuant to the Reorganization Agreement, New Disney will pay New York State Tax on Gains Derived from Certain Real Property Transfers and certain other transfer taxes ("Transfer Taxes") that arise from the Acquisition. Such payments may be considered for Federal income tax purposes to be additional consideration paid to each holder of Capital Cities Common Stock. In that event, each such holder would be treated as if it received cash equal to the amount of Transfer Taxes paid on its behalf, which could result in additional taxable gain to such holder and a corresponding increase in tax basis of such holder's shares of New Disney Common Stock. Pursuant to the Reorganization Agreement, holders of Capital Cities Common Stock will be deemed to have agreed to be bound by the values and allocations established by Capital Cities or New Disney on any tax returns relating to Transfer Taxes.

 Reporting Requirements

  Each holder of Capital Cities Common Stock that receives New Disney Common Stock in the Capital Cities Merger and each holder of Disney Common Stock that receives New Disney Common Stock in the Disney Merger will be required to retain records and file with such holder's Federal income tax return a statement setting forth certain facts relating to the Disney Merger and the Capital Cities Merger. It is also expected that holders of Capital Cities Common Stock will be asked to indicate in the letter of transmittal their tax basis in the shares of Capital Cities Common Stock surrendered.

  THIS FEDERAL INCOME TAX DISCUSSION IS FOR GENERAL INFORMATION ONLY AND MAY NOT APPLY TO ALL HOLDERS OF DISNEY COMMON STOCK OR TO ALL HOLDERS OF CAPITAL CITIES COMMON STOCK. SUCH HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGERS.

REGULATORY APPROVALS

  The Communications Act and the rules, regulations and policies of the FCC (the "FCC Rules") prohibit the transfer of control of an entity that holds television and radio broadcast and certain other communications licenses without the prior approval of the FCC. The Acquisition, therefore, requires FCC approval of the transfer of control of Capital Cities and its subsidiaries holding FCC licenses. Additionally, under applicable FCC Rules, consummation of the Acquisition is deemed to result in a pro forma transfer of control of Disney and its subsidiaries holding FCC licenses, including Fidelity Television, Inc., the licensee of KCAL-TV in Los Angeles. Accordingly, FCC approval of this transfer of control also is required. Applications requesting the FCC's consent to the foregoing transfers of control (the "FCC Applications") were filed with the FCC on August 23, 1995.

 Ownership Restrictions

  The FCC Applications include requests that the FCC waive certain applicable "multiple ownership" rules (the "Multiple Ownership Rules") that would otherwise come into effect upon the consummation of the Acquisition. The Multiple Ownership Rules, which impose a variety of restrictions on the common ownership or control of interests in television and radio broadcast stations, cable television systems and English language daily newspapers, are described in the Capital Cities Form 10-K. See also the discussion below in "SIGNIFICANT REGULATIONS APPLICABLE TO BROADCASTING SERVICES."

  The Acquisition requires waivers of the Multiple Ownership Rules in three instances: (i) where Disney's ownership of one broadcast property (KCAL-TV, Los Angeles, California) and Capital Cities' broadcast properties (particularly KABC-TV, Los Angeles, California) in the Los Angeles market implicates multiple ownership issues; (ii) where previously permitted combinations of Capital Cities' properties in certain local markets must be reaffirmed; and (iii) where short-term temporary waivers are necessary pending the divestiture of radio station interests held by two of Disney's directors and therefore attributed to Disney. Accordingly, Disney has requested the following waivers of the Multiple Ownership Rules:

  Television Duopoly Rule. Because the broadcast contours of WABC-TV (New York, New York) and WPVI-TV (Philadelphia, Pennsylvania) partially overlap, the FCC's "television duopoly rule"--which generally proscribes the common ownership of television stations with overlapping signal contours--would prohibit common ownership of these stations, even though each serves a different market. Capital Cities was granted a permanent waiver of the rule from the FCC in 1985 to allow it to own both stations. Disney has requested the FCC to grant to it the same waiver of the television duopoly rule granted to Capital Cities with respect to the common ownership of these stations.

  KCAL-TV (Los Angeles, California), now under the control of Disney, and KABC-TV (Los Angeles, California), now under the control of Capital Cities, will be under the common control of New Disney after the Acquisition. Because the broadcast contours of these stations completely overlap, Disney has requested a temporary 18-month waiver of the television duopoly rule to permit New Disney to control both stations after the closing of the Acquisition. Disney has informed the FCC that it reserves the right to file a request for a further waiver of the television duopoly rule in connection with its post-Acquisition common control of these television stations should such a request be appropriate in light of the then-current FCC Rules and applicable legislative developments.

  Newspaper/Broadcast Cross-Ownership Rule. The FCC's "newspaper/broadcast cross-ownership rule" generally prohibits the common ownership or control of a radio or television broadcast station and an English language daily newspaper in the same market. The FCC has permitted Capital Cities to retain its control of radio stations WBAP(AM) (Fort Worth, Texas), KSCS(FM) (Fort Worth, Texas) and the Fort Worth Star-Telegram that was established prior to the FCC's adoption of the newspaper/broadcast cross-ownership rule in 1975. After the Acquisition, New Disney may not retain common ownership of this newspaper-- broadcast station combination without obtaining a waiver of the newspaper/broadcast cross-ownership rule. Accordingly, Disney has requested a permanent waiver of the rule to permit these media properties to remain under common ownership after the Acquisition. In addition, Disney has requested a permanent waiver of the newspaper/broadcast cross-ownership rule to permit New Disney to retain radio stations WJR(AM) (Detroit, Michigan), WHYT(FM) (Detroit, Michigan) and The Oakland Press (Pontiac, Michigan) after the Acquisition.

  Radio/Television Combinations-One-to-a-Market Rule. The following television and radio stations are under the common ownership of Capital Cities pursuant to existing waivers of the Commission's "one-to-a-market rule" that generally proscribes the common ownership of a television and radio station in the same market:

   Chicago, Illinois:         Television --WLS-TV &
                              Radio      --WLS(AM) & WLS-FM
   Flint, Michigan:           Television --WJRT-TV
                              Radio      --WJR(AM)
                                          (Detroit, Michigan)
   Toledo, Ohio:              Television --WTVG(TV)
                              Radio      --WJR(AM)
                                          (Detroit, Michigan)
   Los Angeles, California:   Television --KABC-TV
                              Radio      --KABC(AM), KMPC(AM) & KLOS(FM)
   New York, New York:        Television --WABC-TV
                              Radio      --WABC(AM) & WPLJ(FM)
   San Francisco, California: Television --KGO-TV
                              Radio      --KGO(AM) & KSFO(AM)

As with the television duopoly rule waiver request for Capital Cities' New York and Philadelphia stations described above, Disney has requested that the FCC effectively reaffirm the existing waivers of the one-to-a-market rule by permanently waiving the rule to permit the radio and television stations identified above to remain under the common ownership of New Disney after the consummation of the Acquisition. Additionally, to the extent the FCC grants Disney's request for a temporary waiver of the television duopoly rule and thereby permits New Disney to control both KCAL-TV and KABC-TV in Los Angeles, Disney's one-to-a-market waiver request for the Los Angeles market assumes such continued control of KCAL-TV.

  Shamrock Broadcasting, Inc.-Temporary Waivers. Under FCC Rules, two directors of Disney, Roy E. Disney and Stanley P. Gold, have "attributable" interests in Shamrock Broadcasting, Inc. ("Shamrock") and the seven AM and 12 FM radio stations owned by Shamrock (the "Shamrock Stations"). Because these directors of Disney are deemed to have such attributable interests, Disney itself is attributed with interests in the Shamrock Stations under FCC Rules, even though Disney does not own or control the Shamrock Stations. However, Trefoil Communications, Inc., the sole shareholder of Shamrock, has entered into an agreement with Chancellor Broadcasting Company ("Chancellor") pursuant to which Shamrock and the Shamrock Stations will be sold to Chancellor (the "Shamrock-Chancellor Transaction"). Disney has been informed by representatives of Shamrock that, subject to prior FCC approval, the Shamrock-Chancellor Transaction is scheduled to close in February 1996 with respect to all of the Shamrock Stations other than one FM radio station (WFOX(FM), Gainesville, Georgia), which may be transferred to Chancellor several months later. As Disney and Capital Cities hope to consummate the Acquisition prior to such time, the Shamrock Stations would continue to be attributed to Disney for a brief period following the closing of the Acquisition.

  The attribution of the Shamrock Stations to New Disney after the consummation of the Acquisition would result in the applicability of several of the Multiple Ownership Rules unless Disney obtains temporary waivers of these rules. Accordingly, Disney has asked the FCC to waive the following Multiple Ownership Rules until the earlier of the date on which the Shamrock-- Chancellor Transaction is closed or the six-month anniversary of the consummation of the Acquisition:

  National Multiple Ownership Rule. Because New Disney would be attributed with interests in 22 FM radio stations (10 owned by Capital Cities and 12 owned by Shamrock), Disney has requested a temporary waiver of the FCC's Multiple Ownership Rule which generally prohibits common ownership of more than 20 FM radio stations.

  Radio Contour Overlap Rule. The Radio Contour Overlap Rule (also known as the "radio duopoly rule") generally prohibits common ownership of more than two AM or two FM radio stations in the same market. Following the Acquisition, New Disney will be attributed with more than the permissible number of stations in the following markets solely because of the attribution of the Shamrock Stations to New Disney:

                MARKET                                   STATIONS
                ------                                   --------
   Los Angeles, California           Disney:   KABC(AM), KMPC(AM) & KLOS(FM)
                                     Shamrock: KLAC(AM) & KZLA(FM)
                                     Total:    3 AM and 2 FM
   San Francisco/Oakland, California Disney:   KGO(AM) & KSFO(AM)
                                               (San Francisco)
                                     Shamrock: KBGG(FM) & KSAN(FM)
                                               (San Francisco);
                                               KNEW(AM) & KABL(AM)
                                               (Oakland)
                                     Total:    4 AM and 2 FM
   Atlanta, Georgia                  Disney:   WKHX(AM) (Atlanta),
                                               WYAY(FM) (Gainesville) &
                                               WKHX-FM (Marietta)
                                     Shamrock: WFOX(FM) (Gainesville)
                                     Total:    2 AM and 3 FM
   Minneapolis/St. Paul, Minnesota   Disney:   KQRS(AM) & KQRS-FM
                                               (Golden Valley)
                                               KEGE-FM (Minneapolis) and
                                               KEGE(AM)(1)
                                               (Richfield)
                                     Shamrock: KEEY(FM) (St. Paul) &
                                               KFAN(AM) (Minneapolis)
                                     Total:    3 AM and 3FM

--------
(1) Capital Cities currently brokers more than 15 percent of the broadcast time on this station, which is owned by an unaffiliated entity. Under the Multiple Ownership Rules, KEGE(AM) is therefore attributed to Capital Cities, and will be attributed to New Disney following the closing of the Acquisition.

  Accordingly, Disney has requested a temporary waiver of the radio duopoly rule for the brief period specified above.

  One-to-a-Market Rule. The Grade A signal contour of KTRK-TV (Houston, Texas), a television station owned by Capital Cities, encompasses Lake Jackson, Texas, the community of license of KRQT(FM), a Shamrock Station. Such a combination would be prohibited under the FCC's one-to-a-market rule. Accordingly, Disney has requested a temporary waiver of the rule for the brief period specified above.

  Although Disney and Capital Cities are hopeful that the FCC will grant all of the foregoing permanent and temporary waiver requests, there can be no assurance that this result will be achieved. If the FCC does not grant the waivers as requested, it could nevertheless approve the FCC Applications contingent upon the divestiture after the Acquisition of the properties affected as a result of the unwillingness to grant permanent or temporary waivers of the Multiple Ownership Rules. It is also possible, but less likely, that the FCC would require the divestiture of such properties prior to the closing of the Acquisition. In any event, Section 7.4 of the Reorganization Agreement effectively mandates that Disney and Capital Cities divest any assets that may be required in order to obtain FCC consent to the Acquisition.

 FCC Approval Process

  The FCC Rules provide an opportunity for persons who have standing to oppose applications for transfers of control of FCC licensees or assignments of FCC licenses to file with the FCC "petitions to deny" the applications. Persons opposing such applications also may file informal objections with the FCC. After reviewing such applications and any petitions to deny or informal objections, the FCC either grants the applications--sometimes conditionally-- or denies them. The FCC's decisions may be appealed to the U.S. Court of Appeals for the District of Columbia Circuit.

  The Small Cable Business Association (the "SCBA") and a group including the Office of Communication of the United Church of Christ (the "OC Petitioners") have each filed petitions to deny. The SCBA has asked the FCC to disapprove the FCC Applications principally on grounds relating to certain sales practices of ESPN. The OC Petitioners have requested that any approval of the FCC Applications be conditioned on Disney's agreeing to certain programming commitments (particularly with respect to children's educational programming) affecting the ABC Television Network. Further, if Disney does not accede to their requests for such programming commitments, they have asked that any approval of the FCC Applications include only (i) a 12-month waiver (rather than the requested 18-month waiver) of the television duopoly rule with respect to the proposed common ownership of KCAL-TV and KABC-TV in Los Angeles, California and (ii) temporary waivers (rather than the requested permanent waivers) of the newspaper/broadcast cross-ownership rule relating to the proposed continued common ownership of radio stations and daily newspapers in the Detroit and Dallas-Fort Worth markets. Both Disney and Capital Cities believe that the petitions to deny filed by the SCBA and the OC Petitioners are wholly without merit and are vigorously opposing them.

  Disney and Capital Cities are hopeful that the FCC will approve the FCC Applications, together with Disney's requests for waivers of the Multiple Ownership Rules. Moreover, although Disney and Capital Cities believe that there is a significant likelihood that the FCC will approve the FCC Applications and the foregoing waiver requests, there can be no assurance that such approvals will be forthcoming. It is possible that the FCC could deny one or more of the FCC Applications, grant them subject to selective pre-Acquisition or post-Acquisition divestiture requirements, or otherwise attach conditions to its approvals. Disney and Capital Cities cannot predict the timing or outcome of the FCC approval process, including the foregoing challenges to the FCC Applications and Disney's requests for waivers of the Multiple Ownership Rules.

  Antitrust. Under the HSR Act and the rules promulgated thereunder by the FTC, the Acquisition may not be consummated until notifications have been given and certain information has been furnished to the Antitrust Division of the United States Department of Justice and the FTC and specified waiting period requirements have been satisfied. Disney and Capital Cities each filed with the Antitrust Division and the FTC a Notification and Report Form (the "Notification and Report Form") with respect to the Acquisition on August 10, 1995. The initial waiting period for each of these filings was scheduled to expire at 11:59 p.m. on September 10, 1995.

  On September 8, 1995, the Antitrust Division, which reviewed the Notification and Report Form, made a request for additional information. Under the HSR Act, the waiting period will be extended and will expire at 11:59 p.m., on the twentieth calendar day after the date of substantial compliance by both parties with such request for additional information. Only one extension of the waiting period pursuant to a request for additional information is authorized by the HSR Act. Thereafter, such waiting period may be extended only by court order or with the consent of the parties. In practice, complying with a request for additional information or material can take a significant amount of time. In addition, if the Antitrust Division or the FTC raises substantive issues in connection with a proposed transaction, the parties frequently engage in negotiations with the relevant governmental agency concerning possible means of addressing those issues and may agree to delay consummation of the transaction while such negotiations continue.

  The Antitrust Division and the FTC frequently scrutinize the legality under the antitrust laws of transactions such as the Acquisition. At any time before or after the Special Meetings, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Acquisition or seeking the divestiture of substantial assets of Capital Cities or its subsidiaries or Disney or its subsidiaries.

  In addition, state antitrust authorities may also bring legal action under the antitrust laws. Such action could include seeking to enjoin the consummation of the Acquisition or seeking divestiture of certain assets of Disney or Capital Cities. New York and California authorities have indicated that they will undertake an investigation of the Acquisition. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the Acquisition on antitrust grounds will not be made or, if such a challenge is made, of the result thereof.

CERTAIN LITIGATION

  Eleven class action complaints have been filed in the Supreme Court of the State of New York, New York County, by persons claiming to represent the shareholders of Capital Cities. The complaints name Capital Cities and each of its directors as defendants; all but one of the complaints also name Disney as a defendant. Six of those complaints were filed on July 31, 1995 (Plunkett v. Capital Cities, Case No. 95-118809, Doniger v. Capital Cities, Case No. 95-118819, Stack v. Capital Cities, Case No. 95-118820, Radwell v. Bauman, Case No. 95-118835, Sloan v. Murphy, Case No. 95-118838, and Dicker v. Capital Cities, Case No. 95-118929); two were filed on August 1, 1995 (Lewis v. Capital Cities, Case No. 95-118975, and Luria v. Capital Cities, Case No. 95-118961); two were filed on August 3, 1995 (Kendall Trust v. Capital Cities, Case No. 95-119267, and Backer v. Capital Cities, Case No. 95-119336); and one was filed on August 7, 1995 (Greenfield v. Capital Cities, Case No. 95-119490). The complaints allege, among other things, that (i) Capital Cities Board breached their fiduciary duties in considering and approving the Reorganization Agreement; (ii) the consideration offered to Capital Cities shareholders is inherently speculative because the value of Disney Common Stock may vary and, should the value of the Disney Common Stock decrease, Disney would be in a position to acquire Capital Cities for less than $19 billion; and (iii) even if the value of Disney's Common Stock remains constant, the consideration that would be received by Capital Cities' shareholders for sale of control of Capital Cities is inadequate.

  Among other things, the complaints seek (i) preliminarily and permanently to enjoin the Acquisition and any steps designed to facilitate the Acquisition or to deter competing bids; (ii) to require the Capital Cities directors to maximize shareholder value by seeking competitive bids; (iii) to rescind the Acquisition should it be consummated prior to the resolution of the lawsuit; and/or (iv) to recover unspecified damages and costs from the Capital Cities directors for their alleged breach of their fiduciary duties. Management of Capital Cities and Disney believe that the complaints are without merit and intend vigorously to defend the actions. An Order of Consolidation has been agreed to by all parties to the eleven class action complaints set forth above. On October 16, 1995, such Order of Consolidation was entered by the Supreme Court of the State of New York, New York County.

STOCK EXCHANGE LISTING

  New Disney expects to apply for the listing of New Disney Common Stock on the NYSE and the PSE under the symbol DIS. It is a condition to the Acquisition that the shares of New Disney Common Stock to be issued to Capital Cities shareholders in connection with the Capital Cities Merger shall have been approved for listing on the NYSE, subject only to official notice of issuance.

FEDERAL SECURITIES LAWS CONSEQUENCES

  All shares of New Disney Common Stock received by Disney and Capital Cities stockholders in the Acquisition will be freely transferable, except that shares of New Disney Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Act) of Disney or Capital Cities prior to the Acquisition may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Act (or Rule 144 in the case of such persons who become affiliates of New Disney) or as otherwise permitted under the Act. Persons who may be deemed to be affiliates of Disney, Capital Cities or New Disney generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party. The Reorganization Agreement requires Capital Cities to use reasonable efforts to deliver or cause to be delivered to New Disney, prior to the Closing Date, from each Capital Cities Affiliate, a letter agreement to the effect that such person will not offer or sell or otherwise dispose of any of the shares of New Disney Common Stock issued to such persons in or pursuant to the Acquisition in violation of the Act or the rules and regulations promulgated by the Commission thereunder.

  As a condition to Capital Cities' obligation to effect the Mergers, New Disney is required to execute the Registration Rights Agreement with Capital Cities Affiliates, which provides that Capital Cities Affiliates will have, subject to certain conditions, both "demand" and "piggyback" registration rights to require New Disney to register all or any portion of New Disney Common Stock then owned by them. See "THE REORGANIZATION AGREEMENT-- Registration Rights Agreement."

DISSENTERS' RIGHTS

  Under the DGCL, holders of Disney Common Stock are not entitled to dissenters' rights in connection with the Disney Merger because the Disney Common Stock is listed on a national securities exchange and the consideration which such holders will receive in the Disney Merger consists solely of New Disney Common Stock which will also be listed on a national securities exchange.

  Holders of Capital Cities Common Stock who do not vote in favor of the Capital Cities Proposal and who have properly complied with Section 623 of the NYBCL ("Section 623") will be entitled to dissenters' rights.

  Shareholders of Capital Cities who follow the procedures set forth in
Section 623 will be entitled to have their shares of Capital Cities Common Stock appraised by a New York court and to receive payment of the "fair value" of such shares as determined by that court. The shares of Capital Cities Common Stock with respect to which the holder has perfected his demand for dissenters' rights in accordance with Section 623 and has not effectively withdrawn or lost his rights to such appraisal are referred to in this Joint Proxy Statement/Prospectus as the "Dissenting Shares."

  The following summary of the provisions of Section 623 is not intended to be a complete statement of the method of compliance with such provisions and is qualified in its entirety by reference to Section 623, the text of which is attached as Appendix E to this Joint Proxy Statement/Prospectus.

  A Capital Cities shareholder electing to enforce his right to receive payment for his shares if the proposed Capital Cities Merger is consummated must file with Capital Cities, prior to the Capital Cities Meeting, or at such meeting but before the vote is taken on the Capital Cities Proposal, a written objection to the Capital Cities Proposal (the "Notice of Election"). The Notice of Election must include a notice of his election to dissent, his name and residence address, the number of shares of Capital Cities Common Stock as to which he dissents and a demand for payment of the fair value of his shares. The Notice of Election must be in addition to and separate from any proxy or vote against the Capital Cities Proposal. To preserve his dissenter's rights, a Capital Cities shareholder must not vote in favor of the Capital Cities Proposal. A properly executed proxy that is delivered to Capital Cities with the vote left blank will, unless revoked, be voted FOR adoption of the Capital Cities Proposal. Accordingly, in order to assure that a shareholder's shares of Capital Cities Common Stock are not voted in favor of the Capital Cities Proposal, a Capital Cities shareholder electing to exercise dissenters' rights, who votes by proxy, must not leave the proxy blank but must (i) vote AGAINST adoption of the Capital Cities Proposal or (ii) ABSTAIN from voting for or against adoption of the Capital Cities Proposal. NEITHER A VOTE AGAINST THE CAPITAL CITIES PROPOSAL NOR A PROXY DIRECTING SUCH VOTE NOR AN ABSTENTION WILL SATISFY THE REQUIREMENT THAT A NOTICE OF ELECTION BE DELIVERED TO CAPITAL CITIES BEFORE THE VOTE UPON SUCH PROPOSAL.

  A Capital Cities shareholder may not dissent as to less than all of the shares, as to which such shareholder has a right to dissent, held by such shareholder of record or beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all shares held of record by such nominee or fiduciary on behalf of such owner and as to which such nominee or fiduciary has a right to dissent. All Notices of Election should be addressed to Capital Cities, 77 West 66th Street, New York, New York 10023,
Attention: Secretary. Because the written demand must be delivered before the shareholder vote on the Capital Cities Proposal, it is recommended, although not required, that a shareholder using the mails should use certified or registered mail, return receipt requested, to confirm that he has made a timely delivery.

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

  Within 10 days after the Capital Cities Meeting at which Capital Cities shareholders approve the Capital Cities Proposal, Capital Cities must notify, by registered mail, each shareholder of Capital Cities who filed a Notice of Election, and who did not vote in favor of adoption of such proposal, that such proposal has been approved.

  After the Capital Cities Merger is consummated, each holder of Dissenting Shares will cease to have any of the rights of a Capital Cities shareholder except the right to be paid the fair value of his shares and any of the other rights under Section 623. A Notice of Election may be withdrawn by a shareholder of Capital Cities prior to his acceptance in writing of an offer made by Capital Cities to pay for the value of such shareholder's shares (as described below), except that a Notice of Election may not be withdrawn later than 60 days following the Effective Time unless Capital Cities shall fail to make a timely offer to pay for the value of the Dissenting Shares, in which case such dissenting shareholder shall have 60 days from the date such offer was made to withdraw his election. In either event, after such time, a Notice of Election may not be withdrawn without the written consent of Capital Cities. In order to be effective, withdrawal of a Notice of Election must be accompanied by a return to Capital Cities of any advance payment made to the Capital Cities shareholder by Capital Cities as described below.

  If any Capital Cities shareholder who demands appraisal of his shares of Capital Cities Common Stock under Section 623 effectively withdraws or loses such right to appraisal, such shares of Capital Cities Common Stock will be converted into the consideration to be paid in the Capital Cities Merger, and such shareholder will be deemed to have made a Cash Election.

  At the time of filing the Notice of Election, or within one month thereafter, each Capital Cities shareholder asserting dissenters' rights must submit the certificates representing their shares of Capital Cities Common Stock to Capital Cities, or to its transfer agent. Capital Cities will note conspicuously thereon that a Notice of Election has been filed and will return the certificates to the shareholder. Any shareholder of Capital Cities who fails to submit his or her certificates for such notation shall, at the option of Capital Cities exercised by written notice to such shareholder within 45 days of the date of filing of such Notice of Election, lose his dissenter's rights, unless a court, for good cause shown, otherwise directs.

  Within 15 days after the expiration of the period within which shareholders may file their Notice of Election, or within 15 days after the Capital Cities Merger is consummated, whichever is later (but in no case later than 90 days after the Capital Cities Meeting at which Capital Cities shareholders voted in favor of the Capital Cities Proposal), Capital Cities must make a written offer by registered mail to pay for the Dissenting Shares at a price which Capital Cities considers to be their fair value. This offer must be accompanied by a statement setting forth the aggregate number of shares of Capital Cities Common Stock with respect to which Notices of Election to dissent have been received and the aggregate number of holders of such shares.

  If the Capital Cities Merger has been consummated at the time the offer is made, the offer will be accompanied by (i) advance payment, to each dissenting shareholder who had submitted his certificates for notation thereon of the election to dissent, of an amount equal to 80% of such offer or (ii) a statement that advance payment, to each dissenting shareholder who has not yet submitted his certificates for notation thereon of the election to dissent, of an amount equal to 80% of the amount of such offer will be made by Capital Cities promptly upon the submission of his certificates. If the Capital Cities Merger has not been consummated at the time of the making of such offer, such advance payment or statement as to advance payment will be sent to each shareholder entitled thereto upon consummation of the Capital Cities Merger. Acceptance of such advance payment by a dissenting shareholder will not constitute a waiver of his dissenters' rights. If the Capital Cities Merger is not consummated within 90 days after approval of the Capital Cities Proposal by Capital Cities shareholders, such offer may be conditioned upon the consummation of the Capital Cities Merger. It currently is anticipated that the Capital Cities Merger will be consummated during such 90-day period.

  If Capital Cities fails to make an offer within the 15-day period described above, or if it makes an offer but Capital Cities and a dissenting shareholder do not agree within 30 days of the making of such offer upon the price to be paid for such shareholder's shares of Capital Cities Common Stock, Capital Cities must, within 20 days, institute a special proceeding in the appropriate court to determine the rights of dissenting shareholders and to fix the fair value of their shares. However, if Capital Cities does not institute such a proceeding within such 20-day period, any dissenting shareholder may, within 30 days after such 20-day period, institute a proceeding for the same purpose. If such proceeding is not instituted by the dissenting shareholder within such 30-day period, all dissenters' rights shall be lost, unless the court, for good cause shown, otherwise directs. All dissenting shareholders, other than those who agreed with Capital Cities as to the price to be paid for their shares, will be made parties to such proceeding.

  With respect to dissenting shareholders of Capital Cities who are determined by the court to be entitled to payment, the court shall proceed to fix the value of the shares of Capital Cities Common Stock, which shall be the fair value as of the close of business on the day prior to the Capital Cities Meeting. In fixing the fair value of the shares, the court will consider the nature of the Capital Cities Merger and its effects on Capital Cities and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court may fix the value of the shares as higher or lower than the value of the consideration offered in the Capital Cities Merger. The final order of the court will be entered against Capital Cities in favor of each dissenting shareholder who is a party to the proceeding and is entitled to the value of his shares. The final order will include interest at a rate determined by the court and payable from the Effective Time until the payment date, unless the court finds that the refusal of any shareholder to accept the offer of payment was arbitrary, vexatious, or otherwise not in good faith.

  Each party to the proceeding is required to bear its own costs and expenses, including the fees and expenses of its counsel. The court may, however, in its discretion, assess any of the costs, fees and expenses incurred by Capital Cities against Capital Cities shareholders who dissent, including those who withdraw their Notice of Election, if the court finds that their refusal to accept the offer of payment was arbitrary, vexatious or otherwise not in good faith. Similarly the costs, fees and expenses incurred by a Capital Cities shareholder may be assessed by the court, in its discretion, against Capital Cities if the fair value of the shares as determined by the court materially exceeds the amount which was offered, no offer or required advance payment was made, the special proceeding was not instituted within the period specified, or the action of Capital Cities in complying with its obligations under
Section 623 was arbitrary, vexatious or otherwise not in good faith.

  Within 60 days after the final determination of the proceeding, Capital Cities will pay to each dissenting shareholder the amount found to be due such shareholder upon surrender of the certificates representing shares of Capital Cities Common Stock.

  FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 623 FOR PERFECTING DISSENTERS' RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS. IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF SECTION 623, SHAREHOLDERS OF CAPITAL CITIES WHO ARE CONSIDERING DISSENTING FROM THE CAPITAL CITIES PROPOSAL SHOULD CONSULT THEIR OWN LEGAL ADVISORS.

FINANCING THE ACQUISITION

  It is expected that the total cash to be paid to shareholders of Capital Cities will be funded through the use of cash or cash equivalents and short-term investments of Disney and Capital Cities available at the time such cash is paid and through new borrowings. The amount of cash to be paid to each shareholder of Capital Cities will depend on (i) the stated preferences of the Capital Cities shareholders on the Election Forms, (ii) the proration procedures to be applied if the Requested Stock Amount exceeds the Stock Component or the Requested Cash Amount exceeds the Cash Component and (iii) the level of the Maximum Cash Amount including any increase of the Maximum Cash Amount by Disney, in its sole discretion. Therefore, the amount of cash to be funded cannot now be determined. See "THE REORGANIZATION AGREEMENT-- Capital Cities Merger Consideration." It is currently expected that any new borrowings to fund the cash to be paid to shareholders of Capital Cities will be made through borrowings in the commercial paper market, bank borrowings, borrowings from private or public lenders, or through a combination of the foregoing.

                         THE REORGANIZATION AGREEMENT

  The following is a brief summary of the material provisions of the Reorganization Agreement, a copy of which is attached as Appendix A-1 to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full and complete text of the Reorganization Agreement.

THE MERGERS

  Pursuant to the Reorganization Agreement and subject to the terms and conditions thereof, DCA Merger Corp. and DCB Merger Corp. will be merged with and into Disney and Capital Cities, respectively. As a result of the Acquisition, Disney and Capital Cities will become wholly owned subsidiaries of New Disney. As part of the Acquisition, stockholders of Disney and shareholders of Capital Cities will receive the consideration described below.

  Subject to the terms and conditions of the Reorganization Agreement, the closing of the transactions contemplated thereby will take place on the later of (i) January 3, 1996 and (ii) the first business day following the day on which all conditions to the Reorganization Agreement are satisfied or waived (such later day, the "Closing Date"). The Mergers will become effective upon both the filing of a certificate of merger with the Secretary of State of the State of Delaware with respect to the Disney Merger and the filing of a certificate of merger by the Department of State of the State of New York relating to the Capital Cities Merger. The time at which the Mergers become effective is referred to as the Effective Time.

CONVERSION OF DISNEY COMMON STOCK

  Upon consummation of the Disney Merger, pursuant to the Reorganization Agreement and the Disney Merger Agreement, (i) each share of Disney Common Stock, except for Disney Treasury Stock, issued and outstanding at the Effective Time, will be converted into one share of New Disney Common Stock and upon such conversion all shares of Disney Common Stock will be canceled and cease to exist, and (ii) all shares of Disney Treasury Stock will be canceled and retired without payment of any consideration therefor.

  AT THE EFFECTIVE TIME, EACH CERTIFICATE REPRESENTING SHARES OF DISNEY COMMON STOCK WILL, WITHOUT ANY ACTION ON THE PART OF THE HOLDER THEREOF, BE DEEMED TO REPRESENT AN EQUAL NUMBER OF SHARES OF NEW DISNEY STOCK. HOLDERS OF DISNEY COMMON STOCK SHOULD NOT SEND ANY CERTIFICATES REPRESENTING DISNEY COMMON STOCK WITH THE ENCLOSED PROXY CARD.

  Disney Stock Options. As provided in the Reorganization Agreement, at the Effective Time, each Disney Option will, if agreed to by the holder of any such Disney Option, be assumed by New Disney in such manner that it is converted into an option to purchase shares of New Disney Common Stock, with each such Disney Option to otherwise be exercisable upon the same terms and conditions as then are applicable to such Disney Option, including the number of shares and exercise price provided thereby. Each Disney Option assumed by New Disney will have the same terms and conditions as then are applicable to such Disney Option. At the Effective Time, New Disney will assume all rights and obligations of Disney under Disney's stock option plans as in effect at the Effective Time and will continue such plans in accordance with their terms.

CAPITAL CITIES MERGER CONSIDERATION

  Pursuant to the Reorganization Agreement and the Capital Cities Merger Agreement, upon consummation of the Capital Cities Merger (i) each share of Capital Cities Common Stock issued and outstanding immediately prior to the Effective Time, except for Capital Cities Treasury Stock or Dissenting Shares, will be converted, at the election of the holder thereof, into either (a) the right to receive (the "Standard Election") one share of New Disney Common Stock and $65 in cash (collectively, the "Standard Consideration"), (b) the right to receive (subject to proration) New Disney Common Stock (the "Stock Election") in an amount equal to one share of

New Disney Common Stock plus a number of shares of New Disney Common Stock equal to a fraction, the numerator of which is $65 and the denominator of which is the average of the closing sales prices of Disney Common Stock on the NYSE Composite Tape on each of the ten consecutive trading days immediately preceding the second trading day prior to the Effective Time ("Disney Common Stock Price") (collectively, the "Stock Consideration"), or (c) the right to receive (subject to proration) an amount in cash (the "Cash Election"), without interest, equal to $65 plus the Disney Common Stock Price (collectively, the "Cash Consideration"), (ii) all such shares of Capital Cities Common Stock will be canceled and cease to exist, and (iii) all Capital Cities Treasury Stock will be canceled and retired without payment of any consideration therefor.

  Proration. The Reorganization Agreement provides that the maximum number of shares of New Disney Common Stock that may be issued to holders of Capital Cities Common Stock will equal the number of shares of Capital Cities Common Stock outstanding immediately prior to the Effective Time (which is exclusive of shares of Capital Cities Common Stock held in the Capital Cities treasury) minus the number of Dissenting Shares (the "Outstanding Capital Cities Shares"). In the event that the aggregate number of shares of New Disney Common Stock requested by Capital Cities shareholders pursuant to effective Stock Elections (the "Requested Stock Amount") exceeds the Stock Component (as defined below), each holder making a Stock Election will receive, for each share of Capital Cities Common Stock for which an effective Stock Election has been made, (i) a number of shares of New Disney Common Stock equal to the product of the Stock Consideration and a fraction, the numerator of which is the Stock Component and the denominator of which is the Requested Stock Amount (such product, the "Prorated Stock Amount") and (ii) cash in an amount equal to the product of (a) the Stock Consideration minus the Prorated Stock Amount and (b) the Disney Common Stock Price. The "Stock Component" is the number of shares of New Disney Common Stock equal to the Outstanding Capital Cities Shares minus the aggregate number of Outstanding Capital Cities Shares with respect to which effective Standard Elections have been received by the Exchange Agent. If the number of shares of New Disney Common Stock issued in the Capital Cities Merger is less than the number of Outstanding Capital Cities Shares, the percentage of New Disney Common Stock owned by the former shareholders of Capital Cities following the Mergers will decrease relative to the percentage of New Disney Common Stock owned by the former stockholders of Disney following the Mergers.

  The Reorganization Agreement also provides that the maximum amount of cash to be paid to holders of the Outstanding Capital Cities Shares (the "Maximum Cash Amount") will equal the product of $65 and the number of Outstanding Capital Cities Shares, provided that Disney has the right, in its sole discretion, to increase the Maximum Cash Amount at any time prior to the fifth business day after the Election Deadline (as defined below) for Capital Cities shareholders to submit their completed Election Forms to the Exchange Agent. The Election Deadline will be no later than the 20th business day after the Effective Time. In the event that the aggregate amount of cash payable to Capital Cities shareholders pursuant to Cash Elections (including effective Cash Elections received by the Exchange Agent and Cash Elections deemed to have been made by holders of Capital Cities Common Stock who fail to submit effective Election Forms) (the "Requested Cash Amount") exceeds the Cash Component (as defined below), each holder making a Cash Election (and each holder deemed to have made a Cash Election) will receive, for each share of Capital Cities Common Stock for which a Cash Election has been made, (i) an amount of cash equal to the product of the Cash Consideration and a fraction, the numerator of which is the Cash Component and the denominator of which is the Requested Cash Amount (such product, the "Prorated Cash Amount") and (ii) a number of shares of New Disney Common Stock equal to a fraction, the numerator of which is equal to the Cash Consideration minus the Prorated Cash Amount, and the denominator of which is the Disney Common Stock Price. The "Cash Component" is equal to the Maximum Cash Amount minus the product of (i) the number of shares of Capital Cities Common Stock for which effective Standard Elections have been made and (ii) $65.

  As described above, the Maximum Cash Amount may be increased in Disney's sole discretion at any time prior to the fifth business day after the Election Deadline. The ability of Disney to increase the Maximum Cash Amount is a factor that shareholders of Capital Cities may wish to consider in making an election decision. As of the date of this Proxy Statement/Prospectus, Disney has made no decisions regarding whether it will increase the Maximum Cash Amount. It is anticipated that such decision will be made following the Election Deadline based upon, among other things, the elections made by Capital Cities shareholders, the Disney Common Stock Price, the impact, if any, on New Disney's credit rating and borrowing costs of an increase in the amount of cash consideration to be paid and interest rates and other conditions prevailing in the financial markets at the time the decision is made. To the extent that the Requested Cash Amount exceeds the Cash Component and Disney increases the Maximum cash Amount, (i) Capital Cities shareholders making a Cash Election will receive a greater portion of the merger consideration in cash than would otherwise have been received by such shareholders and (ii) the form of merger consideration to be received by Capital Cities shareholders making a Stock Election or a Standard Election will not be effected. If the Maximum Cash Amount is increased, the Prorated Cash Amount will increase and, therefore, the amount of merger consideration to be paid in the form of New Disney Common Stock to shareholders making a Cash Election will be proportionately decreased. If the number of shares of New Disney Common Stock issued in the Capital Cities Merger is less than the number of Outstanding Capital Cities Shares, the percentage of New Disney Common Stock owned by the former shareholders of Capital Cities following the Mergers will decrease relative to the percentage of New Disney Common Stock owned by the former stockholders of Disney following the Mergers. See "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS."

  The number of shares of New Disney Common Stock and the amount of cash distributed to Capital Cities shareholders that make an effective Standard Election will not be affected in any way by the proration procedures.

  Capital Cities Stock Options. As provided in the Reorganization Agreement, at the Effective Time, each Capital Cities Option will, if agreed by the holder thereof, be assumed by New Disney and converted into an option to purchase New Disney Common Stock. Following the Effective Time, each such Capital Cities Option will be exercisable on the same terms and conditions as are then applicable to such Capital Cities Option, except that (i) each such Capital Cities Option will be exercisable for a number of shares of New Disney Common Stock equal to the product of (x) the number of shares of Capital Cities Common Stock for which such Capital Cities Option was exercisable and
(y) the Stock Consideration (before proration) and (ii) the exercise price of such Capital Cities Option will be equal to the exercise price of such Capital Cities Option as of the date of the Reorganization Agreement, divided by the Stock Consideration (before proration). In the alternative, at the election of the holder of any Capital Cities Option, Capital Cities and the option holder may amend such Capital Cities Option so that the holder may receive, in settlement thereof, for each share of Capital Cities Common Stock subject to such Capital Cities Option, an amount in cash equal to the Cash Consideration (before proration) minus the per share exercise price of such Capital Cities Option as of the date of the Reorganization Agreement. See "THE ACQUISITION-- Interests of Certain Persons in the Acquisition--Capital Cities--Employee Stock Option Programs."

ELECTION PROCEDURE

  Promptly after the Effective Time an Election Form will be mailed to each person who was a holder of an Outstanding Capital Cities Share immediately prior to the Effective Time. Each such holder will have the right to submit an Election Form specifying the number of shares such person desires to have converted into the right to receive a combination of New Disney Common Stock and cash pursuant to the Standard Election, the number of shares of Capital Cities Common Stock that such person desires to have converted into the right (subject to proration) to receive New Disney Common Stock pursuant to the Stock Election, and the number of shares that such person desires to have converted into the right (subject to proration) to receive cash pursuant to the Cash Election.

  HOLDERS OF CAPITAL CITIES COMMON STOCK SHOULD NOT SEND ANY CERTIFICATES REPRESENTING CAPITAL CITIES COMMON STOCK WITH THE ENCLOSED PROXY CARD. IF THE TRANSACTION IS APPROVED, A LETTER OF TRANSMITTAL AND AN ELECTION FORM WILL BE MAILED AFTER THE EFFECTIVE TIME TO EACH PERSON WHO WAS A HOLDER OF OUTSTANDING CAPITAL CITIES SHARES IMMEDIATELY PRIOR TO THE EFFECTIVE TIME. CAPITAL CITIES SHAREHOLDERS SHOULD SEND CERTIFICATES

REPRESENTING CAPITAL CITIES COMMON STOCK TO THE EXCHANGE AGENT ONLY AFTER THEY RECEIVE, AND IN ACCORDANCE WITH, THE INSTRUCTIONS CONTAINED IN THE LETTER OF TRANSMITTAL AND THE ELECTION FORM.

  Any holder of Capital Cities Common Stock who has made an election by submitting an Election Form to the Exchange Agent may, at any time prior to 5:00 p.m., New York time, on a date to be agreed upon by Disney and Capital Cities which is no later than the 20th business day after the Effective Time (the "Election Deadline"), change such holder's election by submitting a revised Election Form, properly completed and executed and received by the Exchange Agent prior to the Election Deadline. Any holder of Capital Cities Common Stock may at any time prior to the Election Deadline revoke his election and withdraw his certificates representing shares of Capital Cities Common Stock (the "Capital Cities Certificates") deposited with the Exchange Agent by written notice to the Exchange Agent received by the close of business on the day prior to the Election Deadline. As of the Election Deadline, all holders of Capital Cities Common Stock immediately prior to the Effective Time that shall not have submitted to the Exchange Agent or shall have properly revoked an effective, properly completed Election Form shall be deemed to have made a Cash Election.

  Dividends. No dividends or other distributions declared after the Effective Time on New Disney Common Stock shall be paid with respect to any shares of Capital Cities Common Stock represented by a Capital Cities Certificate, until such Capital Cities Certificate is surrendered for exchange according to the procedures described above.

  Fractional Shares. No fractional shares of New Disney Common Stock shall be issued pursuant to the Capital Cities Merger. In lieu of the issuance of any fractional shares of New Disney Common Stock, cash equal to the product of such fractional amount and the Disney Common Stock Price will be paid to holders in respect of any fractional share of New Disney Common Stock that would otherwise be issuable.

CERTAIN REPRESENTATIONS AND WARRANTIES

  The Reorganization Agreement contains customary representations and warranties by both Disney and Capital Cities as to, among other things: (i) due organization and good standing; (ii) corporate authority to enter into the Reorganization Agreement and related agreements; (iii) authorized capital stock; (iv) ownership of subsidiaries; (v) the lack of certain investments or interests; (vi) the compliance of the Acquisition with charters, bylaws and the law; (vii) the absence of certain material defaults or violations; (viii) the filing of certain documents with the Commission; (ix) the accuracy of financial statements; (x) the absence of certain litigation; (xi) the absence of material changes or events; (xii) tax matters; (xiii) the absence of material liabilities related to employee benefit plans; (xiv) the absence of material labor disputes; and (xv) fairness opinions.

CERTAIN COVENANTS

  Conduct of Business Pending the Reorganization. Pursuant to the Reorganization Agreement, Disney and Capital Cities have made various customary covenants relating to the Acquisition. Capital Cities has agreed that, prior to the Effective Time, Capital Cities and its significant subsidiaries will conduct their operations according to their usual, regular and ordinary course of business. Specifically, Capital Cities has agreed, among other things: (i) to preserve intact its business organization, relationships and goodwill and to keep available the services of its officers and employees; (ii) not to materially amend its certificate of incorporation or bylaws (other than in contemplation of this Reorganization Agreement);
(iii) not to grant, confer or award any bonuses or other forms of cash incentives to any officer, director or key employee except consistent with past practice or grant or confer any awards (other than those granted as of the date of the Reorganization Agreement) under the Incentive Compensation Plan of Capital Cities (as amended through December 9, 1993), not to increase any compensation under any employment agreement with any of its present or future officers, directors or employees, except for normal increases consistent with past practice, grant any severance or termination pay to, or enter into any employment or severance agreement with any officer or director or amend any such agreement in any material respect other than severance arrangements which are consistent with past practice with respect to employees terminated by Capital Cities, and not to adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect; (iv) not to issue new Capital Cities capital stock (except pursuant to the exercise of contractual rights existing prior to the execution of the Reorganization Agreement), grant, confer, or award any option, warrant, conversion right, or other right not existing on the date of the Reorganization Agreement, to acquire any shares of its capital stock, effect a stock split or change its current capitalization; (v) not to declare any dividends, other than regular quarterly dividends not in excess of $0.05 per share, or make any distributions with respect to its capital stock or redeem any of its capital stock or stock of its subsidiaries; (vi) not to dispose of or acquire (nor allow any subsidiary to dispose of or acquire) any asset, in each case, for an amount exceeding $100,000,000; (vii) not to incur material indebtedness for borrowed money, or issue or sell any debt securities other than in the ordinary course of business, in each case, in an amount exceeding $100,000,000; (viii) not to mortgage or encumber any Capital Cities properties or assets except as would not be reasonably likely to have a material adverse effect; (ix) not to change its accounting practices; (x) not to enter into any program, production or distribution arrangement with a term greater than one year without first consulting Disney; (xi) to take all necessary steps to cause the dilution provisions of the Capital Cities Rights Agreement (as defined below) to be inapplicable to the transactions contemplated by the Reorganization Agreement; and (xii) not to authorize or make capital expenditures in excess of $200,000,000 in the aggregate.

  Disney has agreed that, prior to the Effective Time, it will, among other things: (i) not effect any stock split or issue any shares of its capital stock at less than fair market value; (ii) not amend its certificate of incorporation (although Disney may issue up to $100,000,000 of its preferred stock); (iii) not declare any dividends or make any distributions with respect to its capital stock other than regular quarterly cash dividends including any increases thereof consistent with past practice; and (iv) take all necessary steps to cause the dilution provisions of the Disney Rights Agreement (as defined below) to be inapplicable to the transactions contemplated by the Reorganization Agreement.

  Disney has agreed that it will cause New Disney and both DCA Merger Corp. and DCB Merger Corp. to: (i) perform all of their respective obligations under the Reorganization Agreement and the Merger Agreements in accordance with the terms thereof; (ii) not incur any liabilities other than those appropriate for the consummation of the transactions contemplated by the Reorganization Agreement; (iii) not engage in any business or activities of any kind or enter into any agreements or arrangements with any person or entity not contemplated by the Reorganization Agreement or Merger Agreements; and (iv) not create any encumbrances upon their respective properties or assets whether they may attach prior to or after the Effective Time.

  Alternative Proposals. Pursuant to the Reorganization Agreement, Capital Cities has agreed that neither it, nor any of its subsidiaries, will permit its respective officers, directors, employees, agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries) to initiate, solicit or encourage, directly or indirectly, any inquiries, or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders), with respect to a merger, acquisition, consolidation or similar transaction involving the purchase of (i) all or any significant portion of the assets of Capital Cities and its subsidiaries taken as a whole, or any subsidiary of Capital Cities which owns ESPN, Lifetime Television or A&E Television Network, (ii) 25% or more of the outstanding shares of Capital Cities Common Stock or (iii) 25% of the outstanding shares of the capital stock of any Subsidiary of Capital Cities which owns or operates ESPN, Lifetime Television or A&E Television Network (any such proposal or offer being referred to as an "Alternative Proposal") or engage in any discussions or negotiations concerning, or provide any confidential information or data to any person, relating to an Alternative Proposal, or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal. Capital Cities has further agreed that it will immediately inform Disney if any such inquiries or proposals are received, any confidential information is requested, or any negotiations or discussions are sought to be initiated with Capital Cities. However, the Capital Cities Board is not prohibited from (a) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Alternative Proposal and (b) furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide offer if, and only if, (i)

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based upon the advice of outside counsel, the Capital Cities Board determines in good faith that such action is required for the Capital Cities Board to comply with its fiduciary duties to shareholders imposed by law, (ii) Capital Cities provides written notice to Disney prior to furnishing any information or entering into any negotiations, and (iii) Capital Cities keeps Disney informed as to the status and all material information relating to any discussions or negotiations. Capital Cities may not terminate the Reorganization Agreement (except pursuant to the termination provisions contained in the Reorganization Agreement), enter into any agreement with respect to, or in any way facilitate, an Alternative Proposal while the Reorganization Agreement remains in effect, or fail to comply with any of its obligations under the Reorganization Agreement.

  Employee Benefits. The Reorganization Agreement provides that Disney will cause to remain in effect for the benefit of Capital Cities' employees for a period of at least two years after the Effective Time all employee benefit plans of Capital Cities and its subsidiaries (including Capital Cities' existing severance policies and programs but excluding stock and incentive compensation plans and those plans that are the subject of collective bargaining) in effect on the date of the Reorganization Agreement and, with respect to employees who are subject to collective bargaining, all benefits that are required to be provided in accordance with the applicable collective bargaining agreement; provided, however, that no severance payments will be required to be made to any employee of Capital Cities or any of its subsidiaries who is not terminated by Capital Cities or any of its subsidiaries. No amendment shall be made to any such plan that materially and adversely affects the rights or interests of the plan participants or beneficiaries except to the extent required by law or to maintain tax qualification. Disney has further agreed that if any employee of Capital Cities or its subsidiaries is transferred to Disney or any of its affiliates after the Effective Time or becomes a participant in any employee benefits plan maintained by or contributed to by Disney or its affiliates, such employee shall receive full credit for his prior service with Capital Cities or its subsidiary under Disney's employee benefits plans to the extent such service is recognized under the comparable plans of Capital Cities. However, Disney may cause a reduction in benefits under any of its employee benefits plans to avoid duplication of benefits with respect to the same covered matter or years of service.

  Meetings of Stockholders. Pursuant to the Reorganization Agreement, both Disney and Capital Cities have agreed to take all necessary action, in accordance with applicable law and its respective certificate of incorporation and bylaws, to promptly convene the Special Meetings. The Disney Board and the Capital Cities Board have agreed to recommend such approval and to take all lawful action to solicit such approvals. However, either the Disney Board or Capital Cities Board, in the exercise of its good faith judgment and based on the advice of outside counsel as to its fiduciary duties to its stockholders or its shareholders, as the case may be, imposed by law, may change its recommendation or withdraw its solicitation.

  Indemnification and Insurance. The Reorganization Agreement provides that, after the Effective Time, New Disney will indemnify, to the fullest extent that Capital Cities would have been permitted under applicable law, each person who was, as of the date of the Reorganization Agreement, or has been at any time prior to the date of the Reorganization Agreement, an officer or director of Capital Cities, against all losses, claims, damages, liabilities, costs or expenses (including attorney's fees), judgments, fines, penalties and amounts paid in connection with any claims, suits, actions, proceedings or investigations pertaining to acts or omissions or alleged acts or omissions made by them in their capacities as such officers and directors. New Disney will also cause the surviving corporation of the Capital Cities Merger to maintain in effect (i) provisions in its certificate of incorporation and bylaws regarding indemnification of officers and directors to the fullest extent under applicable law, and (ii) officers' and directors' liability insurance, on terms not substantially less advantageous, covering the officers and directors who are currently covered by Capital Cities' existing officers' and directors' liability insurance policy, for a period of not less than three years after the Effective Time. However, New Disney shall not be required to pay an annual premium more than one and one-half times the current premium paid by Capital Cities for its existing coverage in order to meet its obligation under this covenant.

  Other Actions. Pursuant to the Reorganization Agreement, both Capital Cities and Disney have agreed to use their reasonable efforts to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or appropriate to consummate the transactions contemplated by the Reorganization

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

Agreement. Both Disney and Capital Cities have acknowledged that, under applicable rules and regulations of the FCC, certain assets currently held or attributable to Disney or Capital Cities cannot be held or attributed to New Disney after the Effective Time without an appropriate waiver being obtained. If necessary in order to obtain the FCC's approval of the transactions contemplated by the Reorganization Agreement, Disney and Capital Cities will divest any or all assets and take any other such action as is required to consummate such transactions. See "THE ACQUISITION--Regulatory Approvals--FCC Approval Process."

  Certain Other Covenants. Both Disney and Capital Cities have also agreed:
(i) to promptly make their respective filings, and any other submissions, under the HSR Act and the FCC Act and obtain all other consents, approvals or permits from the necessary Federal and state governments and regulatory agencies (including any national securities exchange) prior to the Effective Time; (ii) to consult with each other prior to issuing any press release or public statement; (iii) subject to any applicable rules and regulations of the FCC, to allow all designated officers, attorneys, accountants and representatives of the other reasonable access to offices, records and files (including information relating to commitments, contracts, titles and financial position) and to instruct their respective employees, counsel and financial advisors to cooperate with each other's investigation; (iv) to cooperate in the filing of a registration statement on Form S-4 and obtain all necessary state securities laws permits or approvals; (v) that Disney will cause New Disney to submit listing applications to the NYSE and the PSE, and will use reasonable efforts to obtain the approval of such applications prior to the Effective Time; (vi) that Capital Cities will use all reasonable efforts to deliver or cause to be delivered to Disney an affiliate letter, in the form attached to the Reorganization Agreement, from each of the Capital Cities Affiliates prior to the Closing Date; (vii) that Disney and Capital Cities will cooperate in the filing of all returns, questionnaires, applications or other documents relating to any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes or fees which become payable in connection with the Acquisition; (viii) that New Disney will pay, without deduction for withholding from any amount payable to holders of Capital Cities Common Stock, any New York State Tax on Gains Derived from Certain Real Property Transfers (the "Gains Tax"), New York State Real Estate Transfer Tax, New York City Real Property Transfer Tax, New York State Stock Transfer Tax, and any similar taxes imposed by any other state of the United States (and any penalties and interest with respect to such taxes) which become payable in connection with the Acquisition on behalf of the shareholders of Capital Cities; and (ix) that Capital Cities and Disney will cooperate in the determination of the portion of the consideration allocable to the real property of Capital Cities and its subsidiaries in New York State and City (or in any other applicable jurisdiction).

CONDITIONS TO THE ACQUISITION

  The obligations of Disney and Capital Cities to consummate the Acquisition are conditioned on the fulfillment of the following: (i) the effectiveness of the Registration Statement and the absence of any stop order suspending the effectiveness thereof and no proceeding for that purpose having been initiated by the Commission; (ii) receipt of all necessary approvals under state securities laws relating to the issuance or trading of the New Disney Common Stock to be issued to Capital Cities shareholders; (iii) approval, in the manner required by law or the applicable stock exchange or regulatory body, of the stockholders of Disney and the shareholders of Capital Cities, of the Reorganization Agreement and all transactions contemplated thereby; (iv) expiration or termination of the applicable waiting period under the HSR Act;
(v) receipt of all orders of the FCC required in connection with the consummation of the transactions contemplated by the Acquisition whether or not any appeal or request for reconsideration is pending or whether the time for filing any such appeal or request for reconsideration or for any sua sponte action by the FCC has expired; (vi) the receipt of all consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body (other than the FCC) required in connection with the execution, delivery and performance of the Reorganization Agreement (except for those documents required to be filed after the Effective Time and except where the failure to obtain such approval or order would not have a material adverse effect); (vii) neither Capital Cities nor Disney shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transaction contemplated in the Reorganization Agreement, and in the event

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

such order or injunction shall have been issued, each party will use its reasonable efforts to have any such injunction lifted; and (viii) the listing of the New Disney Common Stock on the NYSE, subject only to official notice of issuance.

  The obligation of Disney to consummate the Acquisition is conditioned on the fulfillment of the following conditions: (i) the performance by Capital Cities, in all material respects, of its obligations required to be performed on or prior to the Closing Date and contained in the Reorganization Agreement;
(ii) the representations and warranties made by Capital Cities in the Reorganization Agreement shall be true as of the Closing Date (except for changes specifically permitted by the Reorganization Agreement); (iii) the receipt by Disney of an opinion from tax counsel stating that the Disney Merger will be treated as a reorganization described in Section 368(a) of the Code and/or a transfer of property to New Disney by the holders of Disney Common Stock governed by Section 351 of the Code; (iv) no material adverse changes in the business, financial condition or operations of Capital Cities shall have occurred; (v) the Stock Agreement has remained in effect through the Effective Time; and (vi) after the Effective Time, no person will have the right under any stock option plan (or option granted thereunder) to acquire equity securities of Capital Cities.

  The obligation of Capital Cities to consummate the Acquisition is conditioned on the fulfillment of the following conditions: (i) the performance by Disney, in all material respects, of its obligations required to be performed on or prior to the Closing Date and contained in the Reorganization Agreement; (ii) the representations and warranties made by Disney in the Reorganization Agreement shall be true as of the Closing Date (except for changes specifically permitted by the Reorganization Agreement);
(iii) the receipt by Capital Cities of an opinion from tax counsel stating that the Capital Cities Merger will be treated as a transfer of property under
Section 351(a) or 351(b) of the Code; (iv) no material adverse changes in the business, financial condition or operations of Disney shall have occurred; and
(v) New Disney shall have executed the Registration Rights Agreement.

TERMINATION OF THE REORGANIZATION AGREEMENT

  The Reorganization Agreement is subject to termination at the option of either Disney or Capital Cities if the Acquisition is not consummated on or before October 1, 1996. In addition, prior to such time, the Reorganization Agreement is subject to termination upon: (i) the disapproval of either the Capital Cities Proposal or the Disney Proposal by the respective stockholders voting thereon; (ii) the issuance by the FCC of an order or ruling denying approval of the transactions contemplated by the Reorganization Agreement and such order or ruling having become final and non-appealable; (iii) the issuance by a United States Federal court or Federal governmental, regulatory or administrative agency, or a state court of competent jurisdiction or state governmental, regulatory or administrative agency or commission, of an order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the consummation of the Acquisition, and such order, decree or ruling having become final and non-appealable, provided that the party seeking to terminate the Reorganization Agreement shall have used all reasonable efforts to remove such injunction, order or decree; or (iv) the mutual consent of Disney and Capital Cities.

  The Reorganization Agreement may be terminated by the Capital Cities Board at any time prior to the Effective Time if (i) in the good faith judgment of the Capital Cities Board, as advised by outside counsel, its fiduciary duties to its shareholders requires such termination by reason of an Alternative Proposal being made, (ii) there has been a breach by Disney of any representation or warranty in the Reorganization Agreement which would have, or which would be reasonably likely to have, a material adverse effect on Disney, (iii) there has been a material breach of any of the covenants or agreements in the Reorganization Agreement on the part of Disney which is not curable or not cured within 30 days after written notice of the breach by Capital Cities or (iv) the Disney Board shall have withdrawn or modified, in a manner materially adverse to Capital Cities, its approval or recommendation of the Reorganization Agreement or the Mergers.

  The Disney Board may terminate the Reorganization Agreement at any time prior to the Effective Time if (i) the Capital Cities Board shall have withdrawn or modified in a manner materially adverse to Disney its

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

approval or recommendation of the Reorganization Agreement or the Mergers, or shall have recommended an Alternative Proposal to the Capital Cities shareholders, (ii) there has been a breach by Capital Cities of any representation or warranty in the Reorganization Agreement which would have, or which would be reasonably likely to have, a material adverse effect on Capital Cities or (iii) there has been a material breach by Capital Cities of any of the covenants or agreements in the Reorganization Agreement on the part of Capital Cities which is not curable or not cured within 30 days of written notice by Disney.

TERMINATION FEE

  In the event that an Alternative Proposal for Capital Cities is made and thereafter the Reorganization Agreement is terminated (i) (A) by action of the Disney Board, if (a) the Capital Cities Board has withdrawn or modified in a manner materially adverse to Disney its approval or recommendation of the Reorganization Agreement or the Mergers or has recommended an Alternative Proposal to the Capital Cities shareholders, or (b) there has been a breach by Capital Cities of any representation or warranty in the Reorganization Agreement which would have, or which would be reasonably likely to have, a material adverse effect on Capital Cities, or (c) there has been a material breach of any of the covenants or agreements in the Reorganization Agreement which breach is not curable or not cured within 30 days after written notice of the breach given by Disney to Capital Cities or (B) by Capital Cities in the exercise of its fiduciary duties to its stockholders in regard to such Alternative Proposal, or (ii) for any other reason (other than due to a material breach by Disney or the disapproval of the Acquisition by Disney's stockholders) and a definitive agreement with respect to such Alternative Proposal is executed within one year of termination, then Capital Cities is required to pay Disney a fee of $400 million payable by wire transfer of same day funds. Moreover, neither party is precluded from seeking damages for willful breach of the Reorganization Agreement, including, without limitation, attorneys' fees and the right to pursue any remedy at law or in equity.

REGISTRATION RIGHTS AGREEMENT

  As a condition to Capital Cities' obligation to effect the Mergers, New Disney is required to execute the Registration Rights Agreement, which provides that Capital Cities Affiliates who have signed an affiliate letter will have the right to require New Disney to register all or any portion of the New Disney Common Stock then owned by the respective Capital Cities Affiliates (collectively, the "Registrable Securities"). Capital Cities Affiliates holding at least 25% of the Registrable Securities may make a written "demand" of New Disney to effect the registration of all or part of such Capital Cities Affiliate's or Affiliates' Registrable Securities; provided, however, that New Disney will not be required to take any action if, among other things, three "demand" registrations have been previously effected or the Registrable Securities requested to be registered have a then current market value of less than $50 million, unless such demand is for registration of all remaining Registrable Securities. Such demand registration is subject to postponement by New Disney for a limited period (the "Blackout Period") if such registration would interfere with any proposed offering of shares, pending financing, acquisition, corporate reorganization or other significant transaction involving New Disney.

  If New Disney seeks to register, in a proposed offering for cash, any New Disney Common Stock while this Registration Rights Agreement is in effect, Capital Cities Affiliates have the right to request that New Disney include any or all of their Registrable Securities in the proposed offering (a "Piggyback Registration"). New Disney must provide each Capital Cities Affiliate with at least 15 business days notice prior to the filing of the registration statement. Such notice must specify the approximate date of the proposed filing and advise the Capital Cities Affiliate of his right to have any or all of his Registrable Securities included in the registration. A Capital Cities Affiliate, in a written request given to New Disney at least two business days prior to the proposed filing, may include his Registrable Securities in such registration statement, subject to constraints of marketability of the proposed offering, as determined in good faith by the lead managing underwriter. In the event marketing constraints prevent the registration of all Registrable Securities requested to be registered, such Registrable Securities shall be registered, to the extent marketable, on a pro rata basis relative to the respective Capital Cities Affiliate's holding of Registrable Securities.


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

  In registering Registrable Securities, New Disney will make commercially reasonable efforts, which include relevant filings with the SEC, relevant notices and necessary disclosures to requesting parties, and customarily required warranties and representations to underwriters.

  The Capital Cities Affiliates will pay all underwriting discounts, commissions and transfer taxes related to the Registrable Securities offered for sale by the Capital Cities Affiliates as well as the fees and disbursements of its counsel. All other fees and expenses in connection with the registration of Registrable Securities will be borne by New Disney.

  New Disney agrees to indemnify the Capital Cities Affiliates and the prospective underwriters of registrations of Registrable Securities for liabilities arising out of violations by New Disney of applicable laws relating to the registration statement and for material misstatements and omissions, not provided by the Capital Cities Affiliates, included in the registration statement. Likewise, each Capital Cities Affiliate agrees to indemnify New Disney, all other Capital Cities Affiliates or any underwriter for liabilities arising out of violations of applicable laws relating to its offer and sale of Registrable Securities and for material misstatements and omissions made in the registration statement in reliance on information provided to New Disney by such Capital Cities Affiliates. Contribution will also be available to any of the above parties in relation to relative fault, to the extent that indemnification from an indemnifying party to an indemnified party is unavailable.

STOCK AGREEMENT

  Concurrently with the execution by Capital Cities of the Reorganization Agreement, Disney, Berkshire Hathaway and Thomas S. Murphy, Chairman and Chief Executive Officer of Capital Cities, entered into the Stock Agreement relating to the 20,000,000 shares of Capital Cities Common Stock owned (either beneficially or of record) by the Berkshire Shareholders.

  In the Stock Agreement, Berkshire Hathaway has agreed to cause each Berkshire Shareholder to vote its shares (or to execute written consents with respect to such shares) (i) in favor of adoption and approval of the Capital Cities Proposal; (ii) against any Alternative Proposal; and (iii) in favor of any other matter necessary to consummate the transactions contemplated by the Reorganization Agreement. Berkshire Hathaway also agreed, until the close of business on the date of the Capital Cities Meeting and except as otherwise provided in the Stock Agreement, to prevent each Berkshire Shareholder from
(i) selling, pledging or otherwise disposing of any of its shares; (ii) granting a proxy or entering into any voting trust, agreement or arrangement with respect to its shares; or (iii) entering into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale or other disposition of any Capital Cities Common Stock. Berkshire Hathaway further agreed to prohibit any Berkshire Shareholder, any subsidiary of any Berkshire Shareholder, or any of their respective officers, directors, employees, agents and representatives, from providing any information regarding, or directly or indirectly engaging in, any initiation, solicitation, negotiation, discussion or encouragement with respect to any Alternative Proposal. Berkshire Hathaway further agreed to cause each Berkshire Shareholder to notify Disney immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, Berkshire Hathaway.

  To the extent necessary to comply with the Stock Agreement, Mr. Murphy agreed to relinquish all rights with respect to, and release Berkshire Shareholders from any further liability or obligation under, the proxies given by Berkshire Shareholders pursuant to a July 2, 1986 agreement among Capital Cities Communications, Inc. and each Berkshire Shareholder. The Stock Agreement terminates automatically upon termination of the Reorganization Agreement.

  The shares of New Disney Common Stock that will be issued to Berkshire Hathaway in connection with the Acquisition, if and to the extent that Berkshire Hathaway makes a Standard Election or a Stock Election (or makes a Cash Election and is prorated), will be registered pursuant to the Registration Statement (as will the shares of New Disney Common Stock to be issued to all other former shareholders of Capital Cities).


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  Berkshire Hathaway, which is a Capital Cities Affiliate and will sign an affiliate letter, will be a party to the Registration Rights Agreement.

  Berkshire Hathaway has informed Disney and Capital Cities that it has not determined as of the date of this Joint Proxy Statement/Prospectus whether it will make a Standard Election, a Stock Election or a Cash Election with respect to the shares of Capital Cities Common Stock beneficially owned by the Berkshire Shareholders.

PROGRAMMING AGREEMENT

  Capital Cities and Disney entered into the Programming Agreement concurrently with the execution of the Reorganization Agreement. Pursuant to the Programming Agreement, during each of the three Capital Cities programming seasons commencing with the Fall 1996 Season, Disney agreed to provide to Capital Cities, and Capital Cities agreed to present, subject to pre-existing Capital Cities commitments, (i) a full slate of Saturday morning programming designed for children, consisting of Disney-produced programs, including animation, and programming acquired by Disney from third parties (at Disney's option, these programs may not be provided to Capital Cities until the Fall 1997 Season); (ii) a weekly-one hour Disney-themed program to be run in a prime-time slot (the time slot for which is to be determined by Capital Cities after consultation with Disney); and (iii) three prime-time specials, each at least 60 minutes in length, featuring Disney-themed materials (the time slot for which is to be determined by Capital Cities after consultation with Disney).

  All programs provided to Capital Cities pursuant to the Programming Agreement are subject to Capital Cities' ultimate creative approval of content and industry standards for comparable programs. In the event that any Disney program is disapproved, or a program series is canceled, Disney shall have the right to provide, and Capital Cities shall present, substitute programming subject to Capital Cities' approval.

  The Programming Agreement is terminable by Capital Cities if the Reorganization Agreement is terminated by Capital Cities and such termination results from: (i) mutual consent of Disney and Capital Cities; (ii) failure to consummate the Acquisition by October 1, 1996; (iii) the failure of the stockholders of either Disney or Capital Cities to approve the transactions contemplated by the Reorganization Agreement; (iv) the issuance by a United States Federal court of competent jurisdiction or Federal governmental, regulatory or administrative agency or commission, or a state court of competent jurisdiction or state governmental, regulatory or administrative agency or commission, of an order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the consummation of the Acquisition, such order, decree or ruling having become final and non-appealable, provided that the party seeking to terminate the Reorganization Agreement shall have used all reasonable efforts to remove such injunction, order or decree; (v) the issuance by the FCC of an order or rule denying approval of the transactions contemplated by the Reorganization Agreement and such order or rule having become final and non-appealable; (vi) a breach by Disney of any representation or warranty in the Reorganization Agreement which would have, or would be reasonably likely to have, a material adverse effect on Disney; or (vii) a material breach of any of the covenants or agreements in the Reorganization Agreement on the part of Disney which is not curable or not cured within 30 days after written notice of the breach by Capital Cities. The Programming Agreement may be terminated by Disney following any other termination of the Reorganization Agreement.

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                              BUSINESS OF DISNEY

  Disney is a diversified international entertainment company with operations in three business segments: Filmed Entertainment, Theme Parks and Resorts, and Consumer Products. Disney employs approximately 69,000 people.

  In its Filmed Entertainment business segment, Disney produces and acquires live-action and animated motion pictures for distribution to the theatrical, television and home video markets. Disney also produces original television programming for the network and first-run syndication markets. In addition, Disney provides programming for and operates The Disney Channel, a pay television programming service, and KCAL-TV, a Los Angeles, California television station. See "SIGNIFICANT REGULATIONS APPLICABLE TO BROADCASTING SERVICES." The success of all of Disney's theatrical motion pictures and television programming is heavily dependent upon public taste, which is unpredictable and subject to change without warning. In addition, filmed entertainment operating results fluctuate due to the timing of theatrical and home video releases. Release dates are determined by several factors, including timing of vacation and holiday periods and competition in the market.

  The Theme Parks and Resorts business segment includes Disney's operation of the Walt Disney World(R) destination resort in Florida and the Disneyland Park(R) and the Disneyland Hotel in California. In addition, Disney earns royalties on revenues generated by the Tokyo Disneyland theme park. All of the theme parks and most of the associated resort facilities are operated on a year-round basis. Historically, the theme parks and resorts business experiences fluctuations in park attendance and resort occupancy resulting from the nature of vacation travel. Peak attendance and resort occupancy generally occur during the summer months when school vacations occur and during early-winter and spring holiday periods.

  Disney's Consumer Products business segment involves the licensing of the name "Walt Disney," as well as Disney's characters, visual and literary properties and songs and music, to various consumer manufacturers, retailers, show promoters and publishers throughout the world. Disney also engages in direct retail distribution through The Disney Stores and consumer catalogs, and is a publisher of books, magazines and comics in the United States and Europe. In addition, Disney produces audio and computer software for all markets, as well as film and video products for the educational marketplace. Operating results for the consumer products business are influenced by seasonal consumer purchasing behavior and by the timing of animated theatrical releases.

  Additional information concerning Disney is included in the Disney Reports incorporated by reference in this Joint Proxy Statement/Prospectus. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                          BUSINESS OF CAPITAL CITIES

  Capital Cities, directly or through its subsidiaries, operates the ABC Television Network, ten television stations, the ABC Radio Networks and 21 radio stations, and provides programming for cable television. Capital Cities, through joint ventures, is engaged in international broadcast/cable services and television production and distribution. Capital Cities also publishes daily and weekly newspapers, shopping guides, various specialized and business periodicals and books, provides research services and also distributes information from databases.

  Capital Cities' assets include the ABC Television Network, which as of June 30, 1995 had 224 primary affiliated stations reaching 99.9% of all U.S. television households. A number of secondary affiliated stations add to the primary coverage. In addition, Capital Cities owns nine very high frequency
(VHF) television stations, one ultra high frequency (UHF) television station, eleven standard (AM) radio stations and ten frequency modulation (FM) radio stations. All but one television station are affiliated with the ABC Television Network and all but four radio stations are affiliated with the ABC Radio Networks.

  Generally, Capital Cities pays the cost of producing its own programs or acquiring broadcast rights from other producers for its network programming and pays varying amounts of compensation to its affiliated stations for broadcasting the programs and commercial announcements included therein. Substantially all revenues from network operations are derived from the sale to advertisers of time in network programs for commercial announcements.

  Capital Cities' Cable and International Broadcast operations are principally involved in the production and distribution of cable television programming, in the licensing of programming to domestic and international markets and in joint ventures in foreign-based television operations and television production and distribution entities. The primary domestic cable programming services are ESPN, A&E Television Network and Lifetime Television.

  Capital Cities' publishing operations (i) publish seven daily newspapers (five of which have Sunday editions); weekly community newspapers in four states; shopping guides and real estate magazines in eleven states; specialized publications that involve news and ideas for various industries; and consumer, special interest, trade and agricultural publications; and (ii) engage in research and database services.

  Additional information concerning Capital Cities is included in the Capital Cities Reports incorporated by reference in this Joint Proxy
Statement/Prospectus. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                            BUSINESS OF NEW DISNEY

  New Disney, a wholly owned subsidiary of Disney, has not conducted any substantial business activities to date, other than those incident to its formation, its execution of the Merger Agreements and related agreements and its participation in the preparation of this Joint Proxy Statement/Prospectus. In September 1995, Keystone, another wholly owned Disney subsidiary, was merged with and into New Disney. Prior to the merger, Keystone's only business was the acquisition and management of a small number of residential dwellings in Burbank, California, used primarily in connection with the relocation of Disney employees. Immediately following the consummation of the Acquisition, New Disney will become a holding company for Disney and Capital Cities and their respective subsidiaries. Accordingly, the business of New Disney, through its wholly owned subsidiaries Disney and Capital Cities and their respective subsidiaries, will be the businesses currently conducted by Disney and Capital Cities and their respective subsidiaries. See "BUSINESS OF DISNEY" and "BUSINESS OF CAPITAL CITIES."

          COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

  The Disney Common Stock is listed on the NYSE, the PSE, the Swiss Stock Exchange and the Tokyo Stock Exchange under the symbol DIS. The Capital Cities Common Stock is listed on the NYSE and the PSE under the symbol CCB.

  The table below sets forth, for the calendar quarters indicated, the reported high and low sales prices of Disney Common Stock and Capital Cities Common Stock as reported on the NYSE Composite Tape, in each case based on published financial sources, and the dividends declared on such stock.

                          DISNEY COMMON STOCK          CAPITAL CITIES COMMON STOCK*
                         ----------------------------- ---------------------------------------
                          HIGH      LOW     DIVIDENDS     HIGH          LOW       DIVIDENDS
                         -----     -----    ---------- ---------    ---------    -------------
1993
  First Quarter.........   47 7/8    41 3/4     0.063        53 1/8       47 5/8        0.005
  Second Quarter........   45 1/8    38 1/4     0.063        55 1/8        50           0.005
  Third Quarter.........   41 3/8     36        0.063        57 3/4        49           0.005
  Fourth Quarter........   45 3/8    37 1/8     0.063        64 3/8       56 3/4        0.005
1994
  First Quarter.........   48 5/8    40 7/8     0.075        71 7/8       60 1/4        0.005
  Second Quarter........   45 1/8    39 5/8     0.075        75 1/2       66 1/4        0.050
  Third Quarter.........   44 1/4    38 3/4     0.075        85 3/8       71 1/8        0.050
  Fourth Quarter........   46 7/8    37 3/4     0.075        86 1/2       76 1/8        0.050
1995
  First Quarter.........   56 1/4     45        0.090        91 3/4       82 3/4        0.050
  Second Quarter........    60       52 3/4     0.090       109 1/2       80 3/4        0.050
  Third Quarter.........   62 7/8    50 1/2     0.090        121          95 1/2        0.050
  Fourth Quarter
   (through November 10,
   1995)................   59 3/4    55 5/8     0.090       121 7/8      115 1/4          --

--------
* Capital Cities Common Stock prices and dividends have been adjusted for a 10-for-1 stock split effective June 3, 1994.

  On July 28, 1995, the last full trading day prior to the public announcement of the proposed Acquisition, the closing price on the NYSE Composite Tape was $57 3/8 per share of Disney Common Stock and $96 1/8 per share of Capital Cities Common Stock. On November 10, 1995, the most recent practicable date prior to the printing of this Joint Proxy Statement/Prospectus, the closing price on the NYSE Composite Tape was $59 3/8 per share of Disney Common Stock and $121 1/8 per share of Capital Cities Common Stock. Holders of Disney Common Stock and Capital Cities Common Stock are urged to obtain current market quotations prior to making any decision with respect to the Acquisition.

  The payment of future dividends on New Disney Common Stock will be a business decision to be made by the Board of Directors of New Disney from time to time based upon the results of operations and financial condition of New Disney and such other factors as the New Disney Board of Directors considers relevant.

                                CAPITALIZATION

  The following table sets forth the capitalization of Disney as of June 30, 1995 and Capital Cities as of July 2, 1995, and the pro forma capitalization of New Disney after giving effect to the Acquisition. This table should be read in conjunction with the "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS" included elsewhere in this Joint Proxy Statement/Prospectus and the Disney and Capital Cities historical consolidated financial statements, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus.

                                               AS OF JUNE 30, 1995
                                  ---------------------------------------------
                                        HISTORICAL            PRO FORMA (A)
                                  ----------------------- ---------------------
                                                          SCENARIO 1 SCENARIO 2
                                                           MAXIMUM    MAXIMUM
                                   DISNEY  CAPITAL CITIES STOCK (B)   CASH (C)
                                  -------- -------------- ---------- ----------
                                                  (IN MILLIONS)
BORROWINGS:
  Existing Borrowings............ $3,362.2    $  612.9    $ 3,975.1  $ 3,975.1
  New Borrowings.................      --          --       7,965.1   16,794.4
                                  --------    --------    ---------  ---------
  Total Borrowings...............  3,362.2       612.9     11,940.2   20,769.5
                                  --------    --------    ---------  ---------
Total Stockholders' Equity.......  6,374.1     4,603.9     15,203.4    6,374.1
                                  --------    --------    ---------  ---------
Total Capitalization............. $9,736.3    $5,216.8    $27,143.6  $27,143.6
                                  ========    ========    =========  =========

--------
(a) Upon consummation of the Capital Cities Merger, each outstanding share of Capital Cities Common Stock will be converted into the right to receive cash, shares of New Disney Common Stock or a combination of both cash and New Disney Common Stock. The exact amount of cash and/or shares of New Disney Common Stock to be received by each shareholder of Capital Cities pursuant to the Capital Cities Merger is dependent upon, among other things, (i) the stated preferences of Capital Cities shareholders on the Election Forms, (ii) the proration procedures to be applied if the Requested Stock Amount exceeds the Stock Component or the Requested Cash Amount exceeds the Cash Component, and (iii) the level of the Maximum Cash Amount, including any increase of the Maximum Cash Amount by Disney, in its sole discretion. Accordingly, two alternative scenarios of unaudited pro forma combined condensed financial statements are presented, which give effect to the range of possible amounts of New Disney Common Stock and/or cash to be received by Capital Cities shareholders upon consummation of the Capital Cities Merger. Scenario 1 assumes that all Capital Cities shareholders receive one share of New Disney Common Stock and $65 in cash (Standard Consideration) for each outstanding share of Capital Cities Common Stock, reflecting the maximum number of shares of New Disney Common Stock which could be issued in connection with the Acquisition. Scenario 2 assumes that all Capital Cities shareholders receive solely cash (Cash Consideration) for each outstanding share of Capital Cities Common Stock, without regard to the Cash Component. See "THE REORGANIZATION AGREEMENT--Capital Cities Merger Consideration."
(b) Pro forma debt and equity capitalization reflect new borrowings to finance a portion of the purchase consideration, and the issuance of 154.9 million shares of New Disney Common Stock. Disney Treasury Stock and Capital Cities shareholders' equity are eliminated in the Acquisition.
(c) Pro forma debt capitalization reflects new borrowings to finance a portion of the consideration to be received by Capital Cities shareholders upon consummation of the Capital Cities Merger. Disney Treasury Stock and Capital Cities shareholders' equity are eliminated in the Acquisition.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

                    DISNEY/CAPITAL CITIES COMBINED COMPANY

  The following unaudited pro forma combined condensed financial statements are based upon the consolidated financial statements of Disney and Capital Cities, combined and adjusted to give effect to the Acquisition. Upon consummation of the Capital Cities Merger, each outstanding share of Capital Cities Common Stock will be converted into the right to receive cash, shares of New Disney Common Stock or a combination of both cash and New Disney Common Stock. The exact amount of cash and/or shares of New Disney Common Stock to be received by each shareholder of Capital Cities pursuant to the Capital Cities Merger is dependent upon, among other things, (i) the stated preferences of the Capital Cities shareholders on the Election Forms, (ii) the proration procedures to be applied if the Requested Stock Amount exceeds the Stock Component or the Requested Cash Amount exceeds the Cash Component, and (iii) the level of the Maximum Cash Amount, including any increase of the Maximum Cash Amount by Disney, in its sole discretion. Accordingly, two alternative scenarios of unaudited pro forma combined condensed financial statements are presented, which give effect to the range of possible amounts of New Disney Common Stock and/or cash to be received by Capital Cities shareholders upon the consummation of the Capital Cities Merger. Scenario 1 assumes that all Capital Cities shareholders receive one share of New Disney Common Stock and $65 in cash (Standard Consideration) for each outstanding share of Capital Cities Common Stock, reflecting the maximum number of shares of New Disney Common Stock which could be issued in connection with the Acquisition. Scenario 2 assumes that all Capital Cities shareholders receive solely cash (Cash Consideration) for each outstanding share of Capital Cities Common Stock, without regard to the Cash Component. See "THE REORGANIZATION AGREEMENT--Capital Cities Merger Consideration."

  The following unaudited pro forma combined condensed statements of income for the nine months ended June 30, 1995 and for the year ended September 30, 1994 give effect to the Acquisition as if it had occurred at the beginning of each period presented. The unaudited pro forma combined condensed statements of income for the nine months ended June 30, 1995 were prepared based upon the unaudited consolidated statements of income of Disney for the nine months ended June 30, 1995 and of Capital Cities for the six months ended July 2, 1995 and the three months ended December 31, 1994. The unaudited pro forma combined condensed statements of income for the year ended September 30, 1994 were prepared based upon the consolidated statements of income of Disney for the year ended September 30, 1994 and of Capital Cities for the nine months ended October 2, 1994 and the three months ended December 31, 1993.

  The following unaudited pro forma combined condensed balance sheets at June 30, 1995 give effect to the Acquisition as if it had occurred on such date and were prepared based upon the consolidated balance sheets of Disney as of June 30, 1995 and of Capital Cities as of July 2, 1995.

  These unaudited pro forma combined condensed financial statements should be read in conjunction with the Disney and Capital Cities audited consolidated financial statements and unaudited interim consolidated financial statements, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

  The unaudited pro forma combined condensed financial statements are not necessarily indicative of the results of operations or financial position of the combined company that would have occurred had the Acquisition occurred at the beginning of each period presented or on the date indicated, nor are they necessarily indicative of future operating results or financial position.

  The unaudited pro forma adjustments are based upon information set forth in this Joint Proxy Statement/Prospectus, and certain assumptions included in the notes to the unaudited pro forma combined condensed financial statements. Disney and Capital Cities believe the pro forma assumptions are reasonable under the circumstances. In addition, as of the date of this Joint Proxy Statement/Prospectus, Disney believes that the unaudited pro forma financial statements reflect the impact on the operations and liquidity of New Disney of all material events or changes expected to result from the Acquisition.

  The Acquisition will be accounted for by the purchase method of accounting. Accordingly, New Disney's cost to acquire Capital Cities (the "Purchase Consideration"), calculated to be $19.08 billion assuming a Disney Common Stock Price of $57, will be allocated to the assets acquired and liabilities assumed according to their respective fair values, with the excess Purchase Consideration being allocated to goodwill. The total cost to acquire Capital Cities is subject to change, to the extent that fluctuations in the market value of Disney Common Stock cause the Disney Common Stock Price to change. A change in the Disney Common Stock Price will result in a corresponding change in goodwill and related amortization expense. The final allocation of the Purchase Consideration is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make such an allocation in the accompanying unaudited pro forma combined condensed financial statements. Accordingly, the purchase allocation adjustments made in connection with the development of the unaudited pro forma combined condensed financial statements are preliminary and have been made solely for the purpose of developing such unaudited pro forma combined condensed financial statements.

  The $16.47 billion pro forma excess of Purchase Consideration over net tangible assets acquired as of June 30, 1995 is being amortized over 40 years at a rate of $411.7 million per year, in accordance with generally accepted accounting principles, which require that acquired intangible assets be amortized over lives not to exceed 40 years. New Disney believes that the intangible assets acquired, representing principally the franchises and trademarks of Capital Cities, represent scarce assets with indefinite lives, which have historically appreciated in value over time. In addition, the Acquisition will permit the continued expansion of current lines of business, as well as the development of new businesses, via the cross promotion of the well known franchises, trademarks and products of Disney and Capital Cities. New Disney believes it will benefit from the Acquisition for an indeterminable period of time of at least 40 years and, therefore, a 40-year amortization period is appropriate. After consummation of the Acquisition, New Disney anticipates completion of the valuations and other studies of the significant assets, liabilities and business operations of Capital Cities. Using this information, New Disney will make a final allocation of the Purchase Consideration, including allocation to tangible assets and liabilities, identifiable intangible assets and goodwill. New Disney believes that any significant allocation of excess Purchase Consideration to assets other than goodwill will be amortized over periods approximating 40 years.

  New Disney will perform periodic reviews of the goodwill and other intangible assets arising from the Acquisition, to ensure that they are carried at recoverable amounts in light of current business conditions.

  The future results of operations of New Disney will reflect increased amortization of intangible assets, increased interest expense and a higher effective income tax rate, since a significant portion of the consideration to be received by Capital Cities shareholders upon the consummation of the Capital Cities Merger will be non-deductible for tax purposes. The future financial position of New Disney will reflect increased intangible assets as described above, increased borrowings, and under Scenario 1, increased stockholders' equity resulting from the issuance of New Disney Common Stock to shareholders of Capital Cities. See "Notes to Unaudited Pro Forma Combined Condensed Financial Statements."

     INDEX TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

Scenario 1: Capital Cities shareholders receive the Standard Consideration (maximum stock)

  .Unaudited pro forma combined condensed statements of income:

    --Nine months ended June 30, 1995

    --Year ended September 30, 1994

  .Unaudited pro forma combined condensed balance sheet as of June 30, 1995

Scenario 2: Capital Cities shareholders receive the Cash Consideration, without regard to the Cash Component (maximum cash)

  .Unaudited pro forma combined condensed statements of income:

    --Nine months ended June 30, 1995

    --Year ended September 30, 1994

  .Unaudited pro forma combined condensed balance sheet as of June 30, 1995

Notes to unaudited pro forma combined condensed financial statements

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                        NINE MONTHS ENDED JUNE 30, 1995

  (SCENARIO 1: CAPITAL CITIES SHAREHOLDERS RECEIVE THE STANDARD CONSIDERATION
                                (MAXIMUM STOCK))

                                  HISTORICAL              PRO FORMA
                            ----------------------- -----------------------
                             DISNEY  CAPITAL CITIES ADJUSTMENTS   COMBINED
                            -------- -------------- -----------   ---------
                                (IN MILLIONS, EXCEPT PER SHARE DATA)
Revenues................... $8,988.5    $5,229.8                  $14,218.3
Costs and Expenses.........  6,682.9     3,985.3                   10,668.2
Depreciation...............    345.9        84.3                      430.2
Amortization of Intangible
 Assets....................                 48.1      $ 260.7 (a)     308.8
                            --------    --------      -------     ---------
Operating Income...........  1,959.7     1,112.1       (260.7)      2,811.1
General and Administrative
 Expenses..................    126.8        35.4                      162.2
Interest Expense, Net......    101.3         2.1        466.5 (b)     569.9
Other......................     19.6        (3.7)                      15.9
                            --------    --------      -------     ---------
Income Before Income Tax-
 es........................  1,712.0     1,078.3       (727.2)      2,063.1
Income Taxes...............    595.9       471.1       (181.9)(c)     885.1
                            --------    --------      -------     ---------
Net Income................. $1,116.1    $  607.2      $(545.3)    $ 1,178.0
                            ========    ========      =======     =========
Earnings Per Share......... $   2.11    $   3.94                  $    1.72(d)
                            ========    ========                  =========
Average Number of Common
 and Common Equivalent
 Shares Outstanding........    530.2       154.0                      685.1(d)
                            ========    ========                  =========


   See accompanying notes to unaudited pro forma combined condensed financial statements

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                         YEAR ENDED SEPTEMBER 30, 1994

  (SCENARIO 1: CAPITAL CITIES SHAREHOLDERS RECEIVE THE STANDARD CONSIDERATION
                                (MAXIMUM STOCK))

                                 HISTORICAL               PRO FORMA
                          ------------------------- ------------------------
                           DISNEY    CAPITAL CITIES ADJUSTMENTS    COMBINED
                          ---------  -------------- -----------    ---------
                               (IN MILLIONS, EXCEPT PER SHARE DATA)
Revenues................  $10,055.1     $6,160.1                   $16,215.2
Costs and Expenses......    7,679.7      4,849.8                    12,529.5
Depreciation............      409.7        105.3                       515.0
Amortization of
 Intangible Assets......                    62.8     $   348.9 (a)     411.7
                          ---------     --------     ---------     ---------
Operating Income........    1,965.7      1,142.2        (348.9)      2,759.0
General and
 Administrative
 Expenses...............      162.2         40.7                       202.9
Interest Expense
 (Income), Net..........      (10.0)        29.8         671.4 (b)     691.2
Other...................      110.4                                    110.4
                          ---------     --------     ---------     ---------
Income Before Income
 Taxes..................    1,703.1      1,071.7      (1,020.3)      1,754.5
Income Taxes............      592.7        465.7        (261.8)(c)     796.6
                          ---------     --------     ---------     ---------
Net Income..............  $ 1,110.4     $  606.0     $  (758.5)    $   957.9
                          =========     ========     =========     =========
Earnings Per Share......  $    2.04     $   3.87                   $    1.37(d)
                          =========     ========                   =========
Average Number of Common
 and Common Equivalent
 Shares Outstanding.....      545.2        156.5                       700.1(d)
                          =========     ========                   =========


   See accompanying notes to unaudited pro forma combined condensed financial statements

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                              AS OF JUNE 30, 1995

  (SCENARIO 1: CAPITAL CITIES SHAREHOLDERS RECEIVE THE STANDARD CONSIDERATION
                                (MAXIMUM STOCK))

                                      HISTORICAL              PRO FORMA
                               ------------------------ ------------------------
                                DISNEY   CAPITAL CITIES ADJUSTMENTS    COMBINED
                               --------- -------------- -----------    ---------
                                               (IN MILLIONS)
ASSETS
  Cash and Cash Equivalents..  $   956.7   $ 1,169.3     $(1,626.0)(a) $   500.0
  Investments................    1,457.3       284.2      (1,000.0)(b)     741.5
  Receivables................    1,449.9       885.3                     2,335.2
  Inventories................      727.9                                   727.9
  Film and Television Costs..    1,974.9       565.8                     2,540.7
  Theme Parks, Resorts and
   Other Property, Net.......    6,131.9     1,286.4                     7,418.3
  Intangible Assets, Net.....                1,995.2      14,471.9 (c)  16,467.1
  Other Assets...............    1,682.7       811.2                     2,493.9
                               ---------   ---------     ---------     ---------
                               $14,381.3   $ 6,997.4     $11,845.9     $33,224.6
                               =========   =========     =========     =========
LIABILITIES AND STOCKHOLDERS'
 EQUITY
  Accounts Payable and Other
   Accrued Liabilities.......  $ 3,170.3   $ 1,205.9     $  (344.6)(d) $ 4,031.6
  Borrowings.................    3,362.2       612.9       7,965.1 (e)  11,940.2
  Other Liabilities..........    1,474.7       574.7                     2,049.4
  Stockholders' Equity.......    6,374.1     4,603.9       4,225.4 (f)  15,203.4
                               ---------   ---------     ---------     ---------
                               $14,381.3   $ 6,997.4     $11,845.9     $33,224.6
                               =========   =========     =========     =========


   See accompanying notes to unaudited pro forma combined condensed financial statements

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                        NINE MONTHS ENDED JUNE 30, 1995

    (SCENARIO 2: CAPITAL CITIES SHAREHOLDERS RECEIVE THE CASH CONSIDERATION,
              WITHOUT REGARD TO THE CASH COMPONENT (MAXIMUM CASH))

                                  HISTORICAL              PRO FORMA
                            ----------------------- ------------------------
                             DISNEY  CAPITAL CITIES ADJUSTMENTS    COMBINED
                            -------- -------------- -----------    ---------
                                (IN MILLIONS, EXCEPT PER SHARE DATA)
Revenues..................  $8,988.5    $5,229.8                   $14,218.3
Costs and Expenses........   6,682.9     3,985.3                    10,668.2
Depreciation..............     345.9        84.3                       430.2
Amortization of Intangible
 Assets...................                  48.1     $   260.7 (a)     308.8
                            --------    --------     ---------     ---------
Operating Income..........   1,959.7     1,112.1        (260.7)      2,811.1
General and Administrative
 Expenses.................     126.8        35.4                       162.2
Interest Expense, Net.....     101.3         2.1         896.9 (b)   1,000.3
Other.....................      19.6        (3.7)                       15.9
                            --------    --------     ---------     ---------
Income Before Income
 Taxes....................   1,712.0     1,078.3      (1,157.6)      1,632.7
Income Taxes..............     595.9       471.1        (349.8)(c)     717.2
                            --------    --------     ---------     ---------
Net Income................  $1,116.1    $  607.2     $  (807.8)    $   915.5
                            ========    ========     =========     =========
Earnings Per Share........  $   2.11    $   3.94                   $    1.73(d)
                            ========    ========                   =========
Average Number of Common
 and Common Equivalent
 Shares Outstanding.......     530.2       154.0                       530.2(d)
                            ========    ========                   =========


   See accompanying notes to unaudited pro forma combined condensed financial statements

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                         YEAR ENDED SEPTEMBER 30, 1994

    (SCENARIO 2: CAPITAL CITIES SHAREHOLDERS RECEIVE THE CASH CONSIDERATION,
              WITHOUT REGARD TO THE CASH COMPONENT (MAXIMUM CASH))

                                 HISTORICAL               PRO FORMA
                          ------------------------- ------------------------
                           DISNEY    CAPITAL CITIES ADJUSTMENTS    COMBINED
                          ---------  -------------- -----------    ---------
                               (IN MILLIONS, EXCEPT PER SHARE DATA)
Revenues................  $10,055.1     $6,160.1                   $16,215.2
Costs and Expenses......    7,679.7      4,849.8                    12,529.5
Depreciation............      409.7        105.3                       515.0
Amortization of
 Intangible Assets......                    62.8     $   348.9 (a)     411.7
                          ---------     --------     ---------     ---------
Operating Income........    1,965.7      1,142.2        (348.9)      2,759.0
General and
 Administrative
 Expenses...............      162.2         40.7                       202.9
Interest Expense
 (Income), Net..........      (10.0)        29.8       1,245.3 (b)   1,265.1
Other...................      110.4                                    110.4
                          ---------     --------     ---------     ---------
Income Before Income
 Taxes..................    1,703.1      1,071.7      (1,594.2)      1,180.6
Income Taxes............      592.7        465.7        (485.7)(c)     572.7
                          ---------     --------     ---------     ---------
Net Income..............  $ 1,110.4     $  606.0     $(1,108.5)    $   607.9
                          =========     ========     =========     =========
Earnings Per Share......  $    2.04     $   3.87                   $    1.12(d)
                          =========     ========                   =========
Average Number of Common
 and Common Equivalent
 Shares Outstanding.....      545.2        156.5                       545.2(d)
                          =========     ========                   =========



   See accompanying notes to unaudited pro forma combined condensed financial statements

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                              AS OF JUNE 30, 1995

    (SCENARIO 2: CAPITAL CITIES SHAREHOLDERS RECEIVE THE CASH CONSIDERATION,
              WITHOUT REGARD TO THE CASH COMPONENT (MAXIMUM CASH))

                                      HISTORICAL              PRO FORMA
                               ------------------------ ------------------------
                                DISNEY   CAPITAL CITIES ADJUSTMENTS    COMBINED
                               --------- -------------- -----------    ---------
                                               (IN MILLIONS)
ASSETS
  Cash and Cash Equivalents..  $   956.7    $1,169.3     $(1,626.0)(a) $   500.0
  Investments................    1,457.3       284.2      (1,000.0)(b)     741.5
  Receivables................    1,449.9       885.3                     2,335.2
  Inventories................      727.9                                   727.9
  Film and Television Costs..    1,974.9       565.8                     2,540.7
  Theme Parks, Resorts and
   Other Property, Net.......    6,131.9     1,286.4                     7,418.3
  Intangible Assets, Net.....                1,995.2      14,471.9 (c)  16,467.1
  Other Assets...............    1,682.7       811.2                     2,493.9
                               ---------    --------     ---------     ---------
                               $14,381.3    $6,997.4     $11,845.9     $33,224.6
                               =========    ========     =========     =========
LIABILITIES AND STOCKHOLDERS'
 EQUITY
  Accounts Payable and Other
   Accrued Liabilities.......  $ 3,170.3    $1,205.9     $  (344.6)(d) $ 4,031.6
  Borrowings.................    3,362.2       612.9      16,794.4 (e)  20,769.5
  Other Liabilities..........    1,474.7       574.7                     2,049.4
  Stockholders' Equity.......    6,374.1     4,603.9      (4,603.9)(f)   6,374.1
                               ---------    --------     ---------     ---------
                               $14,381.3    $6,997.4     $11,845.9     $33,224.6
                               =========    ========     =========     =========


   See accompanying notes to unaudited pro forma combined condensed financial statements

                         NOTES TO UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL STATEMENTS

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

  The unaudited pro forma combined condensed financial statements reflect the conversion of each outstanding share of Capital Cities Common Stock (154.9 million shares, representing 153.9 million shares outstanding as of July 2, 1995 plus an estimated 1.0 million shares expected to be issued through the Effective Time in connection with the Capital Cities Employee Stock Purchase
Plan) into cash and/or shares of New Disney Common Stock as follows:

                                                      SCENARIO 1    SCENARIO 2
                                                     MAXIMUM STOCK MAXIMUM CASH
                                                     ------------- ------------
Consideration exchanged consists of the following:
  Cash.............................................    $10,068.5    $18,897.8
  New Disney Common Stock..........................      8,829.3          --
Settlement of certain benefit plans (1)............        178.0        178.0
                                                       ---------    ---------
Total Purchase Consideration.......................     19,075.8     19,075.8
Less: Capital Cities net tangible assets as of July
 2, 1995...........................................      2,608.7      2,608.7
                                                       ---------    ---------
Excess of Purchase Consideration over net tangible
 assets acquired...................................    $16,467.1    $16,467.1
                                                       =========    =========

--------
(1) As a result of the Acquisition, certain Capital Cities benefit plans will become fully vested and the related benefits will become immediately payable in a single lump-sum distribution. In addition, the Acquisition results in accelerated vesting of Capital Cities Options, which for purposes of these pro forma combined condensed financial statements are assumed to be settled in cash. The amount included in the Purchase Consideration reflects total estimated payments of $522.6 million, less related amounts accrued at July 2, 1995 of $207.0 million, and less estimated income tax benefits of $137.6 million. See "THE ACQUISITION-- Interests of Certain Persons in the Acquisition."

  Acquisition expenses, including debt issuance costs, are not expected to be material and, accordingly, have not been included in the unaudited pro forma combined condensed financial statements.

  Transactions between Disney and Capital Cities have not been eliminated from the unaudited pro forma combined condensed financial statements, as the amounts are immaterial in each of the periods presented.

  Certain reclassifications have been made to the Disney and Capital Cities historical consolidated financial statements to set forth the unaudited pro forma combined condensed financial statements of New Disney after giving effect to the Acquisition.

  Pro forma adjustments giving effect to the Acquisition in the unaudited pro forma combined condensed statements of income reflect the following:

  (a) Amortization of the excess of Purchase Consideration over net tangible assets acquired on a straight-line basis over 40 years, net of elimination of Capital Cities' historical amortization of excess acquisition costs over the values assigned to net tangible assets acquired in prior acquisitions.

  (b) Increase in interest expense resulting from the use of new borrowings to finance a portion of the Purchase Consideration and reduction in investment and interest income, resulting from the use of certain short-term investments and cash to fund partial payment of the Purchase Consideration. The interest rate on new borrowings of $7.97 billion under Scenario 1 and $16.79 billion under Scenario 2 is assumed to be 6.5%. A change of 1/8 of 1% in the assumed interest rate will change annual interest expense by $10.0 million under Scenario 1 and $21.0 million under Scenario 2.

  (c) Income tax effect of pro forma adjustments, excluding amortization of the excess of Purchase Consideration over net tangible assets acquired, which is non-deductible for tax purposes.

  (d) Earnings per share based upon the weighted average number of shares of Disney Common Stock and common equivalent shares outstanding for each period presented, including under Scenario 1, the shares of New Disney Common Stock assumed to be issued in connection with the Acquisition, as if they had been issued at the beginning of each period presented.

  Pro forma adjustments giving effect to the Acquisition in the unaudited pro forma combined condensed balance sheets reflect the following:

  (a) Liquidation of certain cash balances to fund partial payment of the Purchase Consideration.

  (b) Liquidation of certain short-term investments to fund partial payment of the Purchase Consideration.

  (c) Excess of Purchase Consideration over net tangible assets acquired, net of elimination of Capital Cities' historical excess of Purchase Consideration over the values assigned to net tangible assets acquired in prior acquisitions.

  (d) Liquidation of accrued liabilities related to the cash settlement of certain Capital Cities benefit plans and recording of income tax benefits related to the distribution of accelerated benefits.

  (e) New borrowings to finance the cash portion of the Purchase
      Consideration and the cash settlement of certain Capital Cities benefit plans.

  (f) Cancellation of Disney Treasury Stock, elimination of Capital Cities shareholders' equity, and under Scenario 1, issuance of 154.9 million shares of New Disney Common Stock.

  As more fully described elsewhere in this Joint Proxy Statement/Prospectus, the amount of cash and/or shares of New Disney Common Stock to be received by each shareholder of Capital Cities pursuant to the Capital Cities Merger is dependent upon, among other things, (i) the stated preferences of the Capital Cities shareholders on the Election Forms, (ii) the proration procedures to be applied if the Requested Stock Amount exceeds the Stock Component or the Requested Cash Amount exceeds the Cash Component, and (iii) the level of the Maximum Cash Amount, including any increase of the Maximum Cash Amount by Disney, in its sole discretion. The two scenarios of unaudited pro forma combined condensed financial statements presented above give effect to the range of possible amounts of New Disney Common Stock and/or cash to be received by Capital Cities shareholders upon consummation of the Capital Cities Merger. However, assuming a Disney Common Stock Price of $57 and final Purchase Consideration of $14.50 billion in cash and $4.40 billion in Disney Common Stock (77.2 million shares), representing a scenario whereby the aggregate amount of cash payable to Capital Cities shareholders is set at a point approximately halfway between its level under Scenario 1 and Scenario 2, as defined above, unaudited pro forma combined earnings per share would be $1.72 and $1.26 for the nine months ended June 30, 1995 and the year ended September 30, 1994, respectively.

  The unaudited pro forma combined condensed financial statements have been prepared assuming a Disney Common Stock Price of $57. The Disney Common Stock Price is not subject to a minimum or maximum amount and the actual Disney Common Stock Price may vary to any degree. The following table sets forth the impact of other Disney Common Stock Prices (representing a $5 variance (chosen arbitrarily) from the assumed Disney Common Stock Price) on certain elements of the Acquisition, including unaudited pro forma per share results:

                                             SCENARIO 1          SCENARIO 2
                                            MAXIMUM STOCK       MAXIMUM CASH
                                         ------------------- -------------------
Disney Common Stock Price............... $      52 $      62 $      52 $      62
New Disney shares issued (1)............     154.9     154.9       --        --
Purchase consideration:
  Cash.................................. $10,068.5 $10,068.5 $18,123.3 $19,672.3
  Stock.................................   8,054.8   9,603.8       --        --
  Settlement of certain benefit plans...     159.5     191.9     159.5     191.9
                                         --------- --------- --------- ---------
    Total............................... $18,282.8 $19,864.2 $18,282.8 $19,864.2
                                         ========= ========= ========= =========
Pro forma earnings per share:
  Nine months ended June 30, 1995....... $    1.74 $    1.70 $    1.80 $    1.65
  Year ended September 30, 1994......... $    1.40 $    1.34 $    1.21 $    1.02

--------
(1) Based upon 153.9 million shares of Capital Cities Common Stock outstanding as of July 2, 1995, plus an estimated 1.0 million shares expected to be issued through the Effective Time in connection with the Capital Cities Employee Stock Purchase Plan.

                      COMPARISON OF STOCKHOLDERS' RIGHTS

  At the Effective Time, the stockholders of Disney and shareholders of Capital Cities will become stockholders of New Disney. As stockholders of New Disney, their rights will be governed by the DGCL and New Disney's Certificate of Incorporation (the "New Disney Certificate") and Bylaws (the "New Disney Bylaws"). Following are summaries of certain differences between (i) the rights of Disney stockholders and New Disney stockholders and (ii) the rights of Capital Cities shareholders and New Disney stockholders.

COMPARISON OF STOCKHOLDERS' RIGHTS WITH RESPECT TO NEW DISNEY AND DISNEY

  New Disney and Disney are both organized under the laws of the State of Delaware. Any differences, therefore, in the rights of holders of Disney Common Stock and New Disney Common Stock arise solely from differences in their respective certificates of incorporation and bylaws. The New Disney Certificate and New Disney Bylaws are substantially similar to the Disney Certificate of Incorporation (the "Disney Certificate") and the Disney Bylaws, respectively, except for certain matters as described herein.

  Authorized Capital. The total number of authorized shares of capital stock of Disney is 1,300,000,000, consisting of 1,200,000,000 shares of Disney Common Stock, and 100,000,000 shares of preferred stock, par value $0.10 per share (the "Disney Preferred Stock"). There is designated a Series R Preferred Stock consisting of 1,800,000 shares, par value $0.10 per share (the "Series R Preferred Stock"). The authorized capital of New Disney is set forth under "DESCRIPTION OF NEW DISNEY CAPITAL STOCK--Authorized Capital Stock."

  Rights Plan. In November 1995, New Disney adopted a stockholders' rights plan (the "New Disney Rights Plan") and in connection therewith entered into the New Disney Rights Agreement. To implement the New Disney Rights Plan, the New Disney Board of Directors authorized the issuance of one New Disney Right for each share of New Disney Common Stock issued at or following the Effective Time and until the earlier of the Distribution Date (as defined in the New Disney Rights Agreement) or the date on which the New Disney Rights expire or are redeemed. A description of the new Disney Rights is set forth under "DESCRIPTION OF NEW DISNEY CAPITAL STOCK--Preferred Stock Purchase Rights."

  The provisions of the New Disney Rights Plan are substantially identical to those of the Disney stockholders' rights plan which was adopted by Disney in June 1989. In connection therewith, Disney entered into a Rights Agreement, dated as of June 21, 1989, between Disney and The Bank of New York (as successor rights agent to Security Pacific National Bank), as rights agent (the "Disney Rights Agreement"). Neither the execution of the Reorganization Agreement nor the consummation of the transactions contemplated thereby will result in the rights issued pursuant to the Disney Rights Agreement being exercised, distributed or triggered.

COMPARISON OF STOCKHOLDERS' RIGHTS WITH RESPECT TO NEW DISNEY AND CAPITAL
CITIES

  New Disney is organized under the laws of the State of Delaware and Capital Cities is organized under the laws of the State of New York. The following discussion summarizes certain differences between the New Disney Certificate and the New Disney Bylaws and the Capital Cities Certificate of Incorporation (the "Capital Cities Certificate") and the Capital Cities Bylaws (the "Capital Cities Bylaws") and between certain provisions of the DGCL and the NYBCL affecting stockholders' rights.

  Authorized Capital. The total number of authorized shares of capital stock of Capital Cities is 304,000,000, consisting of 300,000,000 shares of Capital Cities Common Stock and 4,000,000 shares of preferred stock (the "Capital Cities Preferred Stock"). There is designated a Series A Preferred Stock consisting of 250,000 shares (the "Series A Preferred Stock"). The authorized capital of New Disney is set forth under "DESCRIPTION OF NEW DISNEY CAPITAL STOCK--Authorized Capital Stock."

  Directors. The New Disney Certificate provides for not less than nine nor more than 21 directors, which number shall be set by resolution of the New Disney Board of Directors. Pursuant to the Capital Cities Certificate, the Capital Cities Board may have no fewer than seven nor more than 21 directors.

  The New Disney Board of Directors will be divided into three separate classes, consisting, as nearly as possible, of equal numbers of directors. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. The Capital Cities Board is not divided into separate classes.

  Amendment of Bylaws. Under the New Disney Certificate, the New Disney Bylaws may be altered, amended or repealed, or new Bylaws may be adopted, by either the holders of 66 2/3% of the outstanding capital stock entitled to vote thereon or by the New Disney Board of Directors. The Capital Cities Certificate provides that the Capital Cities Board has the power by vote of the majority of the directors and without the assent of the shareholders to make, alter, amend and rescind the Capital Cities Bylaws. In addition, the NYBCL provides that bylaws of a New York corporation may be adopted, amended or repealed by holders of a majority of the outstanding capital stock entitled to vote for directors.

  Amendment of Certificate. Under the DGCL and the NYBCL, the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend a certificate of incorporation. In addition, amendments which make changes relating to the capital stock by increasing or decreasing the par value or the aggregate number of authorized shares of a class, or otherwise adversely affecting the rights of such class, must be approved by the majority vote of each class or series of stock affected, even if such stock would not otherwise have such voting rights. The New Disney Certificate additionally requires a four-fifths vote of the outstanding stock of New Disney entitled to vote thereon to amend the article restricting certain transactions with an Interested Person. See "DESCRIPTION OF NEW DISNEY CAPITAL STOCK--Certain Antitakeover Effects of New Disney Certificate, New Disney Bylaws and Delaware Law--Supermajority Requirements."

  Cumulative Voting. Neither the Capital Cities Certificate nor the New Disney Certificate provides for cumulative voting for directors.

  Removal of Directors. Under the New Disney Certificate and the DGCL, any or all directors (other than those elected separately by the holders of a series of Disney Preferred Stock) may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote generally in the election of directors.

  The NYBCL provides that any or all directors may be removed for cause by vote of the holders of a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon. Additionally, the NYBCL allows an action to procure a judgment removing a director for cause to be brought by the attorney general or by the holders of 10% of the outstanding shares whether or not entitled to vote.

  Filling Vacancies on the Board of Directors. Pursuant to the New Disney Certificate, any vacancy on the New Disney Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Under the Capital Cities Bylaws, any vacancy in the Board of Directors, whether by an increase in the number of directors, or by reason of death, resignation, disqualification or for any other reason, may only be filled for the unexpired portion of the term by the vote of a majority of the remaining directors at any regular or special meeting of the Capital Cities Board.

  Stockholder Meetings and Provisions for Notices. The New Disney Certificate provides that special meetings of stockholders may be called by the New Disney Board of Directors, the Chairman of the Board or the President. Special meetings of the stockholders may not be called by any other person or persons. The Bylaws of Capital Cities provide that a special meeting of shareholders may be called by the Chairman of the Board, or in his absence, by the President or by the Board. Under the NYBCL, shareholders may not call a special meeting unless there is a failure to elect a sufficient number of directors to conduct the business of the corporation or unless specifically authorized to do so by the corporation's certificate of incorporation or bylaws. Neither the Capital Cities Certificate or Bylaws authorizes the shareholders to call a special meeting.

  Pursuant to the New Disney Bylaws, written notice of the annual meeting of stockholders stating the place, date and hour of the annual meeting shall be given to each stockholder entitled to vote at such meeting between 10 and 60 days before the date of such meeting. Written notice of a special meeting must also include the purpose or purposes for which the meeting is called, and only such business as is stated in such notice shall be acted upon thereat. Under the Capital Cities Bylaws, notice of the time and place of annual or special meetings of shareholders shall be mailed at least 10 days before the date of such annual or special meeting by the Secretary of Capital Cities to each shareholder as of the record date as determined by the Executive Committee of the Capital Cities Board. In addition, the NYBCL provides that notice of any shareholder meeting must be given no more than 50 days before the date of the meeting.

  Under the DGCL, a proxy is valid for three years from its date, unless the proxy provides for a longer period. Under the NYBCL, a proxy is valid for 11 months from its date, unless the proxy provides otherwise.

  Notice of Director Nominations and New Business. The New Disney Bylaws provide that, with respect to an annual meeting of stockholders, nominations of persons for election to the New Disney Board of Directors and the proposal of business to be considered at the annual meeting must be either (i) specified in the notice of annual meeting given by or at the direction of the Board, (ii) otherwise brought before the annual meeting by or at the direction of the Board, or (iii) otherwise brought before the annual meeting by a stockholder who has complied with the advance notice procedures set forth in the New Disney Bylaws.

  The Capital Cities Bylaws provide that, with respect to an annual meeting of shareholders, nominations of persons for election to the Capital Cities Board and the proposal of business to be considered at the annual meeting must be either (i) specified pursuant to Capital Cities' notice of annual meeting,
(ii) otherwise brought before the annual meeting by or at the direction of the Board, or (iii) otherwise brought before the annual meeting by a shareholder who was a shareholder of record at the time of giving of the notice of annual meeting, who is entitled to vote at the annual meeting and who complied with the advance notice procedures set forth in the Capital Cities Bylaws.

  Quorum. Under the New Disney Bylaws, a quorum for the transaction of business at any regular or special meeting of the New Disney Board of Directors consists of a majority of the directors of the entire New Disney Board of Directors. However, in an "emergency situation" (as defined by the New Disney Bylaws) one-third of the directors who are "able" (as defined by the New Disney Bylaws) to perform their duties constitutes a quorum. Under the Capital Cities Bylaws, a quorum for the transaction of business at any regular or special meeting of the Capital Cities Board consists of a majority of the directors of the entire Capital Cities Board.

  Under the New Disney Bylaws, a quorum for the transaction of business at any stockholder meeting consists of a number of persons representing the majority of the capital stock issued and outstanding and entitled to vote thereat present in person or represented by proxy. Under the Capital Cities Bylaws, a quorum for the transaction of business at any shareholder meeting consists of a number of persons representing a majority of the shares of voting capital stock issued and outstanding. However, the NYBCL provides that in the case of a special meeting for the election of directors called by the shareholders, the shareholders attending, in person or by proxy, and entitled to vote in an election of directors, constitute a quorum solely for the purpose of electing directors.

  Preemptive Rights. Under the DGCL, stockholders have no preemptive rights unless such rights are provided for in the certificate of incorporation. The New Disney Certificate does not provide for preemptive rights. Under the NYBCL, shareholders have preemptive rights, subject to certain limitations expressed in the NYBCL, unless the certificate of incorporation provides otherwise. The Capital Cities Certificate prohibits Capital Cities shareholders from exercising preemptive rights.

  Voting by Stockholders. Under the New Disney Bylaws, except as required by law, the New Disney Certificate or New Disney Bylaws, action by New Disney stockholders is taken by the vote of the holders of a majority of the stock represented and entitled to vote at a meeting of stockholders at which a quorum is present. However, the New Disney Certificate requires the vote of four-fifths of the outstanding stock entitled to vote thereon for certain significant transactions with an Interested Person (as defined in the New Disney Certificate). See "DESCRIPTION OF NEW DISNEY CAPITAL STOCK--Certain Antitakeover Effects of New Disney Certificate, New Disney Bylaws and Delaware Law--Supermajority Requirements." If the transaction with an Interested Person is approved by resolution of the members of the New Disney Board of Directors who were duly elected and acting members before the person, firm or corporation became an Interested Person, then the vote of the holders of a majority of the stock is required to approve the transaction.

  Under the NYBCL, corporate action generally must be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon. The NYBCL provides that directors are elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in such election. Additionally, the NYBCL requires the vote of two-thirds of all outstanding shares entitled to vote thereon for a plan of merger or consolidation adopted by the board of directors of a New York corporation, a guarantee given by a New York corporation not in furtherance of its corporate purposes, a disposition of substantially all the assets of a New York corporation if not made in the usual course of business, or a dissolution of a New York corporation.

  Under the NYBCL, but not the DGCL, the issuance, by a corporation to its directors, officers or employees of rights or options (other than substituted rights or options issued in connection with a business combination) to purchase from the corporation any of its shares, as an incentive to service or continued service with the corporation, or the adoption of a plan providing for such issuance, must be authorized by the vote of the holders of a majority of all outstanding shares entitled to vote thereon.

  The NYBCL prohibits a New York corporation from making loans to its directors without authorization by vote of the shareholders (excluding from such vote the affected director's shares). The DGCL has no comparable voting requirement but instead permits loans to, and guarantees on behalf of, officers and employees of a Delaware corporation, including those officers and employees who are also directors of the corporation, if, in the judgment of the board, such loan or guarantee may reasonably be expected to benefit the corporation.

  Merger Without Stockholder Approval. Under the DGCL, no vote of stockholders of the surviving corporation in a merger is required (and no dissenters' rights are available to such stockholders) if the agreement of merger does not amend in any respect the certificate of incorporation of the surviving corporation, there is no change in the outstanding shares of the surviving corporation as a result of the merger, and the number of common shares issued or issuable in the merger does not exceed 20% of the issuer common shares outstanding immediately prior to the merger. The DGCL further provides that no stockholder approval is required in a merger of a corporation with or into a single direct or indirect wholly-owned subsidiary of such corporation for the purpose of effecting a holding company reorganization, if certain conditions are met, including: (i) as a result of the merger, the corporation or its successor becomes a direct or indirect wholly-owned subsidiary of the new holding company; (ii) stockholders of the corporation receive in the merger the same number of shares of the new holding company as they owned in the corporation prior to the merger, which stock has the same designations, rights, powers and preferences, and the qualifications, limitations and restrictions thereof, with respect to the holding company as such stock had with respect to the corporation prior to the merger; (iii) the certificate of incorporation and bylaws of the new holding company contain provisions identical to the certificate of incorporation and bylaws of the corporation immediately prior to the effective time of the merger (except for provisions that could have been amended or deleted without stockholder approval); (iv) the directors of the new holding company will be the same as the directors of the corporation immediately prior to the merger; (v) the certificate of incorporation of the corporation or its successor immediately following the merger is identical in all substantive respects to the certificate of incorporation of the corporation immediately prior to the merger, provided that the certificate of incorporation of the corporation or its successor shall be amended in the merger to contain a provision requiring that any act or transaction by or involving such corporation that requires for its adoption under the DGCL or its certificate of incorporation the approval of the stockholders of such corporation shall require, in addition, the approval of the stockholders of the new holding company or any successor thereto by merger; and (vi) the merger is tax-free for Federal income tax purposes to the stockholders of the corporation. The NYBCL has no comparable provisions.

  Stockholder Action Without a Meeting. Under the New Disney Certificate, as permitted by the DGCL, no action may be taken by the stockholders except at a meeting. Under the NYBCL, shareholders may take any action on which they are required or permitted to vote without a meeting by written consent of all outstanding shares unless the certificate provides that the written consent of less than all outstanding shares is sufficient for corporate action.

  Rights Plan. In December 1989, the Board of Directors of Capital Cities adopted a shareholder rights plan and in connection therewith entered into a Rights Agreement, dated December 14, 1989, between Capital Cities and Harris Trust Company of New York as rights agent (the "Capital Cities Rights Agreement"). Series A Preferred Stock Purchase Rights (the "Capital Cities Rights") were declared for the holders of Capital Cities Common Stock of record on December 26, 1989, and Capital Cities Rights attach to all shares of Capital Cities Common Stock then outstanding and issued thereafter until the earlier of the Distribution Date (as defined therein) or on the date on which the Capital Cities Rights expire or are redeemed. Each Capital Cities Right entitles its registered holder to purchase from Capital Cities, after the Distribution Date, one-hundredth of a share (subsequently adjusted to one-thousandth of a share as a result of the ten-for-one stock split effective June 3, 1994) of Series A Preferred Stock at an exercise price of $2,000 subject to adjustment. The Capital Cities Rights become exercisable only if a person or group acquires 20% (or in the case of Berkshire Hathaway, 30%, subject to upward adjustment by the Capital Cities Board (the "permitted percentage")) or more of Capital Cities Common Stock or announces a tender offer for 20% (or in the case of Berkshire Hathaway, the permitted percentage) or more of Capital Cities Common Stock, subject to certain exceptions specified in the Capital Cities Rights Agreement. Neither the execution of the Reorganization Agreement nor the consummation of the transactions contemplated thereby will result in the Capital Cities Rights being exercised, distributed or triggered.

  The Capital Cities Rights have certain anti-takeover effects. The Capital Cities Rights will cause substantial dilution to a person or group that attempts to acquire, or merge with, Capital Cities without conditioning the offer on the Capital Cities Rights being rendered inapplicable.

  In November 1995, New Disney adopted the New Disney Rights Plan. See "-- Comparison of Stockholders' Rights with Respect to New Disney and Disney-- Rights Plan." A description of the New Disney Rights is set forth under "DESCRIPTION OF NEW DISNEY CAPITAL STOCK--Preferred Stock Purchase Rights."

  Business Combinations. Under Section 203 of the DGCL ("Section 203"), certain "business combinations" with "interested stockholders" (each as defined in Section 203) of Delaware corporations are subject to a three-year moratorium unless specified conditions are met. See "DESCRIPTION OF NEW DISNEY CAPITAL STOCK--Certain Antitakeover Effects of New Disney Certificate, New Disney Bylaws and Delaware Law--Business Combinations."

  Under Section 912 of the NYBCL ("Section 912"), certain types of a "business combination" with an "interested shareholder" (each as defined in Section 912) of a New York corporation are subject to a five-year moratorium unless specified conditions are met.

  Indemnification and Limitation of Liability. Delaware and New York have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit, with certain exceptions, corporations to adopt a provision in their certificate of incorporation eliminating the liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty of care. There are, nonetheless, certain differences between the laws of the two states respecting indemnification and limitation of liability.

  The New Disney Certificate provides for indemnification of, and advancement of expenses to, both directors and officers to the fullest extent permitted by the DGCL, as such law currently exists or as such law may be amended in the future. The New Disney Certificate provides that no director will be liable for money damages for breach of fiduciary duties, except for liability for (a) breaches of the director's duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit.

  The New Disney Bylaws provide that New Disney shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of New Disney or by reason of the fact that such director or officer, at the request of New Disney, is or was serving such other organization in any capacity. The provisions of the New Disney Bylaws do not affect any rights to indemnification to which employees other than directors and officers may be entitled by law.

  The DGCL authorizes a Delaware corporation to indemnify any person who is, or is threatened to be made, a party in any civil, criminal, administrative or investigative, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against judgments, fines, amounts paid in settlement and expenses (including attorneys' fees), actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding. With respect to actions by or in the right of the corporation, the DGCL authorizes indemnification of such person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit. To be entitled to indemnification, a person must have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful with respect to actions taken by or in the right of the corporation. With respect to actions by or in the right of the corporation, court approval is required as a prerequisite to indemnification of expenses in respect of any claim as to which a person has been adjudged liable to the corporation.

  The DGCL requires indemnification against expenses actually and reasonably incurred by any director, officer, employee or agent in connection with a proceeding against such person for actions in such capacity to the extent that the person has been successful on the merits or otherwise. Advancement of expenses (i.e., payment prior to a determination on the merits) is permitted, but not required, by the DGCL, which further requires that any director or officer must undertake to repay such expenses if it is ultimately determined that he is not entitled to indemnification. The disinterested members of the board of directors (or independent legal counsel or the stockholders) must determine, in each instance where indemnification is not required by the DGCL, that such

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director, officer, employee or agent is entitled to indemnification. The DGCL provides that the indemnification provided by statute is not exclusive.

  The Capital Cities Certificate provides that the directors of Capital Cities are not personally liable to the corporation for monetary damages for breach of duty as a director, except where a court finds that the acts or omissions that are the subject of the cause of action (i) were taken in bad faith, or
(ii) involved intentional misconduct or a knowing violation of law, or (iii) resulted in the director personally obtaining a financial profit or advantage to which the director was not legally entitled, or (iv) involved the declaration of unlawful dividends, unlawful stock repurchases, unlawful distribution of assets to shareholders after a dissolution or the making of unlawful loans.

  The Capital Cities Bylaws provides that Capital Cities shall, to the fullest extent permitted by the NYBCL, indemnify any director or elected officer who is or was made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, including an action by or in the right of the corporation, by reason of the fact that he, his testator or intestate, is or was a director or elected officer of Capital Cities or is serving or served such other organization in any capacity, against judgments, fines, amounts paid in settlement, and costs, charges and expenses, including attorneys' fees, or any appeal therein. Employees of Capital Cities who are not directors or executive officers shall be indemnified to the fullest extent as now or hereafter provided by the NYBCL in connection with any actual or threatened action or proceeding arising out of their service to Capital Cities or to another organization at its request. Capital Cities may indemnify any other person to whom Capital Cities is permitted to provide indemnification or the advancement of expenses by applicable law.

  The NYBCL authorizes a New York corporation to indemnify any person who is, or is threatened to be made, a party in any civil or criminal proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and necessarily incurred by such person as a result of such action or proceeding or any appeal therein.

  With respect to actions by or in the rights of the corporation, the NYBCL authorizes indemnification of such person against reasonable expenses including attorneys' fees and amounts paid in settlement. To be entitled to indemnification, a person must have acted in good faith, for a purpose which he reasonably believed to be in, or in the case of service for another organization, not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, in addition, had no reasonable cause to believe his conduct was unlawful. Court approval is required as a prerequisite to indemnification of expenses in respect of any claim as to which a person has been adjudged liable to the corporation.

  The NYBCL requires indemnification against expenses actually and reasonably incurred by any director, officer, employee or agent in connection with a proceeding against such person for action in such capacity to the extent that the person has been successful on the merits or otherwise. Advancement of expenses (i.e., payment prior to a determination on the merits) is permitted, but not required, by the NYBCL, which further requires that any director or officer must undertake to repay such expenses if it is ultimately determined that he is not entitled to indemnification. The disinterested members of the board of directors (or independent legal counsel or the shareholders) must determine, in each instance where indemnification is not required by the NYBCL, that such director, officer, employee or agent is entitled to indemnification. The NYBCL provides that the indemnification provided by statute is not exclusive.

  Dissenters' Rights. Under the DGCL, a stockholder of a corporation who does not vote in favor of certain merger transactions and who demands appraisal of his shares in connection therewith may, under varying circumstances, be entitled to dissenters' rights pursuant to which such stockholder may receive cash in the amount of the fair value of his shares (as determined by a Delaware court) in lieu of the consideration he would otherwise receive in the transaction. Unless the corporation's certificate of incorporation provides otherwise, such dissenters' rights are not available in certain circumstances, including without limitation (a) the sale, lease or exchange of all or substantially all of the assets of a corporation, (b) the merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or the NASDAQ National Market or are

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held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or the NASDAQ National Market or held of record by more than 2,000 holders, plus cash in lieu of fractional shares or (c) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger because the merger agreement does not amend the existing certificate of incorporation, each share of the surviving corporation outstanding prior to the merger is an identical outstanding or treasury share after the merger, and the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and if certain other conditions are met.

  The NYBCL provides dissenters' rights to holders entitled to vote thereon for (i) certain mergers and consolidations; (ii) dispositions of assets requiring shareholder approval; and (iii) certain amendments to the certificate of incorporation which adversely affect the rights of such shareholders. The procedures for perfecting dissenters' rights are similar under the DGCL and the NYBCL, except that the NYBCL provides a procedure for the corporation to make a written offer prior to the commencement of litigation (the "Offer") to each dissenting shareholder to pay cash for his or her shares at a specified, uniform price which the corporation considers to be the fair value of the shares. If the effective date of the corporate action dissented from has occurred, the Offer must be accompanied by an 80% advance payment of the Offer price to each dissenting shareholder who has submitted his or her stock certificates. If the effective date has not yet occurred, such advance payment shall be sent forthwith upon its occurrence. If the corporation and a dissenting shareholder agree upon a price to be paid for such dissenting shareholder's shares within 30 days after the making of the Offer, payment in full must be made by the corporation within 60 days of the date on which the Offer was made or within 60 days of the effective date, whichever is later. If any dissenting shareholder fails to agree with the corporation during the aforesaid 30-day period, or if an Offer is not made within a specified period of time, only then may a proceeding for judicial appraisal be commenced.

  The concept of "fair value" in payment for shares upon exercise of dissenters' rights is different under the DGCL and the NYBCL. Under the DGCL, "fair value" must be determined exclusive of any element of value arising from the accomplishment or expectation of the relevant transaction. The NYBCL does not exclude such element of value but mandates that the court should consider the nature of the transaction, its effect on the corporation and its shareholders, and the concepts and methods of valuation then customary in the relevant financial and securities markets.

  The procedures for perfecting dissenters' rights under the NYBCL are set forth in "THE ACQUISITION--Dissenters' Rights."

  Dissolution. Under the DGCL, unless the board of directors approves the proposal to dissolve, dissolution of the corporation must be approved by the written consent of all stockholders entitled to vote thereon. Only if the dissolution is initiated by the board of directors may it be approved by a majority of the corporation's stockholders.

  Under the DGCL, the Court of Chancery, upon application by any stockholder, may appoint a custodian and, if the corporation is insolvent, a receiver if,
(a) the stockholders are so divided that they have failed to elect successors to directors whose terms have expired, or (b) the business of the corporation is suffering or is threatened with irreparable injury because of a deadlock of directors or (c) the corporation has abandoned its business but has not liquidated. Upon the order of the Court of Chancery or in the event of clause
(c) above, the corporation may be liquidated and its assets distributed.

  Under the NYBCL, the attorney general of the State of New York may bring a dissolution action if the corporation was fraudulently formed or subsequent to formation, has acted or conducted business in an abusive, unlawful or fraudulent manner.

  The NYBCL also provides that either the corporation's board of directors or its shareholders (at a shareholders' meeting called by the holders of at least 10% of all outstanding shares entitled to vote thereon) may adopt a resolution stating that the corporation is insolvent or that dissolution would be beneficial to the

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

shareholders. If a majority of either the board or the shareholders of the corporation adopt such a resolution, such adopting group may present a petition for the judicial dissolution of the corporation.

  The NYBCL further provides that shareholders entitled to cast at least 50% of all the votes entitled to be cast in the election of directors may petition for judicial dissolution of the corporation on the ground that (a) the directors are so divided respecting the management of the corporation's affairs that the votes required for action by the board cannot be obtained, or
(b) the shareholders are so divided that the votes required for the election of directors cannot be obtained, or (c) that there is internal dissension and two or more factions of shareholders are so divided that dissolution would be beneficial to the shareholders. Any shareholder entitled to vote in the election of directors of a corporation, may present a petition for dissolution on the ground that the shareholders are so divided that they have failed, for a period which includes at least two consecutive annual meeting dates, to elect successors to directors whose terms have expired or would have expired upon the election and qualification of their successors.

  Dividends. The DGCL permits a corporation to declare and pay dividends out of surplus or, if it has no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, the DGCL generally provides that a corporation may redeem or repurchase its shares if such redemption or repurchase would not impair the capital of the corporation or if it repurchases shares having a preference upon the distribution of any of its assets and retires such shares upon acquisition (and provided, that after any reduction in capital made in connection with such retirement of shares, the corporation's remaining assets are sufficient to pay any debts for which payment has not otherwise been provided).

  Under the NYBCL, a corporation may declare and pay dividends, or make other distributions in cash, its bonds or its property, on its outstanding shares except when the corporation is insolvent or would thereby be made insolvent, or when the declaration, payment or distribution would be contrary to any restrictions contained in the certificate of incorporation. The Capital Cities Certificate contains no such restrictions, except that Common Stock dividends are subject to the preferential dividend right applicable to shares of any series of Capital Cities Preferred Stock. In general, dividends may be declared or paid and other distributions may be made out of surplus only, so that the net assets of the corporation remaining after such declaration, payment or distribution shall at least equal the amount of its stated capital.

  Right to Examine Stockholder List. In compliance with the DGCL, the New Disney Bylaws provide that stockholders have a right for a period of at least ten days prior to any stockholder meeting and during such meeting, to examine a list of stockholders of New Disney, arranged in alphabetical order and showing the address and the number of shares held by such stockholder, for any purpose germane to such meeting. Further, under the DGCL, any stockholder, following a written request, has the right to inspect the corporation's books and records, including the stockholder list, during usual business hours for a proper purpose.

  Under the NYBCL, any person who shall have been a shareholder for at least six months preceding his demand, or any person holding, or thereunto authorized in writing by the holders of, at least five percent of any class of the outstanding shares, upon at least five days' written demand shall have the right to examine, during usual business hours, the corporation's minutes of proceedings of its shareholders and record of shareholders.

  Interested Director Transactions. Under both the DGCL and the NYBCL, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable solely by reason of such interest provided that one of the following conditions is met: (i) such contract or transaction is approved by the stockholders or by a majority of disinterested members of the board of directors (under the NYBCL, if a quorum of the board is not present at such time, a unanimous vote of the disinterested directors is required) or, in certain circumstances, a committee thereof if the material facts are disclosed (under the NYBCL, in good faith) or known thereto, or (ii) the contract or transaction was fair (and, under the NYBCL, reasonable) to the corporation at the time it was approved.


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                    DESCRIPTION OF NEW DISNEY CAPITAL STOCK

  The summary of the terms of the stock of New Disney set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the New Disney Certificate and the New Disney Bylaws.

AUTHORIZED CAPITAL STOCK

  Under the New Disney Certificate, the total number of shares of all classes of stock that New Disney has authority to issue is 1,300,000,000 shares, of which 1,200,000,000 are shares of New Disney Common Stock (par value $.01 per share) and 100,000,000 are shares of New Disney Preferred Stock (par value $.01 per share).

  The additional shares of authorized stock available for issuance by New Disney might be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the holders of New Disney Common Stock. The ability of the New Disney Board of Directors to issue additional shares of stock could enhance the New Disney Board of Directors' ability to negotiate on behalf of the stockholders in a takeover situation and also could be used by the New Disney Board of Directors to make a change in control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management.

COMMON STOCK

  Holders of New Disney Common Stock will be entitled to one vote per share on all matters voted on generally by the stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any series of New Disney Preferred Stock, the holders of such shares will possess all voting power. The New Disney Certificate does not provide for cumulative voting for the election of directors. Thus, under the DGCL, the holders of more than one-half of the outstanding shares of New Disney Common Stock generally will be able to elect all the directors of New Disney then standing for election and holders of the remaining shares will not be able to elect any director.

  Subject to any preferential rights of any series of New Disney Preferred Stock, holders of shares of New Disney Common Stock will be entitled to receive dividends on such stock out of assets legally available for distribution when, as and if authorized and declared by the New Disney Board of Directors and to share ratably in the assets of New Disney legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding up.

  Holders of New Disney Common Stock will have no preferences, preemptive, conversion or exchange rights.

PREFERRED STOCK

  The New Disney Board of Directors is authorized to issue shares of New Disney Preferred Stock, in one or more series, and to fix for each such series the number of shares thereof and voting powers and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions as are permitted by the DGCL. The New Disney Board of Directors could authorize the issuance of shares of New Disney Preferred Stock with terms and conditions which could discourage a takeover or other transaction that holders of some or a majority of shares of New Disney Common Stock might believe to be in their best interests or in which such holders might receive a premium for their shares of stock over the then market price of such shares. As of the date hereof, no shares of New Disney Preferred Stock are outstanding and the New Disney Board of Directors has no present intention to issue any shares of New Disney Preferred Stock after the Effective Time.

  In connection with the New Disney Rights Plan, the New Disney Certificate provides for the issuance of a series of shares of New Disney Preferred Stock designated as the Series R Preferred Stock (the "Series R Preferred Stock"). A description of the terms of the Series R Preferred Stock is set forth below under "--Preferred Stock Purchase Rights."

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PREFERRED STOCK PURCHASE RIGHTS

  In November 1995, New Disney adopted the New Disney Rights Plan and in connection therewith entered into the New Disney Rights Agreement. To implement the New Disney Rights Plan, the New Disney Board of Directors authorized the issuance of one New Disney Right for each share of New Disney Common Stock issued at or following the Effective Time and until the earlier of the Distribution Date (as defined in the New Disney Rights Agreement), or on the date on which the New Disney Rights expire or are redeemed.

  Each New Disney Right entitles the registered holder to purchase from New Disney one one-hundredth (1/100) of a share of Series R Preferred Stock at an initial Purchase Price of $350.00, subject to adjustment. The terms and conditions of the New Disney Rights are contained in the New Disney Rights Agreement.

  Until the close of business on the Distribution Date, which will occur on the earlier of (i) the tenth day following a public announcement that a person or group of affiliated or associated persons ("Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 25% or more of the outstanding New Disney Common Stock (the "Stock Acquisition Date") or (ii) a date fixed by the New Disney Board of Directors which is not later than the nineteenth business day after the commencement by any person or group of, or the first public announcement of the intent of any person or group to commence, a tender or exchange offer which would result in that person or group owning 25% or more of the outstanding New Disney Common Stock, the New Disney Rights will be represented by and transferred only with the New Disney Common Stock.

  The New Disney Rights are not exercisable until the Distribution Date. The New Disney Rights will expire at the close of business on June 30, 1999, unless redeemed earlier as described below.

  The Series R Preferred Stock will be nonredeemable and, unless otherwise provided in connection with the creation of a subsequent series of New Disney Preferred Stock, subordinate to all other series of New Disney Preferred Stock. The Series R Preferred Stock may not be issued except upon exercise of the New Disney Rights. Each share of Series R Preferred Stock will be entitled to receive, when, as and if declared, a quarterly dividend in an amount equal to the greater of $1.00 per share or 100 times the quarterly cash dividend declared on the New Disney Common Stock. In addition, the Series R Preferred Stock is entitled to 100 times any non-cash dividends (other than dividends payable in equity securities) declared on the New Disney Common Stock, in like kind. In the event of liquidation, the holders of Series R Preferred Stock will be entitled to receive a liquidation payment in an amount equal to the greater of $100.00 per share or 100 times the liquidation payment made per share of New Disney Common Stock. Each share of Series R Preferred Stock will have 100 votes, subject to adjustment, voting together with the New Disney Common Stock and not as a separate class unless otherwise required by law or the New Disney Certificate. In the event of any merger, consolidation or other transaction in which common shares are exchanged, each share of Series R Preferred Stock will be entitled to receive 100 times the amount received per share of New Disney Common Stock. The rights of the Series R Preferred Stock as to dividends, voting rights and liquidation are protected by antidilution provisions.

  The Purchase Price payable and the number of shares of Series R Preferred Stock or other securities or property issuable upon exercise of the New Disney Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series R Preferred Stock, (ii) upon the grant to holders of the Series R Preferred Stock of certain rights or warrants to subscribe for Series R Preferred Stock or convertible securities at less than the current market price of the Series R Preferred Stock or (iii) upon the distribution to holders of the Series R Preferred Stock of evidences of indebtedness or assets (excluding regular cash dividends and dividends payable in Series R Preferred Stock) or of subscription rights or warrants.

  If (i) any person becomes the beneficial owner of 25% or more of the then outstanding shares of New Disney Common Stock, other than pursuant to a purchase or series of related purchases of shares of New Disney Common Stock that the New Disney Board of Directors, taking into account the long-term value of New Disney and all other factors that the New Disney Board of Directors considers relevant, determines to be fair to and otherwise in the best interests of the holders of New Disney Common Stock (a "Permitted Transaction"), or (ii) any Acquiring Person or any of its affiliates or associates engages in one or more "self-dealing" transactions as described in the New Disney Rights Agreement, then each holder of a New Disney Right, other than the Acquiring Person, will have the right to receive, upon payment of the Purchase Price, in lieu of Series R Preferred Stock, a number of shares of New Disney Common Stock having a market value equal to twice the Purchase Price. To the extent that insufficient shares of New Disney Common Stock are available for the exercise in full of the New Disney Rights, holders of New Disney Rights will receive upon exercise shares of New Disney Common Stock to the extent available and then cash, property or other securities of New Disney (which may be accompanied by a reduction in the Purchase Price), in proportions determined by New Disney, so that the aggregate net value received is equal to twice the Purchase Price. New Disney Rights are not exercisable following the acquisition of shares of New Disney Common Stock by an Acquiring Person as described in this paragraph until the expiration of the period during which the New Disney Rights may be redeemed as described below. Notwithstanding the foregoing, after the occurrence of an event described in the first sentence of this paragraph, New Disney Rights that are (or, under certain circumstances, New Disney Rights that were) beneficially owned by an Acquiring Person will be null and void.

  Unless the New Disney Rights are redeemed earlier, if, after the Stock Acquisition Date, New Disney is acquired in a merger or other business combination (in which New Disney is not the surviving corporation or in which any shares of New Disney Common Stock are converted or exchanged) or more than 50% of the assets or earning power of New Disney and its subsidiaries (taken as a whole) are sold or transferred in one or a series of related transactions, the New Disney Rights Agreement provides that proper provision shall be made so that each holder of record of a New Disney Right will from and after that time have the right to receive, upon payment of the Purchase Price, that number of shares of common stock of the acquiring company which has a market value at the time of such transaction equal to twice the Purchase Price.

  Fractions of shares of Series R Preferred Stock may, at the election of New Disney, be evidenced by depositary receipts. New Disney may also issue cash in lieu of fractional shares of Series R Preferred Stock which are not integral multiples of one one-hundredth of a share.

  At any time until ten days following the Stock Acquisition Date (subject to extension by the New Disney Board of Directors), the New Disney Board of Directors may cause New Disney to redeem the New Disney Rights in whole, but not in part, at a price of $.01 per New Disney Right, subject to adjustment to reflect any stock split, stock dividend or similar transaction. Immediately upon the action of the New Disney Board of Directors authorizing redemption of the New Disney Rights, the right to exercise the New Disney Rights will terminate, and the holders of the New Disney Rights will only be entitled to receive the redemption price without any interest thereon.

  As long as the New Disney Rights are redeemable, New Disney may, except with respect to the redemption price, the number of one one-hundredths of a share of Series R Preferred Stock for which a New Disney Right is exercisable, or the date of expiration of the New Disney Rights, amend the New Disney Rights in any manner, including an amendment to extend the time period in which the New Disney Rights may be redeemed. At any time when the New Disney Rights are not redeemable, New Disney may amend the New Disney Rights in any manner, subject to the foregoing exceptions and except for the time period during which the New Disney Rights may be redeemed, that does not adversely affect the interests of holders of the New Disney Rights as such.

  Until a New Disney Right is exercised, the holder, as such, will have no rights as a stockholder of New Disney, including without limitation the right to vote or to receive dividends.

  The New Disney Rights have certain anti-takeover effects. The New Disney Rights will cause substantial dilution to a person or group that attempts to acquire, or merge with, New Disney without conditioning the offer on the New Disney Rights being rendered inapplicable.

  The foregoing description of the New Disney Rights does not purport to be complete and is qualified in its entirety by reference to the New Disney Rights Agreement, which is incorporated herein by reference.

TRANSFER AGENT AND REGISTRAR

  The principal transfer agent and registrar for New Disney Common Stock will be New Disney.


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CERTAIN ANTITAKEOVER EFFECTS OF NEW DISNEY CERTIFICATE, NEW DISNEY BYLAWS AND
DELAWARE LAW

  General. Certain provisions of the New Disney Certificate, the New Disney Bylaws and the DGCL may have the effect of impeding the acquisition of control of New Disney by means of a tender offer, a proxy fight, open market purchases or otherwise in a transaction not approved by the New Disney Board of Directors.

  The provisions of the New Disney Certificate, the New Disney Bylaws and the DGCL described below are designed to reduce, or have the effect of reducing, the vulnerability of New Disney to an unsolicited proposal for the restructuring or sale of all or substantially all of the assets of New Disney or an unsolicited takeover attempt which is unfair to New Disney stockholders. The summary of such provisions set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the New Disney Certificate, the New Disney Bylaws and the DGCL.

  Other than the adoption of a stockholder rights plan, the New Disney Board of Directors has no present intention to introduce additional measures which might have an antitakeover effect. The New Disney Board of Directors, however, expressly reserves the right to introduce such measures in the future.

  Classified Board; Removal of Directors. The New Disney Certificate provides that its Board of Directors shall consist of not less than nine nor more than 21 directors, with the exact number of directors to be determined from time to time by the New Disney Board of Directors. The New Disney Certificate further provides that the New Disney Board of Directors be divided into three classes, and, after an initial term, each director will be elected for a three-year term. See "MANAGEMENT OF NEW DISNEY--Directors."

  The New Disney Certificate provides that directors may only be removed for cause upon the affirmative vote of the holders of a majority of the outstanding shares of New Disney then entitled to vote generally in the election of directors.

  Business Combinations. Section 203 of the DGCL restricts a wide range of transactions ("business combinations") between a corporation and an interested stockholder. An "interested stockholder" is, generally, any person who beneficially owns, directly or indirectly, 15% or more of the corporation's outstanding voting stock. Business combinations are broadly defined to include
(i) mergers or consolidations with, (ii) sales or other dispositions of more than 10% of the corporation's assets to, (iii) certain transactions resulting in the issuance or transfer of any stock of the corporation or any subsidiary to, (iv) certain transactions which would result in increasing the proportionate share of stock of the corporation or any subsidiary owned by, or
(v) receipt of the benefit (other than proportionately as a stockholder) of any loans, advances or other financial benefits by, an interested stockholder.
Section 203 provides that an interested stockholder may not engage in a business combination with the corporation for a period of three years from the time of becoming an interested stockholder unless (i) the board of directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder prior to the time such person became an interested stockholder; (ii) upon consummation of the transaction which resulted in the person becoming an interested stockholder, that person owned at least 85% of the corporation's voting stock (excluding shares owned by persons who are officers and also directors and shares owned by certain employee stock plans); or (iii) the business combination is approved by the board of directors and authorized by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder. The restrictions on business combinations with interested stockholders contained in Section 203 do not apply to a corporation whose certificate of incorporation contains a provision expressly electing not to be governed by the statute. The New Disney Certificate does not contain a provision electing to "opt-out" of Section 203.

  Supermajority Requirements. In addition to the requirements of Section 203 of the DGCL, the New Disney Certificate provides that the affirmative vote of four-fifths of the outstanding stock of New Disney entitled to vote shall be required for (i) any merger or consolidation to which New Disney, or any of its subsidiaries, and an Interested Person (as defined below) are parties;
(ii) any sale or other disposition by New Disney, or any of its subsidiaries, of all or substantially all of its assets to an Interested Person; (iii) any purchase or other acquisition by New Disney, or any of its subsidiaries, of all or substantially all of the assets or stock of an

Interested Person; and (iv) any other transaction with an Interested Person which requires the approval of the stockholders of New Disney under the DGCL; unless, in each case, any such transaction is authorized by a resolution of the New Disney Board of Directors which is approved by board members, provided that the majority of the members approving such transaction were duly elected and acting members of the New Disney Board of Directors prior to the date that the person, firm or corporation, or any group thereof, with whom such transaction is proposed, became an Interested Person. An "Interested Person" is any person, firm or corporation, or any group thereof, acting or intending to act in concert, including any person directly or indirectly controlling or controlled by or under direct or indirect common control with such person, firm or corporation or group, which owns of record or beneficially, directly or indirectly, five percent (5%) or more of any class of voting securities of New Disney.

  Special Meetings; Prohibition of Actions by Written Consent. Pursuant to the DGCL, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. The New Disney Certificate provides that special meetings of stockholders may only be called by the New Disney Board of Directors, the Chairman of the New Disney Board of Directors, or the President of New Disney. In addition, the New Disney Certificate provides that any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting, and may not be taken by a written consent of the stockholders.

  Rights Plan. In November 1995, New Disney adopted the New Disney Rights Plan. The New Disney Rights have certain anti-takeover effects. The New Disney Rights will cause substantial dilution to a person or group that attempts to acquire, or merge with, New Disney without conditioning the offer on the New Disney Rights being rendered inapplicable. A description of the New Disney Rights is set forth under "DESCRIPTION OF NEW DISNEY CAPITAL STOCK--Preferred Stock Purchase Rights."

                            MANAGEMENT OF NEW DISNEY

DIRECTORS

  The following table sets forth information as to the persons who are expected to serve as directors of New Disney following the Acquisition.

                                                     BUSINESS EXPERIENCE
   NAME AND YEAR FIRST BECAME                    DURING THE PAST FIVE YEARS
      A DIRECTOR OF DISNEY          AGE             AND OTHER INFORMATION
   --------------------------       ---          --------------------------
 Stephen F. Bollenbach..........     53     Senior Executive Vice President and
  (1995)                                    Chief Financial Officer of Disney
                                            since May 1, 1995. Mr. Bollenbach
                                            served as Chief Executive Officer
                                            and President of Host Marriott
                                            Corporation from October 1993 until
                                            he joined Disney. From March 1992
                                            until October 1993, he served as the
                                            Chief Financial Officer of Marriott
                                            Corporation. During the two years
                                            prior to joining Marriott
                                            Corporation, Mr. Bollenbach was the
                                            Chief Financial Officer of The Trump
                                            Group. He served as Senior Vice
                                            President and Chief Financial
                                            Officer, as well as a member of the
                                            Board of Directors, of Holiday
                                            Corporation/Promus Companies prior
                                            thereto. In addition, Mr. Bollenbach
                                            is a member of the Board of
                                            Directors of America West Airlines,
                                            Inc.
 Reveta F. Bowers...............     47     Head of School for the Center for
  (1993)                                    Early Education, an independent
                                            school for pre-school through sixth
                                            grade located in Los Angeles, since
                                            1976. Mrs. Bowers is a member of the
                                            Board of Directors of several non-
                                            profit educational organizations,
                                            including the National Association
                                            of Independent Schools and
                                            Educational Records Bureau, Inc. She
                                            is also a trustee of Harvard-
                                            Westlake School, an independent high
                                            school located in Los Angeles.
 Roy E. Disney..................     65     Has been Vice Chairman of the Board
  (June 1984)                               of Directors of Disney since 1984,
  (1967-March 1984)                         and since November 1985 has also
                                            served as head of Disney's animation
                                            department. In addition, Mr. Disney
                                            is Chairman of the Board of Shamrock
                                            Holdings, Inc., which, through its
                                            subsidiaries, is engaged in real
                                            estate development and the making of
                                            investments. Mr. Disney is a nephew
                                            of the late Walt Disney.
 Michael D. Eisner..............     53     Chairman of the Board and Chief
  (1984)                                    Executive Officer of Disney. Prior
                                            to joining Disney in September 1984,
                                            Mr. Eisner was President and Chief
                                            Operating Officer of Paramount
                                            Pictures Corp., which was then a
                                            wholly owned subsidiary of
                                            Gulf+Western Industries, Inc. Prior
                                            to joining Paramount in 1976, Mr.
                                            Eisner was Senior Vice President,
                                            Prime Time Programming, for ABC
                                            Entertainment, a division of the
                                            American Broadcasting Company, Inc.,
                                            with responsibility for the
                                            development and supervision of all
                                            prime-time series programming,
                                            limited series movies made for
                                            television and the acquisition of
                                            talent.

                                                     BUSINESS EXPERIENCE
   NAME AND YEAR FIRST BECAME                    DURING THE PAST FIVE YEARS
      A DIRECTOR OF DISNEY          AGE             AND OTHER INFORMATION
   --------------------------       ---          --------------------------
 Stanley P. Gold................     53     For more than the past five years,
  (1987) (June 1984--September              Mr. Gold has served as President and
  1984)                                     Chief Executive Officer of Shamrock
                                            Holdings, Inc. Since January 1,
                                            1990, Mr. Gold has been President of
                                            Trefoil Investors, Inc., the general
                                            partner of Trefoil Capital
                                            Investors, L.P., an investment
                                            partnership, as well as President of
                                            Shamrock Capital Advisors, Inc.,
                                            which acts as manager of the
                                            partnership. Mr. Gold is also
                                            Chairman of the Board of Directors
                                            of L.A. Gear, Inc., a manufacturer
                                            and distributor of athletic and
                                            casual footwear.
 Sanford M. Litvack.............     59     Senior Executive Vice President and
  (1995)                                    Chief of Corporate Operations of
                                            Disney since August 1994. From April
                                            1991 through November 1991, Mr.
                                            Litvack served as Senior Vice
                                            President--General Counsel of
                                            Disney. From November 1991 through
                                            June 1992, he served as General
                                            Counsel and from June 1992 through
                                            August 1994, as Executive Vice
                                            President--Law and Human Resources
                                            of Disney. Mr. Litvack was a
                                            litigation partner with the law firm
                                            of Dewey Ballantine from 1987 until
                                            joining Disney in 1991.
 Ignacio E. Lozano, Jr. ........     68     Chairman and Editor-in-Chief of
  (1981)                                    Lozano Enterprises, which publishes
                                            LA OPINION, the largest Spanish-
                                            language newspaper in the Los
                                            Angeles metropolitan area. Mr.
                                            Lozano was Publisher and Editor of
                                            LA OPINION from 1953 to 1986, except
                                            for the period from 1976 through
                                            1977 when he was the United States
                                            Ambassador to El Salvador. Mr.
                                            Lozano is a member of the Boards of
                                            Directors of Bank America
                                            Corporation, a bank holding company;
                                            Bank of America N.T. & S.A.; Pacific
                                            Enterprises, a holding company with
                                            interests in a natural gas public
                                            utility; Pacific Mutual Life
                                            Insurance Company; and a number of
                                            public service and charitable
                                            organizations.
 George J. Mitchell.............     62     Special Counsel to the law firm of
  (1995)                                    Verner, Liipfert, Bernhard,
                                            McPherson and Hand in Washington,
                                            D.C. Mr. Mitchell served as a United
                                            States Senator for fifteen years
                                            commencing in 1980, the last six
                                            years of which he was the Senate
                                            Majority Leader. Mr. Mitchell is a
                                            member of the Boards of Directors of
                                            UNUM Corporation, Federal Express
                                            Corp. and Xerox Corporation. He also
                                            serves as a special advisor to the
                                            President and the Secretary of State
                                            on United States investment and
                                            trade opportunities in Ireland.

                                                      BUSINESS EXPERIENCE
  NAME AND YEAR FIRST BECAME                       DURING THE PAST FIVE YEARS
     A DIRECTOR OF DISNEY          AGE               AND OTHER INFORMATION
  --------------------------       ---             --------------------------
Thomas S. Murphy...............     69     Chairman of the Board and Chief Executive
 (Director of Capital Cities               Officer of Capital Cities. He was Chairman
 since 1957)                               of the Board from 1990 to February 1994
                                           and Chairman of the Board and Chief
                                           Executive Officer prior thereto. He was
                                           also a member of the Executive and Finance
                                           Committees of Capital Cities. Mr. Murphy
                                           serves as a director of Johnson & Johnson
                                           and Texaco Inc. He is also Chairman of the
                                           New York University Medical Center Board
                                           of Trustees and a member of the Board of
                                           Overseers of Harvard College.
Richard A. Nunis...............     63     Chairman of Walt Disney Attractions, a
 (1981)                                    principal business of Disney encompassing
                                           Disney's theme parks and resorts, and a
                                           senior executive of Disney or a subsidiary
                                           thereof for more than the past five years.
                                           He is also a member of the Boards of
                                           Directors of Sun Banks, N.A. and Florida
                                           Progress Corporation, a diversified
                                           holding company whose interests include an
                                           electric utility. Mr. Nunis is a member of
                                           the Travel and Tourism Advisory Board of
                                           the U.S. Department of Commerce and a
                                           director or trustee of several
                                           educational, civic and charitable
                                           organizations, including the University of
                                           Central Florida.
Michael Ovitz..................     48     President of Disney beginning October 1,
                                           1995. Mr. Ovitz co-founded Creative
                                           Artists Agency in 1975, serving most
                                           recently as its Chairman. Mr. Ovitz is a
                                           member of the Board of Trustees of the
                                           California Institute of the Arts, the
                                           Sundance Institute and the Board of
                                           Advisors of the UCLA School of Theater,
                                           Film and Television. He also serves on the
                                           Board of Advisors of the Ziff-Davis
                                           Publishing Company and is a member of the
                                           Council on Foreign Relations. Mr. Ovitz
                                           also is a member of the boards of several
                                           medical and charitable organizations,
                                           including the Executive Board of the UCLA
                                           Hospital and Medical Center, of which he
                                           is chairman.
Sidney Poitier.................     68     Elected to the Board of Directors on
 (1994)                                    November 21, 1994 to fill the vacancy
                                           created by the death of Frank G. Wells.
                                           The actor, director and writer is the
                                           Chief Executive Officer of Verdon-Cedric
                                           Productions, a film production company,
                                           and a member of the Boards of Directors of
                                           SpectraVision, Inc., a designer and
                                           operator of closed-circuit television
                                           movie viewing systems, and Sarah Lawrence
                                           College. Mr. Poitier has won many awards,
                                           including the Academy Award for Best Actor
                                           and the American Film Institute's Lifetime
                                           Achievement Award. He belongs to numerous
                                           civic

                                                        BUSINESS EXPERIENCE
   NAME AND YEAR FIRST BECAME                       DURING THE PAST FIVE YEARS
      A DIRECTOR OF DISNEY          AGE                AND OTHER INFORMATION
   --------------------------       ---             --------------------------
                                            organizations, including the Children's
                                            Defense Fund, the NAACP Legal Defense and
                                            Education Fund and the Natural Resources
                                            Defense Council.
 Irwin E. Russell...............     69     An attorney engaged in private practice
  (1987)                                    specializing in the entertainment
                                            industry. From 1989 to 1992 he served of
                                            counsel to the law firm of Rudin, Appel &
                                            Rosenfeld. From 1980 through September
                                            1986, he was senior partner in the law
                                            firm of Russell & Glickman. From 1971 to
                                            1976, Mr. Russell was Executive Vice
                                            President, Treasurer and Director of The
                                            Wolper Organization, Inc., a film
                                            production company. Mr. Russell serves as
                                            an ad hoc arbitrator for the Federal
                                            Mediation and Conciliation Service and the
                                            American Arbitration Association.
 Robert A.M. Stern..............     56     Practicing architect, teacher and writer.
  (1992)                                    He is Senior Partner of Robert A.M. Stern
                                            Architects of New York, which he founded,
                                            and a Fellow of the American Institute of
                                            Architects. Mr. Stern is also a professor
                                            at the Graduate School of Architecture,
                                            Planning and Preservation at Columbia
                                            University in New York, where he is
                                            Director of the Historic Preservation
                                            Program. Mr. Stern was the architect of
                                            the Yacht and Beach Club hotels and the
                                            Casting Center at the Walt Disney World
                                            Resort and the Newport Bay Club and the
                                            Cheyenne Hotel at Disneyland Paris. He is
                                            also the architect of Disney's Boardwalk
                                            Hotel currently in design for the Walt
                                            Disney World Resort and the Feature
                                            Animation Building at Disney's
                                            headquarters in Burbank, California.
 E. Cardon Walker...............     78     Senior executive of Disney for more than
  (1960)                                    25 years until 1984, serving as President
                                            from 1971 to 1977 and Chairman of the
                                            Board and Chief Executive Officer from
                                            1980 to 1983. From 1984 through 1989, he
                                            provided consulting and other services to
                                            Disney.
 Raymond L. Watson..............     68     Chairman of the Executive Committee of
  (1974)                                    Disney's Board of Directors since
                                            September 1984 and served as Chairman of
                                            the Board of Disney from May 1983 to
                                            September 1984. Since September 1986, Mr.
                                            Watson has been Vice Chairman of the Board
                                            of The Irvine Company, a land development
                                            company. From 1985 to 1986, he was Regents
                                            Professor in the Graduate School of
                                            Management at the University of
                                            California, Irvine. Mr. Watson is also a
                                            member of the Boards of Directors of
                                            Pacific Mutual Life Insurance Company;
                                            Mitchell Energy & Development Co., a
                                            company engaged in oil and gas
                                            exploration, production, distribution and
                                            land development; and Tejon Ranch Company.

                                                     BUSINESS EXPERIENCE
   NAME AND YEAR FIRST BECAME                    DURING THE PAST FIVE YEARS
      A DIRECTOR OF DISNEY          AGE             AND OTHER INFORMATION
   --------------------------       ---          --------------------------
 Gary L. Wilson.................     55     Co-Chairman of the Board of
  (1985)                                    Northwest Airlines Corporation. From
                                            July 1985 through December 1989, he
                                            was Executive Vice President and
                                            Chief Financial Officer of Disney.
                                            Prior to joining Disney, Mr. Wilson
                                            was Executive Vice President and
                                            Chief Financial Officer of Marriott
                                            Corporation, a diversified company
                                            involved in lodging, food service
                                            and related businesses.

COMPENSATION OF DIRECTORS

  Directors who are also full-time employees of New Disney receive no additional compensation for their services as directors. Each non-employee director will initially receive $30,000 annually for services on the New Disney Board of Directors and $1,000 per meeting attended.

  Any individual director receiving these fees may elect to defer payment of all or any part of them pursuant to New Disney's Deferred Compensation Plan for Outside Directors until, generally, after the termination of that director's relationship with New Disney or until after that director attains a specified age.

  In addition, each non-employee director will be eligible to participate in the 1995 Stock Option Plan for Non-Employee Directors. Pursuant to this plan, options to purchase 2,000 shares of New Disney Common Stock will be granted automatically to each of the non-employee directors annually. The options will be granted at fair market value and become exercisable over five years beginning on the first anniversary of the date of grant.

COMMITTEES OF THE BOARD OF DIRECTORS

  The New Disney Board of Directors will have four standing committees:
Executive, Compensation, Audit Review and Nominating Committees.

  Executive Committee. The Executive Committee is expected to be composed of Messrs. Disney, Eisner, Nunis and Watson as Chairman. The Executive Committee will possess all of the powers of the New Disney Board of Directors except the power to issue stock, approve mergers with nonaffiliated corporations or declare dividends (except at a rate or in a periodic amount or within a price range established by the New Disney Board of Directors), and certain other powers specifically reserved by Delaware law to the New Disney Board of Directors.

  Compensation Committee. The Compensation Committee is expected to be composed of Messrs. Lozano, Poitier, Russell as Chairman and Watson. The Compensation Committee's functions will be to review New Disney's general compensation strategy; establish salaries and review benefit programs (including pensions) for the Chief Executive Officer and those persons who report directly to him; review, approve, recommend and administer New Disney's incentive compensation and stock option plans and certain other compensation plans; and approve certain employment contracts.

  Audit Review Committee. The Audit Committee is expected to be composed of Ms. Bowers and Messrs. Lozano as Chairman, Walker and Watson. The Audit Review Committee will recommend the appointment of independent accountants; review the arrangements for and scope of the audit by independent accountants; review the independence of the independent accountants; consider the adequacy of the system of internal accounting controls and review any proposed corrective actions; review and monitor New Disney's policies regarding business ethics and conflicts of interests; discuss with management and the independent accountants New Disney's draft annual financial statements and key accounting and/or reporting matters; and review the activities and recommendations of New Disney's Management Audit Department.

  Nominating Committee. The Nominating Committee is expected to be composed of Ms. Bowers and Messrs. Gold as Chairman, Mitchell and Wilson. The Nominating Committee will solicit recommendations for candidates for the New Disney Board of Directors; develop and review background information for candidates; make recommendations to the New Disney Board of Directors regarding such candidates; and review and make recommendations to the New Disney Board of Directors for candidates for directors proposed by stockholders.

OFFICERS

  Set forth below are the names and titles of certain of the persons who are expected to serve as executive officers of New Disney following the Acquisition.

       NAME AND YEAR FIRST
   BECAME AN EXECUTIVE OFFICER
            OF DISNEY               AGE                    OFFICE
   ---------------------------      ---                    ------
 Michael D. Eisner..............     53     Chairman of the Board and Chief
  (1984)                                    Executive Officer of Disney. Prior
                                            to joining Disney in September
                                            1984, Mr. Eisner was President and
                                            Chief Operating Officer of
                                            Paramount Pictures Corp., which was
                                            then a wholly owned subsidiary of
                                            Gulf+Western Industries, Inc. Prior
                                            to joining Paramount in 1976, Mr.
                                            Eisner was Senior Vice President,
                                            Prime Time Programming, for ABC
                                            Entertainment, a division of the
                                            American Broadcasting Company,
                                            Inc., with responsibility for the
                                            development and supervision of all
                                            prime-time series programming,
                                            limited series movies made for
                                            television and the acquisition of
                                            talent.
 Michael Ovitz..................     48     President of Disney beginning
  (1995)                                    October 1, 1995. Mr. Ovitz co-
                                            founded Creative Artists Agency in
                                            1975, serving most recently as its
                                            Chairman. Mr. Ovitz is a member of
                                            the Board of Trustees of the
                                            California Institute of the Arts,
                                            the Sundance Institute and the
                                            Board of Advisors of the UCLA
                                            School of Theater, Film and
                                            Television. He also serves on the
                                            Board of Advisors of the Ziff-Davis
                                            Publishing Company and is a member
                                            of the Council on Foreign
                                            Relations. Mr. Ovitz also is a
                                            member of the boards of several
                                            medical and charitable
                                            organizations, including the
                                            Executive Board of the UCLA
                                            Hospital and Medical Center, of
                                            which he is chairman.
 Roy E. Disney..................     65     Has been Vice Chairman of the Board
  (1984)                                    of Directors of Disney since 1984,
                                            and since November 1985 has also
                                            served as head of Disney's
                                            animation department. In addition,
                                            Mr. Disney is Chairman of the Board
                                            of Shamrock Holdings, Inc., which,
                                            through its subsidiaries, is
                                            engaged in real estate development
                                            and the making of investments.
                                            Mr. Disney is a nephew of the late
                                            Walt Disney.
 Sanford M. Litvack.............     59     Senior Executive Vice President and
  (1991)                                    Chief of Corporate Operations of
                                            Disney since August 1994. From
                                            April 1991 through November 1991,
                                            Mr. Litvack served as Senior Vice
                                            President--General

       NAME AND YEAR FIRST
   BECAME AN EXECUTIVE OFFICER
            OF DISNEY               AGE                    OFFICE
   ---------------------------      ---                    ------
                                            Counsel of Disney. From November
                                            1991 through June 1992, he served
                                            as General Counsel and from June
                                            1992 through August 1994, as
                                            Executive Vice President--Law and
                                            Human Resources of Disney. Mr.
                                            Litvack was a litigation partner
                                            with the law firm of Dewey
                                            Ballantine from 1987 until joining
                                            Disney in 1991.
 Stephen F. Bollenbach..........     53     Senior Executive Vice President and
  (1995)                                    Chief Financial Officer of Disney
                                            since May 1, 1995. Mr. Bollenbach
                                            served as Chief Executive Officer
                                            and President of Host Marriott
                                            Corporation from October 1993 until
                                            he joined Disney. From March 1992
                                            until October 1993, he served as
                                            the Chief Financial Officer
                                            of Marriott Corporation. During the
                                            two years prior to joining Marriott
                                            Corporation, Mr. Bollenbach was the
                                            Chief Financial Officer of The
                                            Trump Group. He served as Senior
                                            Vice President and Chief Financial
                                            Officer, as well as a member of the
                                            Board of Directors, of Holiday
                                            Corporation/Promus Companies prior
                                            thereto. In addition, Mr.
                                            Bollenbach is a member of the Board
                                            of Directors of America West
                                            Airlines, Inc.
 John F. Cooke..................     53     Executive Vice President--Corporate
  (1995)                                    Affairs since February 1995. Prior
                                            thereto Mr. Cooke was President of
                                            The Disney Channel. Mr. Cooke is
                                            Chairman of the Board of Governors
                                            for the UCLA Center for
                                            Communication Policy and serves on
                                            the U.S. Advisory Council on the
                                            National Information
                                            Infrastructure.
 Lawrence P. Murphy.............     43     Executive Vice President and Chief
  (1985)                                    Strategic Officer since February
                                            1995. From November 1991 through
                                            February 1995, Executive Vice
                                            President--Strategic Planning and
                                            Development. From February 1989
                                            through November 1991, Senior Vice
                                            President--Strategic Planning.
 John J. Garand.................     48     Senior Vice President--Planning and
  (1992)                                    Control since June 1995. Vice
                                            President--Planning and Control
                                            from April 1992 through June 1995.
                                            From April 1990 through March 1992,
                                            Senior Vice President and Chief
                                            Financial Officer for Morse Shoe
                                            Inc.

COMPENSATION OF EXECUTIVE OFFICERS

  New Disney has not yet paid any compensation to its Chief Executive Officer or any of its other executive officers and the form and amount of such compensation has not yet been determined. The New Disney Board of Directors will rely on its Compensation Committee composed of non-employee New Disney Board of Directors members to recommend the form and amount of compensation to be paid to New Disney's executive officers.

  It is anticipated that, when the Compensation Committee meets to determine such compensation, which meeting is not expected to occur until after the Effective Date, the Committee will generally adhere to compensation policies which reflect the belief that (i) New Disney must attract and retain individuals of outstanding ability and motivate and reward such individuals for sustained performance, (ii) a substantial portion of an executive's compensation should be at risk based upon that executive's performance and that of the corporation, and (iii) within these parameters, levels of compensation should generally be in line with that offered by comparable corporations. On an ongoing basis, the type and amount of compensation to be paid by New Disney to its officers will be entirely discretionary and within the subjective judgment of the Compensation Committee.

  For information concerning the compensation paid to the Chief Executive Officers and the other four most highly compensated executive officers of each of Disney and Capital Cities for the 1994 fiscal year, see the 1994 Proxy Statement for Disney and the 1995 Proxy Statement for Capital Cities, the relevant portions of which are incorporated by reference into the Disney Form 10-K and the Capital Cities Form 10-K, respectively. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                       SECURITY OWNERSHIP OF NEW DISNEY

  The following table sets forth the anticipated beneficial ownership of New Disney Common Stock, after giving effect to the Acquisition, as to each person expected to be (i) a New Disney director, (ii) the Chief Executive Officer of New Disney, (iii) one of the four most highly compensated executive officers of New Disney other than the Chief Executive Officer, calculated based upon compensation of executive officers of Disney for fiscal year 1994 and (iv) all persons expected to be New Disney directors and executive officers, as a group.

                      BENEFICIAL OWNERSHIP OF NEW DISNEY
                      COMMON STOCK AFTER THE ACQUISITION

                 NAME                   NUMBER OF SHARES(1) PERCENT OF CLASS(2)
                 ----                   ------------------- -------------------
Stephen F. Bollenbach..................        150,000              .02
Reveta F. Bowers.......................            --               --
Roy E. Disney(4)(6)(7)(8)(9)...........      8,014,044             1.18
Michael D. Eisner(4)(5)(6)(7)(9).......      9,050,780             1.33
Stanley P. Gold(4)(9)..................          2,936               (3)
Sanford M. Litvack(5)(6)(7)(9).........        345,498              .05
Ignacio E. Lozano, Jr.(4)(9)...........          5,588               (3)
George J. Mitchell.....................            500               (3)
Lawrence P. Murphy(5)(6)(7)(9).........        293,280              .04
Thomas S. Murphy(4)(10)................      1,024,260              .15
Richard A. Nunis(4)(5)(6)(7)(9)........        526,413              .08
Michael Ovitz(9).......................        203,560              .03
Sidney Poitier.........................            --               --
Irwin E. Russell.......................          4,000               (3)
Robert A.M. Stern......................            140               (3)
E. Cardon Walker(9)....................        162,543              .02
Raymond L. Watson(9)...................         17,360               (3)
Gary L. Wilson.........................            --               --
All New Disney directors and executive
 officers as a group
 (20 persons, including the foregoing)
 (4)(5)(6)(7)(8)(9)(10)................     19,818,902             2.92

--------
* Each director and executive officer has sole voting and investment power, except as noted in footnote (9).
(1) Reflects beneficial ownership as of September 1, 1995, except that the number of shares with respect to Thomas S. Murphy reflects beneficial ownership as of October 31, 1995.
(2) The percentages reflected in this column are based on the 524,378,016 shares of Disney Common Stock (excluding Disney Treasury Stock) and 153,903,230 shares of Capital Cities Common Stock outstanding as of November 7, 1995 and the assumption that the Requested Stock Amount is equal to or in excess of the Stock Component.
(3) Less than .01%.

(4) Certain of the directors and executive officers included in the table disclaim beneficial ownership of some of these shares as follows: Mr. Eisner--53,600 shares held by Mr. Eisner's wife directly and as custodian for their children, 36,000 shares held in trust for the benefit of their children and 1,600 shares held in a family trust; Mr. Disney--2,179,444 shares (see footnote (8) below); Mr. Gold--1,520 shares held by Mr. Gold's wife and children and 416 shares held by Shamrock Holdings, Inc., of which he is an officer and director; Mr. Lozano--440 shares that he holds as custodian for the benefit of his child; Mr. Thomas Murphy--17,390 shares held in trust for the benefit of a non-family member and 420 shares owned by Mr. Murphy's wife; Mr. Nunis--3,070 shares held by a trust of which Mr. Nunis is trustee for the benefit of his son; New Disney directors and executive officers as a group--2,255,464 shares.
(5) Includes interests in shares held for the benefit of the following individuals and for New Disney directors and executive officers as a group in the Disney Salaried Savings and Investment Plan as of December 1, 1994, with respect to which such persons have sole voting power but no investment rights: Mr. Eisner--7,745 shares; Mr. Litvack--498 shares; Mr. Lawrence Murphy--1,008 shares; Mr. Nunis--9,272 shares; and New Disney directors and executive officers as a group--22,418 shares.
(6) Includes the number of shares that could be purchased by exercise of options available as of September 1, 1995 or within 60 days thereafter under the New Disney's stock option or stock incentive plan as follows:
    Mr. Disney--160,000; Mr. Eisner--6,000,000; Mr. Litvack--345,000; Mr.
    Lawrence Murphy--272,000; Mr. Nunis--400,000.
(7) Based on the number of shares outstanding at, or acquirable within 60 days of, September 1, 1995.
(8) The shares listed in the table for Mr. Disney include 2,179,444 shares as to which Mr. Disney disclaims beneficial ownership, consisting of 1,507,520 shares owned by Mr. Disney's wife; 256,320 shares held in trusts for the benefit of his four children, of which Mr. Disney is the trustee; 381,856 shares held in trust for the benefit of one of his children, of which Mr. Disney is the trustee; 33,332 shares held in trust for the benefit of another of his children, of which Mr Disney is the trustee; and 416 shares owned by a subsidiary of Shamrock Holdings, Inc., of which both Mr. Disney and his wife are officers and directors and the shares of which are held by Mr. Disney, his wife, certain of his children, trusts for the benefit of his children and custodial accounts for the benefit of certain of his children and grandchildren.
(9) Includes shares of which holders claim shared voting and investment power as follows: Mr. Disney--2,179,444; Mr. Eisner--98,945; Mr. Gold--1,936;
    Mr. Litvack--498; Mr. Lozano--440; Mr. Lawrence Murphy--1,008; Mr. Nunis-- 34,864; Mr. Ovitz--200,820; Mr. Walker--162,543; Mr. Watson--17,360; New
    Disney directors and officers as a group--2,697,858 shares.
(10) The number of shares listed with respect to Mr. Thomas Murphy is based on the assumption that Mr. Murphy elects to receive, for each of his shares of Capital Cities Common Stock, the Standard Consideration.

                         SECURITY OWNERSHIP OF DISNEY

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth information as to the beneficial ownership of each person known to Disney to own more than 5% of the outstanding Disney Common Stock as of September 1, 1995.

                                                               SHARES    PERCENT
                       NAME AND ADDRESS                     BENEFICIALLY   OF
                     OF BENEFICIAL OWNER                       OWNED      CLASS
                     -------------------                    ------------ -------
   Bass Management Trust (1)...............................  31,125,578   5.95
   2700 First City Bank Tower
   201 Main Street
   Fort Worth, Texas 76012

--------
(1) According to a Schedule 13D, amended through January 28, 1992, filed on behalf of the Bass Management Trust (the "Trust"), Mr. Perry R. Bass may also be deemed a beneficial owner of the shares held by the Trust by virtue of his authority as Trustee and a trustor of the Trust, and Nancy L. Bass may also be deemed a beneficial owner of such shares as a trustor of the Trust.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  For information regarding the beneficial ownership of Disney Common Stock as of September 1, 1995 by directors of Disney, certain executive officers of Disney and all directors and officers of Disney as a group, see "SECURITY OWNERSHIP OF NEW DISNEY."

                     SECURITY OWNERSHIP OF CAPITAL CITIES

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  At October 31, 1995, the only persons, as that term is used in Section 13(d)(3) of the Exchange Act, known to Capital Cities to be the beneficial owners of more than 5% of the outstanding shares of Capital Cities Common Stock are:

                                                      CAPITAL CITIES
                                                       COMMON STOCK
                                                       BENEFICIALLY   PERCENT
                                                          OWNED       OF CLASS
                                                      --------------  --------
   Berkshire Hathaway Inc.
    1440 Kiewit Plaza
    Omaha, Nebraska 68131.............................. 20,000,000(1)  13.00
   State Farm Mutual Automobile Insurance
    Company and related entities
    One State Farm Plaza
    Bloomington, Illinois 61710........................  9,041,000(2)   5.88

--------
(1) Berkshire Hathaway owns these shares through the Berkshire Shareholders. Mr. Buffett owns directly or indirectly 43.25% of the outstanding stock of Berkshire Hathaway and therefore may be deemed to control the stock of Berkshire Hathaway and be the beneficial owner of these 20,000,000 shares. While each of the Berkshire Shareholders owning the shares of Capital Cities Common Stock has both voting and investment power with respect thereto, Mr. Buffett, through his stock ownership of Berkshire Hathaway, may be deemed to be in control of such Berkshire Shareholders and therefore to direct the voting and investments of such subsidiaries. However, pursuant to agreements dated March 18, 1985, January 2, 1986 and October 29, 1993 (collectively, the "Stock Purchase Agreement"), Berkshire Hathaway and each of such Berkshire Shareholders executed and delivered to Capital Cities an irrevocable proxy to vote all shares of Capital Cities Common Stock owned by them, and named as their attorney and proxy Thomas
    S. Murphy so long as he shall be Chief Executive Officer of Capital Cities, or Daniel B. Burke so long as he shall be Chief Executive Officer of Capital Cities. Such proxies will expire upon such date as neither Mr. Murphy nor Mr. Burke shall be Chief Executive Officer of Capital Cities, or January 2, 1997, whichever shall first occur. In the Stock Agreement, Berkshire Hathaway agreed to cause each of the Berkshire Shareholders to vote its shares of Capital Cities Common Stock (a) in favor of the adoption of the Capital Cities Proposal and the Reorganization Agreement,
    (b) against any Alternative Proposal (as defined in the Reorganization Agreement) and (c) in favor of any other matter necessary to consummation of the transaction contemplated by the Reorganization Agreement that might be considered and voted upon at the Capital Cities Meeting and Mr. Murphy agreed, to the extent necessary to comply with the Stock Agreement, to (i) relinquish all rights with respect to, and to not exercise any rights or powers pursuant to, proxies given by each of the Berkshire Shareholders pursuant to the Stock Purchase Agreement and (ii) release each Berkshire Shareholder from any further liability or obligation under such proxies. In the Stock Agreement, Berkshire Hathaway also agreed not to sell, pledge or otherwise dispose of any of its shares of Capital Cities Common Stock. See "THE STOCK AGREEMENT."
(2) As reported to Capital Cities on a Schedule 13G as of December 31, 1994, State Farm Mutual Automobile Insurance Company and related entities have sole voting and investment power with respect to all the shares beneficially owned by them.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth, as of October 31, 1995, all shares of Capital Cities Common Stock and units under Capital Cities's Incentive Compensation Plan ("Shadow Stock Units") that were owned by directors of Capital Cities, certain executive officers of Capital Cities, and all directors and executive officers of Capital Cities as a group.

                               CAPITAL CITIES
                                COMMON STOCK            PERCENT    SHADOW
                                BENEFICIALLY              OF        STOCK
                                  OWNED(1)               CLASS  UNITS OWNED(2)
                               --------------           ------- -------------
Robert P. Bauman..............        2,000(2)              (4)        -0-
Nicholas F. Brady.............        4,000                 (4)        -0-
Warren E. Buffett.............   20,000,000(5)           13.00         -0-
Daniel B. Burke...............      413,630(6)             .27         -0-
Frank T. Cary.................        3,000(3)              (4)        -0-
John B. Fairchild.............      131,290(3)             .09         -0-
Leonard H. Goldenson..........       10,000                 (4)        -0-
Robert A. Iger................       20,301(6)(7)          .01     145,000
Frank S. Jones................          250                 (4)        -0-
Ann Dibble Jordan.............        1,000                 (4)        -0-
John H. Muller, Jr............        2,000                 (4)        -0-
Thomas S. Murphy..............    1,024,260(3)(5)(6)(8)    .67         -0-
Wyndham Robertson.............        3,000(9)              (4)        -0-
M. Cabell Woodward, Jr........       11,000(3)              (4)        -0-
Ronald J. Doerfler............      114,270(3)(6)          .07     110,000
Herbert A. Granath............       10,997(6)(7)           (4)     95,000
Michael P. Mallardi...........       22,831(6)(7)          .01     120,000
Phillip J. Meek...............      107,700(6)             .07      95,000
Stephen A. Weiswasser.........       12,000(6)(10)          (4)     80,000
David Westin..................       12,076(6)(7)           (4)     60,000
Alan N. Braverman.............          148(7)              (4)     20,000
Allan J. Edelson..............       19,575(6)             .01      53,000
David J. Vondrak..............       10,179(6)(7)           (4)     32,000
All directors and executive
officers as a group...........   21,935,507(6)(7)        14.25     810,000

--------
 (1) Each director and executive officer has sole voting and investment power with respect to the shares of Capital Cities Common Stock beneficially owned, except as noted above regarding Mr. Buffett and Berkshire Hathaway, and as noted in footnotes (7), (9) and (10) below.
 (2) See "Interests of Certain Persons in the Acquisition" for a description of the Shadow Stock Units under the Incentive Compensation Plan.
 (3) Shares of Capital Cities Common Stock shown do not include the following shares owned by or for the benefit of family members, as to which stock the persons disclaim any beneficial ownership: Mr. Bauman, 4,000; Mr. Cary, 1,020; Mr. Fairchild, 200; Mr. Murphy, 420; Mr. Woodward, 5,000; and Mr. Doerfler, 300.
 (4) Less than .01%.
 (5) See above regarding Berkshire Hathaway and the voting of the 20,000,000 shares of Capital Cities Common Stock beneficially owned by Mr. Buffett.
 (6) Shares of Capital Cities Common Stock shown include the following shares subject to employee stock options exercisable within 60 days after October 31, 1995. Mr. Burke, 75,000; Mr. Iger, 27,500; Mr. Doerfler, 12,500; Mr. Granath, 4,000; Mr. Mallardi, 10,000; Mr. Meek, 10,000; Mr.
     Murphy, 25,000; Mr. Weiswasser, 10,000; Mr. Westin, 16,250; Mr. Edelson, 4,000; and Mr. Vondrak, 4,000.
 (7) Includes shares of Capital Cities Common Stock equivalent to the value of the interest credited to the respective participants' accounts in the Capital Cities/ABC, Inc. Savings & Investment Plan. Information with respect to these equivalent shares is as of October 31, 1995.
 (8) Does not include 17,390 shares of Capital Cities Common Stock held by a trust for the benefit of a non-family member, with respect to which stock Mr. Murphy, in his capacity as trustee, shares voting power and investment power (which may be exercised by him only with the approval of another trustee) but as to which Mr. Murphy disclaims any beneficial ownership.
 (9) These shares of Capital Cities Common Stock are held by a trust of which Ms. Robertson is beneficiary, but with respect to which stock she has no voting or investment power.
(10) Mr. Weiswasser shares with his wife voting and investment power with respect to 2,000 shares of Capital Cities Common Stock he beneficially owns.

           BUSINESS RELATIONSHIPS BETWEEN DISNEY AND CAPITAL CITIES

  Disney and Capital Cities have had business relationships in a variety of areas for more than 40 years in connection with their respective business operations. Disney each year develops television programming, including series, specials and made-for-television motion pictures, that it seeks to market to the television networks, including the ABC Network. Current Disney-produced programming on the ABC Network includes the television series Home Improvement, Ellen and Boy Meets World. Disney also licenses certain motion pictures produced under Disney's motion picture banners for exhibition on the ABC Network. During the 1994-1995 television season, Disney received approximately $81 million in license fees from Capital Cities for all such programming. All such programming is provided on market terms and conditions negotiated at arm's length.

  In addition, a Disney subsidiary and an ABC production company recently undertook the joint development of the television series Thunder Alley. Disney also licenses first-run and "off-network" syndicated programming, such as Live with Regis and Kathie Lee, to individual stations and cable programming services owned by Capital Cities, in each case on market terms and conditions negotiated on an arm's-length basis. Revenues received by Disney from these transactions totalled approximately $9 million during the 1994-1995 television season.

  Disney also routinely purchases advertising, particularly for its theme parks, resort facilities and motion pictures, on the ABC Network, individual television stations and cable programming services owned by Capital Cities, the ABC Radio networks and print publications owned and operated by Capital Cities. Advertising expenditures in all of these media by Disney during the first nine months of Disney's 1995 fiscal year aggregated approximately $76 million. All such advertising purchases are on market terms and conditions negotiated at arm's length.

  Affiliates of the two companies also engage from time to time in other business activities including, for example the development of an ESPN Sports Bar under construction at the Boardwalk facility at the Walt Disney World Resort. These transactions and other business relationships in the ordinary course of the business of both companies are not material to either company.

                              DISNEY OPTION PLANS

  On November 1, 1995, the Disney Board adopted, subject to approval by the stockholders of Disney, the 1995 Plan. The Disney Board also adopted, subject to approval by the stockholders of Disney, an amendment to the 1990 Plan to conform the 1990 Plan to the proposed 1995 Plan.

  The 1995 Plan is substantially similar to the original 1990 Plan as approved by the stockholders of Disney at the 1991 Annual Meeting of Stockholders. The material differences between the two Plans are described below. Certain of the changes in the 1995 Plan and the Amended 1990 Plan are intended to satisfy specific requirements of Section 162(m) of the Code (discussed below) for grants of stock options, warrants and stock appreciation rights, and Rule 16b-3 under the Exchange Act. If approved by the Disney stockholders, the 1995 Plan and the Amended 1990 Plan will have identical terms except with respect to term and number of shares covered. The 1995 Plan, like the 1990 Plan, is designed to provide long-term incentives and rewards to employees of Disney and its Affiliates (as defined below), to assist Disney in attracting and retaining employees with experience and/or ability on a basis competitive with industry practices and to associate the interest of such employees with those of the Disney stockholders. In adopting the 1995 Plan, the Board took into consideration the expansion of the Disney employee base since 1990 and the substantially larger employee base that would result from consummation of the Acquisition.

  Approval of the 1995 Plan and the Amended 1990 Plan is not contingent upon approval or effectiveness of the Acquisition. However, if approved by the stockholders of Disney, the 1995 Plan and Amended 1990 Plan will become plans of New Disney upon the effectiveness of the Acquisition.

DESCRIPTION OF THE 1995 PLAN AND AMENDED 1990 PLAN

  The following summary description of the 1995 Plan and the conforming amendments to the 1990 Plan is qualified in its entirety by reference to the full texts of the 1995 Plan and the Amended 1990 Plan, which are set forth as Appendices B-1 and B-2, respectively, to this Joint Proxy
Statement/Prospectus.

  If approved by the Disney stockholders, the 1995 Plan and Amended 1990 Plan will allow the Compensation Committee (or such other committee of the Disney Board as may be directed by the Disney Board) (the "Committee") to provide for awards to employees of Disney and its Affiliates from time to time, in its sole discretion, of stock options (including incentive stock options qualifying under Section 422 of the Code and nonqualified stock options which do not so qualify), stock appreciation rights (including free-standing, tandem and limited stock appreciation rights) ("SARs"), warrants, dividend equivalents, stock awards, restricted stock, phantom stock, performance shares or other securities or rights that the Committee determines to be consistent with the objectives and limitations of the 1995 Plan and the Amended 1990 Plan. All employees of Disney or any of its Affiliates are eligible to participate in the 1995 Plan and the Amended 1990 Plan. For purposes of the 1995 Plan and the Amended 1990 Plan, "Affiliate" shall mean any entity, as may from time to time be designated by the Committee, that is a subsidiary corporation of Disney (within the meaning of Section 424 of the Code), and any other entity directly or indirectly controlling or controlled by or under common control with Disney. For purposes of this definition, "control" means the power to direct the management and policies of such entity whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meaning correlative to the foregoing. The 1995 Plan and the Amended 1990 Plan will expire, unless earlier terminated, on November 1, 2005 and November 26, 2000, respectively.

  An aggregate of 65,000,000 shares of Disney Common Stock will be subject to the 1995 Plan. An aggregate of 7,416,292 shares remain subject to the 1990 Plan, as of the date of this Joint Proxy Statement/Prospectus, out of the 34,000,000 shares previously authorized. Shares subject to grants that terminate unexercised will be available for future grants. The 1995 Plan and the Amended 1990 Plan differ from the 1990 Plan by establishing 10,000,000 shares as a maximum number of shares subject to awards of stock options, warrants and SARs, individually and in the aggregate, that may be granted during any period of five consecutive calendar years to any one individual under each of the 1995 Plan and the Amended 1990 Plan. The 1995 Plan and the Amended 1990 Plan also establish 2,000,000 shares as the maximum number of shares subject to awards of stock, restricted stock, phantom stock, performance shares or other forms of award conveying a similar economic benefit (but excluding options, warrants and stock appreciation rights) that may be granted during any period of five consecutive calendar years to any one individual and establish 10,000,000 shares as the total number of shares subject to such awards that may be awarded to all participants during any period of five consecutive calendar years under each of the 1995 Plan and the Amended 1990 Plan, in each case on an individual and aggregate basis with respect to each type of award. Employees of Disney or its Affiliates are eligible to receive awards under both the 1995 Plan and the Amended 1990 Plan, subject to the foregoing limits. Adjustments will be made in the number (including the maximum number of shares awarded during any period of five consecutive calendar years), kind and character of shares subject to existing or future awards under the 1995 Plan and the Amended 1990 Plan (including by substitution of shares of another corporation, including, without limitation, any successor of Disney), and in the exercise, purchase or base price of an outstanding award, in the event of any change in the outstanding shares of Disney Common Stock by reason of a stock split or stock dividend, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change. Additional limitations apply to the aggregate dollar value of shares granted under incentive stock options in order to comply with Section 422 of the Code.

  The exercise price of any stock option is determined by the Committee at the time the option is awarded, but under the rules adopted with respect to the 1995 Plan and the Amended 1990 Plan, the option price may not be less than 100% of the fair market value of the Disney Common Stock on the date the option is granted. The 1995 Plan and both the original 1990 Plan and the Amended 1990 Plan provide that the Committee may, with the consent of the affected participant, reprice options previously granted thereunder by amending the terms of any stock option agreement evidencing such options to reestablish the exercise price for shares remaining subject to such agreement at a price not less than 100% of the fair market value of the Disney Common Stock on the effective date of the amendment. The 1995 Plan and both the original 1990 Plan and the Amended 1990 Plan also provide that the Committee may effectively reprice options previously granted thereunder or under any other stock option, stock incentive or incentive compensation plan of Disney by granting options under the 1995 Plan or the Amended 1990 Plan in substitution for options previously granted.

  Subject to limitations that may be imposed by the Committee under the 1995 Plan and both the original 1990 Plan and the Amended 1990 Plan, the option price payable upon exercise of options must be paid in cash or by the surrender, at the fair market value on the date on which the option is exercised, of shares of Disney Common Stock, or by any combination of cash and such shares. The purchase price for shares purchased upon exercise of non-qualified options may also be paid in any other manner approved by the Committee, including, without limitation, by delivery to Disney of (A) a cash amount of not less than the par value of the Disney Common Stock multiplied by the number of shares in respect of which the option is being exercised, and
(B) a binding, joint and several obligation of the employee participant and a financial institution or broker approved by the Committee to pay the balance of the exercise price upon such terms and conditions as may be specified from time to time by the Committee.

  Unless otherwise approved by the Committee, an option may not be exercised during the first twelve months after the date of its grant. After such twelve-month period, unless otherwise approved by the Committee, an option may not become exercisable as to more than 20% of the shares optioned, and after the expiration of each of the second, third, fourth and fifth years from the date of the grant, the option may not become exercisable as to more than an additional 20% per year of such shares.

  Subject to earlier termination, as provided below, options granted under the 1995 Plan and both the 1990 Plan and the Amended 1990 Plan expire ten years after the date on which the option is granted, unless the Committee provides for a shorter or longer period. Except as provided in the 1995 Plan and the Amended 1990 Plan, or as otherwise may be provided by the Committee, no option may be exercised unless the holder is then an employee of Disney or one of its Affiliates. Unless the Committee otherwise provides, the option of any participant whose employment has terminated for any reason expires on the earlier of (a) the expiration date of the option or (b) the expiration of a specified period after termination of employment as determined by the Committee, provided that such period may not be less than: (i) twelve months if employment ceased due to permanent and total disability, (ii) eighteen months if employment ceased at a time when the optionee is eligible to elect immediate commencement of retirement benefits under a pension plan to which Disney or any of its Affiliates has made contributions, (iii) eighteen months if the participant died while employed by Disney or any of its Affiliates or
(iv) three months if employment ceased for any other reason, except termination for cause. The 1990 Plan set a twenty-four month maximum expiration period after termination of employment which has been eliminated from the 1995 Plan and the Amended 1990 Plan. In the event an employee is terminated for cause, as determined by the Committee in its sole discretion, then, subject to the terms of the applicable stock option agreement, any unexercised options shall terminate immediately. In addition, specific limitations will apply to incentive stock options for maximum term and maximum period of exercise following termination of employment in order to comply with
Section 422 of the Code.

  Awards under the 1995 Plan and Amended 1990 Plan are not transferable except in certain circumstances including (i) transfers by will or the laws of descent and distribution or (ii) subject to the prior approval of the Committee, transfers to members of a participant's immediate family, charitable institutions, trusts whose beneficiaries are members of a participant's immediate family and/or charitable institutions, or to such other persons or entities approved by the Committee, in each case subject to the condition that the Committee be satisfied that such transfer is being made for tax and/or estate planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration) being received therefor. The 1995 Plan and the Amended 1990 Plan differ from the 1990 Plan by allowing the Committee the flexibility to provide for the foregoing limited exceptions to the transfer restrictions.

  SARs may be granted under the 1995 Plan and the Amended 1990 Plan on a free-standing basis (without regard to the grant of a stock option) or on a tandem basis (related to the grant of an underlying stock option). SARs granted on a free-standing basis may be awarded by the Committee for a number of shares, at a base price, upon terms for vesting and exercise and upon such other terms and conditions as are consistent with such comparable terms applicable to the grant of stock options under the 1995 Plan and the Amended 1990 Plan. SARs granted on a tandem basis in connection with any stock option granted under the 1995 Plan and the Amended 1990 Plan shall be subject to the same terms and conditions as the related stock option and shall be exercisable only to the extent such option is exercisable. The SARs entitle the holder to receive, subject to the provisions of the 1995 Plan and the Amended 1990 Plan and such rules and regulations as may be established by the Committee, payment having an aggregate value equal to the product of (i) the excess, if any, of the fair market value on the exercise date of one share over the base price per share, times (ii) the number of shares called for by the SAR or portion thereof which is exercised. The exercise of a tandem SAR results in the surrender of a number of shares of the underlying option equal to the number of SAR shares so exercised. The Committee, in its discretion, determines whether payment upon exercise of the SAR will be made in cash, shares or a combination thereof and any limitations on timing of exercise which are required in order to comply with Rule 16b-3 of the Exchange Act.

  The only benefits determinable as of the date of this Joint Proxy Statement/Prospectus that will be received under the 1995 Plan or the Amended 1990 Plan are stock options to purchase 5,000,000 shares of Disney Common Stock, at an exercise price of $57, granted to Mr. Michael Ovitz, President of Disney, under the Amended 1990 Plan, on October 16, 1995. Mr. Ovitz's options vest at a rate of 20% a year over five years, commencing on the third anniversary of the date of grant. Mr. Ovitz's options include provisions relating to the period of exercise following termination of employment that are subject to stockholder approval of this proposal with respect to the Amended 1990 Plan. The dollar value of the options granted to Mr. Ovitz cannot be accurately ascertained due to the vesting provisions of his stock option agreement and the potential fluctuation in the Disney Common Stock price over the term of the option. During fiscal 1995, the only grants made under existing Disney employee stock incentive plans to Disney's five most highly compensated executive officers (as determined on the basis of the most highly compensated executive officers for fiscal 1994) were to Mr. Michael D. Eisner, Chief Executive Officer and Chairman of the Board, for 60,618 shares of restricted stock pursuant to his fiscal 1994 bonus, Mr. Roy E. Disney, Vice Chairman of the Board, for options covering 200,000 shares at $46.562 per share, and Mr. Lawrence P. Murphy, Executive Vice President and Chief Strategic Officer of Disney, for options covering 150,000 shares at $55.25 per share. For all fiscal 1995 executive officers as a group, such stock option grants totaled 1,307,000 shares, at a weighted average exercise price of $53.058 per share, and restricted stock grants totaled 210,618 shares. In addition, stock option grants covering 7,928,490 shares were made to other employees of Disney in fiscal 1995 at a weighted average exercise price of $51.812 per share.

ADMINISTRATION

  The 1995 Plan and the Amended 1990 Plan will be administered by the Committee, which will be so constituted as to permit the 1995 Plan and the Amended 1990 Plan to comply with the disinterested administration requirements of Rule 16b-3 under the Exchange Act and the "outside director" requirement of
Section 162(m) of the Code.

  Under the 1995 Plan and both the 1990 Plan and Amended 1990 Plan, the Committee has authority to determine, within the limits of the express provisions set forth therein, the individuals to whom awards will be granted, the type, size and terms of such awards, the date of grant, the terms of vesting and the dates of exercisability and payment of awards. The Committee has the ability to amend awards previously granted and to determine the objectives and conditions for earning such awards. The Committee also has the power to terminate or amend each of the 1995 Plan and the Amended 1990 Plan and the rules in whole or in part, but no such action may be taken which would adversely affect any rights or obligations with respect to any awards that have been made thereunder. In addition, no amendment may be made to the 1995 Plan or the Amended 1990 Plan which (i) increases the maximum number of shares of stock subject to the Plan or the maximum awards that may be granted during any period of five consecutive calendar years to any individual or (ii) extends the

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maximum period during which awards may be granted, without the approval of holders of at least a majority of the shares of Disney Common Stock present, or represented, and entitled to vote at a meeting of stockholders. Except as provided above, the 1995 Plan and the Amended 1990 Plan may be amended by the Committee without further stockholder approval, and no guidelines have been established relating to the nature of the amendments that may be made without stockholder approval. Amendments made without stockholder approval could increase the costs to Disney under the 1995 Plan and the Amended 1990 Plan, although the amount of such costs is not determinable. The Committee will have the power to adopt rules for all types of awards under each Plan and to amend the rules established under either Plan as long as the amendments are within the limits of the Plan. The rules described above for stock options and SARs (which are not intended to govern warrants) may be amended by the Committee to the same extent and subject to the same limitations as described above for the Plans.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  A participant receiving a non-qualified stock option under the 1995 Plan or the Amended 1990 Plan does not recognize taxable income on the date of grant of the option. However, the participant must generally recognize ordinary income when a non-qualified stock option is exercised in the amount of the difference between the option exercise price and the fair market value of the Disney Common Stock on the date of exercise. If a holder of a non-qualified stock option pays the exercise price, in full or in part, with previously acquired shares of Disney Common Stock, the holder will recognize ordinary income in the amount by which the fair market value of the Disney Common Stock received exceeds the exercise price. However, no capital gain or loss is recognized upon the delivery of such previously acquired shares of Disney Common Stock to Disney.

  A participant who is granted an incentive stock option would not recognize taxable income either on the date of grant or on the date of its timely exercise, although the exercise of an incentive stock option would be an item of tax preference income potentially subject to the alternative minimum tax. Upon disposition of the Disney Common Stock acquired upon exercise of an incentive stock option, capital gain or loss would be recognized in an amount equal to the difference between the sales price and the option exercise price, provided the participant has not disposed of the Disney Common Stock within two years of the date of grant and within one year from the date of exercise. When a participant exercises an incentive stock option, Disney would not generally be entitled to a tax deduction. However, if the participant disposes of stock acquired through exercise of such an option before meeting the required holding period, the participant must generally recognize ordinary income in the amount of the difference between the option exercise price and the fair market value of the Disney Common Stock on the date of exercise, and Disney would be entitled to a deduction equal to the amount of ordinary income recognized by the participant. If the holder of an incentive stock option pays the exercise price, in full or in part, with previously acquired shares of Disney Common Stock, no capital gain or loss is recognized upon the surrender of such shares.

  Disney will not be entitled to a tax deduction upon the grant of an option under the 1995 Plan or the Amended 1990 Plan. However, when a participant exercises a non-qualified stock option, Disney will generally recognize a tax deduction in the amount of the difference between the option exercise price and the fair market value of the Disney Common Stock on the date of exercise. The payment by the participant to Disney of the exercise price has no tax consequences to Disney.

  Notwithstanding any of the foregoing discussion with respect to the deductibility of compensation under the 1995 Plan and Amended 1990 Plan,
Section 162(m) of the Code generally would render non-deductible to Disney taxable compensation in excess of $1,000,000 paid in any calendar year to certain executive officers of Disney unless such excess compensation is considered "performance-based" under Section 162(m). The applicable conditions for a performance-based compensation plan include, among others, a requirement that the stockholders approve the material terms of the plan. Stock options, SARs and warrants that may be granted to executive officers as contemplated by the 1995 Plan and the Amended 1990 Plan are intended to qualify for the

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exemption for performance-based compensation under Section 162(m). Other types of awards are not intended to be so qualified. In light of the ambiguities in
Section 162(m) and uncertainties regarding its ultimate interpretation and application, no assurances can be given that compensation awarded under the Plans, intended to be exempt under Section 162(m), paid to any covered executive officer will in fact be deductible if it should, together with other non-exempt compensation paid to such executive officer, exceed $1,000,000.

  The Board of Directors recommends a vote "FOR" approval of the 1995 Stock Incentive Plan and the conforming amendments to the 1990 Stock Incentive Plan.

                     SIGNIFICANT REGULATIONS APPLICABLE TO
                             BROADCASTING SERVICES

  Television and radio broadcasting are subject to the jurisdiction of the FCC under the Communications Act. The Communications Act empowers the FCC, among other things, to issue, revoke or modify broadcasting licenses, determine the location of stations, regulate the equipment used by stations, adopt such regulations as may be necessary to carry out the provisions of the Communications Act and impose certain penalties for violation of its regulations. The following highlights some of the principal areas of FCC regulation of the broadcast industry. For more detailed information, see the Capital Cities Form 10-K and other Capital Cities Reports.

ALIEN OWNERSHIP

  The Communications Act prohibits a broadcast licensee (as well as certain other FCC licensees) from having any foreign national officers or directors and from having more than 20% of its capital stock owned or voted by foreign nationals. A company that directly or indirectly controls a licensee may not have any foreign national officers, may not have more than 25% foreign national directors, may not be organized under the laws of a foreign country and may not have more than 25% of its capital stock owned or voted (directly or indirectly) by foreign nationals or foreign governments if the FCC finds that the public interest would be served by the refusal of a license to such company. Disney and Capital Cities are now, and upon the closing of the Acquisition New Disney will be, in compliance with these restrictions.

RENEWAL AND OWNERSHIP

  Exercising its authority under the Communications Act, the FCC has promulgated rules regarding renewal of broadcast licenses. Renewal of broadcast licenses--which is required every five years for television broadcast licenses and every seven years for radio broadcast licenses-- involves an application process wherein an incumbent broadcaster typically is eligible to receive a "renewal expectancy" against new applicants who are allowed to compete with the incumbent broadcaster. Petitions to deny renewal and mutually exclusive competing applications for a license may also be filed. Currently, applications for renewal of the following broadcast properties of Capital Cities are pending before the FCC: KABC(AM) (Los Angeles), KLOS(FM) (Los Angeles), KTRK-TV (Houston), KABC-TV (Los Angeles), KGO-TV (San Francisco), KFSN-TV (Fresno), WABC-TV (New York City), WPVI-TV (Philadelphia), WMAL(AM) (Washington, D.C.) and WRQX(FM) (Washington, D.C.). In the case of KABC(AM), KLOS(FM), KABC-TV, KGO-TV, KFSN-TV, WABC-TV, WPVI-TV, WMAL(AM) and WRQX(FM), the time to file competing applications and petitions to deny has passed, and no such filings have been made against these stations. In the case of KTRK-TV, there is one outstanding petition to deny. Capital Cities believes the petition is without merit and is vigorously opposing it. Additionally, by December 1, 1995, Capital Cities must file renewal applications for its three radio stations in Georgia (WKHX(AM), WKHX-FM and WYAY(FM)), whose licenses expire on April 1, 1996. Disney's application for renewal of KCAL-TV (Los Angeles) also is pending. One petition to deny is outstanding in connection with this renewal proceeding. Disney believes this petition is without merit and is vigorously opposing it. For more detailed information on Capital Cities license renewals, see the Capital Cities Form 10-K.

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

  In 1992 the U.S. District Court for the District of Columbia issued a Memorandum Opinion and Order in Shepherd et al. v. American Broadcasting Companies, Inc. et al., Civil Action No. 88-0954 (RCL), which entered a default judgment against American Broadcasting Companies, Inc. and Capital Cities on a complaint alleging discrimination in employment practices at the ABC News Bureau in Washington, D.C., in violation of District of Columbia law. The default was based on a conclusion that "the defendants impeded and obstructed the litigation process by . . . destruction and alteration of a crucial document and through the harassment of witnesses and filing false and misleading affidavits." On June 13, 1994, the Court entered an Order and Final Judgment awarding plaintiffs money damages against ABC. ABC appealed the decision to the United States Court of Appeals for the District of Columbia Circuit. On August 25, 1995, the Court of Appeals vacated the district court decision and remanded the case for further proceedings. The policies of the FCC call for the agency to evaluate whether an adjudication of misconduct of the kind found by the district court in Shepherd should bear on the qualifications of the licensee. Prior to the Court of Appeals decision, Capital Cities had urged the FCC to find that it and its subsidiaries are fully qualified to hold and transfer broadcast licenses even if the misconduct finding were ultimately upheld. Capital Cities has filed an amendment to call the FCC's attention to the Court of Appeals decision vacating the district court findings.

  The FCC's Multiple Ownership Rules (see "THE ACQUISITION--Regulatory Approvals"), restrict ownership of "attributable interests" in broadcast licensees on both the national and local level. Generally, ownership is attributed to officers, directors and shareholders who own more than five percent of the outstanding voting stock of a licensee (except for certain institutional shareholders, who may own up to ten percent). Nationally, a single entity is restricted as to the number of television stations and the number of radio stations it may own, and is also limited as to the percentage of the national audience that it may reach from its television broadcasting activities. Locally, a single entity may not own certain combinations of media interests (e.g., newspaper/broadcast cross-ownership, radio/television combinations in a single market, cable/broadcast cross-ownership), or more than one television station or two AM and two FM radio stations in a single market. The Acquisition involves a number of these restrictions that are the subject of permanent or temporary waiver requests--many of which are asking the FCC to reaffirm existing waivers that have been granted to Capital Cities. See the previous discussion under "THE ACQUISITION--Regulatory Approvals-- Ownership Restrictions."

  The FCC is currently engaging in an extensive review of its attribution rules and its Multiple Ownership Rules. While the FCC has tentatively suggested that it might relax some of its ownership restrictions, it also has intimated that certain of its attribution rules might be strengthened, such that certain ownership interests that currently are not attributable would become attributable. Disney and Capital Cities cannot predict what impact such revisions, if adopted, will have on the operations of New Disney or its subsidiaries.

ADVANCED TELEVISION

  The FCC has begun adopting rules relating to advanced television service ("ATV"), which includes high-definition television systems. Such systems are entirely digital broadcast systems that would improve the video and audio quality of broadcast television. Current versions of these rules would allow each existing broadcaster to acquire a second channel set aside exclusively for ATV use. The rules would then require a gradual phasing-in of ATV service and the return of one channel. This conversion process will require considerable capital expenditures over a long period of time by existing television broadcasters, including Capital Cities and New Disney. The FCC has recently initiated a comprehensive rulemaking to reconsider all aspects of the conversion to ATV service. Disney and Capital Cities cannot predict the final form that FCC Rules implementing ATV service will take, or what impact such FCC Rules or the implementation of ATV service will have on the business of New Disney or its subsidiaries.

PRIME TIME ACCESS RULE

  The FCC's prime time access rule ("PTAR") prohibits (with limited exceptions) network-owned and network-affiliated commercial television stations in the top 50 television markets--including those affiliated with

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the ABC Television Network--from devoting more than three hours of the four-
hour "prime time" period to the broadcast of network or off-network programming. Because Disney is a major producer of television entertainment programming, PTAR could restrict the ability of Disney to supply ABC Television Network affiliates in the top 50 markets with programming in the remaining one hour of the prime time period. On July 28, 1995, however, the FCC repealed PTAR, to be effective on August 30, 1996. Accordingly, unless the FCC's repeal of PTAR is reversed (which Disney and Capital Cities do not expect), PTAR will restrict New Disney for only a brief period.

FINANCIAL INTEREST AND SYNDICATION RULES

  The FCC's financial interest and syndication rules ("fin-syn rules") preclude certain networks, including the ABC Television Network, from, among other things, engaging in active first-run or "off-network" syndication of programs to television stations in the United States, constrain the networks' discretion to determine when programs owned by them will be made available for syndication, and prevent the networks from acquiring interests in first-run syndicated programs from independent producers. If the fin-syn rules are still in effect upon the closing of the Acquisition, New Disney will not be in compliance with certain of such rules if Disney's current syndication activities are continued.

  On September 6, 1995, the FCC issued a Report and Order (the "FCC Order") repealing the fin-syn rules in their entirety effective upon the publication of the FCC Order in the Federal Register. The FCC Order is subject to administrative reconsideration or judicial review if sought by an interested party. If the fin-syn rules are still in effect upon the closing of the Acquisition, New Disney will attempt to bring itself into compliance with such rules.

LEGISLATIVE REFORMS

  Recently, the U.S. Senate and the House of Representatives each approved bills that would substantially reform the Communications Act. The Senate bill, S.652, was passed on June 15, 1995. The House bill, H.R.1555, was passed on August 4, 1995. Differences between the bills are being considered in a joint Senate--House Conference Committee which convened in October 1995. If the Conference Committee is able to agree on a joint bill, the bill will be subject to final Senate and House approval. If such a bill is adopted, it is unclear whether the President will veto it, and if so, whether the Congress will override his veto. As currently drafted, the Senate and House bills are similar to each other in many respects. The following describes the provisions of the bills that could be expected to most directly affect the operations of New Disney and its subsidiaries if enacted into law.

  License Renewals. Both bills contain provisions that would change the process of licensing broadcast operations and the ownership of media properties. Both bills would lengthen the terms of broadcast licenses--the Senate bill would allow broadcast licenses to be granted for seven years, while the House bill would allow ten-year terms. Both bills provide that, upon expiration, the FCC may not consider applicants other than the incumbent renewal applicant unless the FCC decides that the incumbent applicant does not meet statutory requirements for renewal.

  Ownership. While the House bill would loosen restrictions on cross-ownership of different media properties in the same market (e.g., the one-to-a-market rule (radio/television) and the newspaper/broadcast cross-ownership rule), the Senate bill would not remove any cross-ownership restrictions other than a prohibition on the cross-ownership of certain telephone and cable systems. National and local ownership restrictions also would be changed by the current versions of the bills. Both bills would lift the national audience restriction on television broadcast ownership from 25 percent to 35 percent. Both bills also would eliminate the absolute numerical limit on the ownership of television stations and would substantially loosen or simply eliminate restrictions on the ownership of multiple radio stations. Additionally, the House bill would allow the FCC to determine whether a single party could own two VHF television stations in a market or, under a less rigorous standard, whether a party could own two UHF stations or a UHF-VHF combination in the same market.

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

  Disney and Capital Cities cannot predict whether the bills as currently drafted, a compromise bill or any other telecommunications reform bill ultimately will become law, or what form that law would take. Also, telecommunications reform, if enacted while the FCC Applications are pending, could affect whatever decision the FCC may make with respect to such Applications, including Disney's requests for various waivers of the Multiple Ownership Rules. Capital Cities and Disney, however, cannot predict the impact of any telecommunications legislation on the FCC approval process relating to the FCC Applications and such waiver requests or on the operations of New Disney and its subsidiaries following the Acquisition.

  The information contained under this heading does not purport to be a complete summary of all the provisions of the Communications Act, the FCC Rules thereunder, or of pending proposals for other legislation regarding the regulation of broadcasting and related activities. For a complete statement of such provisions, reference is made to the Communications Act, and to the FCC Rules and such pending proposals.

                                 LEGAL MATTERS

  The validity of the New Disney Common Stock to be issued in connection with the Acquisition will be passed upon by Dewey Ballantine.

  Dewey Ballantine, counsel for Disney, has delivered an opinion to the effect that the description of the Federal income tax consequences to holders of Disney Common Stock contained under the heading "THE ACQUISITION--Certain Federal Income Tax Consequences--Treatment of Holders of Disney Common Stock" (and the subheading thereof) and under the heading "THE ACQUISITION--Certain Federal Income Tax Consequences--Reporting Requirements" correctly sets forth the material Federal income tax consequences for such holders and has confirmed its opinion set forth in the third paragraph under the heading "THE ACQUISITION--Certain Federal Income Tax Consequences." Cravath, Swaine & Moore, counsel for Capital Cities, has delivered an opinion to the effect that the description of the Federal income tax consequences to holders of Capital Cities Common Stock contained under the heading "THE ACQUISITION--Certain Federal Income Tax Consequences--Treatment of Holders of Capital Cities Common Stock" (and the subheadings thereof) and under the heading "THE ACQUISITION-- Certain Federal Income Tax Consequences--Reporting Requirements" correctly sets forth the material Federal income tax consequences for such holders and has confirmed its opinion set forth in the third paragraph under the heading "THE ACQUISITION--Certain Federal Income Tax Consequences." In addition, consummation of the Disney Merger and the Capital Cities Merger is conditioned upon the receipt of the opinions of Dewey Ballantine and Cravath, Swaine & Moore, respectively, described in the final sentence of the third paragraph under the heading "THE ACQUISITION--Certain Federal Income Tax Consequences."

                                    EXPERTS

  The consolidated financial statements of Disney as of September 30, 1994 and 1993 and for each of the three years in the period ended September 30, 1994, incorporated in this Joint Proxy Statement/Prospectus by reference to its Annual Report on Form 10-K for the year ended September 30, 1994, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  The consolidated financial statements of Capital Cities at December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, incorporated by reference in this Joint Proxy Statement/Prospectus, which are referred to herein and made a part of the Registration Statement of which this Joint Proxy Statement/Prospectus is a part, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon also incorporated herein by reference or included elsewhere herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  It is expected that representatives of Price Waterhouse LLP, Disney's independent accountants, will be present at the Disney Meeting and representatives of Ernst & Young LLP, Capital Cities' independent auditors, will be present at the Capital Cities Meeting where they will have an opportunity to respond to appropriate questions of stockholders and to make a statement if they so desire.

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

                         FUTURE STOCKHOLDER PROPOSALS

  If the Acquisition is consummated, the first annual meeting of the public stockholders of New Disney after such consummation is expected to be held February 18, 1997. If the Acquisition is not consummated, the 1996 annual meeting of the stockholders of Disney is expected to be held on or about March 7, 1996 and the 1996 annual meeting of the shareholders of Capital Cities is expected to be held on or about May 3, 1996.

  Subject to the foregoing, if any New Disney stockholder intends to present a proposal at the 1997 New Disney annual meeting and wishes to have such proposal considered for inclusion in the proxy materials for such meeting, such holder must submit the proposal to the Secretary of New Disney in writing so as to be received at the executive offices of New Disney by September 4, 1996. Such proposals must also meet the other requirements of the rules of the Commission relating to stockholders' proposals. In the event the Acquisition is not consummated, the only stockholder proposals eligible to be considered for inclusion in the proxy materials for the 1996 annual meetings of Disney and Capital Cities will be those which have been duly submitted to the Secretary of Disney by September 6, 1995 or the Secretary of Capital Cities by December 4, 1995, as the case may be, as provided in the respective 1995 Annual Meeting Proxy Statements of Disney and Capital Cities.

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

                                                                   APPENDIX A-1

           AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION

  AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION (this
"Agreement"), dated as of July 31, 1995, between The Walt Disney Company, a Delaware corporation (the "Purchaser") and Capital Cities/ABC, Inc., a New York corporation (the "Company").

                                   RECITALS

  A. The Boards of Directors of the Purchaser and the Company have approved, and deem it advisable and in the best interests of their respective companies and stockholders to consummate the reorganization (the "Reorganization") provided for herein, pursuant to which DC Holdco, Inc. ("Holding Company"), the surviving corporation of a merger of Keystone Properties, Inc., a wholly owned subsidiary of the Purchaser, with and into DC Holdco, Inc., a wholly owned subsidiary of the Purchaser, will acquire all of the common stock of each of the Purchaser and the Company through mergers of Subsidiaries (as defined in Section 10.14) of Holding Company with and into each of the Purchaser and the Company.

  B. For federal income tax purposes, it is intended that (i) the Purchaser Merger (as hereinafter defined) qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code") and/or as an exchange under the provisions of
Section 351 of the Code and (ii) that the Company Merger (as hereinafter defined) qualify as an exchange under the provisions of Section 351 of the Code.

  C. Concurrently with the execution hereof, in order to induce the Purchaser to enter into this Agreement, the Purchaser is entering into a Stock Agreement (the "Stock Agreement") with Berkshire Hathaway Inc. and Thomas S. Murphy providing for certain voting and other restrictions with respect to the shares of Company Common Stock (as defined in Section 4.4 herein) beneficially owned by Berkshire Hathaway Inc. upon the terms and conditions specified therein.

  D. The Purchaser and the Company desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby.

  NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                 FORMATION OF HOLDING COMPANY AND SUBSIDIARIES

  1.1. Holding Company. The Certificate of Incorporation and By-Laws of Holding Company shall be in such forms as shall be determined by Purchaser; provided that the Certificate of Incorporation of Holding Company shall be amended to be substantially in the form of the Certificate of Incorporation of the Purchaser. The Certificate of Incorporation of Holding Company will additionally be amended to provide that the authorized capital stock of Holding Company shall consist initially of 1,200,000,000 shares of common stock, $.01 par value (the "Holding Company Common Stock") and 100,000,000 shares of preferred stock, $.01 par value (the "Holding Company Preferred Stock").

  1.2. Directors and Officers of Holding Company. (i) The directors and officers of Holding Company shall be designated by the Purchaser. Each such officer and director shall remain in office until his or her successors are elected.

  1.3. Organization of Merger Subsidiaries. As promptly as practicable following the execution of this Agreement, the Purchaser shall cause the following companies (the "Merger Subsidiaries") to be organized for the sole purpose of effectuating the Purchaser Merger and the Company Merger contemplated herein:

                                     A-1-1

    (i) DCA Merger Corp., a corporation organized under the laws of the State of Delaware ("Merger Sub A"). The Certificate of Incorporation and By-laws of Merger Sub A shall be in such forms as shall be determined by the Purchaser as soon as practicable following the execution of this Agreement. The authorized capital stock of Merger Sub A shall initially consist of 100 shares of common stock, par value $.01 per share, which shall be issued to Holding Company at a price of $1.00 per share.

    (ii) DCB Merger Corp., a corporation organized under the laws of the State of New York ("Merger Sub B" and, together with Merger Sub A, the "Merger Subsidiaries"). The Certificate of Incorporation and By-laws of Merger Sub B shall be in such forms as shall be determined by the Purchaser as soon as practicable following the execution of this Agreement. The authorized capital stock of Merger Sub B shall initially consist of 100 shares of common stock, par value $.01 per share, which shall be issued to Holding Company at a price of $1.00 per share.

  1.4. Actions of Directors and Officers. As promptly as practicable following the execution of this Agreement, the Purchaser shall designate the directors and officers of Merger Sub A and Merger Sub B. The Purchaser shall cause (i) Holding Company to elect the directors of the Merger Subsidiaries, (ii) the directors of Merger Sub A and Merger Sub B to elect their respective officers,
(iii) the directors of Holding Company to ratify and approve this Agreement and to approve the forms of the Merger Agreements (as defined in Section 2.1),
(iv) the Merger Agreements to be executed on behalf of the parties thereto, and (v) the directors and officers of the Merger Subsidiaries to take such steps as may be necessary or appropriate to complete the organization of the Merger Subsidiaries and to approve the Merger Agreements.

  1.5. Actions of Purchaser and Company. As promptly as practicable following the execution of this Agreement, as the holders of all of the outstanding shares of capital stock of Holding Company, the Purchaser shall cause Holding Company to ratify and approve this Agreement, and shall cause Holding Company, as the sole shareholder of each of the Merger Subsidiaries, to adopt the Merger Agreements. The Purchaser shall cause Holding Company and the Merger Subsidiaries to perform their respective obligations under this Agreement and the Merger Agreements.

                                   ARTICLE 2

                             THE MERGERS; CLOSING

  2.1. The Mergers. Pursuant to Plans of Merger, in forms to be mutually agreed upon by the Purchaser and the Company (sometimes hereinafter referred to individually as the "Purchaser Merger Agreement" and the "Company Merger Agreement", respectively, and collectively as the "Merger Agreements"), upon the terms and subject to the conditions set forth in this Agreement and in the Merger Agreements:

    (a) Merger Sub A shall be merged with and into the Purchaser (the "Purchaser Merger") in accordance with the applicable provisions of the laws of the State of Delaware. Purchaser shall be the surviving corporation in the Purchaser Merger and shall continue its corporate existence under the laws of the State of Delaware. As a result of the Purchaser Merger, Purchaser shall become a wholly owned Subsidiary of Holding Company. The effects and consequences of the Purchaser Merger shall be as set forth in the Purchaser Merger Agreement.

    (b) Merger Sub B will be merged with and into the Company (the "Company Merger"), in accordance with the applicable provisions of the laws of the State of New York. The Company shall be the surviving corporation in the Company Merger and shall continue its corporate existence under the laws of the State of New York. As a result of the Company Merger, the Company shall become a wholly owned Subsidiary of Holding Company. The effects and consequences of the Company Merger shall be as set forth in the Company Merger Agreement. The term "Mergers" shall mean the Purchaser Merger and the Company Merger.


                                     A-1-2

    (c) The term "Effective Time" shall mean the time and date which is (A) the later of (i) the date and time of the filing of the certificate of merger relating to the Purchaser Merger with the Secretary of State of the State of Delaware (or such other date and time as may be specified in such certificate as may be permitted by law) and (ii) the date and time of the filing of a certificate of merger by the Department of State of the State of New York with respect to the Company Merger (or such other date and time as may be specified in such certificate as may be permitted by law) or (B) such other time and date as the Purchaser and the Company may agree.

  2.2. The Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement and the Merger Agreements (the "Closing") shall take place (a) at the offices of Dewey Ballantine, 1301 Avenue of the Americas, New York, New York, at 10:00 a.m., local time, on the later of (i) January 3, 1996 and (ii) the first business day following the day on which the last to be fulfilled or waived of the conditions set forth in Article 8 shall be fulfilled or waived in accordance herewith or (b) at such other time, date or place as the Purchaser and the Company may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

                                   ARTICLE 3

             DIRECTORS AND OFFICERS OF THE MERGER SUBSIDIARIES AND
                            SURVIVING CORPORATIONS

  3.1. Directors. The directors of the Purchaser immediately prior to the Effective Time shall be the directors of the surviving corporation of the Purchaser Merger as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law. The directors of Merger Sub B immediately prior to the Effective Time shall be the directors of the surviving corporation of the Company Merger as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law.

  3.2. Officers. The officers of the Purchaser and the Company immediately prior to the Effective Time shall be the officers of the surviving corporations of the Purchaser Merger and the Company Merger, respectively, as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law.

                                   ARTICLE 4

                    EFFECT OF THE MERGERS ON SECURITIES OF
            THE PURCHASER, THE COMPANY AND THE MERGER SUBSIDIARIES

  4.1. Merger Sub Stock. At the Effective Time, each share of the common stock of Merger Sub A outstanding immediately prior to the Effective Time shall be converted into and shall become one share of common stock of the surviving corporation of the Purchaser Merger. At the Effective Time, each share of the common stock of Merger Sub B outstanding immediately prior to the Effective Time shall be converted into and shall become one share of common stock of the surviving corporation of the Company Merger.

  4.2. Holding Company Capital Stock. At the Effective Time, each share of the capital stock of Holding Company issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive in cash the fair market value thereof as agreed upon by the Purchaser and the Holding Company.

  4.3. Conversion of Purchaser Stock. (a) Subject to Section 4.3(b), at the Effective Time, each share of common stock, par value $0.025 per share, of the Purchaser ("Purchaser Common Stock") issued and

                                     A-1-3
outstanding at the Effective Time shall be converted into one share of Holding Company Common Stock. Upon such conversion, all such shares of Purchaser Common Stock shall be cancelled and cease to exist, and each certificate theretofore representing any such shares shall, without any action on the part of the holder thereof, be deemed to represent an equivalent number of shares of Holding Company Common Stock.

  (b) At the Effective Time, each share of Purchaser Common Stock which is held in the treasury of the Purchaser immediately prior to the Effective Time shall, by virtue of the Mergers, cease to be outstanding and shall be cancelled and retired without payment of any consideration therefor.

  (c) At the Effective Time, each outstanding option or right to purchase shares of Purchaser Common Stock ( a "Purchaser Option") shall, if agreed by the holder of any such Purchaser Option, be assumed by the Holding Company in such manner that it is converted into an option to purchase shares of Holding Company Common Stock, with each such Purchaser Option to otherwise be exercisable upon the same terms and conditions as then are applicable to such Purchaser Option, including the number of shares and exercise price provided thereby. At the Effective Time, the Holding Company shall assume all rights and obligations of the Purchaser under the Purchaser's stock option plans as in effect at the Effective Time and shall continue such plans in accordance with their terms.

  4.4. Conversion of Company Common Stock. (a) Except as otherwise provided in
Section 4.6 and subject to Sections 4.4(c) and 4.4(d), at the Effective Time each issued and outstanding share of Common Stock, $.10 par value of the Company (the "Company Common Stock"), shall be converted into at the election of the holder thereof one of the following (as adjusted pursuant to Section 4.6, the "Merger Consideration"):

    (i) for each such share of Company Common Stock with respect to which an election to receive a combination of Holding Company Common Stock and cash has been effectively made and not revoked or lost, pursuant to Sections 4.5(c), (d) and (e) (a "Standard Election"), the right to receive (x) one share of Holding Company Common Stock plus (y) an amount in cash equal to $65 (collectively, the "Standard Consideration");

    (ii) for each such share of Company Common Stock with respect to which an election to receive solely Holding Company Common Stock has been effectively made and not revoked or lost pursuant to Sections 4.5(c), (d) and (e) (a "Stock Election"), the right to receive (x) one share of Holding Company Common Stock plus (y) a number of shares of Holding Company Common Stock equal to a fraction, the numerator of which is $65 and the denominator of which is the Purchaser Common Stock Price (collectively, the "Stock Consideration"). The "Purchaser Common Stock Price" means an amount equal to the average of the closing sales prices of Purchaser Common Stock on the New York Stock Exchange Composite Tape on each of the ten consecutive trading days immediately preceding the second trading day prior to the date of the Effective Time; or

    (iii) for each such share of Company Common Stock (other than shares as to which a Standard Election or a Stock Election was made), the right to receive in cash, without interest, an amount equal to $65 plus the Purchaser Common Stock Price (collectively, the "Cash Consideration").

  (b) As a result of the Company Merger and without any action on the part of the holder thereof, at the Effective Time all shares of Company Common Stock shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive, without interest, the Merger Consideration and cash for fractional shares of Holding Company Common Stock in accordance with Sections 4.7(c) upon the surrender of a certificate representing such shares of Company Common Stock (a "Company Certificate").

  (c) Notwithstanding anything contained in this Section 4.4 to the contrary, each share of Company Common Stock issued and held in the Company's treasury immediately prior to the Effective Time shall, by virtue of the Company Merger, cease to be outstanding and shall be cancelled and retired without payment of any consideration therefor.

                                     A-1-4

  (d) Notwithstanding anything in this Section 4.4 to the contrary, shares of Company Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have not voted such shares in favor of the Company Merger and who shall have properly exercised their rights of appraisal for such shares in the manner provided by the New York Business Corporation Law (the "NYBCL") (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Merger Consideration, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment, as the case may be. If such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, his shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon. The Company shall give the Purchaser prompt notice of any Dissenting Shares (and shall also give the Purchaser prompt notice of any withdrawals of such demands for appraisal rights) and the Purchaser shall have the right to direct all negotiations and proceedings with respect to any such demands. Neither the Company nor the surviving corporation of the Company Merger shall, except with the prior written consent of the Purchaser, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal rights.

  (e) At the Effective Time, each outstanding option or right to purchase shares of Company Common Stock (a "Company Option") shall, if agreed by the holder of any such Company Option, be assumed by Holding Company in such manner that it is converted into an option to purchase shares of Holding Company Common Stock, as provided below. Following the Effective Time, each such Company Option shall be exercisable upon the same terms and conditions as then are applicable to such Company Option, except that (i) each such Company Option shall be exercisable for that number of shares of Holding Company Common Stock equal to the product of (x) the number of shares of Company Common Stock for which such Company Option was exercisable and (y) the Stock Consideration specified in Section 4.4(a)(ii) (before adjustment pursuant to Section 4.6(c)) and (ii) the exercise price of such option shall be equal to the exercise price of such option as of the date hereof divided by the Stock Consideration (before adjustment pursuant to Section 4.6(c)). It is the intention of the parties that, to the extent that any such Company Option constituted an "incentive stock option" (within the meaning of Section 422 of the Code) immediately prior to the Effective Time, such option continue to qualify as an incentive stock option to the maximum extent permitted by
Section 422 of the Code, and that the assumption of the Company Stock Options provided by this Section 4.4(e) satisfy the conditions of Section 424(a) of the Code. From and after the date of this Agreement, no additional options to purchase shares of Company Common Stock shall be granted under the Company stock option plans or otherwise (other than an aggregate of 75,000 options to acquire Company Common Stock granted pursuant to the terms existing on the date hereof of the Company's stock option plan). Notwithstanding the foregoing provisions of this Section 4.4(e) or any other provision of this Agreement, the Company and the holder of any Company Option may amend such Company Option so that the holder of such Company Option (if it is outstanding at the Effective Time) may elect to receive, in settlement thereof, for each share of Company Common Stock subject to a Company Option an amount (subject to any applicable withholding tax) in cash equal to the Cash Consideration (before adjustment pursuant to Section 4.6(d)) minus the per share exercise or purchase price of such Company Option as of the date hereof. Except as otherwise agreed to by the parties, the Company shall use reasonable efforts to ensure that no person shall have any right under any stock option plan (or any option granted thereunder) or other plan, program or arrangement with respect to, including any right to acquire, equity securities of the Company following the Effective Time.

  4.5. Company Common Stock Elections. (a) Each person who, at the Effective Time, is a record holder of shares of Company Common Stock (other than holders of shares of Company Common Stock to be cancelled as set forth in Section 4.4(c) or Dissenting Shares) shall have the right to submit an Election Form (as defined in Section 4.5(c)) specifying the number of shares of Company Common Stock that such person desires to have converted into the right to receive Holding Company Common Stock and cash pursuant to the Standard Election, the number of shares of Company Common Stock that such person desires to have converted into the right to receive Holding Company Common Stock pursuant to the Stock Election, and the number of shares of Company Common Stock that such person desires to have converted into the right to receive cash (a "Cash Election").

                                     A-1-5

  (b) Promptly after the Allocation Determination (as defined in Section 4.5(d)), (i) Holding Company shall deposit (or cause to be deposited) with a bank or trust company to be designated by Purchaser and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article IV, cash in the amount sufficient to pay the aggregate cash portion of the Merger Consideration and (ii) Holding Company shall deposit (or cause to be deposited) with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, certificates representing the shares of Holding Company Common Stock ("Holding Company Certificates") for exchange in accordance with this Article IV (the cash and shares deposited pursuant to clauses (i) and (ii) being hereinafter referred to as the "Exchange Fund"). Holding Company Common Stock into which Purchaser Common Stock and Company Common Stock shall be converted pursuant to the Mergers shall be deemed to have been issued at the Effective Time.

  (c) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of Company Common Stock immediately prior to the Effective Time (excluding any shares of Company Common Stock which will be cancelled pursuant to Section 4.4(c) or Dissenting Shares) (A) a letter of transmittal (the "Company Letter of Transmittal") (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon delivery of such Company Certificates to the Exchange Agent and shall be in such form and have such other provisions as Purchaser shall specify), (B) instructions for use in effecting the surrender of the Company Certificates in exchange for the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby, and (C) an election form (the "Election Form") providing for such holders to make the Standard Election, the Cash Election or the Stock Election. As of the Election Deadline (as hereinafter defined) all holders of Company Common Stock immediately prior to the Effective Time that shall not have submitted to the Exchange Agent or shall have properly revoked an effective, properly completed Election Form shall be deemed to have made a Cash Election.

  (d) Any Cash Election (other than a deemed Cash Election), Standard Election, or Stock Election shall have been validly made only if the Exchange Agent shall have received by 5:00 p.m. New York, New York time on a date (the "Election Deadline") to be mutually agreed upon by the Purchaser and the Company (which date shall not be later than the twentieth business day after the Effective Time), an Election Form properly completed and executed (with the signature or signatures thereof guaranteed to the extent required by the Election Form) by such holder accompanied by such holder's Company Certificates, or by an appropriate guarantee of delivery of such Company Certificates from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States as set forth in such Election Form. Any holder of Company Common Stock who has made an election by submitting an Election Form to the Exchange Agent may at any time prior to the Election Deadline change such holder's election by submitting a revised Election Form, properly completed and signed that is received by the Exchange Agent prior to the Election Deadline. Any holder of Company Common Stock may at any time prior to the Election Deadline revoke his election and withdraw his Company Certificates deposited with the Exchange Agent by written notice to the Exchange Agent received by the close of business on the day prior to the Election Deadline. As soon as practicable after the determination by the Purchaser regarding an increase in the Maximum Cash Amount pursuant to Section 4.6(b) hereof, the Exchange Agent shall determine the allocation of the cash portion of the Merger Consideration and the stock portion of the Merger Consideration and shall notify Holding Company of its determination (the "Allocation Determination").

  (e) Upon surrender of a Company Certificate for cancellation to the Exchange Agent, together with the Company Letter of Transmittal, duly executed, and such other documents as Purchaser or the Exchange Agent shall reasonably request, the holder of such Company Certificate shall be entitled to receive promptly after the Election Deadline in exchange therefor (A) a certified or bank cashier's check in the amount equal to the cash, if any, which such holder has the right to receive pursuant to the provisions of this Article IV (including any cash in lieu of fractional shares of Holding Company Common Stock pursuant to Section 4.8(c)), and (B) a Holding Company Certificate representing that number of shares of Holding Company Common Stock, if any, which such holder has the right to receive pursuant to this Article IV (in each case less the amount of any required withholding taxes), and the Company Certificate so surrendered shall forthwith be cancelled. Until surrendered

                                     A-1-6
as contemplated by this Section 4.5, each Company Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.

  (f) Purchaser shall have the right to make rules, not inconsistent with the terms of this Agreement, governing the validity of the Election Forms, the manner and extent to which Standard Elections, Cash Elections or Stock Elections are to be taken into account in making the determinations prescribed by Section 4.6, the issuance and delivery of certificates for Holding Company Common Stock into which shares of Company Common Stock or Purchaser Common Stock are converted in the Mergers, and the payment of cash for shares of Company Common Stock converted into the right to receive cash in the Company Merger.

  4.6. Proration. (a) As is more fully set forth below, the maximum number of shares of Holding Company Common Stock to be issued to holders of Company Common Stock shall not exceed the number of Outstanding Company Shares. "Outstanding Company Shares" shall mean those shares of Company Common Stock outstanding immediately prior to the Effective Time minus (x) shares of Company Common Stock which will be cancelled pursuant to Section 4.4(c) and
(y) Dissenting Shares (as long as such remain Dissenting Shares).

  (b) As is more fully set forth below, the aggregate amount of cash to be paid to holders of Outstanding Company Shares (the "Maximum Cash Amount") shall not exceed the product of (x) $65 and (y) the number of Outstanding Company Shares; provided, however, that the Purchaser shall have the right, in its sole discretion, to increase the Maximum Cash Amount at any time within five (5) business days after the Election Deadline.

  (c) In the event that the aggregate number of shares of Holding Company Common Stock represented by the Stock Elections received by the Exchange Agent (the "Requested Stock Amount") exceeds an amount equal to the number of Outstanding Company Shares minus the aggregate number of Outstanding Company Shares with respect to which effective Standard Elections have been received by the Exchange Agent (such difference, the "Stock Cap"), each holder making a Stock Election shall receive, for each share of Company Common Stock for which a Stock Election has been made, (x) a number of shares of Holding Company Common Stock equal to the product of the Stock Consideration and the Stock Proration Factor (as defined below) (such product, the "Prorated Stock Amount") and (y) cash in an amount equal to the product of (A) the Stock Consideration minus the Prorated Stock Amount and (B) the Purchaser Common Stock Price. The "Stock Proration Factor" shall be a fraction, the numerator of which is the Stock Cap and the denominator of which is the Requested Stock Amount.

  (d) In the event that the aggregate amount of cash represented by the Cash Elections received by the Exchange Agent (the "Requested Cash Amount") exceeds the Maximum Cash Amount (as such amount may have been increased at Purchaser's sole discretion pursuant to Section 4.6(b)) minus the aggregate amount of cash represented by the Standard Elections received by the Exchange Agent (such difference, the "Cash Cap"), each holder making a Cash Election (and each holder who is deemed to have made a Cash Election pursuant to Section 4.5(c)) shall receive, for each share of Company Common Stock for which a Cash Election has been made, (x) cash in an amount equal to the product of the Cash Consideration and a fraction, the numerator of which is the Cash Cap and the denominator of which is the Requested Cash Amount (such product, the "Prorated Cash Amount") and (y) a number of shares of Holding Company Common Stock equal to a fraction, the numerator of which is equal to the Cash Consideration minus the Prorated Cash Amount and the denominator of which is the Purchaser Common Stock Price.

  4.7. Dividends, Fractional Shares, Etc. (a) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared after the Effective Time on Holding Company Common Stock shall be paid with respect to any shares of Company Common Stock represented by a Company Certificate, until such Company Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Company Certificate, there shall be paid to the holder of the Holding Company Certificates issued in exchange therefor, without interest,
(i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Holding Company Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other

                                     A-1-7
distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Holding Company Common Stock, less the amount of any withholding taxes which may be required thereon.

  (b) At or after the Effective Time, there shall be no transfers on the stock transfer books of the Purchaser or the Company of the shares of Purchaser Common Stock or Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing any such shares are presented to the surviving corporations of the Purchaser Merger or the Company Merger, they shall be cancelled and exchanged for certificates for the consideration, if any, deliverable in respect thereof pursuant to this Agreement and the Merger Agreements in accordance with the procedures set forth in this Article 4. Company Certificates surrendered for exchange by any person constituting an "affiliate" of the Company for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged until the Purchaser has received a written agreement from such person as provided in Section 7.10.

  (c) No fractional shares of Holding Company Common Stock shall be issued pursuant to the Company Merger. In lieu of the issuance of any fractional share of Holding Company Common Stock pursuant to the Company Merger, cash adjustments will be paid to holders in respect of any fractional share of Holding Company Common Stock that would otherwise be issuable, and the amount of such cash adjustment shall be equal to the product of such fractional amount and the Purchaser Common Stock Price.

  (d) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any shares of Holding Company Common Stock) that remains unclaimed by the former stockholders of the Purchaser and the Company six months after the Effective Time shall be delivered to the Holding Company. Any former stockholder of the Purchaser or the Company who has not theretofore complied with this Article 4 shall thereafter look only to the applicable surviving corporation for payment of the applicable merger consideration, cash in lieu of fractional shares and unpaid dividends and distributions on the Holding Company Common Stock deliverable in respect of each share of Purchaser Common Stock or Company Common Stock such stockholder holds as determined pursuant to this Agreement, in each case without any interest thereon.

  (e) None of the Purchaser, the Company, the Holding Company, the surviving corporations of the Mergers, the Exchange Agent or any other person shall be liable to any former holder of shares of Purchaser Common Stock or Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

  (f) In the event that any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed and, if required by Holding Company, the posting by such person of a bond in such reasonable amount as Holding Company may direct as indemnity against any claim that may be made against it with respect to such Company Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Company Certificate the applicable merger consideration, cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Holding Company Common Stock as provided in Section 4.7, deliverable in respect thereof pursuant to this Agreement and the Company Merger Agreement.

                                   ARTICLE 5

                   REPRESENTATIONS AND WARRANTIES OF COMPANY

  Except as set forth in the disclosure letter delivered at or prior to the execution hereof to the Purchaser (the "Company Disclosure Letter") or in the Company Reports (as defined below), the Company represents and warrants to the Purchaser as of the date of this Agreement as follows:

  5.1. Existence; Good Standing; Corporate Authority. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be

                                     A-1-8
in good standing would not have a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole (a "Company Material Adverse Effect"). The Company has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. Each of the Company's Significant Subsidiaries (as defined in Section 10.14 hereof) is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or partnership power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Company Material Adverse Effect. The copies of the Company's Certificate of Incorporation and Bylaws previously made available to the Purchaser are true and correct.

  5.2. Authorization, Validity and Effect of Agreements. The Company has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. Subject only to the approval of this Agreement and the transactions contemplated hereby by the holders of two-thirds of the outstanding shares of Company Common Stock, the consummation by the Company of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

  5.3. Capitalization. The authorized capital stock of the Company consists of 300,000,000 shares of Company Common Stock and 4,000,000 shares of preferred stock, no par value (the "Company Preferred Stock"). As of July 15, 1995, there were 154,061,655 shares of Company Common Stock, and no shares of Company Preferred Stock, issued and outstanding, plus 29,873,305 shares of Company Common Stock held in the Company's treasury. Since such date, (i) no additional shares of capital stock of the Company have been issued, except pursuant to the terms existing on the date hereof of the Company's stock option and employee stock purchase plans and other similar employee benefit plans (the "Company Stock Plans") and (ii) no options or other rights to acquire shares of the Company's capital stock have been granted (other than an aggregate of 75,000 options to acquire Company Common Stock granted pursuant to the terms existing on the date hereof of the Company's stock option plan). The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter (other than the preferred stock purchase rights of the Company (the "Rights") issued pursuant to the Rights Agreement, dated December 14, 1989, between the Company and Harris Trust Company (the "Company Rights Agreement")). All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock of the Company or any of its Subsidiaries (other than under the Company Stock Plans and other than the Rights).

  5.4. Subsidiaries. The Company owns directly or indirectly each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such Company Significant Subsidiary) of each of the Company's Significant Subsidiaries. Each of the outstanding shares of capital stock of each of the Company's Significant Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by the Company. Each of the outstanding shares of capital stock of each Significant Subsidiary of the Company is owned, directly or indirectly, by the Company free and clear of all liens, pledges, security interests, claims or other encumbrances other than liens imposed by local law which are not material. The following information for each Significant Subsidiary of the Company has been previously provided to the Purchaser, if applicable: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital

                                     A-1-9
stock or share capital; and (iii) the number of issued and outstanding shares of capital stock or share capital. All of the Subsidiaries of the Company other than the Significant Subsidiaries, when taken together, do not in the aggregate constitute a Significant Subsidiary of the Company.

  5.5. Other Interests. Except for interests in the Company Subsidiaries, neither the Company nor any Company Significant Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than (i) non-controlling investments in the ordinary course of business and corporate partnering, development, cooperative marketing and similar undertakings, arrangements entered into in the ordinary course of business and
(ii) other investments of less than $100,000,000).

  5.6. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated hereby will not, (i) conflict with or violate the certificate of incorporation or by-laws or equivalent organizational documents of (x) the Company or (y) any Significant Subsidiary,
(ii) subject to making the filings and obtaining the approvals identified in
Section 5.6(b) hereof, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) subject to making the filings and obtaining the approvals identified in Section 5.6(b) hereof, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any property or asset of the Company or any Company Subsidiary is bound or affected, except, in the case of clauses (i)(y), (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Company Material Adverse Effect. The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated hereby will not, result in any material breach of or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, result in the loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any Material Contract to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any property or asset of the Company or any Company Subsidiary is bound or affected. For the purposes hereof, "Material Contract" shall mean any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation that is material to the ownership or operation of any of ESPN, Lifetime Television and A&E Television Network (each a "Station"), or any network affiliate agreement.

  (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation by the Company of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign (each a "Governmental Entity"), except (i) for (A) applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), state securities or "blue sky" laws ("Blue Sky Laws") and state takeover laws, (B) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"),
(C) applicable approvals of the Federal Communications Commission (the "FCC") pursuant to the Communications Act of 1934, as amended, and any regulations promulgated thereunder (the "Communications Act"), (D) filing and recordation of appropriate

                                    A-1-10
merger and similar documents as required by New York law and Delaware law and
(E) applicable requirements, if any, of the Code and state, local and foreign tax laws, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Company Material Adverse Effect.

  5.7. Compliance. Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any property or asset of the Company or any Company Subsidiary is bound or affected, in each case except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company and its Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such item or to take any such action would have, individually or in the aggregate, a Company Material Adverse Effect. The Company and the Company Subsidiaries that are FCC licensees are financially qualified, and to the best of the Company's knowledge, are otherwise qualified to be FCC licensees. The Company is not aware of any facts or circumstances that might prevent or delay any necessary FCC approval of the transactions contemplated hereby.

  5.8. SEC Documents. (a) The Company has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission ("SEC") since December 31, 1992 (collectively, the "Company Reports"). As of their respective dates, the Company Reports and any such reports, forms and other documents filed by the Company with the SEC after the date of this Agreement (i) complied, or will comply, as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and (ii) did not, or will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representation in clause (ii) of the preceding sentence shall not apply to any misstatement or omission in any Company Report filed prior to the date of this Agreement which was superseded by a subsequent Company Report filed prior to the date of this Agreement. No Company Subsidiary is required to file any report, form or other document with the SEC.

  (b) Each of the consolidated balance sheets of Company included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents the consolidated financial position of Company and the Company Subsidiaries as of its date, and each of the consolidated statements of income, retained earnings and cash flows of Company included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of Company and the Company Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Neither Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Company or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except for (i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the consolidated balance sheet of the Company as of December 31, 1994 or March 31, 1995; (ii) liabilities or obligations arising in the ordinary course of business since March 31, 1995, (iii) liabilities or obligations which would not, individually or in the aggregate, have a Company Material Adverse Effect and (iv) payments required as a result of the Reorganization under the acceleration provisions of the terms existing on the date hereof of the Company's employee benefit plans, which acceleration provisions are referred to in the Company Disclosure Letter.

                                    A-1-11

  5.9. Litigation. There are no actions, suits or proceedings pending against Company or the Company Subsidiaries or, to the actual knowledge of the executive officers of Company, threatened against Company or the Company Subsidiaries, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that are reasonably likely to have a Company Material Adverse Effect.

  5.10. Absence of Certain Changes. Except as specifically contemplated by this Agreement, since December 31, 1994, there has not been (i) any Company Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock (other than regular quarterly cash dividends not in excess of $.05 per share); or (iii) any material change in its accounting principles, practices or methods.

  5.11. Taxes. (a) Each of the Company and the Company Subsidiaries has filed all material tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, and all tax returns and reports are complete and accurate in all respects, except to the extent that such failures to file, have extensions granted that remain in effect or be complete and accurate in all respects, as applicable, individually or in the aggregate, would not have a Company Material Adverse Effect. The Company and each of the Company Subsidiaries has paid (or the Company has paid on its behalf) all taxes shown as due on such tax returns and reports. The most recent financial statements contained in the Company Reports reflect an adequate reserve for all taxes payable by the Company and the Company Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any taxes have been proposed, asserted or assessed against the Company or any Company Subsidiary that are not adequately reserved for, except for inadequately reserved taxes and inadequately reserved deficiencies that would not, individually or in the aggregate, have a Company Material Adverse Effect. No requests for waivers of the time to assess any taxes against the Company or any Company Subsidiary have been granted or are pending, except for requests with respect to such taxes that have been adequately reserved for in the most recent financial statements contained in the Company Reports, or, to the extent not adequately reserved, the assessment of which would not, individually or in the aggregate, have a Company Material Adverse Effect.

  (b) Neither the Company nor any Company Subsidiary has taken any action or has any knowledge of any fact or circumstance that is reasonably likely to prevent the Company Merger from qualifying as an exchange governed by Section 351(a) or Section 351(b) of the Code.

  (c) As used in this Section 5.11 and in Section 6.11, "taxes" shall include all Federal, state, local and foreign income, franchise, property, sales, use, excise and other taxes, including obligations for withholding taxes from payments due or made to any other person and any interest, penalties or additions to tax.

  5.12. Employee Benefit Plans. Except as described in the Company Reports or as would not have a Company Material Adverse Effect, (i) all employee benefit plans or programs maintained for the benefit of the current or former employees or directors of the Company or any Company Subsidiary that are sponsored, maintained or contributed to by the Company or any Company Subsidiary, or with respect to which the Company or any Company Subsidiary has any liability, including without limitation any such plan that is an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), are in compliance with all applicable requirements of law, including ERISA and the Code, and (ii) neither the Company nor any Company Subsidiary has any liabilities or obligations with respect to any such employee benefit plans or programs, whether accrued, contingent or otherwise, nor to the knowledge of the executive officers of the Company are any such liabilities or obligations expected to be incurred. The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. The only severance agreements or severance policies applicable to the Company or its Subsidiaries are the agreements and policies specifically referred to in the Company Disclosure Letter.


                                    A-1-12

  5.13. Labor Matters. There is no labor strike, labor dispute, work slowdown, stoppage or lockout actually pending, or to the knowledge of the executive officers of the Company, threatened against or affecting the Company or any Company Subsidiary, except as would not, individually or in the aggregate, have a Company Material Adverse Effect. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the executive officers of the Company, threatened against the Company or its Subsidiaries relating to their business, except for any such proceeding which would not have a Company Material Adverse Effect.

  5.14. No Brokers. The Company has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company or the Purchaser to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that the Company has retained Allen & Company Incorporated as its financial advisor, the arrangements with which have been disclosed in writing to the Purchaser prior to the date hereof. Other than the foregoing arrangements, the Company is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

  5.15. Opinion of Financial Advisor. The Company has received the opinion of Allen & Company Incorporated to the effect that, as of the date hereof, the consideration to be received by the holders of the Company Common Stock in the Company Merger is fair to such holders from a financial point of view.

                                   ARTICLE 6

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

  Except as set forth in the disclosure letter delivered at or prior to the execution hereof to the Company (the "Purchaser Disclosure Letter") or in the Purchaser Reports (as defined below), the Purchaser represents and warrants to the Company as of the date of this Agreement as follows:

  6.1. Existence; Good Standing; Corporate Authority. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Purchaser is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the business, results of operations or financial condition of the Purchaser and its Subsidiaries taken as a whole (a "Purchaser Material Adverse Effect"). The Purchaser has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. Each of the Purchaser's Significant Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or partnership power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Purchaser Material Adverse Effect. The copies of the Purchaser's Certificate of Incorporation and Bylaws previously made available to the Company are true and correct.

  6.2. Authorization, Validity and Effect of Agreements. The Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. Subject only to the approval of this Agreement and the transactions contemplated hereby by the holders of a majority of the outstanding shares of Purchaser Common Stock, the consummation by the Purchaser of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant

                                    A-1-13
hereto for value received) will constitute, the valid and legally binding obligations of the Purchaser, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

  6.3. Capitalization. The authorized capital stock of the Purchaser consists of 1,200,000,000 shares of Purchaser Common Stock, and 100,000,000 shares of preferred stock, $.10 par value (the "Purchaser Preferred Stock"). As of July 15, 1995, there were 522,526,566 shares of Purchaser Common Stock and no shares of Purchaser Preferred Stock, issued and outstanding, plus 50,986,941 shares of Purchaser Common Stock held in the Purchaser's treasury. Since such date, no additional shares of capital stock of the Purchaser have been issued except pursuant to the Purchaser's stock option and employee stock purchase plans, pension plans and other similar employee benefit plans (the "Purchaser Stock Plans"). The Purchaser has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Purchaser on any matter (other than the preferred stock purchase rights of the Purchaser (the "Purchaser Rights") issued pursuant to the Rights Agreement, dated as of June 21, 1989, between the Purchaser and Bank of America (the "Purchaser Rights Agreement")). All such issued and outstanding shares of Purchaser Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as contemplated by this Agreement, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Purchaser or any of its Subsidiaries to issue, transfer or sell any shares of capital stock of the Purchaser or any of its Subsidiaries (other than under the Purchaser Stock Plans and other than the Rights).

  6.4. Subsidiaries. The Purchaser owns directly or indirectly each of the outstanding shares of capital stock of each of the Purchaser's Significant Subsidiaries (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such Purchaser Significant Subsidiary). Each of the outstanding shares of capital stock of each of the Purchaser's Significant Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by the Purchaser. Each of the outstanding shares of capital stock of each Significant Subsidiary of the Purchaser is owned, directly or indirectly, by the Purchaser free and clear of all liens, pledges, security interests, claims or other encumbrances other than liens imposed by local law which are not material. The following information for each Significant Subsidiary of the Purchaser has been previously made available to the Company, if requested and if applicable: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock or share capital; and (iii) the number of issued and outstanding shares of capital stock or share capital.

  6.5. Other Interests. Except for interests in the Purchaser Subsidiaries, neither the Purchaser nor any Purchaser Significant Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than (i) passive investments in securities in the ordinary course of business and corporate partnering, development, cooperative marketing and similar undertakings and arrangements entered into in the ordinary course of business and (ii) other investments of less than $100,000,000).

  6.6. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Purchaser does not, and the consummation by the Purchaser of the transactions contemplated hereby will not, (i) conflict with or violate the certificate of incorporation or by-laws or equivalent organizational documents of (x) the Purchaser or (y) any Significant Subsidiary, (ii) subject to making the filings and obtaining the approvals identified in Section 6.6(b) hereof, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Purchaser or any Purchaser Subsidiary or by which any property or asset of the Purchaser or any Purchaser Subsidiary is bound or affected, or (iii) subject to making the filings and obtaining the approvals identified in Section 6.6(b) hereof, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under,

                                    A-1-14
or give to others any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Purchaser or any Purchaser Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Purchaser or any Purchaser Subsidiary is a party or by which the Purchaser or any Purchaser Subsidiary or any property or asset of the Purchaser or any Purchaser Subsidiary is bound or affected, except, in the case of clauses (i)(y), (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent the Purchaser from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Purchaser Material Adverse Effect.

  (b) The execution and delivery of this Agreement by the Purchaser does not, and the performance of this Agreement and the consummation of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except
(i) for (A) applicable requirements, if any, of the Exchange Act, the Securities Act, Blue Sky Laws and state takeover laws, (B) the pre-merger notification requirements of the HSR Act, (C) applicable approvals of the FCC pursuant to the Communications Act, (D) filing and recordation of appropriate merger and similar documents as required by New York law and Delaware law and
(E) applicable requirements, if any, of the Code and state, local and foreign tax laws, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent the Purchaser or Merger Sub from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Purchaser Material Adverse Effect.

  6.7. Compliance. Neither the Purchaser nor any Purchaser Subsidiary is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Purchaser or any Purchaser Subsidiary or by which any property or asset of the Purchaser or any Purchaser Subsidiary is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Purchaser or any Purchaser Subsidiary is a party or by which the Purchaser or any Purchaser Subsidiary or any property or asset of the Purchaser or any Purchaser Subsidiary is bound or affected, in each case except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Purchaser Material Adverse Effect. The Purchaser and its Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such item or to take any such action would have, individually or in the aggregate, a Purchaser Material Adverse Effect. The Purchaser and the Purchaser's Subsidiaries that are FCC licensees are financially qualified, and to the best of the Purchaser's knowledge, are otherwise qualified to be FCC licensees. The Purchaser is not aware of any facts or circumstances that might prevent or delay any necessary FCC approval of the transactions contemplated hereby.

  6.8. SEC Documents. (a) The Purchaser has filed all forms, reports and documents required to be filed by it with the SEC since September 30, 1992 (collectively, the "Purchaser Reports"). As of their respective dates, the Purchaser Reports, and any such reports, forms and other documents filed by the Purchaser with the SEC after the date of this Agreement (i) complied, or will comply, as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and (ii) did not, or will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representation in clause (ii) of the preceding sentence shall not apply to any misstatement or omission in any Purchaser Report filed prior to the date of this Agreement which was superseded by a subsequent Purchaser Report filed prior to the date of this Agreement. No Purchaser Subsidiary is required to file any report, form or other document with the SEC.

  (b) Each of the consolidated balance sheets included in or incorporated by reference into the Purchaser Reports (including the related notes and schedules) fairly presents the consolidated financial position of the

                                    A-1-15

Purchaser and the Purchaser Subsidiaries as of its date, and each of the consolidated statements of income, retained earnings and cash flows included in or incorporated by reference into the Purchaser Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of the Purchaser and the Purchaser Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Neither the Purchaser nor any of the Purchaser Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the Purchaser or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except for (i) liabilities and obligations that were reserved on or reflected in (including the notes to), the consolidated balance sheet of the Purchaser as of September 30, 1994 or March 31, 1995, (ii) liabilities arising in the ordinary course of business since March 31, 1995, (iii) liabilities or obligations which would not, individually or in the aggregate, have a Purchaser Material Adverse Effect and
(iv) payments required as a result of the Reorganization under the acceleration provisions of the terms of the Purchaser's employee benefit plans.

  6.9. Litigation. There are no actions, suits or proceedings pending against the Purchaser or the Purchaser Subsidiaries or, to the actual knowledge of the executive officers of the Purchaser, threatened against the Purchaser or the Purchaser Subsidiaries, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that are reasonably likely to have a Purchaser Material Adverse Effect.

  6.10. Absence of Certain Changes. Except as specifically contemplated by this Agreement, since December 31, 1994, there has not been (i) any Purchaser Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock (other than regular quarterly cash dividends including any increase thereof consistent with past practice); or (iii) any material change in its accounting principles, practices or methods.

  6.11. Taxes. (a) Each of the Purchaser and the Purchaser Subsidiaries has filed all material tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, and all tax returns and reports are complete and accurate in all respects, except to the extent that such failures to file, have extensions granted that remain in effect or be complete and accurate in all respects, as applicable, individually or in the aggregate, would not have a Purchaser Material Adverse Effect. The Purchaser and each of the Purchaser Subsidiaries has paid (or the Purchaser has paid on its behalf) all taxes shown as due on such tax returns and reports. The most recent financial statements contained in the Purchaser Reports reflect an adequate reserve for all taxes payable by the Purchaser and the Purchaser Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any taxes have been proposed, asserted or assessed against the Purchaser or any Purchaser Subsidiary that are not adequately reserved for, except for inadequately reserved taxes and inadequately reserved deficiencies that would not, individually or in the aggregate, have a Purchaser Material Adverse Effect. No requests for waivers of the time to assess any taxes against the Purchaser or any Purchaser Subsidiary have been granted or are pending, except for requests with respect to such taxes that have been adequately reserved for in the most recent financial statements contained in the Purchaser Reports, or, to the extent not adequately reserved, the assessment of which would not, individually or in the aggregate, have a Purchaser Material Adverse Effect.

  (b) Neither the Purchaser nor any Purchaser Subsidiary has taken any action or has any knowledge of any fact or circumstance that is reasonably likely to prevent the Purchaser Merger from qualifying as at least one of (i) a reorganization described in Section 368(a) of the Code or (ii) an exchange governed by Section 351 of the Code.

  6.12. Employee Benefit Plans. Except as described in the Purchaser Reports or as would not have a Purchaser Material Adverse Effect, (i) all employee benefit plans or programs maintained for the benefit of the current or former employees or directors of Purchaser or any Purchaser Subsidiary that are sponsored, maintained or contributed to by Purchaser or any Purchaser Subsidiary, or with respect to which Purchaser or any Purchaser

                                    A-1-16

Subsidiary has any liability, including without limitation any such plan that is an "employee benefit plan" as defined in Section 3(3) of ERISA, are in compliance with all applicable requirements of law, including ERISA and the Code, and (ii) neither Purchaser nor any Purchaser Subsidiary has any liabilities or obligations with respect to any such employee benefit plans or programs, whether accrued, contingent or otherwise, nor to the knowledge of the executive officers of Purchaser are any such liabilities or obligations expected to be incurred. Except as disclosed in the Purchaser Reports or pursuant to the Disney Salaried Savings and Investment Plan, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee.

  6.13. Labor Matters. There is no labor strike, labor dispute, work slowdown, stoppage or lockout actually pending, or to the knowledge of the executive officers of the Purchaser, threatened against or affecting the Purchaser or any Purchaser Subsidiary, except as would not, individually or in the aggregate, have a Purchaser Material Adverse Effect. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the executive offices of the Purchaser, threatened against the Purchaser or its Subsidiaries relating to their business, except for any such proceeding which would not have a Purchaser Material Adverse Effect.

  6.14. Opinion of Financial Advisor. The Purchaser has received the opinion of Bear, Stearns & Co. Inc. to the effect that, as of the date hereof, the Reorganization is fair to the holders of Purchaser Common Stock from a financial point of view.

  6.15. No Brokers. The Purchaser has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company or the Purchaser to pay any finder's fee, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby except that the Purchaser has retained Bear, Stearns & Co. Inc. and James D. Wolfensohn Incorporated as its financial advisors, the arrangements with which have been disclosed in writing to the Company prior to the date hereof. Other than the foregoing arrangements, the Company is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

                                   ARTICLE 7

                                   COVENANTS

  7.1. Alternative Proposals. Prior to the Effective Time, the Company agrees
(a) that neither it nor any of its Subsidiaries shall, nor shall it or any of its Subsidiaries permit their respective officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, and purchase of (i) all or any significant portion of the assets of the Company and its Subsidiaries taken as a whole, or of any Subsidiary of the Company which owns or operates any Station, (ii) 25% or more of the outstanding shares of Company Common Stock or (iii) 25% of the outstanding shares of the capital stock of any Subsidiary of the Company which owns or operates any Station (any such proposal or offer being hereinafter referred to as an "Alternative Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Alternative Proposal (excluding the Mergers contemplated by this Agreement), or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; and (b) that it will notify the Purchaser immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be

                                    A-1-17
initiated or continued with, it; provided, however, that nothing contained in this Section 7.1 shall prohibit the Board of Directors of the Company from (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide Alternative Proposal, if, and only to the extent that, (A) the Board of Directors of the Company, based upon the advice of outside counsel, determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Company provides written notice to the Purchaser to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, and (C) the Company keeps the Purchaser informed of the status and all material information with respect to any such discussions or negotiations; and (ii) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Alternative Proposal. Nothing in this Section 7.1 shall (x) permit the Company to terminate this Agreement (except as specifically provided in Article 9 hereof), (y) permit the Company to enter into any agreement with respect to an Alternative Proposal for as long as this Agreement remains in effect (it being agreed that for as long as this Agreement remains in effect, the Company shall not enter into any agreement with any person that provides for, or in any way facilitates, an Alternative Proposal (other than a confidentiality agreement in customary form)), or (z) affect any other obligation of the Company under this Agreement. Nothing contained in this Section 7.1 or any other provision of this Agreement shall prohibit the Company or any of its Subsidiaries from engaging in any discussions or providing any information or data, or entering into any agreement with any person to the extent the Company or any of its Subsidiaries is obligated to do so pursuant to the terms of any agreement relating to a Station as in effect on the date hereof; provided that nothing in this sentence shall be deemed to limit the Company's representation set forth in Section 5.6.

  7.2. Interim Operations. (a) Prior to the Effective Time, except as set forth in the Company Disclosure Letter or as contemplated by any other provision of this Agreement, unless the Purchaser has consented in writing thereto, the Company:

    (i) Shall, and shall cause each of its Significant Subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

    (ii) Shall use its reasonable efforts, and shall cause each of its Significant Subsidiaries to use its reasonable efforts, to preserve intact their business organizations and goodwill, keep available the services of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

    (iii) Shall not amend its Certificate of Incorporation or Bylaws or comparable governing instruments (other than Bylaw amendments which are not material to the Company or to the consummation of the transactions contemplated by this Agreement);

    (iv) Shall promptly notify the Purchaser of any breach of any representation or warranty contained herein or any Company Material Adverse Effect;

    (v) Shall promptly deliver to the Purchaser true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

    (vi) Shall not (x) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement, issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof, (y) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock (other than an aggregate of 75,000 options to acquire Company Common Stock pursuant to the terms existing on the date hereof of the Company's stock option plan) or grant, confer or award any bonuses or other forms of cash incentives to any officer, director or key employee except consistent with past practice or grant or confer any awards (other than those granted as of the date hereof) under the Incentive Compensation Plan of the Company (as amended through December 9, 1993), (z) increase any compensation under any employment agreement with any of its present or future officers, directors or employees, except for normal increases consistent with past practice, grant any severance or termination pay to, or enter into any employment or severance agreement with any officer or director or

                                    A-1-18
  amend any such agreement in any material respect other than severance arrangements which are consistent with past practice with respect to employees terminated by the Company, or (aa) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect;

    (vii) Shall not (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or other ownership interests (other than regular quarterly cash dividends not in excess of $.05 per share) or (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action;

    (viii) Shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of any of its assets (including capital stock of Subsidiaries) except in the ordinary course of business, or to acquire any business or assets, in each case for an amount exceeding $100,000,000;

    (ix) Shall not incur any material amount of indebtedness for borrowed money or make any loans, advances or capital contributions to, or investments (other than non-controlling investments in the ordinary course of business) in, any other person other than a wholly owned Company Subsidiary, or issue or sell any debt securities, other than borrowings under existing lines of credit in the ordinary course of business, in each case in an amount exceeding $100,000,000;

    (x) Shall not, except as previously approved by the Board of Directors of the Company and identified to the Purchaser prior to the date hereof, or except in the ordinary course of business, authorize or make capital expenditures in excess of $200,000,000 in the aggregate;

    (xi) Shall not mortgage or otherwise encumber or subject to any lien any properties or assets except as would not be reasonably likely to have a Company Material Adverse Effect;

    (xii) Shall not make any change to its accounting (including tax accounting) methods, principles or practices, except as may be required by generally accepted accounting principles and except, in the case of tax accounting methods, principles or practices, in the ordinary course of business of the Company or any of its Subsidiaries; and

    (xiii) shall not, nor shall it permit any of its Subsidiaries to, enter into any program production or distribution arrangements, including without limitation joint venture arrangements, with a term in excess of one year without consulting with the Purchaser prior thereto.

  (b) Prior to the Effective Time, except as set forth in the Purchaser Disclosure Letter or as contemplated by this Agreement, unless the Company has consented in writing thereto, the Purchaser:

    (i) shall not issue any shares of its capital stock at less than fair market value (other than pursuant to any Purchaser Stock Plans) or effect any stock split of its capital stock;

    (ii) shall not amend its Certificate of Incorporation (provided that the Purchaser may issue up to $100,000,000 of its preferred stock);

    (iii) shall promptly notify the Company of any breach of any representation or warranty contained herein or any Purchaser Material Adverse Effect;

    (iv) shall promptly deliver to the Company true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement; and

    (v) shall not declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or other ownership interests (other than regular quarterly cash dividends including any increases thereof consistent with past practice).

  7.3. Meetings of Stockholders. Each of the Purchaser and the Company will take all action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to convene a meeting of its stockholders as promptly as practicable to consider and vote upon (i) in the case of the Purchaser, the approval

                                    A-1-19
of this Agreement, the Purchaser Merger Agreement and the Purchaser Merger and
(ii) in the case of the Company, the approval of this Agreement and the Company Merger Agreement and the Company Merger. The Board of Directors of each of the Purchaser and the Company shall recommend such approval and the Purchaser and the Company shall each take all lawful action to solicit such approval, including, without limitation, timely mailing the Proxy Statement/Prospectus (as defined in Section 7.7); provided, however, that such recommendation or solicitation is subject to any action (including any withdrawal or change of its recommendation) taken by, or upon authority of, the Board of Directors of the Purchaser or the Company, as the case may be, in the exercise of its good faith judgment based upon the advice of outside counsel as to its fiduciary duties to its stockholder imposed by law.

  7.4. Filings, Other Action. Subject to the terms and conditions herein provided, the Company and the Purchaser shall: (a) promptly make their respective filings and thereafter make any other required submissions under the HSR Act and the Communications Act; (b) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; and (c) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. The parties hereto recognize and acknowledge that under applicable rules and regulations of the FCC, certain assets currently held by, or attributable to, the Purchaser, the Company or their officers or directors cannot be held by, or be attributable to, Holding Company or its officers and directors after the Effective Time, unless appropriate waivers of such rules and regulations are obtained. In no event shall the obtaining of permanent waivers with respect to assets of the Purchaser or its officers or directors be a condition to consummation of the Mergers. In no event shall a permanent waiver be sought without also seeking in the alternative to obtain a temporary waiver to allow the consummation of the Mergers including the divestiture of assets or other action required in order to obtain such waiver. If necessary in order to obtain the FCC's approval of the transactions contemplated hereby the Purchaser and the Company will divest any or all of such assets and take such other actions prior to consummation of the transactions contemplated hereby. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of the Purchaser and the Company shall take all such necessary action.

  7.5. Inspection of Records. From the date hereof to the Effective Time, each of the Company and the Purchaser shall, subject to any applicable rules and regulations of the FCC, (i) allow all designated officers, attorneys, accountants and other representatives of the other reasonable access at all reasonable times to the offices, records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of the Company and the Purchaser and their respective Subsidiaries, as the case may be, (ii) furnish to the other, the other's counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request and (iii) instruct the employees, counsel and financial advisors of the Company or the Purchaser, as the case may be, to cooperate with the other in the other's investigation of the business of it and its Subsidiaries.

  7.6. Publicity. The initial press release relating to this Agreement shall be a joint press release and thereafter the Company and the Purchaser shall, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

  7.7. Registration Statement. The Purchaser and the Company shall cooperate and promptly prepare and the Purchaser shall file with the SEC as soon as practicable a Registration Statement on Form S-4 (the "Form

                                    A-1-20

S-4") under the Securities Act, with respect to the Holding Company Common Stock issuable in the Mergers, a portion of which Registration Statement shall also serve as the joint proxy statement with respect to the meetings of the stockholders of the Company and of the Purchaser in connection with the Mergers (the "Proxy Statement/Prospectus"). The respective parties will cause the Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. The Purchaser shall use all reasonable efforts, and the Company will cooperate with the Purchaser, to have the Form S-4 declared effective by the SEC as promptly as practicable and to keep the Form S-4 effective as long as is necessary to consummate the Mergers. The Purchaser shall, as promptly as practicable, provide copies of any written comments received from the SEC with respect to the Form S-4 to the Company and advise the Company of any verbal comments with respect to the Form S-4 received from the SEC. The Purchaser shall use its best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. The Purchaser agrees that the Proxy Statement/Prospectus and each amendment or supplement thereto at the time of mailing thereof and at the time of the respective meetings of stockholders of the Company and the Purchaser, or, in the case of the Form S-4 and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the Purchaser in reliance upon and in conformity with written information concerning the Company furnished to the Purchaser by the Company specifically for use in the Proxy Statement/Prospectus. The Company agrees that the written information concerning the Company provided by it for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of stockholders of the Company and the Purchaser, or, in the case of written information concerning the Company provided by the Company for inclusion in the Form S-4 or any amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No amendment or supplement to the Proxy Statement/Prospectus will be made by the Purchaser or the Company without the approval of the other party. The Purchaser will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Purchaser Common Stock issuable in connection with the Mergers for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information.

  7.8. Listing Application. The Purchaser shall promptly cause Holding Company to prepare and submit to the NYSE and the Pacific Exchanges listing applications covering the shares of Holding Company Common Stock issuable in the Mergers, and shall use reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such Holding Company Common Stock, subject to official notice of issuance.

  7.9. Further Action. Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the Mergers.

  7.10. Affiliate Letters. At least 30 days prior to the Closing Date, the Company shall deliver to the Purchaser a list of names and addresses of those persons who were, in the Company's reasonable judgment, at the record date for its stockholders' meeting to approve the Mergers, "affiliates" (each such person, an "Affiliate") of the Company within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act. The Company shall use all reasonable efforts to deliver or cause to be delivered to the Purchaser, prior to the Closing Date, from each of the Affiliates of the Company identified in the foregoing list, an Affiliate Letter in the form attached hereto as Exhibit A. Holding Company shall be entitled to place legends as specified

                                    A-1-21
in such Affiliate Letters on the certificates evidencing any Holding Company Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Holding Company Common Stock, consistent with the terms of such Affiliate Letters.

  7.11. Expenses. Whether or not the Mergers are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses except as expressly provided herein and except that (a) the filing fee in connection with the HSR Act filing, (b) the filing fee in connection with the filing of the Form S-4 or Proxy Statement/Prospectus with the SEC (c) the filing fees in connection with necessary applications to the FCC and (d) the expenses incurred in connection with printing and mailing the Form S-4 and the Proxy Statement/Prospectus, shall be shared equally by the Company and the Purchaser.

  7.12. Insurance; Indemnity. (a) From and after the Effective Time, Holding Company shall indemnify, defend and hold harmless to the fullest extent that the Company would have been permitted under applicable law each person who is now, or has been at any time prior to the date hereof, an officer or director of the Company (individually, an "Indemnified Party" and collectively, the "Indemnified Parties"), against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such occurring at or prior to the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (an "Action"), (i) any Indemnified Party wishing to claim indemnification shall promptly notify Holding Company thereof, (ii) Holding Company shall pay the reasonable fees and expenses of counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to Holding Company, in advance of the final disposition of any such Action to the full extent permitted by applicable law, upon receipt of any undertaking required by applicable law, and (iii) the Holding Company will cooperate in the defense of any such matter; provided, however, that Holding Company shall not be liable for any settlement effected without its written consent and provided, further, that Holding Company shall not be obligated pursuant to this Section to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single Action except to the extent that, in the opinion of counsel for the Indemnified Parties, two or more of such Indemnified Parties have conflicting interests in the outcome of such action.

  (b) Holding Company shall cause the surviving corporation of the Company Merger to keep in effect provisions in its Certificate of Incorporation and Bylaws providing for exculpation of director and officer liability and its indemnification of the Indemnified Parties to the fullest extent permitted under the NYBCL, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' right of indemnification.

  (c) For a period of three years after the Effective Time, Holding Company shall cause to be maintained officers' and directors' liability insurance covering the Indemnified Parties who are currently covered, in their capacities as officers and directors, by the Company's existing officers' and directors' liability insurance policies on terms substantially no less advantageous to the Indemnified Parties than such existing insurance; provided, however, that Holding Company shall not be required in order to maintain or procure such coverage to pay an annual premium in excess of one and one-half times the current annual premium paid by the Company for its existing coverage (the "Cap") (which current annual premium the Company represents and warrants to be approximately $300,000); and provided, further, that if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the Cap, Holding Company shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Cap.

  (d) The provisions of this Section shall survive the consummation of the Mergers and expressly are intended to benefit each of the Indemnified Parties.

  7.13. Rights Agreements. Each of the Purchaser and the Company shall take all necessary action prior to the Effective Time to cause the dilution provisions of the Purchaser Rights Agreement and the Company Rights

                                    A-1-22

Agreement, respectively, to be inapplicable to the transactions contemplated by this Agreement, without any payment to holders of rights issued pursuant to such Rights Agreements.

  7.14. Takeover Statute. If any "fair price", "moratorium", "control share acquisition" or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby or the transactions contemplated by the Stock Agreement, the Company and the members of the Board of Directors of the Company shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby and the transactions contemplated by the Stock Agreement may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby and thereby.

  7.15. Conduct of Business by Holding Company and the Merger Subsidiaries Pending the Mergers. Prior to the Effective Time and subject to any applicable regulatory approvals, the Purchaser and the Company shall cause Holding Company and the Merger Subsidiaries to (a) perform their respective obligations hereunder and under this Agreement and the Merger Agreements in accordance with the terms hereof and thereof and take all other actions necessary or appropriate for the consummation of the transactions contemplated hereby and thereby, (b) not incur directly or indirectly any liabilities or obligations except those incurred in connection with the consummation of this Agreement and the Merger Agreements and the transactions contemplated hereby and thereby, (c) not engage directly or indirectly in any business or activities of any type or kind whatsoever and not enter into any agreements or arrangements with any person or entity, or be subject to or be bound by any obligation or undertaking which is not contemplated by this Agreement or the Merger Agreements and (d) not create, grant or suffer to exist any lien upon their respective properties or assets which would attach to any properties or assets of the Purchaser or the Company after the Effective Time.

  7.16. Employee Benefits. Purchaser will cause to remain in effect for the benefit of the Company's employees for a period of at least two years after the Effective Time all employee benefit plans of the Company and its Subsidiaries (including the Company's existing severance policies and programs but excluding stock and incentive compensation plans and those plans that are the subject of collective bargaining) in effect on the date of this Agreement and, with respect to employees who are subject to collective bargaining, all benefits shall be provided in accordance with the applicable collective bargaining agreement; provided, however, that no severance payments shall be required to be made to any employee of the Company or any Company Subsidiary who is not terminated by the Company or any Company Subsidiary. No amendment shall be made to any such plan that materially adversely affects the rights or interests of the plan participants or beneficiaries except to the extent required by applicable law or to maintain tax qualifications. In the event that any employee of the Company or its Subsidiaries is at any time after the Effective Time transferred to the Purchaser or any affiliate of Purchaser or becomes a participant in an employee benefit plan, program or arrangement maintained by or contributed by the Purchaser or its affiliates, Purchaser shall cause such plan, program or arrangement to treat the prior service of such employee with the Company or its Subsidiaries, to the extent such prior service is recognized under the comparable plan, program or arrangement of the Company, as service rendered to the Purchaser or its affiliates, as the case may be; provided, however, that in administering such plans, programs or arrangements of Purchaser or its affiliates, Purchaser may cause a reduction of benefits under any such plans, programs or arrangements to the extent necessary to avoid duplication of benefits with respect to the same covered matter or years of service.

  7.17. Conveyance Taxes. The Company and the Purchaser shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.

  7.18. Gains Tax. The Holding Company shall pay, without deduction or withholding from any amount payable to the holders of Company Common Stock, any New York State Tax on Gains Derived from Certain Real Property Transfers (the "Gains Tax"), New York State Real Estate Transfer Tax, New York City Real

                                    A-1-23

Property Transfer Tax and New York State Stock Transfer Tax (the "Transfer Taxes") and any similar taxes imposed by any other State of the United States (and any penalties and interest with respect to such taxes), which become payable in connection with the transactions contemplated by this Agreement, on behalf of the stockholders of the Company. The Company and the Purchaser shall cooperate in the preparation, execution and filing of any required returns with respect to such taxes (including returns on behalf of the stockholders of the Company) and in the determination of the portion of the consideration allocable to the real property of the Company and the Company Subsidiaries in New York State and City (or in any other jurisdiction, if applicable). The terms of the Proxy Statement/Prospectus shall provide that the stockholders of the Company shall be deemed to have agreed to be bound by the allocation established pursuant to this Section 7.18 in the preparation of any return with respect to the Gains Tax and the Transfer Taxes and any similar taxes, if applicable.

                                   ARTICLE 8

                                  CONDITIONS

  8.1. Conditions to Each Party's Obligation to Effect the Mergers. The respective obligation of each party to effect the Mergers shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

    (a) This Agreement and the transactions contemplated hereby shall have been approved in the manner required by applicable law or by the applicable regulations of any stock exchange or other regulatory body, as the case may be, by the holders of the issued and outstanding shares of capital stock of the Company and the Purchaser, respectively.

    (b) The waiting period applicable to the consummation of the Mergers under the HSR Act shall have expired or been terminated.

    (c) Neither of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

    (d) The Form S-4 shall have become effective and shall be effective at the Effective Time, and no stop order suspending effectiveness of the Form S-4 shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, or, to the knowledge of the Purchaser or the Company, threatened, and all necessary approvals under state securities laws relating to the issuance or trading of the Holding Company Common Stock to be issued to the Company stockholders in connection with the Mergers shall have been received.

    (e) All orders and approvals of the FCC required in connection with the consummation of the transactions contemplated hereby shall have been obtained or made, whether or not any appeal or request for reconsideration of such order is pending, or whether the time for filing any such appeal or request for reconsideration or for any sua sponte action by the FCC has expired.

    (f) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body (other than the FCC) required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Mergers and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business, results of operations or financial condition of the Purchaser and the Company (and their respective Subsidiaries), taken as a whole, following the Effective Time.

    (g) The Holding Company Common Stock to be issued to the Company stockholders in connection with the Mergers shall have been approved for listing on the NYSE, subject only to official notice of issuance.

                                    A-1-24

  8.2. Conditions to Obligation of Company to Effect the Mergers. The obligation of the Company to effect the Mergers shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

    (a) The Purchaser shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date, the representations and warranties of the Purchaser and Merger Sub contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date, except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, and the Company shall have received a certificate of the President or a Vice President of the Purchaser, dated the Closing Date, certifying to such effect.

    (b) The Company shall have received the opinion of Cravath, Swaine & Moore, special counsel to the Company, based upon reasonably requested representation letters and dated the Closing Date, to the effect that the Company Merger will be treated as a transfer of property to Holding Company by the holders of Company Common Stock governed by Section 351(a) or
  Section 351(b) of the Code.

    (c) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of the Purchaser and its Subsidiaries, taken as a whole, that would have or would be reasonably likely to have a Purchaser Material Adverse Effect.

    (d) The Holding Company shall have executed a Registration Rights Agreement substantially in the form attached hereto as Exhibit B.

  8.3. Conditions to Obligation of Purchaser to Effect the Mergers. The obligation of the Purchaser to effect the Mergers shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

    (a) The Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date, the representations and warranties of the Company contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date, except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, and the Purchaser shall have received a certificate of the President or a Vice President of the Company, dated the Closing Date, certifying to such effect.

    (b) The Purchaser shall have received the opinion of Dewey Ballantine, special counsel to the Purchaser, based upon reasonably requested representation letters and dated the Closing Date, to the effect that the Purchaser Merger will be treated as a reorganization described in Section 368(a) of the Code and/or as a transfer of property to Holding Company by holders of Purchaser Common Stock governed by Section 351 of the Code.

    (c) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of the Company and its Subsidiaries, taken as a whole, that would have or would be reasonably likely to have a Company Material Adverse Effect.

    (d) The Stock Agreement shall have remained in full force and effect through the Effective Time.

    (e) After the Effective Time, no person shall have any right under any stock option plan (or any option granted thereunder) or other plan, program or arrangement to acquire any equity securities of the Company.

                                    A-1-25

                                   ARTICLE 9

                                  TERMINATION

  9.1. Termination by Mutual Consent. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the stockholders of the Purchaser or the Company, by the mutual consent of the Purchaser and the Company.

  9.2. Termination by Either Purchaser or Company. This Agreement may be terminated and the Mergers may be abandoned by action of the Board of Directors of either the Purchaser or the Company if (a) the Mergers shall not have been consummated by October 1, 1996, or (b) the approval of the Company's stockholders required by Section 8.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment thereof, or (c) the approval of the Purchaser's stockholders required by Section 8.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment thereof, (d) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause (d) shall have used all reasonable efforts to remove such injunction, order or decree; and provided, in the case of a termination pursuant to clause (a) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Mergers by October 1, 1996 or (e) the FCC shall have issued an order or ruling or taken other action denying approval of the transactions contemplated by this Agreement, and such order, ruling or other action shall have become final and non-appealable.

  9.3. Termination by Company. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by the stockholders of the Company referred to in Section 8.1(a), by action of the Board of Directors of the Company, if (a) in the exercise of its good faith judgment as to fiduciary duties to its stockholders imposed by law, as advised by outside counsel, the Board of Directors of the Company determines that such termination is required by reason of an Alternative Proposal being made; provided that the Company shall notify the Purchaser promptly of its intention to terminate this Agreement or enter into a definitive agreement with respect to any Alternative Proposal, but in no event shall such notice be given less than 48 hours prior to the public announcement of the Company's termination of this Agreement; or (b) there has been a breach by the Purchaser of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a Purchaser Material Adverse Effect; or (c) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the Purchaser, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to the Purchaser; or (d) the Board of Directors of the Purchaser shall have withdrawn or modified in a manner materially adverse to the Company its approval or recommendation of this Agreement or the Mergers. Notwithstanding the foregoing, the Company's ability to terminate this Agreement pursuant to
Section 9.2 or this 9.3 is conditioned upon the prior payment by the Company of any amounts owed by it pursuant to Section 9.5(a)(i).

  9.4. Termination by Purchaser. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time, before or after the approval by the stockholders of the Purchaser referred to in Section 8.1(a), by action of the Board of Directors of the Purchaser, if (a) the Board of Directors of the Company shall have withdrawn or modified in a manner materially adverse to the Purchaser its approval or recommendation of this Agreement or the Mergers or shall have recommended an Alternative Proposal to the Company stockholders, or (b) there has been a breach by the Company of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a Company Material Adverse Effect, or (c) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the Company, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Purchaser to the Company.

                                    A-1-26

  9.5. Effect of Termination and Abandonment. (a) In the event that any person shall have made an Alternative Proposal for the Company and thereafter (i) this Agreement is terminated pursuant to Section 9.3(a) or Section 9.4 or (ii) this Agreement is terminated for any other reason (other than the breach of this Agreement by the Purchaser and other than pursuant to Section 9.2(c)) and, in the case of this clause (ii) only, a definitive agreement with respect to such Alternative Proposal is executed within one year after such termination, then the Company shall pay the Purchaser a fee of $400,000,000, which amount shall be payable by wire transfer of same day funds either on the date contemplated in the last sentence of Section 9.3 if applicable or, otherwise, within two business days after such amount becomes due. The Company acknowledges that the agreements contained in this Section 9.5(a) are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, the Purchaser would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 9.5(a), and, in order to obtain such payment, the Purchaser commences a suit which results in a judgment against the Company for the fee set forth in this Section 9.5(a), the Company shall pay to the Purchaser its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the rate of 12% per annum.

  (b) In the event of termination of this Agreement and the abandonment of the Mergers pursuant to this Article 9, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this
Section 9.5 and Section 7.11 and except for the provisions of Sections 10.3, 10.4, 10.6, 10.8, 10.9, 10.12, 10.13 and 10.14. Moreover, in the event of termination of this Agreement pursuant to Section 9.3 or 9.4, nothing herein shall prejudice the ability of the non-breaching party from seeking damages from any other party for any willful breach of this Agreement, including without limitation, attorneys' fees and the right to pursue any remedy at law or in equity.

  9.6. Extension, Waiver. At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE 10

                              GENERAL PROVISIONS

  10.1. Nonsurvival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall be deemed to the extent expressly provided herein to be conditions to the Mergers and shall not survive the Mergers, provided, however, that the agreements contained in
Article 4, Section 7.12, Section 7.16 and this Article 10 shall survive the Mergers and Section 9.5 shall survive termination.

  10.2. Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

If to the Purchaser:                      If to the Company:

The Walt Disney Company                          Capital Cities/ABC, Inc.
500 South Buena Vista Street                     77 West 66th Street
Burbank, CA 91521                                New York, NY 10023
Attention:                                       Attention:
  Sanford M. Litvack                               Alan N. Braverman
Telecopier No.:                                  Telecopier No.:
  (818) 563-4160                                   (212)456-6908


                                    A-1-27

With copies to:                           With copies to:

Dewey Ballantine                          Cravath, Swaine & Moore
1301 Avenue of the Americas               Worldwide Plaza
New York, NY 10019                        825 Eighth Avenue
Attention:                                New York, NY 10019
  Morton A. Pierce                        Attention:
  Mark R. Baker                             Samuel C. Butler
Telecopier No.:                           Telecopier No.:
  (212) 259-6333                            (212) 474-3700


or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

  10.3. Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of
Section 7.12 and Section 7.16, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

  10.4. Entire Agreement. This Agreement, the Exhibits, the Company Disclosure Letter, the Purchaser Disclosure Letter, the Confidentiality Agreement dated July 29, 1995, between the Company and the Purchaser and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

  10.5. Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after approval of matters presented in connection with the Mergers by the stockholders of the Company and the Purchaser, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

  10.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws, except that the provisions of Article 2 and Article 4 with respect to the Company Merger shall be governed by and construed in accordance with the laws of the State of New York.

  10.7. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

  10.8. Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

                                    A-1-28

  10.9. Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

  10.10. Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

  10.11. Incorporation of Exhibits. The Company Disclosure Letter, the Purchaser Disclosure Letter and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

  10.12. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

  10.13. Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity.

  10.14. Subsidiaries. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner. When a reference is made in this Agreement to Significant Subsidiaries, the words "Significant Subsidiaries" shall refer to Subsidiaries (as defined above) which constitute "significant subsidiaries" under Rule 405 promulgated by the SEC under the Securities Act.

                                    A-1-29

  IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

ATTEST:                                   THE WALT DISNEY COMPANY


By:      /s/ David K. Thompson            By:      /s/ Michael D. Eisner
  ------------------------------------       ----------------------------------
           DAVID K. THOMPSON                         MICHAEL D. EISNER
         SENIOR VICE PRESIDENT                     CHAIRMAN OF THE BOARD
       ASSISTANT GENERAL COUNSEL                AND CHIEF EXECUTIVE OFFICER


ATTEST:                                   CAPITAL CITIES/ABC, INC.


By:      /s/ Alan N. Braverman            By:      /s/ Thomas S. Murphy
  ------------------------------------       ----------------------------------
           ALAN N. BRAVERMAN                         THOMAS S. MURPHY
          VICE PRESIDENT AND                       CHAIRMAN OF THE BOARD
            GENERAL COUNSEL                     AND CHIEF EXECUTIVE OFFICER

                                    A-1-30

                                                                      EXHIBIT A
                                                              TO REORGANIZATION
                                                                      AGREEMENT

                           FORM OF AFFILIATE LETTER

The Walt Disney Company
500 South Buena Vista Street
Burbank, CA 91521

Ladies and Gentlemen:

  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Capital Cities/ABC, Inc., a New York corporation (the "Company"), as the term "affiliate" is (i) defined for purposes of paragraphs
(c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), or (ii) used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Amended and Restated Agreement and Plan of Reorganization dated as of July 31, 1995 (the "Agreement"), between The Walt Disney Company, a Delaware corporation (the "Purchaser") and the Company, the Company will be merged with and into Merger Sub B (as defined in the Agreement) (the "Merger").

  As a result of the Merger, I may receive shares of Common Stock, par value
$.    per share, of the Holding Company (as defined in the Agreement) (the
"Holding Company Securities") in exchange for shares owned by me of Common Stock, par value $.10 per share, of the Company.

  I represent, warrant and covenant to the Purchaser that in the event I receive any Holding Company Securities as a result of the Merger:

    A. I shall not make any sale, transfer or other disposition of the Holding Company Securities in violation of the Act or the Rules and Regulations.

    B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Purchaser Securities to the extent I felt necessary, with my counsel or counsel for the Company.

    C. I have been advised that the issuance of Holding Company Securities to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger was submitted for a vote of the stockholders of the Company, I may be deemed to have been an affiliate of the Company and the distribution by me of the Holding Company Securities has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Holding Company Securities issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to the Holding Company, or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

    D. I understand that, except as may be provided in any registration rights agreement entered into by the Holding Company and the undersigned, the Holding Company is under no obligation to register the sale, transfer or other disposition of the Holding Company Securities by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.


                                    A-1-31

    E. I also understand that stop transfer instructions will be given to the Holding Company's transfer agents with respect to the Holding Company Securities and that there will be placed on the certificates for the Holding Company Securities issued to me, or any substitutions therefor, a legend stating in substance:

  "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A
  TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED
           , BETWEEN THE REGISTERED HOLDER HEREOF AND
                       , A COPY OF WHICH AGREEMENT IS ON FILE AT THE
  PRINCIPAL OFFICES OF             ."

    F. I also understand that unless the transfer by me of my Holding Company Securities has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, the Holding Company reserves the right to put the following legend on the certificates issued to my transferee:

  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

  It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this Agreement. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) two years shall have elapsed from the date the undersigned acquired the Securities received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) three years shall have elapsed from the date the undersigned acquired the Holding Company Securities received in the Merger and the provisions of Rule 145(d)(3) are then available to the undersigned, or (iii) the Holding Company has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Holding Company, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

                                    A-1-32

  Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                          Very truly yours,

                                          -------------------------------------
                                          NAME:
Accepted this      day of
        , 199   by

THE WALT DISNEY COMPANY

By:
 ---------------------------------
 NAME:
 TITLE:

                                    A-1-33

                                                                   APPENDIX A-2
                                                     PURCHASER MERGER AGREEMENT

                         AGREEMENT AND PLAN OF MERGER

  AGREEMENT AND PLAN OF MERGER (the "Agreement and Plan of Merger"), dated as
of       , 1995, by and among DC Holdco, Inc., a Delaware corporation (the
"Holding Company"), The Walt Disney Company, a Delaware corporation (the "Purchaser"), and DCA Merger Corp., a Delaware corporation and a wholly-owned subsidiary of the Holding Company ("Merger Sub A"). The Purchaser and Merger Sub A are hereinafter sometimes collectively referred to as the "Constituent Corporations."

  This Agreement and Plan of Merger is being entered into pursuant to an Amended and Restated Agreement and Plan of Reorganization, dated as of July 31, 1995 (the "Reorganization Agreement"), by and between the Purchaser and Capital Cities/ABC, Inc., a New York corporation (the "Company"). The Reorganization Agreement provides for, among other things, the merger of Merger Sub A with and into the Purchaser and for the merger of DCB Merger Corp., a New York corporation and a wholly-owned subsidiary of the Holding Company, with and into the Company (the "Company Merger").

  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                                  THE MERGER

  Section 1.1. The Merger. In accordance with the provisions of this Agreement and Plan of Merger and the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined in Section 1.4 hereof), Merger Sub A shall be merged with and into the Purchaser (the "Purchaser Merger") and the separate corporate existence of Merger Sub A shall cease. The Purchaser shall be the surviving corporation in the Purchaser Merger (hereinafter sometimes referred to as the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. The name of the Surviving Corporation shall be "Disney Enterprises, Inc." The Purchaser Merger shall have the effects set forth in the DGCL.

  Section 1.2. Certificate of Incorporation and By-Laws. (a) The Certificate of Incorporation of the Purchaser shall be amended at the Effective Time to read in its entirety as set forth in Exhibit A.

  (b) The By-Laws of Merger Sub A immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation (the "By-Laws") immediately after the Effective Time.

  Section 1.3. Directors and Officers. (a) The directors of the Purchaser immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law.

  (b) The officers of the Purchaser immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law.

  Section 1.4. Effective Time; Conditions. Upon the later of (i) January 3, 1996 and (ii) the first business day following the day on which the last to be fulfilled or waived of the conditions set forth in Article 8 of the

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

Reorganization Agreement shall have been fulfilled or waived or at such other time as the Purchaser and the Company may agree, and provided that this Agreement and Plan of Merger is not terminated under Section 3.1 hereof, a certificate of merger complying with the DGCL shall be filed with the Secretary of State of the State of Delaware in accordance with the DGCL. The Purchaser Merger shall become effective at the time and date of the filing of the certificate of merger relating to the Purchaser Merger with the Secretary of State of Delaware or at such later time and date as provided for in such certificate of merger as may be permitted by the DGCL (such time and date is herein referred to as the "Effective Time").

                                  ARTICLE II

                             CONVERSION OF SHARES

  Section 2.1. Merger Sub A Common Stock. Each share of common stock, par value $.01 per share, of Merger Sub A (the "Merger Sub A Common Stock") outstanding immediately prior to the Effective Time shall, by virtue of the Purchaser Merger and without any further action by the holder thereof, be converted into and become one share of common stock, par value $.01 per share, of the Surviving Corporation (the "Surviving Corporation Common Stock"). Each certificate which immediately prior to the Effective Time represented outstanding shares of Merger Sub A Common Stock shall, on and after the Effective Time, be deemed for all purposes to represent the number of shares of Surviving Corporation Common Stock into which the shares of Merger Sub A Common Stock represented by such certificate shall have been converted pursuant to this Section 2.1.

  Section 2.2. Holding Company Capital Stock. At the earlier of the effective time of the Company Merger and the Effective Time, each share of the capital stock of the Holding Company issued and outstanding immediately prior to such time shall be converted into the right to receive in cash the fair market value thereof, as agreed upon by the Purchaser and the Holding Company.

  Section 2.3. Conversion of Purchaser Stock. (a) At the Effective Time, each share of common stock, par value $.025 per share, of the Purchaser (the "Purchaser Common Stock"), issued and outstanding at the Effective Time shall be converted into one share of common stock, $0.01 par value, of the Holding Company (the "Holding Company Common Stock"). Upon such conversion, all such shares of Purchaser Common Stock shall be cancelled and cease to exist, and each certificate theretofore representing any such shares shall, without any action on the part of the holder thereof, be deemed to represent an equivalent number of shares of Holding Company Common Stock.

  (b) At the Effective Time, each share of Purchaser Common Stock which is held in the treasury of the Purchaser immediately prior to the Effective Time shall, by virtue of the Purchaser Merger, cease to be outstanding and shall be cancelled and retired without payment of any consideration therefor.

                                  ARTICLE III

                           TERMINATION AND AMENDMENT

  Section 3.1. Termination. Notwithstanding the approval and adoption of this Agreement and Plan of Merger by the stockholders of the Constituent Corporations, this Agreement and Plan of Merger shall terminate forthwith in the event that the Reorganization Agreement shall be terminated as therein provided. In the event of the termination of this Agreement and Plan of Merger as provided above, this Agreement and Plan of Merger shall forthwith become void and there shall be no liability on the part of any of the parties hereto except as otherwise provided in the Reorganization Agreement.

  Section 3.2. Amendment. This Agreement and Plan of Merger shall not be amended other than pursuant to an amendment to the Reorganization Agreement approved in the manner therein provided. If any

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

such amendment to the Reorganization Agreement is so approved, any amendment to this Agreement and Plan of Merger required by such amendment to the Reorganization Agreement shall be effected by the parties hereto by action taken by their respective Boards of Directors.

                                  ARTICLE IV

                                 MISCELLANEOUS

  Section 4.1. Governing Law. This Agreement and Plan of Merger shall be governed by the laws of the State of Delaware.

  Section 4.2. Counterparts. This Agreement and Plan of Merger may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                     THE WALT DISNEY COMPANY,

                                     By: _________________________
                                       NAME:
                                       TITLE:

                                     DC HOLDCO, INC.,

                                     By: _________________________
                                       NAME:
                                       TITLE:

                                     DCA MERGER CORP.,

                                     By: _________________________
                                       NAME:
                                       TITLE:


                                     A-2-3

                                                                   APPENDIX A-3
                                                       COMPANY MERGER AGREEMENT

                         AGREEMENT AND PLAN OF MERGER

  AGREEMENT AND PLAN OF MERGER (the "Agreement and Plan of Merger"), dated as
of       , 1995, by and among DC Holdco, Inc., a Delaware corporation (the
"Holding Company"), Capital Cities/ABC, Inc., a New York corporation (the "Company") and DCB Merger Corp., a New York corporation and a wholly-owned subsidiary of the Holding Company ("Merger Sub B"). The Company and Merger Sub B are hereinafter sometimes collectively referred to as the "Constituent Corporations."

  This Agreement and Plan of Merger is being entered into pursuant to an Amended and Restated Agreement and Plan of Reorganization, dated as of July 31, 1995 (the "Reorganization Agreement") by and between the Company and The Walt Disney Company, a Delaware corporation (the "Purchaser"). The Reorganization Agreement provides for, among other things, the merger of Merger Sub B with and into the Company and for the merger of DCA Merger Corp., a Delaware corporation and a wholly-owned subsidiary of the Holding Company, with and into the Purchaser (the "Purchaser Merger"). All defined terms that are used herein which are not otherwise defined herein shall have the meaning ascribed to such term in the Reorganization Agreement.

  The number of outstanding shares of the common stock, par value $.10 per
share, of the Company (the "Company Common Stock") is     , all of which
shares are of one class and all of which shares are entitled to vote. The number of outstanding shares of the common stock, par value $.01 per share, of
Merger Sub B (the "Merger Sub B Common Stock") is     , all of which shares
are of one class and all of which shares are entitled to vote.

  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                                  THE MERGER

  Section 1.1. The Merger. In accordance with the provisions of this Agreement and Plan of Merger and the New York Business Corporation Law (the "NYBCL"), at the Effective Time (as defined in Section 1.4 hereof), Merger Sub B shall be merged with and into the Company (the "Company Merger") and the separate corporate existence of Merger Sub B shall cease. The Company shall be the surviving corporation in the Company Merger (hereinafter sometimes referred to as the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of New York. The name of the Surviving Corporation shall continue to be "Capital Cities/ABC, Inc." The Company Merger shall have the effects set forth in the NYBCL.

  Section 1.2. Certificate of Incorporation and By-Laws. (a) The Certificate of Incorporation of Merger Sub B as in effect immediately prior to the Effective Time (the "Certificate") shall be the Certificate of Incorporation of the Surviving Corporation immediately after the Effective Time.

  (b) The By-Laws of Merger Sub B as in effect immediately prior to the Effective Time (the "By-Laws") shall be the By-Laws of the Surviving Corporation immediately after the Effective Time.

  Section 1.3. Directors and Officers. (a) The directors of Merger Sub B immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law.

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

  (b) The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time until their successors are duly appointed or elected in accordance with applicable law.

  Section 1.4. Effective Time; Conditions. Upon the later of (i) January 3, 1996 and (ii) the first business day following the day on which the last to be fulfilled or waived of the conditions set forth in Article 8 of the Reorganization Agreement shall have been fulfilled or waived or at such other time as the Purchaser and the Company may agree, and provided that this Agreement and Plan of Merger is not terminated under Section 3.1 hereof, a certificate of merger complying with the NYBCL shall be filed with the Secretary of State of the State of New York in accordance with the NYBCL. The Company Merger shall become effective at the time and date of the filing of a certificate of merger by the Department of State of the State of New York or at such later time and date as provided for in such certificate of merger as may be permitted by the NYBCL (such time and date is herein referred to as the "Effective Time").

                                  ARTICLE II

                             CONVERSION OF SHARES

  Section 2.1. Merger Sub B Common Stock. Each share of Merger Sub B Common Stock outstanding immediately prior to the Effective Time shall, by virtue of the Company Merger and without any further action by the holder thereof, be converted into one share of common stock, par value $.01 per share, of the Surviving Corporation (the "Surviving Corporation Common Stock"). Each certificate which immediately prior to the Effective Time represented outstanding shares of Merger Sub B Common Stock shall, on and after the Effective Time, be deemed for all purposes to represent the number of shares of Surviving Corporation Common Stock into which the shares of Merger Sub B Common Stock represented by such certificate shall have been converted pursuant to this Section 2.1.

  Section 2.2 Holding Company Capital Stock. At the earlier of the effective time of the Purchaser Merger and the Effective Time, each share of the capital stock of the Holding Company issued and outstanding immediately prior to such time shall be converted into the right to receive in cash the fair market value thereof as agreed upon by the Purchaser and the Holding Company.

  Section 2.3. Conversion of Company Common Stock. (a) Except as otherwise provided in Section 2.5 and subject to Sections 2.3(c) and 2.3(d), at the Effective Time each issued and outstanding share of Company Common Stock at the election of the holder thereof shall be converted into one of the following (as adjusted pursuant to Section 2.5, the "Merger Consideration"):

    (i) for each such share of Company Common Stock with respect to which an election to receive a combination of Holding Company Common Stock and cash has been effectively made and not revoked or lost, pursuant to Sections 2.4(c), (d) and (e) (a "Standard Election"), the right to receive (x) one share of Holding Company Common Stock plus (y) an amount in cash equal to $65 (collectively, the "Standard Consideration");

    (ii) for each such share of Company Common Stock with respect to which an election to receive Holding Company Common Stock has been effectively made and not revoked or lost, pursuant to Sections 2.4(c), (d) and (e) (a "Stock Election"), the right to receive (x) one share of Holding Company Common Stock plus (y) a number of shares of Holding Company Common Stock equal to a fraction, the numerator of which is $65 and the denominator of which is the Purchaser Common Stock Price (collectively, the "Stock Consideration"). The "Purchaser Common Stock Price" means an amount equal to the average of the closing sales prices of Purchaser Common Stock on the New York Stock Exchange Composite Tape on each of the ten consecutive trading days immediately preceding the second trading day prior to the Effective Time of the Purchaser Merger; or

                                     A-3-2

    (iii) for each such share of Company Common Stock (other than shares as to which a Standard Election or a Stock Election was made), the right to receive in cash, without interest, an amount equal to $65 plus the Purchaser Common Stock Price (collectively, the "Cash Consideration").

  (b) As a result of the Company Merger and without any action on the part of the holder thereof, at the Effective Time all shares of Company Common Stock shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive, without interest, the Merger Consideration and cash for fractional shares of Holding Company Common Stock in accordance with Sections 2.6(c) upon the surrender of a certificate representing such shares of Company Common Stock (a "Company Certificate").

  (c) Notwithstanding anything contained in this Section 2.3 to the contrary, each share of Company Common Stock issued and held in the Company's treasury immediately prior to the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be cancelled and retired without payment of any consideration therefor.

  (d) Notwithstanding anything in this Section 2.3 to the contrary, shares of Company Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by shareholders who have not voted such shares in favor of the Company Merger and who shall have properly exercised their rights of appraisal for such shares in the manner provided by the NYBCL (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Merger Consideration, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment, as the case may be. If such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, his shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon.

  Section 2.4 Company Common Stock Elections. (a) Each person who, at the Effective Time, is a record holder of shares of Company Common Stock (other than holders of shares of Company Common Stock to be cancelled as set forth in
Section 2.3(c) or Dissenting Shares) shall have the right to submit an Election Form (as defined in Section 2.4(c)) specifying the number of shares of Company Common Stock that such person desires to have converted into the right to receive Holding Company Common Stock and cash pursuant to a Standard Election, the number of shares of Company Common Stock that such person desires to have converted into the right to receive Holding Company Common Stock pursuant to a Stock Election, and the number of shares of Company Common Stock that such person desires to have converted into the right to receive the Cash Consideration (a "Cash Election").

  (b) Promptly after the Allocation Determination (as defined in Section 2.4(d)), (i) the Holding Company shall deposit (or cause to be deposited) with a bank or trust company to be designated by the Purchaser and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, cash in the amount sufficient to pay the aggregate cash portion of the Merger Consideration and (ii) the Holding Company shall deposit (or cause to be deposited) with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, certificates representing the shares of Holding Company Common Stock ("Holding Company Certificates") for exchange in accordance with this Article II (the cash and shares deposited pursuant to clauses (i) and (ii) being hereinafter referred to as the "Exchange Fund"). Holding Company Common Stock into which Company Common Stock shall be converted pursuant to the transactions contemplated hereby shall be deemed to have been issued at the Effective Time.

  (c) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of Company Common Stock immediately prior to the Effective Time (excluding any shares of Company Common Stock which will be cancelled pursuant to Section 2.3(c) or Dissenting Shares) (A) a letter of transmittal (the "Company Letter of Transmittal") (which shall specify that delivery shall be effected, and

                                     A-3-3
risk of loss and title to the Company Certificates shall pass, only upon delivery of the such Company Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Purchaser shall specify),
(B) instructions for use in effecting the surrender of the Company Certificates in exchange for the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby, and (C) an election form (the "Election Form") providing for such holders to make the Standard Election, the Cash Election or the Stock Election. As of the Election Deadline (as hereinafter defined) all holders of Company Common Stock immediately prior to the Effective Time that shall not have submitted to the Exchange Agent an effective, properly completed Election Form shall be deemed to have made a Cash Election.

  (d) Any Standard Election, Cash Election (other than a deemed Cash Election), or Stock Election shall have been validly made only if the Exchange Agent shall have received by 5:00 p.m. New York, New York time on a date (the "Election Deadline") to be mutually agreed upon by the Purchaser and the Company (which date shall not be later than the twentieth business day after the Effective Time), an Election Form properly completed and executed (with the signature or signatures thereof guaranteed to the extent required by the Election Form) by such holder accompanied by such holder's Company Certificates, or by an appropriate guarantee of delivery of such Company Certificates from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States as set forth in such Election Form. Any holder of Company Common Stock who has made an election by submitting an Election Form to the Exchange Agent may at any time prior to the Election Deadline change such holder's election by submitting a revised Election Form, properly completed and signed that is received by the Exchange Agent prior to the Election Deadline. Any holder of Company Common Stock may at any time prior to the Election Deadline revoke his election and withdraw his Company Certificates deposited with the Exchange Agent by written notice to the Exchange Agent received by the close of business on the day prior to the Election Deadline. As soon as practicable after the determination by the Purchaser regarding an increase in the Maximum Cash Amount pursuant to Section 2.5(b) hereof, the Exchange Agent shall determine the allocation of the cash portion of the Merger Consideration and the stock portion of the Merger Consideration and shall notify the Holding Company of its determination (the "Allocation Determination").

  (e) Upon surrender of a Company Certificate for cancellation to the Exchange Agent, together with the Company Letter of Transmittal, duly executed, and such other documents as the Purchaser or the Exchange Agent shall reasonably request, the holder of such Company Certificate shall be entitled to receive promptly after the Election Deadline in exchange therefor (A) a certified or bank cashier's check in the amount equal to the cash, if any, which such holder has the right to receive pursuant to the provisions of this Article II (including any cash in lieu of fractional shares of Holding Company Common Stock pursuant to Section 2.6(c)), and (B) a Holding Company Certificate representing that number of shares of Holding Company Common Stock, if any, which such holder has the right to receive pursuant to this Article II, and the Company Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 2.4, each Company Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.

  (f) The Purchaser shall have the right to make rules, not inconsistent with the terms of this Agreement and Plan of Merger and the Reorganization Agreement, governing the validity of the Election Forms, the manner and extent to which Standard Elections, Cash Elections, or Stock Elections are to be taken into account in making the determinations prescribed by Section 2.5, the issuance and delivery of certificates for Holding Company Common Stock into which shares of Company Common Stock are converted in the Company Merger, and the payment of cash for shares of Company Common Stock converted into the right to receive cash in the Company Merger.

  Section 2.5 Proration. (a) As is more fully set forth below, the maximum number of shares of Holding Company Common Stock to be issued to holders of Company Common Stock shall not exceed the number of Outstanding Company Shares. "Outstanding Company Shares" shall mean those shares of Company Common

                                     A-3-4

Stock outstanding immediately prior to the Effective Time minus (x) shares of Company Common Stock which will be cancelled pursuant to Section 2.3(c) and
(y) Dissenting Shares (as long as such remain Dissenting Shares).

  (b) As is more fully set forth below, the aggregate amount of cash to be paid to holders of Outstanding Company Shares (the "Maximum Cash Amount") shall not exceed the product of (x) $65 and (y) the number of Outstanding Company Shares; provided, however, that the Purchaser shall have the right, in its sole discretion, to increase the Maximum Cash Amount at any time within five (5) business days after the Election Deadline.

  (c) In the event that the aggregate number of shares of Holding Company Common Stock represented by the Stock Elections received by the Exchange Agent (the "Requested Stock Amount") exceeds an amount equal to the number of Outstanding Company Shares minus the aggregate number of Outstanding Company Shares with respect to which effective Standard Elections have been received by the Exchange Agent (such difference, the "Stock Cap"), each holder making a Stock Election shall receive, for each share of Company Common Stock for which a Stock Election has been made, (x) a number of shares of Holding Company Common Stock equal to the product of the Stock Consideration and the Stock Proration Factor (as defined below) (such product, the "Prorated Stock Amount") and (y) cash in an amount equal to the product of (A) the Stock Consideration minus the Prorated Stock Amount and (B) the Purchaser Common Stock Price. The "Stock Proration Factor" shall be a fraction, the numerator of which is the Stock Cap and the denominator of which is the Requested Stock Amount.

  (d) In the event that the aggregate amount of cash represented by the Cash Elections received by the Exchange Agent (the "Requested Cash Amount") exceeds the Maximum Cash Amount (as such amount may have been increased at the Purchaser's sole discretion pursuant to Section 2.5(b)) minus the aggregate amount of cash represented by the Standard Elections that have been received by the Exchange Agent (such difference, the "Cash Cap"), each holder making a Cash Election (and each holder who is deemed to have made a Cash Election pursuant to Section 2.4(c)) shall receive, for each share of Company Common Stock for which a Cash Election has been made, (x) cash in an amount equal to the product of the Cash Consideration and a fraction, the numerator of which is the Cash Cap and the denominator or which is the Requested Cash Amount (such product, the "Prorated Cash Amount") and (y) a number of shares of Holding Company Common Stock equal to a fraction, the numerator of which is equal to the Cash Consideration minus the Prorated Cash Amount and the denominator of which is the Purchaser Common Stock Price.

  Section 2.6 Dividends, Fractional Shares, Etc. (a) Notwithstanding any other provisions of this Agreement and Plan of Merger and the Reorganization Agreement, no dividends or other distributions declared after the Effective Time on Holding Company Common Stock shall be paid with respect to any shares of Company Common Stock represented by a Company Certificate, until such Company Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Company Certificate, there shall be paid to the holder of the Holding Company Certificates issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Holding Company Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Holding Company Common Stock, less the amount of any withholding taxes which may be required thereon.

  (b) At or after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing any such shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for certificates for the consideration, if any, deliverable in respect thereof pursuant to this Agreement and Plan of Merger and the Reorganization Agreement in accordance with the procedures set forth in this Article II. Company Certificates surrendered for exchange by any person constituting

                                     A-3-5
an "affiliate" of the Company for purposes of Rule 145(c) under the Securities Act of 1933, as amended, shall not be exchanged until the Purchaser has received a written agreement from such person pursuant to Section 7.10 of the Reorganization Agreement.

  (c) No fractional shares of Holding Company Common Stock shall be issued pursuant hereto. In lieu of the issuance of any fractional share of Holding Company Common Stock pursuant to Section 2.3(a), cash adjustments will be paid to holders in respect of any fractional share of Holding Company Common Stock that would otherwise be issuable, and the amount of such cash adjustment shall be equal to the product of such fractional amount and the Purchaser Common Stock Price.

  (d) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any shares of Holding Company Common Stock) that remains unclaimed by the former stockholders of the Company six months after the Effective Time shall be delivered to the Holding Company. Any former shareholders of the Company who have not theretofore complied with this
Article II shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration, cash in lieu of fractional shares and unpaid dividends and distributions on the Holding Company Common Stock deliverable in respect of each share of Company Common Stock such stockholder holds as determined pursuant to this Agreement and Plan of Merger and the Reorganization Agreement, in each case, without any interest thereon.

  (e) None of the Purchaser, the Company, the Holding Company, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

  (f) In the event that any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed and, if required by the Holding Company, the posting by such person of a bond in such reasonable amount as the Holding Company may direct as indemnity against any claim that may be made against it with respect to such Company Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Company Certificate the Merger Consideration, cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Holding Company Common Stock as provided in Section 2.6(a), deliverable in respect thereof pursuant to this Agreement and Plan of Merger Agreement and the Reorganization Agreement.

                                  ARTICLE III

                           AMENDMENT AND TERMINATION

  Section 3.1. Termination. Notwithstanding the approval and adoption of this Agreement and Plan of Merger by the shareholders of the Constituent Corporations, this Agreement and Plan of Merger shall terminate forthwith in the event that the Reorganization Agreement shall be terminated as therein provided. In the event of the termination of this Agreement and Plan of Merger as provided above, this Agreement and Plan of Merger shall forthwith become void and there shall be no liability on the part of any of the parties hereto except as otherwise provided in the Reorganization Agreement.

  Section 3.2. Amendment. This Agreement and Plan of Merger shall not be amended other than pursuant to an amendment to the Reorganization Agreement approved in the manner therein provided. If any such amendment to the Reorganization Agreement is so approved, any amendment to this Agreement and Plan of Merger required by such amendment to the Reorganization Agreement shall be effected by the parties hereto by action taken by their respective Boards of Directors.

                                     A-3-6

                                  ARTICLE IV

                                 MISCELLANEOUS

  Section 4.1. Governing Law. This Agreement and Plan of Merger shall be governed by the laws of the State of New York.

  Section 4.2. Counterparts. This Agreement and Plan of Merger may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          CAPITAL CITIES/ABC, INC.,

                                          By: _________________________________
                                            NAME:
                                            TITLE:

                                          DC HOLDCO, INC.,

                                          By: _________________________________
                                            NAME:
                                            TITLE:

                                          DCB MERGER CORP.,

                                          By: _________________________________
                                            NAME:
                                            TITLE:

                                     A-3-7

                                                                   APPENDIX B-1

                            THE WALT DISNEY COMPANY

                           1995 STOCK INCENTIVE PLAN

1. PURPOSES.

  The purposes of the 1995 Stock Incentive Plan (the "Plan") are to provide long-term incentives and rewards to employees of The Walt Disney Company ("Disney") and its Affiliates (as defined below) to assist Disney in attracting and retaining employees with experience and/or ability on a basis competitive with industry practices and to associate the interests of such employees with those of Disney's stockholders.

2. EFFECTIVE DATE.

  The Plan is effective as of the date it is adopted by the Board of Directors of Disney, subject to the approval of the Plan by the holders of at least a majority of the outstanding shares of Disney common stock present, or represented, and entitled to vote at the 1996 Special Meeting of Stockholders. Awards may be made under the Plan on and after its effective date subject to stockholder approval of the Plan as provided above. In the event such approval of the stockholders is not obtained, all awards granted under the Plan shall be null and void.

3. ADMINISTRATION OF THE PLAN.

  The Plan shall be administered by the Compensation Committee of the Board of Directors of Disney, or such other committee of the Board as may be directed by the Board (any such committee shall hereinafter be referred to as the "Committee"), and the Committee shall be so constituted as to permit the Plan to comply with the disinterested administration requirements under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the "outside director" requirement of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Members of the Committee shall serve at the pleasure of the Board of Directors of Disney.

  The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include exclusive authority (within the limitations described herein) to select the employees to be granted awards under the Plan, to determine the type, size and terms of awards to be made to each employee selected, to determine the time when awards will be granted, when they will vest, when they may be exercised and when they will be paid, to amend awards previously granted and to establish objectives and conditions, if any, for earning awards and whether awards will be paid after the end of the award period. The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable and to interpret same. The Committee's interpretation of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including Disney, its Affiliates, stockholders, any participants in the Plan and any other employee of Disney or any of its Affiliates.

  All employees of Disney and all employees of Disney's Affiliates shall be eligible to participate in the Plan. The Committee, in its sole discretion, shall from time to time designate from among the eligible employees those individuals who are to receive awards under and thereby become participants in the Plan. For purposes of the Plan, "Affiliate" shall mean any entity, as may from time to time be designated by the Committee, that is a subsidiary corporation of Disney (within the meaning of Section 424 of the Code), and each other entity directly or indirectly controlling or controlled by or under common control with Disney. For purposes of this definition, "control" means the power to direct the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meaning correlative to the foregoing.

                                     B-1-1

4. AWARDS.

  (a) Types. Awards under the Plan shall be made with reference to shares of Disney common stock and may include, but need not be limited to, stock options (including nonqualified stock options and incentive stock options qualifying under Section 422 of the Code), stock appreciation rights (including free-standing, tandem and limited stock appreciation rights), warrants, dividend equivalents, stock awards, restricted stock, phantom stock, performance shares or other securities or rights that the Committee determines to be consistent with the objectives and limitations of the Plan. The Committee may provide for the issuance of shares of Disney common stock as a stock award for no consideration other than services rendered or, to the extent permitted by applicable state law, to be rendered. In the event of an award under which shares of Disney common stock are or may in the future be issued for any other type of consideration, the amount of such consideration shall (i) be equal or greater than to the amount (such as the par value of such shares) required to be received by Disney in order to assure compliance with applicable state law and (ii) to the extent necessary to comply with Rule 16b-3 of the Exchange Act, be equal to or greater than 50% of the fair market value of such shares on the date of grant of such award. The Committee may make any other type of award which it shall determine is consistent with the objectives and limitations of the Plan.

  (b) Performance Goals. The Committee may, but need not, establish performance goals to be achieved within such performance periods as may be selected by it in its sole discretion, using such measures of the performance of Disney and/or its Affiliates as it may select.

  (c) Rules and Policies. The Committee may adopt from time to time written rules and policies implementing the Plan. Such rules and policies may include, but need not be limited to, the type, size and term of awards to be made to participants and the conditions for the exercise or payment of such awards. Rules relating to stock options and free-standing and tandem stock appreciation rights (as distinguished from all other awards, including, without limitation, warrants), attached hereto as Exhibit A, have been approved by the Committee, subject to the approval of the Disney stockholders. The rules set forth in Exhibit A may be amended by the Committee in accordance with the provisions and subject to the limitations set forth in Section 10 of the Plan. The Committee shall determine, in its sole discretion, the extent to which rules and policies that it may adopt in the future shall be subject to the approval of the Disney stockholders and/or limitations on the Committee's authority to amend such rules or policies.

  (d) Maximum Awards. An employee may be granted multiple awards under the Plan. The maximum number of shares of Disney common stock subject to awards of stock options, warrants and stock appreciation rights under the Plan, both individually and in the aggregate with respect to each such type of award, that may be granted during any period of five consecutive calendar years to any one individual shall be limited to 10,000,000. To the extent required by
Section 162(m) of the Code, awards subject to the foregoing limit that are cancelled or repriced shall not again be available for award under this limit. With respect to awards of stock, restricted stock, phantom stock, performance shares or other forms of award conveying a similar economic benefit (but excluding options, warrants and stock appreciation rights), the maximum number of shares of Disney common stock that may be awarded during any period of five consecutive calendar years to any one individual shall be 2,000,000, and the maximum number of shares of that may be awarded to all participants under the Plan shall be 10,000,000, in each such case on an individual and aggregate basis with respect to each of such types of award.

5. SHARES OF STOCK SUBJECT TO THE PLAN.

  The shares that may be delivered or purchased or used for reference purposes under the Plan shall not exceed an aggregate of 65,000,000 shares of Disney common stock. Any shares subject to an award which for any reason expires or is terminated unexercised as to such shares shall again be available for issuance under the Plan.

                                     B-1-2

6. PAYMENT OF AWARDS.

  The Committee shall determine the extent to which awards shall be payable in cash, shares of Disney common stock or any combination thereof. The Committee may determine that all or a portion of a payment to a participant under the Plan, whether it is to be made in cash, shares of Disney common stock or a combination thereof shall be deferred. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion.

7. VESTING.

  The Committee may determine that all or a portion of a payment to a participant under the Plan, whether it is to be made in cash, shares of Disney common stock or a combination thereof, shall be vested at such times and upon such terms as may be selected by it in its sole discretion.

8. DILUTION AND OTHER ADJUSTMENT.

  In the event of any change in the outstanding shares of Disney common stock by reason of any split, stock dividend, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change, such equitable adjustments shall be made in the Plan and the awards thereunder as the Committee determines are necessary or appropriate, including, if necessary, any adjustments in the number, kind or character of shares that may be subject to existing or future awards under the Plan (including by substitution of shares of another corporation including, without limitation, any successor of Disney), adjustments in the exercise, purchase or base price of an outstanding award and any adjustments in the maximum numbers of shares referred to in Section 4 or Section 5 of the Plan. All such adjustments shall be conclusive and binding for all purposes of the Plan.

9. MISCELLANEOUS PROVISIONS.

  (a) Rights as Stockholder. A participant under the Plan shall have no rights as a holder of Disney common stock with respect to awards hereunder, unless and until certificates for shares of such stock are issued to the participant.

  (b) Assignment or Transfer. No award under this Plan shall be transferrable by the participant or shall be subject in any manner to alienation, sale, transfer, assignment, pledge, encumbrance or charge (other than by or to Disney), except (i) by will or the laws of descent and distribution (with all references herein to the rights or duties of holders or participants to be deemed to include such beneficiaries or legal representatives of the holder or participant unless the context otherwise expressly requires); or (ii) subject to the prior approval of the Committee, for transfers to members of the participant's immediate family, charitable institutions, trusts whose beneficiaries are members of the participant's immediate family and/or charitable institutions, or to such other persons or entities as may be approved by the Committee, in each case subject to the condition that the Committee be satisfied that such transfer is being made for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration) being received therefor. Except as provided above, during the lifetime of a participant, awards hereunder are exercisable only by, and payable only to, the participant. Notwithstanding anything to the contrary contained herein, until the expiration of the phase-in period under new Rule 16b-3 under the Exchange Act (as generally effective May 1, 1991, and amendments thereto), any derivative security the grant of which is intended to be exempt from Section 16(b) under the Exchange Act shall not be transferable or exercisable other than as permitted by former Rule 16b-3(d)(1)(ii) under the Exchange Act.

  (c) Agreements. All awards granted under the Plan shall be evidenced by agreements in such form and containing such terms and conditions (not inconsistent with the Plan) as the Committee shall adopt.

  (d) Compliance with Legal Regulations. During the term of the Plan and the term of any awards granted under the Plan, Disney will at all times reserve and keep available such number of shares as may be issuable

                                     B-1-3
under the Plan, and will seek to obtain from any regulatory body having jurisdiction, any requisite authority required in the opinion of counsel for Disney in order to grant shares of Disney common stock, or options to purchase such stock or other awards hereunder, and transfer, issue or sell such number of shares of common stock as shall be sufficient to satisfy the requirements of any options or other awards. If in the opinion of counsel for Disney the transfer, issue or sale of any shares of its stock under the Plan shall not be lawful for any reason, including the inability of Disney to obtain from any regulatory body having jurisdiction authority deemed by such counsel to be necessary to such transfer, issuance or sale, Disney shall not be obligated to transfer, issue or sell any such shares. In any event, Disney shall not be obligated to transfer, issue or sell any shares to any participant unless a registration statement which complies with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), is in effect at the time with respect to such shares or other appropriate action has been taken under and pursuant to the terms and provisions of the Securities Act and any other applicable securities laws, or Disney receives evidence satisfactory to the Committee that the transfer, issuance or sale of such shares, in the absence of an effective registration statement or other appropriate action, would not constitute a violation of the terms and provisions of the Securities Act. Disney's obligation to issue shares upon the exercise of any award granted under the Plan shall in any case be subject to Disney being satisfied that the shares purchased are being purchased for investment and not with a view to the distribution thereof, if at the time of such exercise a resale of such shares would otherwise violate the Securities Act in the absence of an effective registration statement relating to such shares.

  (e) Withholding Taxes. Disney shall have the right to deduct from all awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such awards and, with respect to awards paid in stock, to require the payment (through withholding from the participant's salary or otherwise) of any such taxes. The obligation of Disney to make delivery of awards in cash or Disney common stock shall be subject to currency or other restrictions imposed by any government.

  (f) No Rights to Award. No employee or other person shall have any right to be granted an award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of Disney or any of its subsidiaries or shall interfere with or restrict in any way the rights of Disney or any of its subsidiaries, which are hereby reserved, to discharge the employee at any time for any reason whatsoever, with or without good cause.

  (g) Costs and Expenses. The costs and expenses of administering the Plan shall be borne by Disney and not charged to any award nor to any employee receiving an award.

  (h) Funding of Plan. The Plan shall be unfunded. Disney shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under the Plan.

10. AMENDMENTS AND TERMINATION.

  (a) Amendments. The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any awards theretofore made under the Plan.

  Unless the holders of at least a majority of the outstanding shares of Disney common stock present, or represented, and entitled to vote at a meeting of stockholders shall have first approved thereof, no amendment of the Plan shall be effective which would (i) increase the maximum number of shares referred to in section 5 of the Plan or the maximum awards that may be granted pursuant to section 4(d) of the Plan to any one individual or (ii) extend the maximum period during which awards may be granted under the Plan. For purposes of this section 10 (a), any (A) cancellation and reissuance or (B) repricing of any awards made under the Plan at a new option price as provided in Exhibit A hereto shall not constitute an amendment of this Plan.

  With the consent of the employee adversely affected, the Committee may amend outstanding agreements evidencing awards under the Plan in a manner not inconsistent with the terms of the Plan.


                                     B-1-4

  (b) Termination. Unless the Plan shall theretofore have been terminated as above provided, the Plan (but not the awards theretofore granted under the Plan) shall terminate on and no awards shall be granted after November 1, 2005.

11. GOVERNING LAW.

  The validity and construction of the Plan and any agreements entered into thereunder shall be governed by the laws of the State of Delaware.

                                     B-1-5

                                                                      EXHIBIT A

                            THE WALT DISNEY COMPANY

                           1995 STOCK INCENTIVE PLAN

         RULES RELATING TO STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

  Pursuant to section 3 of the Plan and authority granted by the Board of Directors of Disney as of November 1, 1995, and subject to the approval of the Plan (including this Exhibit A) by the holders of at least a majority of the outstanding shares of Disney common stock present, or represented, and entitled to vote at the 1996 Special Meeting of Stockholders, the Committee herein sets forth rules under which stock options and stock appreciation rights may be granted to employees of Disney or its Affiliates under the Plan. All such grants are subject to the terms and provisions of the Plan. Defined terms used herein and not otherwise defined shall have the meanings set forth in the Plan.

1. AWARD OF OPTIONS.

  Subject to the provisions of the Plan, the Committee may from time to time, in its sole discretion, award to participants in the Plan stock options to purchase shares of common stock of Disney. In connection therewith, the Committee shall have full and final authority, inter alia, in its discretion, subject to the provisions of the Plan, (a) to determine the participants to whom options are to be awarded, (b) in the case of each option awarded, to determine whether the same shall be an incentive stock option pursuant to
Section 422 of the Code (an "incentive stock option"), or an option which does not qualify under such Section 422 (a "non-qualified option"), (c) to determine the number of shares subject to each option, (d) to determine the time or times at which options will be awarded, (e) to determine the option price of the shares subject to each option, which price shall not be less than the minimum specified in section 2 hereof, (f) to determine the time or times when each option becomes exercisable and to determine the duration of the exercise period and (g) to prescribe the form or forms of the instruments evidencing any options awarded under the Plan and the manner in which, and the form of consideration for which, the option price should be paid.

2. OPTION PRICE.

  The option price shall be determined by the Committee at the time any option is awarded and shall not be less than 100% of the fair market value of the common stock of Disney on the date on which the option is granted or the Stock Option Agreement (as described in section 9 hereof) is amended pursuant to section 10 hereof. Subject to certain limitations that may be imposed by the Committee to comply with the requirements for exemption under Rule 16b-3 of the Exchange Act or any other applicable rule, regulation or guideline, the option price shall be paid in cash (whether or not such cash is loaned by Disney to the participant for such purpose) or by the surrender, at the fair market value on the date on which the option is exercised, of shares of common stock of Disney, or by any combination of cash and such shares. The purchase price for shares being purchased upon exercise of non-qualified options may also be paid in any other manner approved by the Committee, including, without limitation, by delivery to Disney of (a) a cash amount which shall not be less than the par value of the common stock of Disney multiplied by the number of shares being purchased and (b) a binding, joint and several obligation of the participant and a financial institution or broker approved by the Committee, to pay the balance of the purchase price upon such terms and conditions as may be specified from time to time by the Committee. For purposes of this Exhibit A, the "fair market value" of a share of Disney common stock shall be the average of the highest and lowest of the New York Stock Exchange composite tape market prices at which the stock shall have been sold regular way on the date as of which fair market value is to be determined or, if there shall be no such sale on such date, the next preceding day on which such a sale shall have occurred.

3. DURATION AND PERIOD FOR EXERCISE OF OPTIONS.

  Subject to earlier termination as provided in section 4 hereof, an option granted under the Plan shall expire ten years after the date the option is granted, unless otherwise provided by the Committee. The Committee shall

                                     B-1-6
specify at the time each option is granted, and shall state in the Stock Option Agreement, the time or times at which, and in what proportions, that option may be exercised prior to its expiration or earlier termination. Except as otherwise provided (a) by the Committee in the Stock Option Agreement or any amendment thereto or (b) in section 4 hereof: (i) no option may be exercised during the first year from the date it is granted; (ii) after one year from the date an option is granted, it may be exercised as to not more than 20% of the shares optioned; and (iii) after the expiration of the second, third, fourth and fifth years from the date the option is granted, it may be exercised as to no more than an additional 20% of such shares plus any shares as to which the option might theretofore have been exercised but shall not have been exercised; provided that the participant is employed with Disney or an Affiliate on each such vesting date or on a date no more than three months prior to such vesting date. The Committee shall also determine at the time each option is granted, and shall state in the Stock Option Agreement whether that option is to be treated as an incentive stock option.

4. CONDITIONS TO EXERCISE OF OPTIONS.

  Except as provided in section 3 and this section 4 or as otherwise may be provided by the Committee, no option may be exercised at any time unless the participant is then an employee of Disney or one of its Affiliates.

  The option of any participant whose employment by Disney or one of its Affiliates is terminated for any reason, shall terminate on the earlier of (a) the date that the option expires in accordance with its terms (including any terms required under Section 422 of the Code if the option is an incentive stock option) or (b) the expiration of such period after termination of employment as the Committee shall specify in the Stock Option Agreement, provided that such period shall not be less than: (i) twelve months if employment ceased due to permanent and total disability, (ii) eighteen months if employment ceased at a time when the optionee is eligible to elect immediate commencement of retirement benefits under a pension plan to which Disney or any of its Affiliates had made contributions, (iii) eighteen months if the participant died while employed by Disney or any of its Affiliates, or
(iv) three months if employment ceased for any other reason, except termination for cause (as described below). During such period as described above, except as otherwise specified in the Stock Option Agreement or in the event employment was terminated by the death of the participant, the option may be exercised by such participant in respect of the same number of shares, in the same manner, and to the same extent as if he had continued as an employee during the first three months of such period; but no additional rights shall vest after such three months. Notwithstanding the preceding two sentences and the second to last sentence of section 3 hereof, in the event of termination of employment or discharge of a participant for cause, as determined by the Committee in its sole discretion, the basis for which may, but need not be, specified in the Stock Option Agreement, then, subject to the terms of the Stock Option Agreement, any option or options held by such participant under the Plan, not theretofore exercised, shall terminate immediately upon such termination or discharge and may not be exercised thereafter. The Committee shall have authority to determine in each case whether an authorized leave of absence shall be deemed a termination of employment.

  Except as otherwise provided by the Committee, the option of any participant who died while employed by Disney or any of its Affiliates may be exercised by a legatee or legatees of that option under the participant's last will, or by such participant's executors, personal representatives or distributees, in respect of all or any part of the total number of shares under option to such participant under the Plan at the time of such participant's death (whether or not, at the time of death, the deceased participant would have been entitled, pursuant to the provisions of section 3 hereof, to exercise such option to the extent of all or any of the shares covered thereby). However, in the event of the death of the participant after the date of termination of employment with Disney or any of its Affiliates, then such deceased participant's option shall expire in accordance with its terms, the same as if such participant had not died. Except as otherwise provided by the Committee, prior to its expiration, the option of a participant who died after he severed employment with Disney or any of its Affiliates may be exercised by a legatee or legatees of that option under the participant's last will, or by such participant's executors, personal representatives, or distributees in respect to the same number of shares, in the same manner and to the same extent as if such participant were then living. The Committee may accelerate vesting and exercisability or waive exercisability or vesting conditions in such other circumstances as it deems appropriate.

                                     B-1-7

  For purposes hereof, the Committee shall have the sole power to make all determinations regarding the termination of any participant's employment, including, but not limited to, the effective time thereof for the purposes of this Plan, the cause(s) therefor and the consequences thereof. Unless otherwise provided by the Committee, if an entity ceases to be an Affiliate of Disney or otherwise ceases to be qualified under the Plan or if all or substantially all of the assets of an Affiliate of Disney are conveyed (other than by encumbrance), such cessation or action, as the case may be, shall be deemed for purposes hereof to be a termination of the employment of each employee of that entity.

5. METHOD OF EXERCISING OPTIONS.

  Any option granted under the Plan may be exercised by the participant, by a legatee or legatees of such option under such participant's last will, or by such participant's executors, personal representatives or distributees or such other persons as may be approved by the Committee by delivering to Disney at its main office (attention of its Secretary) written notice of the number of shares with respect to which the option is being exercised accompanied by full payment to Disney of the purchase price of the shares being purchased in accordance with section 2 hereof. Notwithstanding anything to the contrary contained herein, until the expiration of the phase-in period under new Rule 16b-3 under the Exchange Act (as generally effective May 1, 1991, and amendments thereto) any option granted under the Plan may be exercised during the participant's lifetime only by the participant or by such participant's guardian or legal representative.

6. INCENTIVE STOCK OPTIONS.

  (a) Award of ISOs. Incentive stock options may be granted only to those persons who are employees of Disney or any subsidiary corporation or parent corporation of Disney, within the meaning of Section 424 of the Code. Notwithstanding the foregoing, an incentive stock option shall not be granted to any such person if immediately after such grant he is the owner or would be deemed in accordance with Section 424 of the Code to be the owner of more than 10% of the total combined voting power or value of all classes of stock of Disney or any of its subsidiary or parent corporations.

  (b) Annual Limits. No incentive stock option shall be granted to a participant if as a result of which the aggregate fair market value (determined as of the date of grant) of the stock with respect to which incentive stock options are exercisable for the first time in any calendar year under the Plan, and any other stock option plans of Disney or any subsidiary or any parent corporation, would exceed $100,000, determined in accordance with Section 422 of the Code. This limitation shall be applied by taking options into account in the order in which granted.

  (c) Terms and Conditions; Nontransferability. Any incentive stock option granted under the Plan shall contain such terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee. Such terms, together with the terms of this Plan, shall be intended and interpreted to cause such incentive stock option to qualify as an "incentive stock option" under Section 422 of the Code. Such terms shall include a term of exercise of the option which is not greater than ten years from the date of grant, and additional limitations on the period of exercise of the option following termination of employment. An incentive stock option shall by its terms be nontransferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable, during the lifetime of a participant, only by such participant.

  (d) Disqualifying Dispositions. If shares of Disney common stock acquired by exercise of an incentive stock option are disposed of within two years following the date of grant or one year following the transfer of such shares to the participant upon exercise, the participant shall be required, within 30 days after such disposition, to notify Disney in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

                                     B-1-8

7. GRANT AND EXERCISE OF STOCK APPRECIATION RIGHTS ("SARS").

  (a) Award of SARs. The Committee may grant SARs to such optionees as the Committee may select from time to time, either on a free-standing basis (without regard to the grant of a stock option) or on a tandem basis (related to the grant of an underlying stock option). SARs granted on a free-standing basis may be awarded by the Committee for a number of shares, at a base price, upon terms for vesting and exercise and upon such other terms and conditions as are consistent with such comparable terms applicable to the grant of stock options under the Plan (including this Exhibit A), except to the extent specifically provided herein with respect to SARs. SARs granted on a tandem basis in connection with any stock option granted under the Plan (either at the time such option is granted or thereafter at any time prior to the exercise, termination or expiration of such option) shall be subject to the same terms and conditions as the related stock option and shall be exercisable only to the extent such option is exercisable. Upon exercise of a tandem SAR and surrender of a related stock option, the number of shares to be charged against the number of shares referred to in section 5 of the Plan shall be the number of shares subject to the surrendered stock options, and the number of shares shall be reduced accordingly. Upon exercise of a freestanding SAR, the number of shares to be charged against the number of shares referred to in section 5 of the Plan shall be the number of shares subject to the freestanding SARs so exercised, and the number of shares shall be reduced accordingly.

  (b) Amount of Payment Upon Exercise of SARs. An SAR shall entitle the recipient thereof to receive, subject to the provisions of the Plan and such rules and regulations as may be established by the Committee, a payment having an aggregate value equal to the product of (i) the excess of (A) the fair market value on the exercise date of one share over (B) the base price per share, times (ii) the number of shares called for by the SAR, or portion thereof, which is exercised. In the case of exercise of a tandem SAR, such payment shall be made in exchange for the surrender of the unexercised related stock option (or any portion or portions thereof which the recipient from time to time determines to surrender for this purpose).

  (c) Form of Payment Upon Exercise of SARs. The Committee shall, in its sole discretion, determine whether the payment upon exercise of an SAR shall be made in the form of all cash, all shares, or any combination thereof. The Committee may impose such restrictions upon the forms of payment upon exercise of an SAR as it may deem necessary or appropriate to comply with the requirements for exemption under Rule 16b-3 of the Exchange Act. If upon settlement of the exercise of an SAR a participant is to receive a portion of such payment in shares of Disney common stock, the number of shares shall be determined by dividing such portion by the fair market value of a share of Disney common stock on the exercise date. No fractional shares will be issued and the Committee shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

  With respect to tandem SARs granted in connection with previously granted stock options, the Committee shall provide that such SARs shall not be exercisable until the recipient completes six (6) months (or such longer period as the Committee shall determine) of service with Disney or any of its Affiliates immediately following the date of the SAR grant, except in the case of the death or disability of the recipient.

8. TRANSFERABILITY OF OPTIONS AND SARS.

  The Committee may provide, in the Stock Option or SAR Agreement, or any amendment thereto, evidencing the award, the extent to which a stock option or SAR granted under the Plan shall be transferable by the participant during his lifetime or upon his death. The terms and conditions of any such transferability shall be established by the Committee in accordance with the requirements of section 9(b) of the Plan. Incentive stock options shall not be transferable except as provided in section 6 hereof.

9. STOCK OPTION AND SAR AGREEMENTS.

  Each option or SAR awarded under the Plan shall be evidenced by a Stock Option Agreement or SAR Agreement (which need not be identical with other Stock Option or SAR Agreements) executed on behalf of

                                     B-1-9

Disney by a member of the Committee or by an officer designated by the Committee and by the optionee which shall set forth the terms and conditions of the option and SAR, if any (including, in the case of incentive stock options, such terms as shall be requisite in the judgment of the Committee pursuant to Section 422 of the Code), either expressly or by reference to the Plan and which may contain other provisions provided they are neither inconsistent with nor prohibited by the Plan. No modification of any Stock Option or SAR Agreement shall be effective unless explicitly set forth in a written instrument executed on behalf of Disney by a member of the Committee or by an officer designated by the Committee and, if adverse to the optionee, by the optionee. Except as provided in the immediately preceding sentence, no statement, undertaking or representation purporting to confer or affect any rights under the Plan, whether oral or written, made by any director, officer or employee of Disney or any Affiliate shall modify the terms of any Stock Option or SAR Agreement or constitute a grant of additional options or rights under the Plan.

10. GRANT OF OPTIONS IN SUBSTITUTION FOR PREVIOUSLY GRANTED OPTIONS; REPRICING OF PREVIOUSLY GRANTED OPTIONS.

  (a) Substitution of Options. Options may be granted in the discretion of the Committee in substitution for options previously granted pursuant to the Plan or any other stock option, stock incentive or incentive compensation plan of Disney, provided that any option so granted shall be exercisable at a new price which is not less than 100% of the fair market value of the common stock of Disney on the date on which the replacement options are granted. The Stock Option Agreement evidencing the replacement options may, in the discretion of the Committee, contain the same terms and conditions, including, without limitation, the same vesting schedule as the agreement evidencing the original award.

  (b) Repricing of Options. The Committee may, in its discretion, amend the terms of any Stock Option Agreement, with the consent of the affected participant, to provide that the option price of the shares remaining subject to the original award shall be reestablished at a price not less than 100% of the fair market value of the common stock of Disney on the effective date of the amendment. No modification of any other term or provision of any Stock Option Agreement which is amended in accordance with the foregoing shall be required, although the Committee may, in its discretion, make such further modifications of any such Stock Option Agreement as are not inconsistent with or prohibited by the Plan.

                                    B-1-10

                                                                   APPENDIX B-2

                            THE WALT DISNEY COMPANY

                AMENDED AND RESTATED 1990 STOCK INCENTIVE PLAN

1. PURPOSES.

  The purposes of the Amended and Restated 1990 Stock Incentive Plan (the "Plan") are to provide long-term incentives and rewards to employees of The Walt Disney Company ("Disney") and its Affiliates (as defined below) to assist Disney in attracting and retaining employees with experience and/or ability on a basis competitive with industry practices and to associate the interests of such employees with those of Disney's stockholders.

2. EFFECTIVE DATE.

  The Plan is effective as of the date it is adopted by the Board of Directors of Disney, subject to the approval of the Plan by the holders of at least a majority of the outstanding shares of Disney common stock present, or represented, and entitled to vote at the 1996 Special Meeting of Stockholders. Awards may be made under the Plan on and after its effective date subject to stockholder approval of the Plan as provided above. In the event such approval of the stockholders is not obtained, all awards granted under the Plan shall be null and void.

3. ADMINISTRATION OF THE PLAN.

  The Plan shall be administered by the Compensation Committee of the Board of Directors of Disney, or such other committee of the Board as may be directed by the Board (any such committee shall hereinafter be referred to as the "Committee"), and the Committee shall be so constituted as to permit the Plan to comply with the disinterested administration requirements under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the "outside director" requirement of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Members of the Committee shall serve at the pleasure of the Board of Directors of Disney.

  The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include exclusive authority (within the limitations described herein) to select the employees to be granted awards under the Plan, to determine the type, size and terms of awards to be made to each employee selected, to determine the time when awards will be granted, when they will vest, when they may be exercised and when they will be paid, to amend awards previously granted and to establish objectives and conditions, if any, for earning awards and whether awards will be paid after the end of the award period. The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable and to interpret same. The Committee's interpretation of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including Disney, its Affiliates, stockholders, any participants in the Plan and any other employee of Disney or any of its Affiliates.

  All employees of Disney and all employees of Disney's Affiliates shall be eligible to participate in the Plan. The Committee, in its sole discretion, shall from time to time designate from among the eligible employees those individuals who are to receive awards under and thereby become participants in the Plan. For purposes of the Plan, "Affiliate" shall mean any entity, as may from time to time be designated by the Committee, that is a subsidiary corporation of Disney (within the meaning of Section 424 of the Code), and each other entity directly or indirectly controlling or controlled by or under common control with Disney. For purposes of this definition, "control" means the power to direct the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meaning correlative to the foregoing.


                                     B-2-1

4. AWARDS.

  (a) Types. Awards under the Plan shall be made with reference to shares of Disney common stock and may include, but need not be limited to, stock options (including nonqualified stock options and incentive stock options qualifying under Section 422 of the Code), stock appreciation rights (including free-standing, tandem and limited stock appreciation rights), warrants, dividend equivalents, stock awards, restricted stock, phantom stock, performance shares or other securities or rights that the Committee determines to be consistent with the objectives and limitations of the Plan. The Committee may provide for the issuance of shares of Disney common stock as a stock award for no consideration other than services rendered or, to the extent permitted by applicable state law, to be rendered. In the event of an award under which shares of Disney common stock are or may in the future be issued for any other type of consideration, the amount of such consideration shall (i) be equal or greater than to the amount (such as the par value of such shares) required to be received by Disney in order to assure compliance with applicable state law and (ii) to the extent necessary to comply with Rule 16b-3 of the Exchange Act, be equal to or greater than 50% of the fair market value of such shares on the date of grant of such award. The Committee may make any other type of award which it shall determine is consistent with the objectives and limitations of the Plan.

  (b) Performance Goals. The Committee may, but need not, establish performance goals to be achieved within such performance periods as may be selected by it in its sole discretion, using such measures of the performance of Disney and/or its Affiliates as it may select.

  (c) Rules and Policies. The Committee may adopt from time to time written rules and policies implementing the Plan. Such rules and policies may include, but need not be limited to, the type, size and term of awards to be made to participants and the conditions for the exercise or payment of such awards. Rules relating to stock options and free-standing and tandem stock appreciation rights (as distinguished from all other awards, including, without limitation, warrants), attached hereto as Exhibit A, have been approved by the Committee, subject to the approval of the Disney stockholders. The rules set forth in Exhibit A may be amended by the Committee in accordance with the provisions and subject to the limitations set forth in Section 10 of the Plan. The Committee shall determine, in its sole discretion, the extent to which rules and policies that it may adopt in the future shall be subject to the approval of the Disney stockholders and/or limitations on the Committee's authority to amend such rules or policies.

  (d) Maximum Awards. An employee may be granted multiple awards under the Plan. The maximum number of shares of Disney common stock subject to awards of stock options, warrants and stock appreciation rights under the Plan, both individually and in the aggregate with respect to each such type of award, that may be granted during any period of five consecutive calendar years to any one individual shall be limited to 10,000,000. To the extent required by
Section 162(m) of the Code, awards subject to the foregoing limit that are cancelled or repriced shall not again be available for award under this limit. With respect to awards of stock, restricted stock, phantom stock, performance shares or other forms of award conveying a similar economic benefit (but excluding options, warrants and stock appreciation rights), the maximum number of shares of Disney common stock that may be awarded during any period of five consecutive calendar years to any one individual shall be 2,000,000, and the maximum number of shares of that may be awarded to all participants under the Plan shall be 10,000,000, in each such case on an individual and aggregate basis with respect to each of such types of award.

5. SHARES OF STOCK SUBJECT TO THE PLAN.

  The shares that may be delivered or purchased or used for reference purposes under the Plan shall not exceed an aggregate of 34,000,000 shares of Disney common stock. Any shares subject to an award which for any reason expires or is terminated unexercised as to such shares shall again be available for issuance under the Plan.

                                     B-2-2

6. PAYMENT OF AWARDS.

  The Committee shall determine the extent to which awards shall be payable in cash, shares of Disney common stock or any combination thereof. The Committee may determine that all or a portion of a payment to a participant under the Plan, whether it is to be made in cash, shares of Disney common stock or a combination thereof shall be deferred. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion.

7. VESTING.

  The Committee may determine that all or a portion of a payment to a participant under the Plan, whether it is to be made in cash, shares of Disney common stock or a combination thereof, shall be vested at such times and upon such terms as may be selected by it in its sole discretion.

8. DILUTION AND OTHER ADJUSTMENT.

  In the event of any change in the outstanding shares of Disney common stock by reason of any split, stock dividend, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change, such equitable adjustments shall be made in the Plan and the awards thereunder as the Committee determines are necessary or appropriate, including, if necessary, any adjustments in the number, kind or character of shares that may be subject to existing or future awards under the Plan (including by substitution of shares of another corporation including, without limitation, any successor of Disney), adjustments in the exercise, purchase or base price of an outstanding award and any adjustments in the maximum numbers of shares referred to in Section 4 or Section 5 of the Plan. All such adjustments shall be conclusive and binding for all purposes of the Plan.

9. MISCELLANEOUS PROVISIONS.

  (a) Rights as Stockholder. A participant under the Plan shall have no rights as a holder of Disney common stock with respect to awards hereunder, unless and until certificates for shares of such stock are issued to the participant.

  (b) Assignment or Transfer. No award under this Plan shall be transferrable by the participant or shall be subject in any manner to alienation, sale, transfer, assignment, pledge, encumbrance or charge (other than by or to Disney), except (i) by will or the laws of descent and distribution (with all references herein to the rights or duties of holders or participants to be deemed to include such beneficiaries or legal representatives of the holder or participant unless the context otherwise expressly requires); or (ii) subject to the prior approval of the Committee, for transfers to members of the participant's immediate family, charitable institutions, trusts whose beneficiaries are members of the participant's immediate family and/or charitable institutions, or to such other persons or entities as may be approved by the Committee, in each case subject to the condition that the Committee be satisfied that such transfer is being made for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration) being received therefor. Except as provided above, during the lifetime of a participant, awards hereunder are exercisable only by, and payable only to, the participant. Notwithstanding anything to the contrary contained herein, until the expiration of the phase-in period under new Rule 16b-3 under the Exchange Act (as generally effective May 1, 1991, and amendments thereto), any derivative security the grant of which is intended to be exempt from Section 16(b) under the Exchange Act shall not be transferable or exercisable other than as permitted by former Rule 16b-3(d)(1)(ii) under the Exchange Act.

  (c) Agreements. All awards granted under the Plan shall be evidenced by agreements in such form and containing such terms and conditions (not inconsistent with the Plan) as the Committee shall adopt.

                                     B-2-3

  (d) Compliance with Legal Regulations. During the term of the Plan and the term of any awards granted under the Plan, Disney will at all times reserve and keep available such number of shares as may be issuable under the Plan, and will seek to obtain from any regulatory body having jurisdiction, any requisite authority required in the opinion of counsel for Disney in order to grant shares of Disney common stock, or options to purchase such stock or other awards hereunder, and transfer, issue or sell such number of shares of common stock as shall be sufficient to satisfy the requirements of any options or other awards. If in the opinion of counsel for Disney the transfer, issue or sale of any shares of its stock under the Plan shall not be lawful for any reason, including the inability of Disney to obtain from any regulatory body having jurisdiction authority deemed by such counsel to be necessary to such transfer, issuance or sale, Disney shall not be obligated to transfer, issue or sell any such shares. In any event, Disney shall not be obligated to transfer, issue or sell any shares to any participant unless a registration statement which complies with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), is in effect at the time with respect to such shares or other appropriate action has been taken under and pursuant to the terms and provisions of the Securities Act and any other applicable securities laws, or Disney receives evidence satisfactory to the Committee that the transfer, issuance or sale of such shares, in the absence of an effective registration statement or other appropriate action, would not constitute a violation of the terms and provisions of the Securities Act. Disney's obligation to issue shares upon the exercise of any award granted under the Plan shall in any case be subject to Disney being satisfied that the shares purchased are being purchased for investment and not with a view to the distribution thereof, if at the time of such exercise a resale of such shares would otherwise violate the Securities Act in the absence of an effective registration statement relating to such shares.

  (e) Withholding Taxes. Disney shall have the right to deduct from all awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such awards and, with respect to awards paid in stock, to require the payment (through withholding from the participant's salary or otherwise) of any such taxes. The obligation of Disney to make delivery of awards in cash or Disney common stock shall be subject to currency or other restrictions imposed by any government.

  (f) No Rights to Award. No employee or other person shall have any right to be granted an award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of Disney or any of its subsidiaries or shall interfere with or restrict in any way the rights of Disney or any of its subsidiaries, which are hereby reserved, to discharge the employee at any time for any reason whatsoever, with or without good cause.

  (g) Costs and Expenses. The costs and expenses of administering the Plan shall be borne by Disney and not charged to any award nor to any employee receiving an award.

  (h) Funding of Plan. The Plan shall be unfunded. Disney shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under the Plan.

10. AMENDMENTS AND TERMINATION.

  (a) Amendments. The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any awards theretofore made under the Plan.

  Unless the holders of at least a majority of the outstanding shares of Disney common stock present, or represented, and entitled to vote at a meeting of stockholders shall have first approved thereof, no amendment of the Plan shall be effective which would (i) increase the maximum number of shares referred to in section 5 of the Plan or the maximum awards that may be granted pursuant to section 4(d) of the Plan to any one individual or (ii) extend the maximum period during which awards may be granted under the Plan. For purposes of this section 10 (a), any (A) cancellation and reissuance or (B) repricing of any awards made under the Plan at a new option price as provided in Exhibit A hereto shall not constitute an amendment of this Plan.

                                     B-2-4

  With the consent of the employee adversely affected, the Committee may amend outstanding agreements evidencing awards under the Plan in a manner not inconsistent with the terms of the Plan.

  (b) Termination. Unless the Plan shall theretofore have been terminated as above provided, the Plan (but not the awards theretofore granted under the Plan) shall terminate on and no awards shall be granted after November 26, 2000.

11. GOVERNING LAW.

  The validity and construction of the Plan and any agreements entered into thereunder shall be governed by the laws of the State of Delaware.

                                     B-2-5

                                                                      EXHIBIT A

                            THE WALT DISNEY COMPANY

                AMENDED AND RESTATED 1990 STOCK INCENTIVE PLAN

         RULES RELATING TO STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

  Pursuant to section 3 of the Plan and authority granted by the Board of Directors of Disney as of November 1, 1995, and subject to the approval of the Plan (including this Exhibit A) by the holders of at least a majority of the outstanding shares of Disney common stock present, or represented, and entitled to vote at the 1996 Special Meeting of Stockholders, the Committee herein sets forth rules under which stock options and stock appreciation rights may be granted to employees of Disney or its Affiliates under the Plan. All such grants are subject to the terms and provisions of the Plan. Defined terms used herein and not otherwise defined shall have the meanings set forth in the Plan.

1. AWARD OF OPTIONS.

  Subject to the provisions of the Plan, the Committee may from time to time, in its sole discretion, award to participants in the Plan stock options to purchase shares of common stock of Disney. In connection therewith, the Committee shall have full and final authority, inter alia, in its discretion, subject to the provisions of the Plan, (a) to determine the participants to whom options are to be awarded, (b) in the case of each option awarded, to determine whether the same shall be an incentive stock option pursuant to
Section 422 of the Code (an "incentive stock option"), or an option which does not qualify under such Section 422 (a "non-qualified option"), (c) to determine the number of shares subject to each option, (d) to determine the time or times at which options will be awarded, (e) to determine the option price of the shares subject to each option, which price shall not be less than the minimum specified in section 2 hereof, (f) to determine the time or times when each option becomes exercisable and to determine the duration of the exercise period and (g) to prescribe the form or forms of the instruments evidencing any options awarded under the Plan and the manner in which, and the form of consideration for which, the option price should be paid.

2. OPTION PRICE.

  The option price shall be determined by the Committee at the time any option is awarded and shall not be less than 100% of the fair market value of the common stock of Disney on the date on which the option is granted or the Stock Option Agreement (as described in section 9 hereof) is amended pursuant to section 10 hereof. Subject to certain limitations that may be imposed by the Committee to comply with the requirements for exemption under Rule 16b-3 of the Exchange Act or any other applicable rule, regulation or guideline, the option price shall be paid in cash (whether or not such cash is loaned by Disney to the participant for such purpose) or by the surrender, at the fair market value on the date on which the option is exercised, of shares of common stock of Disney, or by any combination of cash and such shares. The purchase price for shares being purchased upon exercise of non-qualified options may also be paid in any other manner approved by the Committee, including, without limitation, by delivery to Disney of (a) a cash amount which shall not be less than the par value of the common stock of Disney multiplied by the number of shares being purchased and (b) a binding, joint and several obligation of the participant and a financial institution or broker approved by the Committee, to pay the balance of the purchase price upon such terms and conditions as may be specified from time to time by the Committee. For purposes of this Exhibit A, the "fair market value" of a share of Disney common stock shall be the average of the highest and lowest of the New York Stock Exchange composite tape market prices at which the stock shall have been sold regular way on the date as of which fair market value is to be determined or, if there shall be no such sale on such date, the next preceding day on which such a sale shall have occurred.

3. DURATION AND PERIOD FOR EXERCISE OF OPTIONS.

  Subject to earlier termination as provided in section 4 hereof, an option granted under the Plan shall expire ten years after the date the option is granted, unless otherwise provided by the Committee. The Committee shall

                                     B-2-6
specify at the time each option is granted, and shall state in the Stock Option Agreement, the time or times at which, and in what proportions, that option may be exercised prior to its expiration or earlier termination. Except as otherwise provided (a) by the Committee in the Stock Option Agreement or any amendment thereto or (b) in section 4 hereof: (i) no option may be exercised during the first year from the date it is granted; (ii) after one year from the date an option is granted, it may be exercised as to not more than 20% of the shares optioned; and (iii) after the expiration of the second, third, fourth and fifth years from the date the option is granted, it may be exercised as to no more than an additional 20% of such shares plus any shares as to which the option might theretofore have been exercised but shall not have been exercised; provided that the participant is employed with Disney or an Affiliate on each such vesting date or on a date no more than three months prior to such vesting date. The Committee shall also determine at the time each option is granted, and shall state in the Stock Option Agreement whether that option is to be treated as an incentive stock option.

4. CONDITIONS TO EXERCISE OF OPTIONS.

  Except as provided in section 3 and this section 4 or as otherwise may be provided by the Committee, no option may be exercised at any time unless the participant is then an employee of Disney or one of its Affiliates.

  The option of any participant whose employment by Disney or one of its Affiliates is terminated for any reason, shall terminate on the earlier of (a) the date that the option expires in accordance with its terms (including any terms required under Section 422 of the Code if the option is an incentive stock option) or (b) the expiration of such period after termination of employment as the Committee shall specify in the Stock Option Agreement, provided that such period shall not be less than: (i) twelve months if employment ceased due to permanent and total disability, (ii) eighteen months if employment ceased at a time when the optionee is eligible to elect immediate commencement of retirement benefits under a pension plan to which Disney or any of its Affiliates had made contributions, (iii) eighteen months if the participant died while employed by Disney or any of its Affiliates, or
(iv) three months if employment ceased for any other reason, except termination for cause (as described below). During such period as described above, except as otherwise specified in the Stock Option Agreement or in the event employment was terminated by the death of the participant, the option may be exercised by such participant in respect of the same number of shares, in the same manner, and to the same extent as if he had continued as an employee during the first three months of such period; but no additional rights shall vest after such three months. Notwithstanding the preceding two sentences and the second to last sentence of section 3 hereof, in the event of termination of employment or discharge of a participant for cause, as determined by the Committee in its sole discretion, the basis for which may, but need not be, specified in the Stock Option Agreement, then, subject to the terms of the Stock Option Agreement, any option or options held by such participant under the Plan, not theretofore exercised, shall terminate immediately upon such termination or discharge and may not be exercised thereafter. The Committee shall have authority to determine in each case whether an authorized leave of absence shall be deemed a termination of employment.

  Except as otherwise provided by the Committee, the option of any participant who died while employed by Disney or any of its Affiliates may be exercised by a legatee or legatees of that option under the participant's last will, or by such participant's executors, personal representatives or distributees, in respect of all or any part of the total number of shares under option to such participant under the Plan at the time of such participant's death (whether or not, at the time of death, the deceased participant would have been entitled, pursuant to the provisions of section 3 hereof, to exercise such option to the extent of all or any of the shares covered thereby). However, in the event of the death of the participant after the date of termination of employment with Disney or any of its Affiliates, then such deceased participant's option shall expire in accordance with its terms, the same as if such participant had not died. Except as otherwise provided by the Committee, prior to its expiration, the option of a participant who died after he severed employment with Disney or any of its Affiliates may be exercised by a legatee or legatees of that option under the participant's last will, or by such participant's executors, personal representatives, or distributees in respect to the same number of shares, in the same manner and to the same extent as if such participant were then living. The Committee may accelerate vesting and exercisability or waive exercisability or vesting conditions in such other circumstances as it deems appropriate.

                                     B-2-7

  For purposes hereof, the Committee shall have the sole power to make all determinations regarding the termination of any participant's employment, including, but not limited to, the effective time thereof for the purposes of this Plan, the cause(s) therefor and the consequences thereof. Unless otherwise provided by the Committee, if an entity ceases to be an Affiliate of Disney or otherwise ceases to be qualified under the Plan or if all or substantially all of the assets of an Affiliate of Disney are conveyed (other than by encumbrance), such cessation or action, as the case may be, shall be deemed for purposes hereof to be a termination of the employment of each employee of that entity.

5. METHOD OF EXERCISING OPTIONS.

  Any option granted under the Plan may be exercised by the participant, by a legatee or legatees of such option under such participant's last will, or by such participant's executors, personal representatives or distributees or such other persons as may be approved by the Committee by delivering to Disney at its main office (attention of its Secretary) written notice of the number of shares with respect to which the option is being exercised accompanied by full payment to Disney of the purchase price of the shares being purchased in accordance with section 2 hereof. Notwithstanding anything to the contrary contained herein, until the expiration of the phase-in period under new Rule 16b-3 under the Exchange Act (as generally effective May 1, 1991, and amendments thereto) any option granted under the Plan may be exercised during the participant's lifetime only by the participant or by such participant's guardian or legal representative.

6. INCENTIVE STOCK OPTIONS.

  (a) Award of ISOs. Incentive stock options may be granted only to those persons who are employees of Disney or any subsidiary corporation or parent corporation of Disney, within the meaning of Section 424 of the Code. Notwithstanding the foregoing, an incentive stock option shall not be granted to any such person if immediately after such grant he is the owner or would be deemed in accordance with Section 424 of the Code to be the owner of more than 10% of the total combined voting power or value of all classes of stock of Disney or any of its subsidiary or parent corporations.

  (b) Annual Limits. No incentive stock option shall be granted to a participant if as a result of which the aggregate fair market value (determined as of the date of grant) of the stock with respect to which incentive stock options are exercisable for the first time in any calendar year under the Plan, and any other stock option plans of Disney or any subsidiary or any parent corporation, would exceed $100,000, determined in accordance with Section 422 of the Code. This limitation shall be applied by taking options into account in the order in which granted.

  (c) Terms and Conditions; Nontransferability. Any incentive stock option granted under the Plan shall contain such terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee. Such terms, together with the terms of this Plan, shall be intended and interpreted to cause such incentive stock option to qualify as an "incentive stock option" under Section 422 of the Code. Such terms shall include a term of exercise of the option which is not greater than ten years from the date of grant, and additional limitations on the period of exercise of the option following termination of employment. An incentive stock option shall by its terms be nontransferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable, during the lifetime of a participant, only by such participant.

  (d) Disqualifying Dispositions. If shares of Disney common stock acquired by exercise of an incentive stock option are disposed of within two years following the date of grant or one year following the transfer of such shares to the participant upon exercise, the participant shall be required, within 30 days after such disposition, to notify Disney in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

                                     B-2-8

7. GRANT AND EXERCISE OF STOCK APPRECIATION RIGHTS ("SARS").

  (a) Award of SARs. The Committee may grant SARs to such optionees as the Committee may select from time to time, either on a free-standing basis (without regard to the grant of a stock option) or on a tandem basis (related to the grant of an underlying stock option). SARs granted on a free-standing basis may be awarded by the Committee for a number of shares, at a base price, upon terms for vesting and exercise and upon such other terms and conditions as are consistent with such comparable terms applicable to the grant of stock options under the Plan (including this Exhibit A), except to the extent specifically provided herein with respect to SARs. SARs granted on a tandem basis in connection with any stock option granted under the Plan (either at the time such option is granted or thereafter at any time prior to the exercise, termination or expiration of such option) shall be subject to the same terms and conditions as the related stock option and shall be exercisable only to the extent such option is exercisable. Upon exercise of a tandem SAR and surrender of a related stock option, the number of shares to be charged against the number of shares referred to in section 5 of the Plan shall be the number of shares subject to the surrendered stock options, and the number of shares shall be reduced accordingly. Upon exercise of a freestanding SAR, the number of shares to be charged against the number of shares referred to in section 5 of the Plan shall be the number of shares subject to the freestanding SARs so exercised, and the number of shares shall be reduced accordingly.

  (b) Amount of Payment Upon Exercise of SARs. An SAR shall entitle the recipient thereof to receive, subject to the provisions of the Plan and such rules and regulations as may be established by the Committee, a payment having an aggregate value equal to the product of (i) the excess of (A) the fair market value on the exercise date of one share over (B) the base price per share, times (ii) the number of shares called for by the SAR, or portion thereof, which is exercised. In the case of exercise of a tandem SAR, such payment shall be made in exchange for the surrender of the unexercised related stock option (or any portion or portions thereof which the recipient from time to time determines to surrender for this purpose).

  (c) Form of Payment Upon Exercise of SARs. The Committee shall, in its sole discretion, determine whether the payment upon exercise of an SAR shall be made in the form of all cash, all shares, or any combination thereof. The Committee may impose such restrictions upon the forms of payment upon exercise of an SAR as it may deem necessary or appropriate to comply with the requirements for exemption under Rule 16b-3 of the Exchange Act. If upon settlement of the exercise of an SAR a participant is to receive a portion of such payment in shares of Disney common stock, the number of shares shall be determined by dividing such portion by the fair market value of a share of Disney common stock on the exercise date. No fractional shares will be issued and the Committee shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

  With respect to tandem SARs granted in connection with previously granted stock options, the Committee shall provide that such SARs shall not be exercisable until the recipient completes six (6) months (or such longer period as the Committee shall determine) of service with Disney or any of its Affiliates immediately following the date of the SAR grant, except in the case of the death or disability of the recipient.

8. TRANSFERABILITY OF OPTIONS AND SARS.

  The Committee shall provide, in the Stock Option or SAR Agreement, or any amendment thereto, evidencing the award, the extent to which a stock option or SAR granted under the Plan shall be transferable by the participant during his lifetime or upon his death. The terms and conditions of any such transferability shall be established by the Committee in accordance with the requirements of section 9(b) of the Plan. Incentive stock options shall not be transferable except as provided in section 6 hereof.

9. STOCK OPTION AND SAR AGREEMENTS.

  Each option or SAR awarded under the Plan shall be evidenced by a Stock Option Agreement or SAR Agreement (which need not be identical with other Stock Option or SAR Agreements) executed on behalf of

                                     B-2-9

Disney by a member of the Committee or by an officer designated by the Committee and by the optionee which shall set forth the terms and conditions of the option and SAR, if any (including, in the case of incentive stock options, such terms as shall be requisite in the judgment of the Committee pursuant to Section 422 of the Code), either expressly or by reference to the Plan and which may contain other provisions provided they are neither inconsistent with nor prohibited by the Plan. No modification of any Stock Option or SAR Agreement shall be effective unless explicitly set forth in a written instrument executed on behalf of Disney by a member of the Committee or by an officer designated by the Committee and, if adverse to the optionee, by the optionee. Except as provided in the immediately preceding sentence, no statement, undertaking or representation purporting to confer or affect any rights under the Plan, whether oral or written, made by any director, officer or employee of Disney or any Affiliate shall modify the terms of any Stock Option or SAR Agreement or constitute a grant of additional options or rights under the Plan.

10. GRANT OF OPTIONS IN SUBSTITUTION FOR PREVIOUSLY GRANTED OPTIONS; REPRICING OF PREVIOUSLY GRANTED OPTIONS.

  (a) Substitution of Options. Options may be granted in the discretion of the Committee in substitution for options previously granted pursuant to the Plan or any other stock option, stock incentive or incentive compensation plan of Disney, provided that any option so granted shall be exercisable at a new price which is not less than 100% of the fair market value of the common stock of Disney on the date on which the replacement options are granted. The Stock Option Agreement evidencing the replacement options may, in the discretion of the Committee, contain the same terms and conditions, including, without limitation, the same vesting schedule as the agreement evidencing the original award.

  (b) Repricing of Options. The Committee may, in its discretion, amend the terms of any Stock Option Agreement, with the consent of the affected participant, to provide that the option price of the shares remaining subject to the original award shall be reestablished at a price not less than 100% of the fair market value of the common stock of Disney on the effective date of the amendment. No modification of any other term or provision of any Stock Option Agreement which is amended in accordance with the foregoing shall be required, although the Committee may, in its discretion, make such further modifications of any such Stock Option Agreement as are not inconsistent with or prohibited by the Plan.

                                    B-2-10

                                                                    APPENDIX C


                                                          November 13, 1995

  The Walt Disney Company
  500 South Buena Vista Street
  Burbank, CA 91521

  Dear Sirs:

    We understand that The Walt Disney Company ("Disney") and Capital Cities/ABC, Inc. ("CapCities/ABC") have entered into an Amended and Restated Agreement and Plan of Reorganization, dated as of July 31, 1995, (the "Reorganization Agreement") pursuant to which (i) a new holding company will be formed, which will be renamed "The Walt Disney Company" ("New Disney"), (ii) newly formed subsidiaries of New Disney will be merged with and into each of Disney and CapCities/ABC, (iii) each share of Disney common stock will be converted into one share of New Disney common stock and (iv) each share of CapCities/ABC common stock will be converted into either New Disney common stock or cash, or a combination thereof, based on each stockholder's election and subject to certain proration provisions, such that in the aggregate CapCities/ABC stockholders will receive the value equivalent of one share of Disney common stock, plus $65 in cash per share of CapCities/ABC (the "Transaction"). You have provided us with the Joint Proxy Statement/Prospectus, which includes the Reorganization Agreement, in substantially the form to be sent to the shareholders of Disney and CapCities/ABC, respectively (the "Proxy Statement").

    You have asked us to render our opinion as to whether the Transaction is fair, from a financial point of view, to the stockholders of Disney.

    In the course of our analyses for rendering this opinion, we have:

       1. reviewed the Proxy Statement;
       2. reviewed CapCities/ABC's Annual Reports to Shareholders and Annual Reports on Form 10-K for the fiscal years ended December 31, 1992 through 1994, and its Quarterly Reports on Form 10-Q for the periods ended April 2, July 2, and October 1, 1995;

       3. reviewed certain historical financial statements and certain budget financial statements by business segments of CapCities/ABC, provided to us by CapCities/ABC management;

       4. reviewed Disney's Annual Reports to Stockholders and Annual Reports on Form 10-K for the fiscal years ended September 30, 1992 through 1994, and its Quarterly Reports on Form 10-Q for the periods ended December 31, 1994, and March 31 and June 30, 1995;

       5. reviewed certain operating and financial information, provided to us by Disney management relating to Disney's and CapCities/ABC's businesses and prospects, including financial forecasts of Disney and CapCities/ABC, respectively, prepared by Disney management;

       6. met with CapCities/ABC's Chief Financial Officer to discuss CapCities/ABC's historical and certain budget financial statements by business segment;

LOGO

     7. met with certain members of Disney's senior management to discuss its operations, historical financial statements and future prospects;

     8. reviewed the pro forma financial impact of the Transaction on the stockholders of Disney;

     9. reviewed the historical prices and trading volumes of the common stock of CapCities/ABC and Disney;

    10. reviewed certain publicly available financial data and stock market performance data of companies which we deemed generally comparable to CapCities/ABC and/or Disney;

    11. reviewed the terms of certain other recent acquisitions of companies and businesses which we deemed generally comparable to CapCities/ABC and its component businesses; and

    12. conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

In the course of our review, we have relied upon and assumed without independent verification the accuracy and completeness of the financial and other information provided to us by CapCities/ABC and Disney, as well as the SEC filings of CapCities/ABC and Disney respectively. With respect to the financial forecasts provided to us by CapCities/ABC and Disney, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of CapCities/ABC and Disney as to the expected future performance of CapCities/ABC and Disney, respectively. We have not assumed any responsibility for the information or financial forecasts provided to us and we have further relied upon the assurances of the managements of CapCities/ABC and Disney that they are unaware of any facts that would make the information or financial forecasts provided to us incomplete or misleading. In arriving at our opinion, we have not performed or obtained any appraisals of the assets of CapCities/ABC or Disney and, except as described in paragraphs 3, 5 and 6 above, we have not had discussions with management or employees of CapCities/ABC regarding CapCities/ABC's operations, historical financial statements and future prospects or had access to financial forecasts of CapCities/ABC prepared by CapCities/ABC. Our opinion is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof.

  Based on the foregoing, it is our opinion that, as of this date, the Transaction is fair, from a financial point of view, to the stockholders of Disney.

  We have acted as financial advisor to Disney in connection with the Transaction and will receive a fee for such services.

                                          Very truly yours,

                                          Bear, Stearns & Co. Inc.

                                                    /s/ David H. Glaser
                                          By __________________________________
                                                     Managing Director

                                                                     APPENDIX D

                 [LETTERHEAD OF ALLEN & COMPANY INCORPORATED]

                                                                  July 31, 1995

Members of the Board of Directors
Capital Cities/ABC, Inc.
77 West 66th Street
New York, New York 10023-6298

Ladies and Gentlemen:

  You have requested our opinion, as of this date, as to the fairness, from a financial point of view, to the holders of the outstanding shares of Common Stock, par value $0.10 per share (the "Company's Common Stock"), of Capital Cities/ABC, Inc., a New York corporation (the "Company"), of the consideration to be received by such holders in connection with the Proposed Transaction hereinafter referred to.

  Pursuant to the Agreement and Plan of Reorganization (the "Reorganization Agreement"), to be entered into as of July 31, 1995, by and between the Company and The Walt Disney Company, a Delaware corporation (the "Purchaser"), the Company will enter into a business combination transaction pursuant to which a newly-formed holding company (the "Holding Company") will acquire all of the common stock of each of the Company and the Purchaser (the "Proposed Transaction"). Unless otherwise specifically defined herein, all capitalized terms used herein shall have the meanings ascribed to such terms in the Reorganization Agreement.

  Pursuant to the terms, and subject to the conditions contained in, the Reorganization Agreement, among other things, (i) each share of the Purchasers's common stock issued and outstanding as of the Effective Time will be converted into one share of common stock of the Holding Company (the "Holding Company's Common Stock") and (ii) each share of the Company's Common Stock issued and outstanding as of the Effective Time will be converted into the right to receive, subject to proration, consideration in the form of cash (the "Cash Consideration") and/or shares of the Holding Company's Common Stock (the "Stock Consideration"). The Reorganization Agreement provides the Company's stockholders with the ability to elect to receive either the Cash Consideration or the Stock Consideration, subject to proration. We understand that the aggregate Cash Consideration and Stock Consideration to be issued to the holders of the Company's Common Stock in connection with the Proposed Transaction will be the product of (i) $65.00 plus one share of the Holding Company's Common Stock and (ii) the number of shares of the Company's Common Stock outstanding as of the Effective Time, subject to an increase in the Cash Consideration component in certain events at the election of the Purchaser as described in the Reorganization Agreement.

  We understand that all approvals required for the consummation of the Proposed Transaction have been or, prior to consummation of the Proposed Transaction, will be obtained. As you know Allen & Company Incorporated will receive a fee for its services to the Company pursuant to the Engagement Letter Agreement dated July 30, 1995 by and between the Company and Allen & Company Incorporated.

  In arriving at our opinion, we have among other things:

    (i) reviewed the terms and conditions of the Reorganization Agreement (which prior to the delivery of this opinion has not been executed by the parties);

    (ii) analyzed publicly available historical business and financial information relating to the Company, as presented in documents filed with the Securities and Exchange Commission, including the Company's

  Annual Report to Stockholders and Annual Report on Form 10-K for its fiscal year ended December 31, 1994 and the Company's Quarterly Report on Form 10-Q for its quarter ended April 2, 1995;

    (iii) analyzed publicly available historical business and financial information relating to the Purchaser as presented in documents filed with the Securities and Exchange Commission, including the Purchaser's Annual Report to Stockholders and Annual Report on Form 10-K for its fiscal year ended September 30, 1994 and the Purchaser's Quarterly Report on Form 10-Q for its quarter ended March 31, 1995;

    (iv) reviewed drafts of the Company's and the Purchaser's Quarterly Reports on Form 10-Q for their respective fiscal quarters ended June 30, 1995;

    (v) reviewed certain financial forecasts and other data provided to us by the Company and the Purchaser relating to their respective businesses for their fiscal years ending December 31, 1995 and September 30, 1995, respectively;

    (vi) conducted discussions with certain members of the senior management of the Company and the Purchaser with respect to the financial condition, business, operations, strategic objectives and prospects of the Company and the Purchaser, respectively;

    (vii) reviewed and analyzed public information, including certain stock market data and financial information relating to selected public companies which we deemed generally comparable to the Company and the Purchaser;

    (viii) reviewed the trading history of the Company's Common Stock and the Purchaser's common stock, including each company's respective performance in comparison to market indices and to selected companies in comparable businesses;

    (ix) reviewed public financial and transaction information relating to merger and acquisition transactions we deemed to be comparable to the Proposed Transaction; and

    (x) conducted such other financial analyses and investigations as we deemed necessary or appropriate for the purposes of the opinion expressed herein.

  In rendering our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information respecting the Company and the Purchaser and any other information provided to us, and we have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets of the Company. With respect to the financial forecasts referred to above, we have assumed that they have been reasonably prepared on a basis reflecting the best currently available judgments of the management of the Company and the Purchaser as to the future financial performance of the Company and the Purchaser, respectively.

  In addition to our review and analysis of the specific information set forth above, our opinion herein reflects and gives effect to our assessment of general economic, monetary and market conditions existing as of the date hereof as they may affect the business and prospects of the Company.

  In connection with the preparation of this opinion, we have not been authorized by the Company or its Board of Directors to solicit, nor have we solicited, third party indications of interest for the acquisition of all or any part of the Company. Furthermore, the opinion rendered herein does not constitute a recommendation of the Proposed Transaction over any other alternative transactions which may be available to the Company.

  The opinion rendered herein does not constitute a recommendation by our firm that any stockholder of the Company accept the Cash Consideration over the Stock Consideration or any other alternative consideration which may be available pursuant to the Reorganization Agreement. We have not specifically analyzed the impact on any individual Company stockholder of exercising the election contemplated by the Reorganization Agreement to receive either form of consideration because we believe that selling stockholders would make such election only after appropriate consultation with their respective tax planning advisors with respect to a detailed analysis of specific tax consequences of electing any blend of consideration made available by the Reorganization Agreement.

  Based on and subject to the foregoing, we are of the opinion that, as of this date, the consideration to be received by the holders of the Company's Common Stock pursuant to the Proposed Transaction is fair to such holders from a financial point of view.

                                          Very truly yours,

                                          ALLEN & COMPANY INCORPORATED

                                                  /s/ Enrique F. Senior
                                          By: _________________________________
                                                    ENRIQUE F. SENIOR
                                                    MANAGING DIRECTOR

                                                                     APPENDIX E
                       NEW YORK BUSINESS CORPORATION LAW

  Section 623. PROCEDURE TO ENFORCE SHAREHOLDER'S RIGHT TO RECEIVE PAYMENT FOR SHARES.

  (a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

  (b) Within ten days after the shareholders' authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

  (c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

  (d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has right to dissent, held of record by such nominee or fiduciary.

  (e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

  (f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holders of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of the transfer.

  (g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders' authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by
(1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders' authorization for or consent to the proposed corporate action the shareholder were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

  (h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

    (1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

    (2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

    (3) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

    (4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

    (5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

    (6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date of the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

    (7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any party of the costs, expenses and fees incurred by any or all of the dissenting shareholder who are parties to the proceeding against the corporation if the court finds any of the following:
  (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount of the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

    (8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificate for any such shares represented by certificates.

  (i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

  (j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

    (1) Withdraw his notice of election, which shall in such event to be deemed withdrawn with the written consent of the corporation; or

    (2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

    (3) The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

  (k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

  (l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

  (m) This section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations).

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify its directors, officers, employees and agents under certain circumstances. New Disney's Certificate of Incorporation (the "Certificate") and bylaws (the "Bylaws") provide that New Disney shall indemnify, to the full extent authorized or permitted by law (as now or hereafter in effect), any person made, or threatened to be made, a defendant or a witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of New Disney or by reason of the fact that such director or officer, at the request of New Disney is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. The Certificate and Bylaws further provide that New Disney may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of New Disney or is serving at the request of New Disney as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not New Disney would have the power to indemnify him against such liability under the provisions of law. In addition, the Certificate and the Bylaws provide that New Disney may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or similar arrangements), as well as enter into contracts providing for indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any and all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere. Moreover, the Certificate further provides that no director of New Disney shall be personally liable to New Disney or its stockholders for monetary damages for any breach of fiduciary duty as a director, except a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to New Disney or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for liability under Section 174 of the DGCL (involving certain unlawful dividends or stock repurchases); or (iv) any transaction from which the director derived an improper personal benefit.

  New Disney maintains an officer's and director's liability insurance policy insuring its officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring New Disney under certain circumstances, in the event that indemnification payments are made by New Disney to such officers and directors.

  New Disney expects to enter into indemnification agreements (the "Indemnification Agreements") with certain of its directors and officers (individually, the "Indemnitee"). The Indemnification Agreements, among other things, provide for indemnification to the fullest extent permitted by law against any and all expenses, judgements, fines, penalties and amounts paid in settlement of any claim. The Indemnification Agreements provide for the prompt advancement of all expenses to the Indemnitee and for reimbursement to New Disney if it is found that such Indemnitee is not entitled to such indemnification under applicable law. The Indemnification Agreements also provide that after a Change in Control (as defined in the Indemnification Agreements) of New Disney which is not approved by the New Disney Board of Directors, all determinations regarding a right to indemnity and the right to advancement of expenses shall be made by independent legal counsel selected by the Indemnitee and approved by the Board of Directors. In addition, in the event of a Potential Change In Control (as defined in the Indemnification Agreements), the Indemnitee may require New Disney to establish a trust for his or her benefit and to fund such trust in amounts reasonably anticipated or proposed to be paid to satisfy New Disney's indemnification obligations under the Indemnification Agreements.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

 EXHIBIT
 NUMBER  DESCRIPTION
 ------- -----------
   2.1   Amended and Restated Plan of Reorganization, dated as of July 31,
         1995, among The Walt Disney Company and Capital Cities/ABC, Inc.
         (attached as Appendix A-1 to the Joint Proxy Statement/Prospectus
         included in this Registration Statement).
   2.2   Form of Plan and Agreement of Merger among The Walt Disney Company,
         DCA Merger Corp. and the Registrant (attached as Appendix A-2 to the
         Joint Proxy Statement/Prospectus included in this Registration
         Statement).
   2.3   Form of Plan and Agreement of Merger among Capital Cities/ABC, Inc.,
         DCB Merger Corp. and the Registrant (attached as Appendix A-3 to the
         Joint Proxy Statement/Prospectus included in this Registration
         Statement).
   3.1   Restated Certificate of Incorporation of the Registrant.
   3.2   Amended Bylaws of the Registrant.
   4.1   Form of Registration Rights Agreement entered into or to be entered into with certain stockholders of the Registrant. Incorporated by reference from the Current Report on Form 8-K of The Walt Disney
         Company dated July 31, 1995 (File No. 1-4083).
   4.2   Rights Agreement dated as of November 8, 1995 between New Disney and
         The Bank of New York, as rights agent.
   4.3   364-Day Credit Agreement, dated as of October 31, 1995, among New
         Disney, as Borrower, Citicorp USA, Inc., as Administrative Agent,
         Credit Suisse, as Co-Administrative Agent and the Financial
         Institutions named therein.
   4.4   Five-Year Credit Agreement, dated as of October 31, 1995, among New
         Disney, as Borrower, Citicorp USA, Inc., as Administrative Agent,
         Credit Suisse, as Co-Administrative Agent and the Financial
         Institutions named therein.
   5.1   Opinion of Dewey Ballantine as to the legality of the securities.
   8.1   Opinion of Dewey Ballantine regarding certain Federal income tax matters.
   8.2   Opinion of Cravath, Swaine & Moore regarding certain Federal income tax matters.
  23.1   Consent of Price Waterhouse LLP.
  23.2   Consent of Ernst & Young LLP.
  23.3   Consent of Bear, Stearns & Co., Inc.
  23.4   Consent of Allen & Company Incorporated.
  23.5   Consent of Dewey Ballantine (included in its opinions filed as
         Exhibits 5.1 and 8.1).
  23.6   Consent of Cravath, Swaine & Moore (included in its opinion filed as
         Exhibit 8.2).
  23.7   Consent of Reveta F. Bowers.
  23.8   Consent of Roy E. Disney.
  23.9   Consent of Michael D. Eisner.
  23.10  Consent of Stanley P. Gold.
  23.11  Consent of Ignacio E. Lozano, Jr.
  23.12  Consent of George J. Mitchell.
  23.13  Consent of Thomas S. Murphy.
  23.14  Consent of Richard A. Nunis.
  23.15  Consent of Michael Ovitz.

 EXHIBIT
 NUMBER  DESCRIPTION
 ------- -----------
  23.16  Consent of Sidney Poitier.
  23.17  Consent of Irwin E. Russell.
  23.18  Consent of Robert A.M. Stern.
  23.19  Consent of E. Cardon Walker.
  23.20  Consent of Raymond L. Watson.
  23.21  Consent of Gary L. Wilson.
  24.1   Powers of Attorney (included on the signature page of this
         Registration Statement).
  99.1   Form of Proxy for holders of The Walt Disney Company Common Stock.
  99.2   Form of Proxy for participants in The Walt Disney Company Salaried
         Savings and Investment Plan.
  99.3   Form of Proxy for holders of Capital Cities/ABC, Inc. Common Stock.
  99.4   Form of Letter to Stockholders of The Walt Disney Company.
  99.5   Form of Notice of Special Meeting of Stockholders to the holders of
         The Walt Disney Company Common Stock.
  99.6   Form of Letter to Shareholders of Capital Cities/ABC, Inc.
  99.7   Form of Notice of Special Meeting of Shareholders to the holders of
         Capital Cities/ABC, Inc. Common Stock.

ITEM 22. UNDERTAKINGS

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (6) That, every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415 thereunder, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

  Each person whose signature appears below constitutes and appoints Sanford
M. Litvack, Stephen F. Bollenbach and David K. Thompson his or her true and lawful attorney-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BURBANK, STATE OF CALIFORNIA, ON THE 13TH DAY OF NOVEMBER, 1995.

                                          DC HOLDCO, INC.

                                                  /s/ Sanford M. Litvack
                                          By___________________________________
                                                    SANFORD M. LITVACK
                                                         PRESIDENT

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURES                        TITLE                 DATE

   /s/ Sanford M. Litvack      President and a           November 13, 1995
-----------------------------   Director
     SANFORD M. LITVACK

  /s/ Stephen F. Bollenbach    Senior Executive          November 13, 1995
-----------------------------   Vice President and
    STEPHEN F. BOLLENBACH       Chief Financial
                                Officer

     /s/ John J. Garand        Senior Vice               November 13, 1995
-----------------------------   President--Planning
       JOHN J. GARAND           and Control (Chief
                                Accounting Officer)

    /s/ David K. Thompson      Director                  November 13, 1995
-----------------------------
      DAVID K. THOMPSON

     /s/ Marsha L. Reed        Director                  November 13, 1995
-----------------------------
       MARSHA L. REED